UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NIGHTSTAR THERAPEUTICS PLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Ordinary Shares, nominal value GBP 0.01 per share, of Nightstar Therapeutics plc
(2)

Aggregate number of securities to which transaction applies:

The maximum number of Ordinary Shares to which this transaction applies is estimated to be 35,746,942 shares, which consists of, as at 28 February 2019, (A) 33,483,821 Ordinary Shares issued and outstanding; (B) 2,253,121 Ordinary Shares issuable upon the exercise of options to purchase Ordinary Shares with exercise prices below the per share consideration of USD 25.50; and (C) 10,000 Ordinary Shares issuable upon or which will vest upon the exercise of certain outstanding share awards to purchase Ordinary Shares underlying restricted stock units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of (A) 33,483,821 Ordinary Shares issued and outstanding multiplied by USD 25.50 per share; (B) options to purchase 2,253,121 Ordinary Shares with exercise prices below USD 25.50 per share multiplied by USD 10.34 (the difference between USD 25.50 and the weighted average exercise price of USD 15.16 per share); and (C) 10,000 Ordinary Shares underlying restricted stock units multiplied by USD 25.50 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by .0001212.

	(4)	Proposed maximum aggregate value of transaction: USD 877,385,478.46
	(5)	Total fee paid: USD 106,339.12

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED 18 MARCH 2019

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. THIS DOCUMENT CONTAINS A PROPOSAL WHICH, IF IMPLEMENTED, WILL RESULT IN THE CANCELLATION OF THE LISTING OF NIGHTSTAR THERAPEUTICS PLC’S ADSs ON THE NASDAQ GLOBAL SELECT MARKET. PART II (EXPLANATORY STATEMENT) OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE COMPANIES ACT 2006.

If you are in any doubt as to the action you should take, you should consult your stockbroker, bank manager, attorney, solicitor, accountant or other independent professional adviser who, if you are taking advice in the United Kingdom, is authorised pursuant to the Financial Services and Markets Act 2000 or, if you are in a territory outside the United Kingdom, is an appropriately authorised independent financial adviser.

If you sell, or have sold or otherwise transferred all of your Nightstar Shares or Nightstar ADSs, please send this document (but not any accompanying personalised documents) at once to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. If you have sold or otherwise transferred part of your holding of Nightstar Shares or Nightstar ADSs, please consult the bank, stockbroker or other agent through whom the sale or transfer was effected.

The distribution of this document in jurisdictions other than the United Kingdom and United States may be restricted by the laws of those jurisdictions, and therefore persons into whose possession this document and any accompanying documents come should inform themselves about, and observe, any such restrictions. Any failure to comply with those restrictions may constitute a violation of the securities laws of any such jurisdiction.

The accompanying Forms of Proxy and ADS Voting Instruction Card are personalised. If you have recently purchased or been transferred Nightstar Shares or Nightstar ADSs, you should contact Nightstar’s registrars, Computershare, on the telephone number set out on page xvii of this document to obtain replacements for these documents.

Recommended acquisition of

NIGHTSTAR THERAPEUTICS PLC

by

TUNGSTEN BIDCO LIMITED

A WHOLLY-OWNED SUBSIDIARY OF

BIOGEN SWITZERLAND HOLDINGS GMBH

to be effected by means of a

scheme of arrangement under Part 26 of

the Companies Act 2006

Nightstar Shareholders and Nightstar ADS Holders should read carefully the whole of this document and the accompanying Forms of Proxy (or, if applicable, the ADS Voting Instruction Card). Your attention is drawn to the letter from the Chairman of Nightstar in Part I (Letter from the Chairman of Nightstar Therapeutics plc) of this document, which contains the unanimous recommendation of the Nightstar Directors that you vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution to be proposed at the General Meeting. An explanatory statement explaining the Scheme in greater detail is set out in Part II (Explanatory Statement) of this document.

Notices of the Court Meeting and the General Meeting, both of which are to be held at the offices of Nightstar’s solicitors, Skadden, at 40 Bank Street, London E14 5DS on                  2019, are set out at the beginning of this document. The Court Meeting will start at          a.m. and the General Meeting will start at          a.m. (or as soon thereafter as the Court Meeting has been concluded or adjourned).

The action to be taken by Nightstar Shareholders in respect of the Court Meeting and General Meeting is set out on pages xviii and xix. Whether or not you intend to be present at the Court Meeting and/or the General Meeting, please complete and sign both Forms of Proxy accompanying this document, BLUE for the Court Meeting and WHITE for the General Meeting, in accordance with the instructions set out on pages vi to viii of this document (Notice of Court Meeting) and pages ix to xiii of this document (Notice of General Meeting) of this document and return them using the prepaid envelope provided to Nightstar’s registrars, Computershare, as soon as possible, and in any event so as to be received by Computershare at The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom not later than          a.m. on                  2019 in the case of the Court Meeting and not later than          a.m. on                  2019 in the case of the General Meeting or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting. Alternatively, the Form of Proxy for the Court Meeting (but not the General Meeting) may be handed to the Chairman of the Court Meeting at the commencement of that meeting. Forms of Proxy returned by fax will not be accepted. You can also lodge your proxy vote online at www.eproxyappointment.com, so as to be received not later than 48 hours before the relevant meeting. The return of a completed Form of Proxy, the electronic appointment of a proxy or the submission of a proxy via CREST will not prevent you from attending the Court Meeting and/or the General Meeting, or any adjournment thereof, and voting in person if you so wish and if you are entitled to do so.

Registered Nightstar ADS Holders are asked to complete and return their ADS Voting Instruction Cards in accordance with the instructions on the ADS Voting Instruction Card as soon as possible. If you hold such Nightstar ADSs indirectly, you must rely on the procedures of the broker, bank or other nominee through which you hold your Nightstar ADSs.

This document is dated                  2019 and is first being mailed to Nightstar Shareholders on or about                  2019.

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If you hold your Nightstar Shares in uncertificated form through CREST, you may vote using the CREST Proxy Voting Service in accordance with the procedures set out in the CREST Manual (please also refer to the accompanying notes to the notice of the General Meeting set out at the end of this document). Proxies submitted via CREST (under CREST participant ID 3RA50) must be received by Computershare not later than          a.m. on                  2019 in the case of the Court Meeting and not later than          a.m. on                  2019 in the case of the General Meeting or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting.

Capitalised words and phrases used in this document shall have the meanings given to them in Part VII (Definitions).

Centerview UK, which is authorised and regulated by the FCA, and Centerview are acting exclusively for Nightstar and no one else in connection with the matters referred to in this document. Centerview UK and Centerview are not and will not be responsible to anyone other than Nightstar for providing the protections afforded to its clients or for providing advice in connection with the contents of this document or any matter referred to in this document.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Bidder and no one else in connection with the matters referred to in this document and will not be responsible to anyone other than Bidder for providing the protections afforded to clients of Goldman Sachs International or for providing advice in connection with the matters referred to in this document.

IMPORTANT NOTICE

This document has been prepared for the purposes of complying with English law and U.S. securities law and the information disclosed herein may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of any other jurisdiction.

The distribution of this document in jurisdictions other than the United Kingdom and the United States may be restricted by law, and therefore, persons into whose possession this document comes should inform themselves about, and should observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities laws of any such jurisdiction. This document does not constitute an offer or an invitation to purchase or subscribe for any securities, or a solicitation of an offer to buy any securities, pursuant to the document or otherwise, in any jurisdiction in which such offer or solicitation is unlawful.

The statements contained herein are made as at the date of this document, unless some other time is specified in relation to them, and service of this document shall not give rise to any implication that there has been no change in the facts set forth herein since such date. Nothing contained in this document shall be deemed to be a forecast and service of this document shall not give rise to any implication that there has been no change in the facts set out in this document since such date. Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of Nightstar or Bidder except where otherwise expressly stated. Neither Nightstar nor Bidco nor Bidder intends, or undertakes any obligation, to update information contained in this document, except as required by applicable law.

No person has been authorised to make any representations on behalf of Nightstar, the Nightstar Group, Bidco, Bidder or the Bidder Group concerning the Acquisition or the Scheme which are inconsistent with the statements contained in this document and any such representations, if made, may not be relied upon as having been authorised.

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WARNING REGARDING FORWARD-LOOKING STATEMENTS

All statements included in this document, other than statements or characterisations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 21E of the U.S. Exchange Act, and other securities laws. Whenever Nightstar uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may,” “predict,” “could,” “seek,” “forecast” and negatives or derivatives of these or similar expressions, they are making forward-looking statements. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the Acquisition and the expected time of effectiveness of the Acquisition. These forward-looking statements are based upon Nightstar’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.

Nightstar Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Important risk factors that may cause Nightstar’s actual results to differ materially from their forward-looking statements include, but are not limited to: (1) the Acquisition is subject to the satisfaction or waiver of certain conditions, including the receipt of requisite approvals by Nightstar Shareholders, the sanction of the Scheme by the Court, and the expiration or termination of any applicable waiting periods under the U.S. HSR Act, which conditions may not be satisfied or waived; (2) uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; (3) the risk that the Acquisition disrupts the parties’ current operations or affects their ability to retain or recruit key employees; (4) the possible diversion of management time on Acquisition-related issues; (5) litigation relating to the Acquisition; (6) unexpected costs, charges or expenses resulting from the Acquisition; and (7) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisition.

The information contained in Nightstar’s filings with the SEC, including in Nightstar’s Form 10-K for the year ended 31 December 2018, identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this document. Nightstar’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, Nightstar does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

INFORMATION FOR OVERSEAS SHAREHOLDERS

The release, publication or distribution of this document in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or the United States or who are subject to the laws of another jurisdiction to vote their Nightstar Scheme Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. This document has been prepared for the purpose of complying with English law and U.S. proxy rules and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside the United Kingdom and the United States.

Copies of this document and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted

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Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition.

If the Acquisition is implemented by way of an Offer, the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

NOTICE TO UNITED STATES NIGHTSTAR SHAREHOLDERS

The Acquisition relates to the shares of a U.K. company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act 2006. The Acquisition is to be implemented by way of a scheme of arrangement. If, in the future, Bidder or Bidco exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, and determines to extend the Offer into the U.S., the Acquisition will be made in compliance with applicable U.S. laws and regulations.

It may be difficult for U.S. Nightstar Shareholders and Nightstar ADS Holders to enforce their rights and any claim arising out of the U.S. federal securities laws, because Nightstar is located outside of the U.S., and some or all of its officers and directors are residents of countries outside of the U.S. U.S. Nightstar Shareholders and Nightstar ADS Holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Nightstar Shareholders and Nightstar ADS Holders also should be aware that the transaction contemplated herein may have tax consequences in the U.S. A summary of certain United Kingdom and United States taxation consequences of the implementation of the Scheme for certain Nightstar Shareholders and Nightstar ADS Holders is set out in paragraph 6 of Part V (Additional Information) of this document. U.S. Nightstar Shareholders and Nightstar ADS Holders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding this transaction.

PUBLICATION ON WEBSITE

A copy of this document, together with all information incorporated into this document by reference to another source, will be made available, subject to certain restrictions relating to persons resident in, or subject to the laws and/or regulations, of any Restricted Jurisdiction or resident in any jurisdiction where the extension or availability of the Acquisition would breach any applicable law, on Nightstar’s website, at www.nightstartx.com, on the date following publication of this document. For the avoidance of doubt, neither the contents of such website nor the contents of any website accessible from hyperlinks on such website (or any other websites referred to in this document) are incorporated into, or form part of, this document.

ROUNDING

Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetical aggregation of the figures that precede them.

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It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinion of Nightstar Scheme Shareholders. Therefore, whether or not you plan to attend the Nightstar Shareholder Meetings, please complete and sign both the enclosed BLUE and WHITE Forms of Proxy, or deliver your voting instructions by one of the other methods mentioned below, as soon as possible.

Date

This document is published on                  2019.

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NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES COMPANIES COURT (ChD) ICC JUDGE

IN THE MATTER OF NIGHTSTAR THERAPEUTICS PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that by an Order dated                  2019 made in the above matters, the Court has given permission for a meeting (the “Court Meeting”) to be convened of the holders of Nightstar Scheme Shares (as defined in the Scheme of Arrangement hereinafter mentioned) for the purpose of considering and, if thought fit, approving (with or subject to any modification, addition or condition which the Company and Biogen Switzerland Holdings GmbH may agree and which the Court approves) a scheme of arrangement (the “Scheme of Arrangement”) proposed to be made between (i) Nightstar Therapeutics plc, a public limited company incorporated in England and Wales with its registered office at 10 Midford Place, London, W1T 5BJ (the “Company” or “Nightstar”); and (ii) the holders of Nightstar Scheme Shares, and that the Court Meeting will be held at the offices of Nightstar’s solicitors, Skadden, Arps, Slate, Meagher & Flom (UK) LLP, at 40 Bank Street, London E14 5DS, at                 , on                  2019 at          a.m. at which place and time all Nightstar Scheme Shareholders (as defined in the Scheme of Arrangement) are requested to attend.

A copy of the Scheme of Arrangement and a copy of the Explanatory Statement required to be furnished pursuant to Part 26 of the Companies Act 2006 are incorporated in the document of which this Notice forms part.

Voting on the resolution to approve the Scheme of Arrangement will be by poll, which shall be conducted as the Chairman of the Court Meeting may determine.

Nightstar Scheme Shareholders entitled to attend and vote at the Court Meeting may vote in person at the Court Meeting or they may appoint another person or persons, whether or not a member of Nightstar, as their proxy or proxies to attend and vote in their stead.

A blue Form of Proxy for use in connection with the Court Meeting is enclosed with this Notice or shall be sent in a separate mailing to those Nightstar Scheme Shareholders who have elected or are deemed to have elected to receive documents and notices from the Company via the Company’s website. Nightstar Scheme Shareholders entitled to attend and vote at the meeting, who hold their shares through CREST, may appoint a proxy using the CREST Electronic Proxy Appointment Service.

CREST members who wish to appoint a proxy or proxies through the CREST Electronic Proxy Appointment Service may do so for the Court Meeting and any adjournment(s) thereof by using the procedures described in the CREST Manual.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with the specifications of Euroclear UK & Ireland Limited (“Euroclear”) and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to a previously appointed proxy must, in

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order to be valid, be transmitted so as to be received by the Company’s registrars, Computershare, (under CREST participant ID 3RA50) by          a.m. on                  2019 or in the case of any adjournment, not later than 48 hours before the time appointed for the adjourned Court Meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Applications Host) from which Computershare is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

Nightstar may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Completion and return of a blue Form of Proxy will not prevent a Nightstar Scheme Shareholder from attending and voting in person at the Court Meeting or at any adjournment thereof.

In the case of joint holders, the vote of the Nightstar Scheme Shareholder whose name is first listed in the register of members of Nightstar in respect of the joint holding will be accepted to the exclusion of the votes of the other joint holders.

Nightstar Scheme Shareholders are entitled to appoint a proxy in respect of some or all of their shares. Nightstar Scheme Shareholders are also entitled to appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such Nightstar Scheme Shareholder. A space has been included in the blue Form of Proxy to allow Nightstar Scheme Shareholders to specify the number of shares in respect of which that proxy is appointed. Nightstar Scheme Shareholders who return the blue Form of Proxy duly executed but leave this space blank shall be deemed to have appointed the proxy in respect of all their Nightstar Scheme Shares.

Nightstar Scheme Shareholders who wish to appoint more than one proxy in respect of their shareholding should contact the Company’s registrars, Computershare at The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, for further blue Forms of Proxy, or photocopy the blue Form of Proxy as required. Such Nightstar Scheme Shareholders should also read the information regarding the appointment of multiple proxies set out on page xxi of the document of which this Notice forms part and on the blue Form of Proxy.

As an alternative to appointing a proxy, any Nightstar Scheme Shareholder which is a corporation may appoint one or more corporate representatives who may exercise on its behalf, all of its powers as a member, provided that they do not do so in relation to the same shares. Only one corporate representative is to be counted in determining whether under section 899(1) of the Companies Act 2006 a majority in number of the Nightstar Scheme Shareholders approved the Scheme of Arrangement. The Chairman of the Court Meeting may require a corporate representative to produce to the Company’s registrars, Computershare, his or her written authority to attend and vote at the Court Meeting at any time before the start of the Court Meeting. The representative shall not be entitled to exercise the powers conferred on them by the Nightstar Scheme Shareholder until any such demand has been satisfied.

It is requested that blue Forms of Proxy be returned using the prepaid envelope provided to Computershare at The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom by          a.m. on                  2019 or in the case of any adjournment, not later than 48 hours before the time appointed for the adjourned Court Meeting, but if blue Forms of Proxy are not so returned they may be handed to the Chairman of the Court Meeting at the commencement of the Court Meeting.

Only those Nightstar Scheme Shareholders registered in the register of members of Nightstar as at          p.m. on                  2019 or, in the event that the Court Meeting is adjourned, in the register of members at          p.m. 48 hours (excluding any part of a day that is not a working day) before the day of any adjourned meeting shall be entitled to attend or vote in respect of the number of shares registered in their name at the relevant time. Changes to entries in the relevant register of members after          p.m. on                  2019 or, in the event that the Court

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Meeting is adjourned, after          p.m. 48 hours (excluding any part of a day that is not a working day) before the day of any adjourned meeting shall be disregarded in determining the rights of any person to attend or vote at the Court Meeting. Nightstar Shareholders who hold their Nightstar Scheme Shares in the name of a broker, bank or other nominee should follow the voting instructions provided by such nominee to ensure that their Nightstar Scheme Shares are represented at the Court Meeting.

By the said order, the Court has appointed                  or, failing him,                  or, failing him, any other director of the Company to act as Chairman of the Court Meeting and has directed the Chairman to report the result of the Court Meeting to the Court.

The Scheme of Arrangement will be subject to the subsequent approval of the Court.

DATED:                  2019

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

London E14 5DS

Solicitors for the Company

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NOTICE OF GENERAL MEETING

NIGHTSTAR THERAPEUTICS PLC

(incorporated in England and Wales with registered number 10852952)

NOTICE IS HEREBY GIVEN that a General Meeting of Nightstar Therapeutics plc, a public limited company incorporated in England and Wales with its registered office at 10 Midford Place, London, W1T 5BJ (the “Company”) will be held at the offices of Nightstar’s solicitors, Skadden, Arps, Slate, Meagher & Flom (UK) LLP, at 40 Bank Street, London E14 5DS, at             , on              2019 at          a.m. (or as soon thereafter as the meeting of Nightstar Scheme Shareholders (as defined in the document dated              2019 of which this Notice forms part) of the Company convened by direction of the Court for the same place and date shall have been concluded or adjourned) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as a special resolution.

SPECIAL RESOLUTION

THAT:

for the purpose of giving effect to the scheme of arrangement dated              2019 (the “Scheme”) between the Company and the holders of the Nightstar Scheme Shares (as defined in the Scheme), a print of which has been produced to this meeting and for the purposes of identification signed by the Chairman hereof, in its original form or subject to such modification, addition or condition agreed between the Company and Biogen Switzerland Holdings GmbH and approved or imposed by the Court:

A.	the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

B.	with effect from the passing of this resolution, the articles of association of the Company be amended by the adoption and inclusion of the following new article 141 after existing article 140:

“141.	SCHEME OF ARRANGEMENT

141.1

In this Article, references to the “Scheme” are to the scheme of arrangement dated              2019 between the Company and the holders of Nightstar Scheme Shares (as defined in the Scheme) under Part 26 of the Act in its original form or with or subject to any modification, addition or condition agreed by the Company and Biogen Switzerland Holdings GmbH (“Bidder”) (which expression includes any other name which Bidder may adopt from time to time) and which the Court may approve and (save as defined in this Article) expressions defined in the Scheme shall have the same meanings in this Article.

141.2

Notwithstanding any other provision of these Articles or the terms of any resolution, whether ordinary or special, passed by the Company in general meeting, if the Company issues any ordinary shares (other than to Bidder or Tungsten Bidco Limited, a wholly-owned subsidiary of Bidder (“Bidco”) or any parent undertaking or subsidiary undertaking or nominee of Bidder or Bidco) on or after the adoption of this Article and on or prior to the Scheme Record Time (as defined in the Scheme), such shares shall be issued subject to the terms of the Scheme (and shall be Nightstar Scheme Shares for the purposes thereof) and the original or any subsequent holder or holders of such ordinary shares shall be bound by the Scheme accordingly.

141.3

Subject to the Scheme becoming Effective, if the Company issues or is obliged to issue any ordinary shares in the Company to any person (a “New Member”) after the Scheme Record Time (other than under the Scheme or to Bidder, Bidco or any parent undertaking or subsidiary undertaking or nominee of Bidder or Bidco) (the “Post-Scheme Shares”), such New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) will, provided the Scheme has become Effective, be obliged to transfer all the ordinary shares in the Company held by the New Member (or any

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subsequent holder or any nominee of such New Member or any such subsequent holder) to Bidco (or as Bidco may direct) who shall be obliged to acquire all of the Post-Scheme Shares. In consideration for the transfer of the Post-Scheme Shares, the purchaser shall pay to the New Member the Consideration for each Post-Scheme Share transferred to it (or such lesser or greater amount as may be payable for Nightstar Scheme Shares under the Scheme if each Post-Scheme Share were a Nightstar Scheme Share), provided that any New Member may, prior to the issue of any Post-Scheme Shares to such New Member pursuant to the exercise of an option or satisfaction of an award under any of the Nightstar Share Schemes, give not less than five Business Days’ written notice to the Company in such manner as the board shall prescribe of their intention to transfer some or all of such Post-Scheme Shares to their spouse or civil partner. Any such New Member may, if such notice has been validly given, on such Post-Scheme Shares being issued to such New Member, immediately transfer to their spouse or civil partner any such Post-Scheme Shares, provided that such Post-Scheme Shares shall then be immediately transferred from that spouse or civil partner to Bidco (or as Bidco may direct) pursuant to this Article as if the spouse or civil partner were a New Member. Where a transfer of Post-Scheme Shares to a New Member’s spouse or civil partner takes place in accordance with this Article, references to “New Member” in this Article shall be taken as referring to the spouse or civil partner of the New Member. If notice has been validly given pursuant to this Article but the New Member does not immediately transfer to their spouse or civil partner the Post-Scheme Shares in respect of which notice was given, such shares shall be transferred directly to Bidco (or as Bidco may direct) pursuant to this Article.

For the purposes of this Article, “Nightstar Share Schemes” means:

(i)	the Nightstar Therapeutics plc 2017 Equity Incentive Plan; and

(ii)	the terms governing the Pre-IPO Equity Awards,

each as amended from time to time.

141.4

On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation) effected after the Effective Date, the amount of Consideration due to a New Member for each Post-Scheme Share pursuant to Article 141.3 above may be adjusted by the board of the Company and the directors of Bidder in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alteration. References in this Article to ordinary shares shall, following such adjustment, be construed accordingly.

141.5

To give effect to any transfer of Post-Scheme Shares, the Company may appoint any person as attorney and agent for the New Member (the “agent”) to transfer the Post-Scheme Shares to Bidco (or as Bidco may direct) and do all such other things and execute and deliver all such documents as may in the opinion of the agent be necessary or desirable to vest the Post-Scheme Shares in Bidco (or another person as directed by Bidco), and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as Bidco may direct. If an agent is so appointed, the New Member shall not thereafter (except to the extent that the agent fails to act in accordance with the directions of Bidco) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by Bidco. The agent shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member (or any subsequent holder) in favour of Bidco and/or another person as directed by Bidco and the Company may give a good receipt for the Consideration for the Post-Scheme Shares and may register Bidco and/or another person as directed by Bidco as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares. Bidco shall, subject to Article 141.3 above, settle the Consideration due to the New Member within 14 days of the issue of the Post-Scheme Shares to the New Member.

141.6

Notwithstanding any other provision of these Articles, neither the Company nor the board shall register the transfer of any Nightstar Scheme Shares effected between the Scheme Record Time and the Effective Date.

141.7	If the Scheme shall not have become Effective by the date referred to in Clause 5 of the Scheme, this Article 141 shall be of no effect.”

-x-

Registered Office: Nightstar Therapeutics plc 10 Midford Place London W1T 5BJ	By order of the Board Bryan Yoon Group Company Secretary
Dated 2019

Notes

The following notes explain your general rights as a shareholder and your rights to attend and vote at the General Meeting or to appoint someone else to vote on your behalf.

1.

Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001 and section 360B of the Companies Act 2006, the Company specifies that only persons on the register of members as at          p.m. on                  2019 (or, if the meeting is adjourned, at          p.m. on the date which is not later than 48 hours (excluding any part of a day that is not a working day) prior to the date set for the adjourned meeting) shall be entitled to attend the General Meeting either in person or by proxy and the number of shares then registered in their respective names shall determine the number of votes such persons are entitled to cast on a poll at the meeting. Changes to entries on the register after that time shall be disregarded in determining the rights of any person to attend or vote at the General Meeting.

2.

A shareholder is entitled to appoint a proxy to exercise all or any of his rights to attend and to speak and vote instead of him at the General Meeting. A white Form of Proxy is enclosed with this notice for use in relation to the General Meeting. A shareholder may appoint more than one proxy in relation to the General Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. A proxy need not be a shareholder of the Company. If you do not have a proxy form and believe that you should have one, or if you require additional forms, please contact the Company’s registrars, Computershare. Instructions for use are shown on the white Form of Proxy. Completion and return of a white Form of Proxy, an electronic proxy, or any CREST Proxy Instruction (as described in note 8 below) will not preclude a shareholder from attending the meeting and voting there in person.

3.	The special resolution to be put to the General Meeting will be voted on by way of a poll.

4.

If you have been nominated to receive general shareholder communications directly from the Company, it is important to remember that your main contact in terms of your investment remains the broker, bank or other nominee who administers the investment on your behalf. Therefore, any changes or queries relating to your personal details and holding (including any administration) must continue to be directed to your existing contact at your investment manager or custodian. Nightstar Shareholders who hold their Nightstar Shares in the name of a broker, bank or other nominee should follow the voting instructions provided by such nominee to ensure that their Nightstar Shares are represented at the General Meeting. The Company cannot guarantee dealing with matters that are directed to them in error. The only exception to this is where the Company, in exercising one of its powers under the Companies Act 2006, writes to you directly for a response.

5.

To be valid, the Form of Proxy must be executed by or on behalf of the shareholder or, if the shareholder is a corporate, under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director or secretary).

6.

If two or more valid, but differing, appointments of proxy are delivered or received in respect of the same share, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which instrument was last validly delivered or received, none of them shall be treated as valid in respect of that share.

7.

The Form of Proxy and power of attorney or other authority, if any, under which it is signed or a notarially certified or copy of such power or authority must be received by the Company’s registrars, Computershare,

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The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, not later than a.m. on 2019, or if the General Meeting is adjourned, 48 hours prior to the adjourned meeting. Shareholders may also lodge their proxy vote online at www.eproxyappointment.com. In order for an online proxy vote to be valid it must be received by Computershare not later than a.m. on 2019. Any communication found to contain a computer virus will not be accepted. In order to access the voting system, shareholders will need their shareholder investor code which can be found on their proxy card. Return of the Form of Proxy, submitting an online proxy vote or any CREST Proxy Instruction (as described in note 8 below) will not prevent you from attending and voting at the meeting instead of the proxy, if you wish. If you do this and there is a poll vote, your proxy votes will be ignored.

8.

CREST members who wish to appoint a proxy or proxies by utilising the CREST Electronic Proxy Appointment Service may do so for the meeting and any adjournment(s) thereof by utilising the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment made by means of CREST to be valid, the appropriate CREST message (a CREST Proxy Instruction) must be properly authenticated in accordance with Euroclear UK & Ireland Limited’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message must be transmitted so as to be received by Computershare (under CREST participant ID 3RA50) not later than          a.m. on                  2019. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Computershare is able to retrieve the message by enquiry to CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK & Ireland Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

9.

Any corporation which is a shareholder can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a shareholder, provided that they do not do so in relation to the same shares.

10.

Shareholders attending the meeting have the right to ask questions. The Company has an obligation to answer such questions relating to the business being dealt with at the meeting, but no such answer need be given if: (i) it is undesirable in the interest of the Company or the good order of the meeting; (ii) to do so would unduly interfere with the preparation for the meeting or involve the disclosure of confidential information; or (iii) the answer has already been given on a website in the form of an answer to a question.

11.

The “Vote Withheld” option is provided to enable you to abstain on the specified resolution. However, it should be noted that a “Vote Withheld” is not a vote in law and will not be counted in the calculation of the proportion of votes “For” and “Against” the specified resolution.

12.

In the case of joint holders, the vote of the Shareholder whose name is first listed in the register of members of the Company in respect of the joint holding will be accepted to the exclusion of the votes of the other joint holders.

-xii-

13.

As at                  2019 (being the last practicable date prior to the publication of this notice), the Company’s issued share capital consisted of                  Nightstar Shares, carrying one vote each. As at                  2019 (being the last practicable date prior to the publication of this notice), the Company held                  shares in treasury. Therefore, the total voting rights in the Company as at                  2019 was                 . On a vote by poll, every shareholder who is present in person or by proxy has one vote for every Nightstar Share held.

14.	A copy of this notice, and other information required by section 311A of the Companies Act 2006, can be found at www.nightstartx.com.

15.

Copies of the Company’s existing articles of association and the articles of association as proposed to be amended by the special resolution set out in this notice are available for inspection at the offices of the Company’s Solicitors, Skadden, Arps, Slate, Meagher & Flom (UK) LLP, at 40 Bank Street, London E14 5DS during normal business hours on any weekday (excluding Saturdays, Sundays and public holidays), until the opening of business on the day on which the meeting is held, and will also be available for inspection at the place of the meeting for at least 15 minutes prior to and during the meeting.

16.

Except as provided above, shareholders who have general queries about the meeting should use the following means of communication (no other methods of communication will be accepted): call our general shareholder helpline on +44 370 703 6033; or write to the Company’s registrars, Computershare, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom. Shareholders may not use any electronic address provided either in this notice or any related documents (including the Chairman’s letter and white Form of Proxy) to communicate with the Company for any purposes other than those expressly stated. Calls from outside the U.K. will be charged at applicable international rates. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. Please note that Computershare cannot provide advice on the merits of the Acquisition or give any financial, legal or tax advice.

-xiii-

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Event	Time/date(1)
Nightstar ADS Voting Record Time	on 2019

Publication of this document	March 2019

Latest time for receipt of ADS Voting Instruction Cards for the Nightstar Shareholder Meetings	on 2019

Latest Time for Nightstar ADS Holders to cancel out of the Nightstar ADS Programme and receive Nightstar Shares ahead of the Scheme Voting Record Time	on 2019

Latest time for lodging Forms of Proxy for use at the Court Meeting (BLUE Form of Proxy)	a.m. on 2019(2)

Latest time for lodging Forms of Proxy for use at the General Meeting (WHITE Form of Proxy)	a.m. on 2019(3)

Scheme Voting Record Time	p.m. on 2019(4)

Court Meeting	a.m. on 2019

General Meeting	a.m. on 2019(5)

The expected date of the Court Hearing to sanction the Scheme and each of the other dates and times set out below will depend, among other things, on the date on which the conditions to the Scheme and the Acquisition are satisfied or, if capable of waiver, waived. They are accordingly presented as indicative and referable to the date on which those conditions are satisfied or waived (as the case may be). Further details of the conditions are set out in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document.

Nightstar will give notice of each of the below dates and times, when known, by issuing an announcement through GlobeNewswire or another national news wire service and by making such announcement available on Nightstar’s website www.nightstartx.com. Further updates or changes to other times or dates indicated below shall be notified in the same manner.

Event	Time/date(1)
Latest Time for Nightstar ADS Holders to cancel out of the Nightstar ADS Programme and receive Nightstar Shares ahead of the Scheme Record Time	p.m. on D – 2 Business Days

Last day of trading in Nightstar ADSs on Nasdaq	D – 1 Business Day

Court Hearing to sanction the Scheme	D(6)

Suspension of trading in Nightstar ADSs on Nasdaq	9.00 a.m. (New York time) on D

Scheme Record Time	p.m. on D

Effective Date of the Scheme	D+1 Business Day(7)

Cancellation of listing of Nightstar ADSs on Nasdaq	by 8.00 a.m. (New York time) on D+2 Business Days(7)

Despatch of cheques and crediting of CREST for Consideration due under the Scheme	as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date

Long Stop Date	4 September 2019(8)

The Court Meeting and the General Meeting will each be held at the offices of Nightstar’s solicitors, Skadden, at 40 Bank Street, London E14 5DS, at                  on                  2019.

-xiv-

(1)

These times and dates are indicative only and will depend, amongst other things, on the dates upon which: (i) the Conditions are satisfied or (where applicable) waived; (ii) the Court sanctions the Scheme; and (iii) a copy of the Court Order is delivered to the Registrar of Companies. Nightstar will give notice of any change(s) by issuing an announcement through GlobeNewswire or other national news wire service.

(2)

It is requested that blue Forms of Proxy for the Court Meeting be lodged not later than          a.m. on                  2019 or, if the Court Meeting is adjourned, not later than 48 hours before the time appointed for the holding of the adjourned meeting. However, blue Forms of Proxy not so lodged may be handed to the Chairman of the Court Meeting before the start of the Court Meeting.

(3)

White Forms of Proxy for the General Meeting must be lodged not later than 10.40 a.m. on                  2019 in order to be valid or, if the General Meeting is adjourned, not later than 48 hours before the time appointed for the holding of the adjourned meeting. White Forms of Proxy cannot be handed to the Chairman of the General Meeting at that meeting.

(4)

If either of the Nightstar Shareholder Meetings is adjourned, the Scheme Voting Record Time for the relevant adjourned meeting will be          p.m. on the date 48 hours (excluding any part of a day that is not a working day) before the date set for the adjourned meeting.

(5)	To commence at a.m. or, if later, immediately after the conclusion or adjournment of the Court Meeting.
(6)	A date expected to be mid-year 2019, and no earlier than 7 June 2019, subject to obtaining Clearances.
(7)

These dates depend, among other things, on the date upon which the Court sanctions the Scheme and the date which the Court Order sanctioning the Scheme is delivered to and, if ordered by the Court, registered by, the Registrar of Companies.

(8)	This date may be extended to such date as Nightstar, Bidco and Bidder may agree and the Court (if required) may allow.

All references in this timetable to times are to times in London (unless otherwise stated).

-xv-

TO VOTE ON THE PROPOSALS

The Court Meeting and the General Meeting will be held at the offices of Nightstar’s solicitors, Skadden, at 40 Bank Street, London E14 5DS, at                 , on                  2019 at         a.m. and         a.m., respectively (or, in the case of the General Meeting, as soon thereafter as the Court Meeting has been concluded or adjourned). In respect of the Court Meeting, you are entitled to one vote for each Nightstar Scheme Share that you hold as at the Scheme Voting Record Time. In respect of the General Meeting, you are entitled to one vote for each Nightstar Share that you hold as at the Scheme Voting Record Time. As at                  2019 (being the last practicable date prior to the publication of this document), there were                  Nightstar Shares issued and outstanding.

Whether or not you plan to attend the Nightstar Shareholder Meetings, if you are a Nightstar Shareholder, please:

•	complete and return the BLUE Form of Proxy (for the Court Meeting); and

•	complete and return the WHITE Form of Proxy (for the General Meeting),

so that they are received no later than         a.m. on                  2019 (in the case of the BLUE Form of Proxy for the Court Meeting) or         a.m. on                  2019 (in the case of the WHITE Form of Proxy for the General Meeting). A prepaid envelope is provided for this purpose in the U.K. only.

Alternatively, BLUE Forms of Proxy (but NOT WHITE Forms of Proxy) may be handed to a representative of Computershare, on behalf of the Chairman of the Court Meeting, at the venue of the Court Meeting or the Chairman of the Court Meeting before the start of the Court Meeting on                  2019. In the case of the General Meeting, unless the WHITE Form of Proxy is returned by the time and date mentioned in the instructions printed thereon, it will be invalid.

The completion and return of the Forms of Proxy will not prevent eligible Nightstar Shareholders from attending and voting at the Court Meeting or the General Meeting, or any adjournment thereof, in person.

Nightstar Shareholders who hold Nightstar Shares in CREST may appoint a proxy or proxies through the CREST Electronic Proxy Appointment Service using the procedures described in the CREST Manual.

Nightstar Shareholders who prefer to register the appointment of their proxy electronically via the internet can do so through www.eproxyappointment.com using their shareholder investor code found on their Form of Proxy and following the online instructions. Further details in relation to electronic appointment of proxies are set out on page xxii of this document.

IT IS IMPORTANT THAT, FOR THE COURT MEETING, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR REPRESENTATION OF NIGHTSTAR SHAREHOLDER OPINION. YOU ARE THEREFORE STRONGLY URGED TO SIGN THE FORMS OF PROXY AND RETURN THEM BY POST USING THE PREPAID ENVELOPE PROVIDED, DURING NORMAL BUSINESS HOURS ONLY, TO COMPUTERSHARE AT THE PAVILIONS, BRIDGWATER ROAD, BRISTOL, BS13 8AE, UNITED KINGDOM, AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY COMPUTERSHARE PRIOR TO THE DEADLINES SET OUT ABOVE, OR IN THE CASE OF AN ADJOURNED MEETING, NOT LESS THAN 48 HOURS PRIOR TO THE TIME AND DATE SET FOR THE ADJOURNED MEETING.

IF YOU ARE A NIGHTSTAR SHAREHOLDER, YOUR ATTENTION IS DRAWN TO THE REGIME FOR THE APPOINTMENT OF PROXIES SET OUT IN THE NOTES TO THE FORMS OF PROXY AND THE NOTES SET OUT IN THE NOTICE OF COURT MEETING AND THE NOTICE OF THE GENERAL MEETING, INCLUDING IN RESPECT OF THE APPOINTMENT OF MULTIPLE PROXIES.

-xvi-

This page should be read in conjunction with the section entitled “ACTION TO BE TAKEN” on pages xviii and xix of this document and the section entitled “FORM OF PROXY FOR VOTING AT THE COURT MEETING AND GENERAL MEETING” on page xx of this document, the rest of this document and the accompanying Forms of Proxy.

Nightstar Shareholder Helpline

If you have any queries relating to this document or the completion and return of the Forms of Proxy, please call the Nightstar Shareholder Helpline at +44 370 703 6033. Lines are open Monday to Friday (except public holidays) between 8.30 a.m. and 5.30 p.m.

Nightstar ADS Holders who have any questions should contact the Nightstar Depositary using the contact details provided on the ADS Voting Instruction Card provided to you or found at www.citi.com/dr. If you hold Nightstar ADSs indirectly, you should contact the bank, broker, financial institution or administrator through which you hold Nightstar ADSs.

Calls will be charged at the standard geographic rate and will vary by provider. International calls will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. Please note that the Nightstar Shareholder Helpline operators cannot provide advice on the merits of the Scheme or the Acquisition or give any financial, legal, investment or tax advice.

Proposals

At the Court Meeting you will be asked to approve the Scheme, with or subject to any modification, addition or condition which Nightstar and Bidder may agree and which the Court may approve or impose, pursuant to which the Nightstar Scheme Shares will be acquired by Bidco.

At the General Meeting you will be asked to approve a resolution to authorise the Nightstar Directors to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and to amend, with effect from the passing of such resolution, the Nightstar Articles to ensure that any Nightstar Shares issued after the General Meeting will be subject to the Scheme or otherwise transferred to Bidco.

Recommendation and Voting by Nightstar Directors

For the reasons set out in this document, the Nightstar Directors, who have been so advised by Centerview as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Nightstar Directors, Centerview has taken into account the commercial assessments of the Nightstar Directors. Centerview’s advice to the Nightstar Directors is set out in its written opinion, dated 3 March 2019, attached hereto as Annex B and which also sets out in full the relevant assumptions and qualifications to such advice.

The Nightstar Directors believe that the terms of the Acquisition, including the terms of the Implementation Agreement, are fair and reasonable and that proceeding with the Acquisition is likely to promote the success of Nightstar for the benefit of its shareholders, having had regard to the interests of other stakeholders, and unanimously recommend that you vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting, as the Nightstar Directors have irrevocably undertaken to do, or to procure, in respect of their own beneficial holdings of Nightstar Shares amounting to, in aggregate,                  Nightstar Shares representing approximately                  per cent. of the existing issued ordinary share capital of Nightstar on              2019 (being the last practicable date prior to the publication of this document). Further details of these Irrevocable Undertakings are contained in paragraph 7 of Part V (Additional Information) of this document.

-xvii-

ACTION TO BE TAKEN / GENERAL INFORMATION

The Scheme requires approval at a meeting of the Nightstar Scheme Shareholders convened with the permission of the Court (known as the Court Meeting) and at the General Meeting. The Court Meeting and the General Meeting will be held at the offices of Nightstar’s solicitors, Skadden, at 40 Bank Street, London E14 5DS, at                 , on                  2019 at         a.m. and         a.m., respectively (or, in the case of the General Meeting, as soon thereafter as the Court Meeting has been concluded or adjourned).

Please check you have received the following with this document:

All Nightstar Shareholders:

•	a BLUE Form of Proxy for use in respect of the Court Meeting on 2019;

•	a WHITE Form of Proxy for use in respect of the General Meeting on 2019; and

•	a prepaid envelope.

If you have not received these documents, please contact Nightstar’s registrars, Computershare, on the Nightstar Shareholder Helpline referred to on page xvii of this document, or your broker, bank or other nominee.

All Nightstar ADS Holders:

•	an ADS Voting Instruction Card; and

•	the Notice of Court Meeting and General Meeting document issued by the Nightstar Depositary.

If you have not received these documents, please contact the Nightstar Depositary’s ADS shareholder services at +1-877-248-4237, or your broker, bank or other nominee.

Solicitation of Proxies

The Nightstar Directors are soliciting your proxy, and Nightstar will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to Nightstar Shareholders.

Nightstar has retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist the Nightstar Directors in the solicitation of proxies for the Court Meeting and the General Meeting. Nightstar expects to pay MacKenzie Partners, Inc., approximately USD 20,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the internet by MacKenzie Partners, Inc. or, without additional compensation, by certain Nightstar Directors, officers and employees.

Shareholder Proposals

Under English law, except as provided below, there is no general right for a shareholder of a U.K. public limited company to put items on the agenda of a general meeting (save for the annual general meeting) that has been convened by directors. English law provides that shareholders holding not less than 5 per cent. of Nightstar’s paid up share capital carrying voting rights may requisition the Nightstar Board to convene a general meeting and may require resolutions to be put before a general meeting they have convened.

If the Acquisition does not become Effective, Nightstar Shareholders will be entitled to attend and participate in Nightstar’s annual general meeting. Under the Companies Act 2006, Nightstar is required to hold its 2019 annual general meeting by no later than 30 June 2019. If any such annual general meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for such annual general meeting in accordance with Rule 14a-8 under the U.S. Exchange Act and the Nightstar Articles.

-xviii-

Because the 2019 annual general meeting would be Nightstar’s first annual general meeting, pursuant to Rule 14a-8 under the U.S. Exchange Act, Nightstar may set a deadline for receipt of Rule 14a-8 shareholder proposals that is a reasonable time before Nightstar plans to print and send its proxy materials. Nightstar Shareholders who wish to have a proposal considered for inclusion in Nightstar’s proxy materials for its 2019 annual general meeting pursuant to Rule 14a-8 must ensure that their proposal is received at Nightstar’s registered office by 30 April 2019, which Nightstar has determined to be a reasonable time before it expects to begin to print and send its proxy materials. The 30 April 2019 deadline will also apply in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) under the U.S. Exchange Act.

In addition to the process under the U.S. Exchange Act described above, under the Companies Act 2006, shareholders representing at least 5 per cent. of the total voting rights of all shareholders who have a right to vote at the 2019 annual general meeting of Nightstar can require Nightstar to give Nightstar Shareholders notice of a resolution which may be and is intended to be moved at the 2019 annual general meeting of Nightstar unless (a) the resolution would, if passed, be ineffective (whether by reason of inconsistency with any enactment or Nightstar’s Articles or otherwise); (b) it is defamatory of any person; or (c) it is frivolous or vexatious. Such a request, made by the requisite number of Nightstar Shareholders, must be received by Nightstar not later than six weeks before the annual general meeting.

-xix-

FORM OF PROXY FOR VOTING AT THE COURT MEETING

AND GENERAL MEETING

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinion of Nightstar Scheme Shareholders. Therefore, whether or not you plan to attend the Nightstar Shareholder Meetings, please complete and sign both the enclosed BLUE and WHITE Forms of Proxy, or deliver your voting instructions by one of the other methods mentioned below, as soon as possible.

Sending Forms of Proxy by post

Nightstar Shareholders will find enclosed with this document a BLUE Form of Proxy for use in connection with the Court Meeting and a WHITE Form of Proxy for use in connection with the General Meeting. Please complete and sign the enclosed Forms of Proxy in accordance with the instructions printed thereon and return them by post using the prepaid envelope provided to Computershare at The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, so as to be received as soon as possible and in any event not later than:

• BLUE Forms of Proxy for the Court Meeting	a.m. on 2019

• WHITE Forms of Proxy for the General Meeting	a.m. on 2019

or, in the case of either meeting being adjourned, not later than 48 hours before the time fixed for the holding of the adjourned meeting. A prepaid envelope is provided for this purpose in the U.K. only, Forms of Proxy returned by fax will not be accepted. This will enable your votes to be counted at the Nightstar Shareholder Meetings in the event of your absence.

If the BLUE Form of Proxy for use at the Court Meeting is not returned by such time, it may be handed to the Chairman of the Court Meeting or a representative of Nightstar’s registrars, Computershare, on behalf of the Chairman of the Court Meeting, before the start of that meeting. However, in the case of the General Meeting, the WHITE Form of Proxy must be received by the time mentioned above, or it will be invalid.

Proxy appointment

Nightstar Shareholders entitled to attend and vote at the Court Meeting and the General Meeting may appoint a proxy to attend and to speak and vote in his/her place.

Nightstar Shareholders are entitled to appoint a proxy in respect of some or all of their Nightstar Shares and may also appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such holder. A proxy need not be a member of Nightstar.

Please note that the appointment of a proxy or proxies is separate for each of the Court Meeting and the General Meeting.

To be valid, Forms of Proxy must be executed by or on behalf of the Nightstar Shareholder or, if you are a corporate, under the hand of a duly authorised officer or attorney.

If two or more valid, but differing, appointments of proxy are delivered or received in respect of the same share, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If Nightstar is unable to determine which instrument was last validly delivered or received, none of them shall be treated as valid in respect of that share.

-xx-

The completion and return of the Forms of Proxy, or the appointment of a proxy electronically using CREST (or any other procedure listed below), will not prevent Nightstar Shareholders from attending and voting in person at the Court Meeting and/or the General Meeting, or any adjournment thereof, if you wish and are entitled to do so. Shareholders who hold their Nightstar Shares in the name of a broker, bank or other nominee should follow the voting instructions provided by such nominee to ensure that their Nightstar Shares are represented at the Court Meeting and the General Meeting.

Revocability of proxies

Any person submitting a Form of Proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a Nightstar Shareholder of record, you may revoke your proxy at any time before the vote is taken at the Court Meeting or the General Meeting, as applicable, by:

•

submitting a new Form of Proxy with a later date, by using the telephone or electronic proxy submission procedures described herein, or by completing, signing, dating and returning a new Form of Proxy by mail to Computershare;

•	attending the Court Meeting and/or the General Meeting and voting in person; or

•	delivering a written notice of revocation by mail to Computershare at The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom.

Please note, however, that only your last validly delivered or received proxy will count (regardless of its date or of the date of its execution). Attending the Court Meeting or General Meeting without taking one of the actions described above will not in itself revoke your proxy.

If you hold your shares indirectly through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares indirectly, you may also revoke a prior proxy by voting in person at the Court Meeting and/or General Meeting if you obtain a Form of Proxy executed in your favour from your broker, bank or other nominee in order to be able to vote in person at such meeting.

Effect of abstentions and broker non-votes

An abstention occurs when a shareholder abstains from voting (either in person or by proxy) on one or more of the proposals. Broker non-votes occur when a broker, bank, trust or other nominee returns a proxy but does not have authority to vote on a particular proposal.

In connection with the Court Meeting, abstentions and broker non-votes will not be considered votes cast and will therefore not have any effect on the outcome of the vote at the Court Meeting.

In connection with the General Meeting, abstentions and broker non-votes will be considered in determining the presence of a quorum. However, abstentions and broker non-votes are not considered votes cast and therefore will not have any effect on the outcome of the vote for the purposes of determining whether the Special Resolution has been approved.

Multiple proxy voting instructions

Nightstar Shareholders who wish to appoint more than one proxy in respect of their shareholding should photocopy the Form of Proxy or call the Nightstar Shareholder Helpline on the telephone number set out on page xvii of this document. You should also indicate by ticking the box provided if the proxy is one of multiple instructions being given, fill in the name of the proxy and the number of shares in respect of which the proxy is appointed and return the multiple forms together (please ensure that all of the multiple Forms of Proxy in respect of one registered holding are sent in the same envelope if possible) by the time and date mentioned above.

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Online appointment of proxies

As an alternative to completing and returning the printed Forms of Proxy, Forms of Proxy may be submitted electronically by logging on to the following website: www.eproxyappointment.com and following the instructions there. For an electronic proxy appointment to be valid, the appointment must be received by Computershare no later than:

•	a.m. on 2019 in the case of the Court Meeting; and

•	a.m. on 2019 in the case of the General Meeting,

or, in the case of either meeting being adjourned, no later than 48 hours before the time fixed for the holding of the adjourned meeting. In order to access the voting system, Nightstar Shareholders will need their shareholder investor code found on their Form of Proxy.

In the case of the Court Meeting only, if you have not appointed a proxy electronically by such time you may complete the BLUE Form of Proxy and hand it to the Chairman of the Court Meeting or a representative of Computershare, on behalf of the Chairman of the Court Meeting, before the start of that meeting.

Electronic appointment of proxies through CREST

If you hold your Nightstar Shares in uncertificated form through CREST and wish to appoint a proxy or proxies for the Nightstar Shareholder Meetings (or any adjourned meeting) by using the CREST Electronic Proxy Appointment Service, you may do so using the procedures described in the CREST Manual (available at www.euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed any voting service provider(s), should refer to their CREST sponsor or voting service providers, who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the CREST Proxy Instruction must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by Computershare (under CREST participant ID 3RA50) not later than         a.m. on                  2019 in the case of the Court Meeting and not later than         a.m. on                  2019 in the case of the General Meeting or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Applications Host) from which Computershare is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedure(s) in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed one or more voting service providers, to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service provider(s) are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. Nightstar may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

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Further information about proxies and voting

Further information in relation to the appointment of proxies for and voting at the Nightstar Shareholder Meetings is set out in paragraph 19 of Part II (Explanatory Statement) of this document, in the notice of the Court Meeting set out on pages vi to viii of this document (Notice of Court Meeting), in the notes to the notice of the General Meeting set out on pages ix to xiii of this document (Notice of General Meeting), and in the instructions printed on the Forms of Proxy.

If you hold Nightstar Shares indirectly, you must rely on the procedures of the bank, broker, financial institution, share plan administrator or share plan nominee or other securities intermediary through which you hold Nightstar Shares. You should contact such intermediary for further instructions on how you can instruct that intermediary to vote on your behalf at the Nightstar Shareholder Meetings and the date by which you must provide such instructions to the intermediary.

If the Scheme becomes Effective, it will be binding on all Nightstar Scheme Shareholders, including any Nightstar Shareholders who did not vote to approve the Scheme or who voted against the Scheme at the Court Meeting or against the Special Resolution at the General Meeting.

No “appraisal” rights

No Nightstar Shareholders or Nightstar ADS Holders will have “appraisal” or “dissenters” rights or otherwise have any right to seek an appraisal of the Nightstar Shares.

Nightstar Share Schemes

Participants in the Nightstar Share Schemes should refer to paragraph 9 of Part II (Explanatory Statement) of this document for information relating to the effect of the Acquisition on their rights under the Nightstar Share Schemes.

Nightstar ADS Holders

Nightstar ADS Holders should refer to paragraph 15 of Part II (Explanatory Statement) of this document.

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SUMMARY

This summary highlights selected information contained in this document, including with respect to the Implementation Agreement, the Scheme and the Acquisition. You are encouraged to, and you should, carefully read this entire document, its annexes and the documents referred to or incorporated by reference, as this summary may not contain all of the information that may be important to you in determining how to vote. Page references have been included to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this document without charge by following the instructions under the section entitled “Documents” in paragraph 12 of Part V (Additional Information).

Information on Nightstar (page 48) and Information on Bidder and Bidco (page 48)

Nightstar

Nightstar is a public limited company incorporated in England and Wales. Nightstar is a leading clinical-stage gene therapy company focused on developing and commercialising novel one-time treatments for patients suffering from rare inherited retinal diseases that would otherwise progress to blindness. Nightstar’s lead product candidate, NSR-REP1, is currently in Phase 3 development for the treatment of patients with choroideremia, a rare, degenerative, genetic retinal disorder that has no treatments currently available and affects approximately one in every 50,000 people. Nightstar’s second product candidate, NSR-RPGR, is currently being evaluated in a clinical trial known as the XIRIUS trial for the treatment of patients with X-linked retinitis pigmentosa, an inherited X-linked recessive retinal disease that affects approximately one in every 40,000 people.

Nightstar manages its business as a single operating segment, which is the business of developing and commercialising gene therapies; however, Nightstar operates in two geographic regions: the United Kingdom and the United States.

The Nightstar ADSs are traded on Nasdaq under the symbol “NITE.” Nightstar’s principal executive offices are located at 10 Midford Place, London W1T 5BJ, United Kingdom, and its telephone number is +44 0(20) 7062 2777.

Additional information about Nightstar is contained in its public filings, which are incorporated by reference herein. See the sections entitled “Documents” in paragraph 12 of Part V (Additional Information), and “Information on Nightstar” in paragraph 5 of Part II (Explanatory Statement).

Bidder

Bidder is a limited liability company incorporated in Switzerland. Biogen, the ultimate parent company of Bidder, is a global biopharmaceutical company focused on discovering, developing and delivering worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases, including in its core growth areas of multiple sclerosis and neuroimmunology, Alzheimer’s disease and dementia, movement disorders, including Parkinson’s disease, and neuromuscular disorders, including spinal muscular atrophy and amyotrophic lateral sclerosis. Biogen is also focused on discovering, developing and delivering worldwide innovative therapies in its emerging growth areas of acute neurology, neurocognitive disorders, pain and ophthalmology. In addition, Biogen employs innovative technologies to discover potential treatments for rare and genetic disorders, including new ways of treating diseases through gene therapy in its core and emerging growth areas. Biogen also manufactures and commercialises biosimilars of advanced biologics.

Bidder’s registered offices are located at Neuhofstrasse 30, 6340 Baar, Switzerland and its telephone number is +41 41 728 7444. Biogen’s principal executive offices are located at 225 Binney Street, Cambridge, Massachusetts 02142 and its telephone number is +1 (617) 679-2000.

Bidco

Bidco is a newly incorporated English private limited company, and a direct, wholly-owned subsidiary of Bidder. Bidco has been formed at the direction of Bidder solely for the purposes of implementing the Acquisition. Bidco has not traded since its date of incorporation, nor has it entered into any obligations other than in connection with the Acquisition.

Bidco’s registered offices are located at 70 Norden Road, Maidenhead, Berkshire, SL6 4AY and its telephone number is +44 1628 501 000.

Summary of the Terms of the Acquisition (page 46)

On 4 March 2019, Bidder, Bidco and Nightstar entered into the Implementation Agreement. A copy of the Implementation Agreement is attached hereto as Annex A. The Implementation Agreement provides, among other things, for the acquisition of Nightstar by Bidder through Bidco, whereby Bidco will acquire all of the issued and to be issued share capital of Nightstar for cash by means of the Scheme. Upon consummation of the Acquisition, Nightstar will become a wholly-owned subsidiary of Bidco.

The Acquisition, which will be on the terms and subject to the conditions described in detail in this document, will be made on the following basis:

                for each Nightstar Scheme Share,            USD 25.50 in cash

•	the terms of the Acquisition valued each Nightstar Share at GBP per share and Nightstar’s entire issued and to be issued share capital at approximately GBP million (USD million); and

•	the terms of the Acquisition represent a premium of approximately:

•	68.2 per cent. to the Closing Price per Nightstar Share of USD 15.16 on 1 March 2019 (being the last practicable date prior to the date of the Announcement); and

•

69.8 per cent. to the 30 trading day volume weighted average price per Nightstar Share of USD 15.02 for the period from 17 January 2019 to 1 March 2019 (being the last practicable date prior to the date of the Announcement).

The Consideration (pages 46 and 58)

The consideration payable by Bidco pursuant to the Acquisition will be USD 25.50 per Nightstar Scheme Share in cash, without interest, and subject to any applicable withholding taxes. The consideration for Nightstar ADS Holders will be USD 25.50 per Nightstar ADS validly surrendered to the Nightstar Depositary after the Scheme becomes Effective, without interest, and subject to the Nightstar Depositary fees for the cancellation of the Nightstar ADSs (up to USD 0.05 per Nightstar ADS) and the distribution of the consideration (up to USD 0.05 per Nightstar ADS) to the surrendering Nightstar ADS Holders and any applicable withholding taxes.

Settlement (page 55)

Subject to the Scheme becoming Effective (except as set forth herein), settlement of the Consideration to which any Nightstar Shareholder is entitled will be effected in the following manner:

•

Nightstar Shares in uncertificated form (that is, in CREST): Where, at the Scheme Record Time, a Nightstar Scheme Shareholder holds Nightstar Shares in uncertificated form, the Consideration to which such person is entitled will be transferred to such person through CREST by Bidco procuring, via Computershare, the creation of an assured payment obligation in favour of the appropriate CREST account, as soon as practicable after the Effective Date, subject to certain limitations set out below. As from the Scheme Record Time, each holding of Nightstar Shares credited to any stock account in CREST will be disabled and all Nightstar Shares will be removed from CREST.

•

Nightstar Shares in certificated form (that is, not in CREST): Where, at the Scheme Record Time, a Nightstar Scheme Shareholder holds Nightstar Shares in certificated form, settlement of the Consideration will be despatched (i) by first class post, by cheque drawn on a branch of a U.K. clearing bank; or (ii) by such other method as may be agreed between the parties

•

All such cash payments will be made in U.S. dollars. Payments made by cheque will be payable to the Nightstar Scheme Shareholder concerned or, in the case of joint holders, to all joint holders on the register of members of Nightstar. Cheques will be despatched as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date to the person entitled thereto at the address as appearing in the register of members of Nightstar at the Scheme Record Time. None of Nightstar, Bidder, Bidco, any of their nominee(s) or any of their respective agents shall be responsible for any loss or delay in the transmission of cheques sent in this way, and such cheques shall be sent entirely at the risk of the person entitled thereto.

Subject to the Scheme becoming Effective (except as set forth herein), settlement of any consideration to which any Nightstar ADS Holder is entitled will be effected in the following manner:

•

On the Effective Date, Nightstar Scheme Shares as at the Scheme Record Time represented by the Nightstar ADSs will be transferred to Bidco (or such of its nominee(s) as are agreed between Bidco and Nightstar). As soon practicable after the Effective Date, the Nightstar Depositary will, in accordance with the terms of the Scheme, receive an amount in cash in U.S. dollars equal to the total amount due by way of Consideration under the terms of the Scheme in respect of all the Nightstar Scheme Shares held by the Nightstar Depositary at the Scheme Record Time.

•

Once the Nightstar Depositary has received the aggregate Consideration for the Nightstar Scheme Shares held by it, each Nightstar ADS Holder will receive (upon surrender of their Nightstar ADSs to the Nightstar Depositary) their pro rata portion of the cash in U.S. dollars, net of the Nightstar Depositary fees for the cancellation of the Nightstar ADSs (up to USD 0.05 per Nightstar ADS) and the distribution of the Consideration to the surrendering Nightstar ADS Holders (up to USD 0.05 per Nightstar ADS) and applicable withholding taxes. Nightstar ADS Holders who hold their Nightstar ADSs in certificated form will, on or after the Effective Date, receive a letter of transmittal from the Nightstar Depositary with an explanation on how to surrender the Nightstar ADSs to the Nightstar Depositary. Such Nightstar ADS Holders must sign and return the letter of transmittal, together with their Nightstar ADS certificates, to receive any consideration to which they are entitled. Nightstar ADS Holders who hold their Nightstar ADSs in uncertificated form will automatically receive any consideration to which they are entitled and do not need to take any further action. Payments to Nightstar ADS Holders will be made by cheque mailed by the Nightstar Depositary to the address the Nightstar Depositary has in its records for such Nightstar ADS Holder.

•

Any Nightstar ADS Holders who hold their Nightstar ADSs indirectly through a bank, broker, or other securities intermediary or share plan administrator within DTC, will receive credit of the funds to their account from their bank, broker or other securities intermediary or share plan administrator. The Nightstar Depositary will remit the applicable funds (net of Nightstar Depositary fees and applicable withholding taxes) to DTC, and DTC will, in turn, credit the Nightstar ADS Holder’s bank, broker, securities intermediary or share plan administrator.

For more information, see the section entitled “Settlement” in paragraph 14 of Part II (Explanatory Statement).

Nightstar Equity Awards (page 50)

Upon the completion of the Acquisition, all outstanding stock options, restricted shares and restricted stock units awarded pursuant to the 2017 Equity Incentive Plan will be cancelled and cease to be outstanding, and the holder will be entitled to receive the Consideration less any applicable exercise or purchase price. All Pre-IPO Equity Awards will be acquired in the Scheme. Any Pre-IPO Equity Awards that were deferred upon the termination of the holder’s employment will not receive the Consideration and will be repurchased by Nightstar for a total payment of GBP 0.01 to the holder of such Deferred Share, pursuant to the terms of the applicable Vesting Agreement.

Conditions to the Scheme and the Acquisition (page 62)

The implementation of the Scheme and the Acquisition is conditional upon the satisfaction (or waiver, if permissible) of the following:

•

approval of the Scheme by a majority in number of the Nightstar Scheme Shareholders representing not less than 75 per cent. in value of the Nightstar Scheme Shares in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting;

•

the Court Meeting and any separate class meeting which may be required by the Court or any adjournment of any such meeting being held on or before the 22nd day after the expected date of the Court Meeting (or such later date as may be agreed between Bidder and Nightstar and as the Court may allow);

•	all resolutions necessary to approve and implement the Scheme being duly passed by the requisite majority or majorities at the General Meeting or at any adjournment of that meeting;

•

the General Meeting or any adjournment of that meeting being held on or before the 22nd day after the expected date of the General Meeting (or such later date as may be agreed between Bidder and Nightstar and as the Court may allow);

•	the Court Hearing being held on or before the date immediately preceding the Long Stop Date (or such later date as may be agreed between Bidder and Nightstar and as the Court may allow); and

•

the sanction of the Scheme by the Court (with or subject to any modification, addition or condition which Nightstar and Bidder may agree and which the Court approves) and the delivery of a copy of the order of the Court sanctioning the Scheme under section 899 of the Companies Act 2006 to the Registrar of Companies.

The obligation of Bidder to complete the Acquisition is subject to the satisfaction (or waiver, if permissible) of the following additional conditions:

•

there being no applicable law, preliminary or permanent injunction, judgment or ruling of any governmental authority in effect that enjoins, restrains, prevents or prohibits or otherwise makes the Acquisition illegal;

•	obtaining certain competition law and regulatory approvals in the United States and Germany;

•

the accuracy of the representations and warranties of Nightstar both as at 4 March 2019 and as at the date immediately preceding the date of the Court Hearing as though made on the date immediately preceding the date of the Court Hearing (except for any such representations and warranties made as at a particular date or period, which representations and warranties must be true and correct only as at that date or period), subject in most cases to a materiality or “material adverse effect” standard as provided in the Implementation Agreement;

•

Nightstar having performed and complied in all material respects with all obligations required by the Implementation Agreement to be performed or complied with by it prior to the date of the Court Hearing;

•	the absence of a material adverse effect with respect to Nightstar, since 4 March 2019; and

•

receipt by Bidder of a certificate, dated as at the date immediately preceding the Court Hearing and signed by an authorised officer of Nightstar, certifying to the effect that the conditions described in the three preceding bullet points have been satisfied.

Recommendation of the Nightstar Board (page 22)

The Nightstar Directors believe that the terms of the Acquisition, including the terms of the Implementation Agreement, are fair and reasonable and that proceeding with the Acquisition is likely to promote the success of Nightstar for the benefit of its shareholders, having had regard to the interests of other stakeholders, and unanimously recommend that Nightstar Shareholders vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting, as they have irrevocably undertaken to do in respect of their own holdings of, in aggregate,                  Nightstar Shares (representing approximately          per cent. of the issued ordinary share capital of Nightstar on                  2019 (being the last practicable date prior to the publication of this document)).

Shareholders Entitled to Vote; Votes Required (page 51 and 56)

Nightstar Scheme Shareholders as at the Scheme Voting Record Time are entitled to notice of, and to vote at, the Court Meeting and Nightstar Shareholders as at the Scheme Voting Record Time are entitled to notice of, and to vote at, the General Meeting. As at                  2019, the last practicable date before this document, there were                  Nightstar Shares issued and outstanding, held by approximately                  holders of record. Each Nightstar Scheme Share is entitled to one vote at the Court Meeting and each Nightstar Share is entitled to one vote at the General Meeting. Nightstar ADS Holders will not be entitled to vote directly on the Scheme and the Special Resolution, but Nightstar ADS Holders as of the Nightstar ADS Voting Record Time will have the right to instruct the Nightstar Depositary how to vote the Nightstar Scheme Shares underlying the Nightstar ADSs with respect to the Acquisition. Shareholders who hold their Nightstar Shares (including Nightstar ADSs) in the name of a broker, bank or other nominee should follow the voting instructions provided by such nominee to ensure that their Nightstar Shares are represented at the Court Meeting and the General Meeting.

In connection with the General Meeting, a quorum will be present if two Nightstar Scheme Shareholders as at the Scheme Voting Record Time are present in person or represented by proxy. Abstentions and broker non-votes will be considered in determining the presence of a quorum at the General Meeting. Under Nasdaq rules, Nightstar is required to amend the Nightstar Articles by 30 June 2019 (subject to the Acquisition having not become Effective by that date) to require a quorum for a general meeting of Nightstar Shareholders to be Nightstar Shareholders present who hold Nightstar Shares representing in aggregate at least one-third of the voting rights of Nightstar. Although this quorum requirement does not currently apply to Nightstar, pursuant to the Irrevocable Undertakings, Nightstar Shareholders representing in aggregate at least one-third of the voting rights of Nightstar have irrevocably undertaken that they will vote, in person or by proxy, at the Nightstar Shareholder Meetings, meaning that the proposed amended quorum requirement would be satisfied had it applied to the Nightstar Shareholder Meetings.

In connection with the Court Meeting, there must be a sufficiently large (in the Court’s judgment) number of Nightstar Scheme Shares included in the vote to fairly represent the opinion of Nightstar Scheme Shareholders. Abstentions and broker non-votes will not be considered votes cast and will therefore not have any effect on the outcome of the vote at the Court Meeting.

At the Court Meeting, the Scheme will be approved by Nightstar Shareholders if both (i) a majority in number of Nightstar Scheme Shareholders who vote (in person or by proxy) vote in favour of the Scheme and (ii) Nightstar Scheme Shares representing at least 75 per cent. in value of the total number of Nightstar Scheme Shares voted at the Court Meeting are voted in favour of the Scheme. At the General Meeting, the Special Resolution must be approved by Nightstar Shareholders representing at least 75 per cent. of the votes cast.

The Court Meeting (page vi)

The Court Meeting will be held at the offices of Nightstar’s solicitors, Skadden, at 40 Bank Street, London E14 5DS, on                  2019 at     .

The purpose of the Court Meeting is to allow Nightstar Scheme Shareholders to vote on the Scheme. At the Court Meeting, you will be asked to consider and vote upon a resolution to approve the Scheme, with or subject to any modification, addition or condition which Nightstar and Bidder may agree and which the Court approves. For the Scheme to be approved at the Court Meeting, the Scheme must be approved by a majority in number of Nightstar Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of Nightstar Scheme Shares voted.

The General Meeting (page ix)

The General Meeting will be held at the offices of Nightstar’s solicitors, Skadden, at 40 Bank Street, London E14 5DS, on                  2019 at      or, as soon thereafter as the Court Meeting has been concluded or adjourned.

At the General Meeting, you will be asked to consider and vote upon resolutions to give the Nightstar Board the authority to take all necessary action to carry the Scheme into effect and to amend the Nightstar Articles as described in “Amendment to the Nightstar Articles” (see page 52), proposed by way of the Special Resolution. For the Special Resolution to be approved at the General Meeting, the Special Resolution must be approved by Nightstar Shareholders representing at least 75 per cent. of the votes cast at the General Meeting, either in person or by proxy.

Irrevocable Undertakings from the Nightstar Board and Certain Shareholders (page 76)

Bidco has received irrevocable undertakings to vote or procure votes in favour of the resolutions relating to the Scheme at the Nightstar Shareholder Meetings from the Nightstar Directors, in respect of their entire beneficial holdings, amounting to                  Nightstar Shares, in aggregate, representing approximately      per cent. of the issued share capital of Nightstar as at                  2019, being the last practicable date prior to the publication of this document. The form of the Director’s Irrevocable Undertaking is attached hereto as Annex C and incorporated by reference herein.

Bidco has also received irrevocable undertakings from Syncona Portfolio Limited and New Enterprise Associates, both Nightstar Shareholders, to vote or procure votes in favour of the resolutions relating to the Scheme at the Nightstar Shareholder Meetings in respect of their entire beneficial holdings, amounting to                  Nightstar Shares, in aggregate, representing approximately              per cent. of the issued share capital of Nightstar as at                  2019, being the last practicable date prior to the publication of this document. The form of the Shareholder’s Irrevocable Undertaking is attached hereto as Annex D and incorporated by reference herein.

Court Hearing to Sanction the Scheme (page 52)

Under the Companies Act 2006, the Scheme also requires the sanction of the Court. The Court Hearing to sanction the Scheme is currently expected to take place mid-year 2019. All Nightstar Scheme Shareholders are entitled to attend the Court Hearing in person or through Counsel to support or oppose the sanctioning of the Scheme. The Scheme will become Effective as soon as a copy of the Court Order has been delivered to the Registrar of Companies. This is currently expected to occur mid-year 2019, and no earlier than 7 June 2019.

If the Scheme becomes Effective, it will be binding on all Nightstar Scheme Shareholders, including Nightstar Scheme Shareholders who did not vote to approve the Scheme or who voted against the Scheme at the Court Meeting or General Meeting.

Reasons for the Recommendation (page 38)

For a description of the reasons considered by the Nightstar Board in deciding to recommend that Nightstar Shareholders vote in favour of the Scheme and the Special Resolution, see the section entitled “Reasons for the Recommendation” in paragraph 9 of Part I (Letter from the Chairman of Nightstar Therapeutics plc).

Opinion of Nightstar’s Financial Advisor (page 22)

Nightstar retained Centerview which acted, with its affiliate Centerview UK, as financial advisor to the Nightstar Board in connection with the proposed Acquisition and the other transactions contemplated by the Implementation Agreement. In connection with this engagement, the Nightstar Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of the Nightstar Shares, other than (i) any of the Nightstar Shares legally or beneficially held by Bidder or any of its subsidiary undertakings; (ii) any of the Nightstar Shares which are for the time being held by Nightstar as treasury shares (within the meaning of the Companies Act 2006); (iii) any Deferred Shares; and (iv) any of the Nightstar Shares held by any affiliate of Nightstar or Bidder, which are collectively referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion in the section “Opinion of Nightstar’s Financial Advisor” in paragraph 5 of Part I (Letter from the Chairman of Nightstar Therapeutics plc) of the Consideration proposed to be paid to such holders pursuant to the Implementation Agreement. On 3 March 2019, Centerview rendered to the Nightstar Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated such date, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Consideration proposed to be paid to the holders of the Nightstar Shares (other than Excluded Shares) pursuant to the Implementation Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated 3 March 2019, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached hereto as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Nightstar Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Acquisition and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of the Nightstar Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Implementation Agreement. Centerview’s opinion did not address any other term or aspect of the Implementation Agreement or the Acquisition and does not constitute a recommendation to any Nightstar Shareholder or any other person as to how such shareholder or other person should vote with respect to the Acquisition or the Scheme or whether or not such shareholder should tender their Nightstar Shares in connection with an Offer or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Interests of Nightstar Directors and Executive Officers and the Effect of the Scheme on Their Interests (page 67)

In considering the recommendation of the Nightstar Board with respect to the Scheme and the Special Resolution, you should be aware that Nightstar’s Directors and executive officers have interests in the Acquisition that may be different from, or in addition to, the interests of Nightstar Shareholders generally. Interests of Nightstar Directors and executive officers that may be different from or in addition to the interests of Nightstar Shareholders generally include treatment of compensatory equity awards and eligibility for certain severance payments and benefits. For further information, see the section entitled “Interests of Nightstar’s Non-Employee Directors and Executive Officers” in paragraph 4 of Part V (Additional Information). The Nightstar Board was aware of the different or additional interests described herein and considered these interests along with other matters in approving the Implementation Agreement.

Material United Kingdom Tax Consequences of the Acquisition (page 71)

The comments set out below are based on current United Kingdom tax law as applied in England and Wales and HMRC practice (which may not be binding on HMRC) as at the date of this document, both of which are subject to change, possibly with retrospective effect. They are intended as a general guide to certain limited aspects of the United Kingdom tax treatment of the Scheme and apply only to Nightstar Shareholders and Nightstar ADS Holders (i) resident and, in the case of an individual, domiciled for tax purposes in the United Kingdom only; (ii) to whom “split year” treatment does not apply; (iii) who hold their Nightstar Shares or Nightstar ADSs as an investment (other than under a pension arrangement or an ISA or a Lifetime ISA); and (iv) who are the absolute beneficial owners of their Nightstar Shares or, in respect of Nightstar ADS Holders, who are treated as absolute beneficial owners of the Nightstar Shares underlying their Nightstar ADSs. The discussion does not address all possible tax consequences relating to the Scheme. This discussion does not address the tax considerations relevant to the receipt of Nightstar dividends. Certain categories of shareholders, including those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs and exemptions, those connected with Nightstar or Bidder, and those for whom the shares are employment-related securities may be subject to special rules and this summary does not apply to such shareholders.

Nightstar Shareholders, Nightstar ADS Holders or prospective shareholders who are in any doubt about their tax position, or who are resident or otherwise subject to taxation in a jurisdiction outside the United Kingdom, should consult their own professional advisers immediately.

Where a Nightstar Shareholder receives cash in respect of his or her Nightstar Shares, that Nightstar Shareholder will be treated as disposing of his Nightstar Shares which may, depending on the Nightstar Shareholder’s individual circumstances (including the availability of exemptions, reliefs or allowable losses) give rise to a liability to U.K. tax on chargeable gains or, alternatively, an allowable capital loss. The same treatment will apply to U.K. resident Nightstar ADS Holders, who will receive cash consideration for their Nightstar ADSs.

No U.K. stamp duty or stamp duty reserve tax should be payable by the Nightstar Shareholders or Nightstar ADS Holders on a disposal of their shares or ADSs in accordance with the Scheme.

Material United States Federal Income Tax Consequences of the Acquisition (page 71)

The Scheme will be a taxable event for U.S. federal income tax purposes. Accordingly, a U.S. Shareholder (as defined in paragraph 6 of part V (Additional Information) beginning on page 71) will recognise gain or loss with respect to its Nightstar Shares and Nightstar ADSs, measured by the difference between the amount of Consideration paid to such U.S. Shareholder and such U.S. Shareholder’s adjusted tax basis in its Nightstar

Shares or Nightstar ADSs, as applicable. Any gain realised by a Non-U.S. Shareholder pursuant to the Scheme generally will not be subject to U.S. federal income tax unless such Non-U.S. Shareholder has certain connections with the United States as set forth in the section entitled “United States taxation” in paragraph 6 of part V (Additional Information) beginning on page 71.

Nightstar Shareholders and Nightstar ADS Holders should carefully read the section entitled “United States taxation” in paragraph 6 of Part V (Additional Information) beginning on page 71. Tax matters are complicated and the tax consequences of the Scheme to Nightstar Shareholders and Nightstar ADS Holders will depend upon the facts of their respective situations. Accordingly, each Nightstar Shareholder and Nightstar ADS Holder is urged to consult with his, her or its own tax adviser to determine the particular U.S. federal, state, local and non-U.S. tax consequences to it of the Scheme.

Competition Law and Regulatory Approvals (page 89)

Completion of the Acquisition is subject to the receipt of certain regulatory approvals, including (i) the expiration or early termination of the applicable waiting period under the U.S. HSR Act; and (ii) receipt of any necessary approval from the German antitrust authority.

No Appraisal Rights (page 58)

If Nightstar Scheme Shareholders approve the Scheme at the Court Meeting and the Court sanctions the Scheme, then, subject to the Scheme becoming Effective in accordance with its terms, the Scheme will be binding on all Nightstar Shareholders, including those who did not vote or who voted against it at the Court Meeting. If Nightstar Scheme Shareholders approve the Scheme and the Court sanctions the Scheme, no Nightstar Shareholder or Nightstar ADS Holder will have “dissenters” or “appraisal” rights or otherwise have any right to seek a court appraisal of the value of Nightstar Shares. If the Scheme becomes Effective, all Nightstar Scheme Shareholders will receive the Consideration.

Nightstar ADSs (page 56)

As each Nightstar ADS represents one Nightstar Share, the Scheme becoming Effective will result, in effect, in each Nightstar ADS Holder being entitled to receive USD 25.50 in cash for each Nightstar ADS surrendered to the Nightstar Depositary, without interest, and subject to the Nightstar Depositary fees for the cancellation of the

Nightstar ADSs (up to USD 0.05 per Nightstar ADS) and the distribution of the Consideration (up to USD 0.05 per Nightstar ADS) to the Nightstar ADS Holders surrendering such Nightstar ADSs and any applicable withholding taxes. Nightstar ADS Holders have been sent or will be sent a Depositary’s Notice of Court Meeting and General Meeting and an ADS Voting Instruction Card for use in connection with the Court Meeting and the General Meeting.

Delisting and Deregistration of Nightstar ADSs (page 55)

If the Acquisition is completed, the Nightstar ADSs will be delisted from Nasdaq and the Nightstar ADSs and Nightstar Shares will be deregistered under the U.S. Exchange Act.

Alternative Proposals; Non-Solicitation (page 83)

Except as permitted by the Implementation Agreement, between 4 March 2019, and the earlier of the termination of the Implementation Agreement in accordance with its terms and the Effective Date, Nightstar may not, and must use its reasonable best endeavours to cause its directors, officers, employees, agents and consultants and financial advisors and attorneys, not to directly or indirectly:

•

solicit, initiate, or knowingly encourage or facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an “acquisition proposal,” as defined in the section entitled “Alternative Proposals; Non-Solicitation” in paragraph 9 of Part V (Additional Information);

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal;

•

enter into any letter of intent, implementation agreement, co-operation agreement, acquisition agreement, agreement in principle or similar agreement with respect to an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal; or

•	waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract.

However, if between 4 March 2019, and the earlier of (i) the termination of the Implementation Agreement in accordance with its terms and (ii) the Effective Date, Nightstar receives an unsolicited bona fide written acquisition proposal (that did not result from a material breach of the non-solicitation provisions of the Implementation Agreement), and if the Nightstar Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal as defined in the section entitled “Receipt of Competing Acquisition Proposals” in paragraph 9 of Part V (Additional Information) and the failure to take such action would be in breach of their fiduciary duties or would violate their obligations under the Companies Act 2006, then Nightstar and its representatives may take the following actions:

•

furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to Nightstar and its subsidiaries to the person who has made such acquisition proposal (provided, that Nightstar must as promptly as practicable provide to Bidder any such non-public information to the extent not previously provided to Bidder); and

•	engage in or otherwise participate in discussions or negotiations with such person for so long as Nightstar and its representatives reasonably believe it may lead to a superior proposal.

Changes in Board Recommendation (page 84)

The Nightstar Board has unanimously recommended that Nightstar Shareholders vote in favour of the Scheme and the Special Resolution. The Implementation Agreement permits the Nightstar Board to change its recommendation only in certain limited circumstances, as described below.

At any time between 4 March 2019, and the earlier of (i) the termination of the Implementation Agreement in accordance with its terms and (ii) the Effective Date, if Nightstar or any of its subsidiaries has received a bona fide written acquisition proposal (as defined in the section entitled “Alternative Proposals; Non-Solicitation” in paragraph 9 of Part V (Additional Information)) which did not result from a breach of Nightstar’s no solicitation obligations that has not been withdrawn and, after consultation with its financial advisors and outside legal counsel the Nightstar Board determines in good faith that such acquisition proposal constitutes a superior proposal, as defined in the section entitled “Receipt of Competing Acquisition Proposals” in paragraph 9 of Part V (Additional Information), the Nightstar Board may: (i) change its recommendation and/or (ii) cause Nightstar to terminate the Implementation Agreement in order to enter into a definitive agreement relating to such superior proposal, subject to paying the USD 8,773,855 compensatory payment due to Bidder under the terms of the Implementation Agreement. Prior to changing its recommendation and/or terminating the Implementation Agreement, (a) Nightstar must have given Bidder at least four Business Days’ prior written notice of its intention to take such action, including the material terms and conditions of any such superior proposal and have contemporaneously provided to Bidder a copy of the superior proposal; (b) at the end of such notice period, if Bidder has not elected to negotiate in good faith with respect to any revisions to the terms of the Acquisition or another proposal by Bidder so that the terms proposed by Bidder are at least as favourable as the competing acquisition proposal, and must have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the competing acquisition proposal would nevertheless continue to constitute a superior proposal if the revisions proposed by Bidder were to be given effect. In the event of any material amendment to an acquisition proposal or another proposal proposed by Bidder on terms at least as favourable as a competing acquisition proposal, Nightstar must satisfy the notice requirement described above with a new written notice to Bidder, and comply with the requirements described above (but any such subsequent notice period will only be three Business Days).

Termination (page 90)

The Implementation Agreement may be terminated at any time prior to the Effective Date in the following circumstances:

•	by the written agreement of Nightstar and Bidder;

•

by Nightstar in accordance with the provisions regarding its right to terminate the Implementation Agreement to enter into a definitive agreement relating to a superior proposal as defined in the section entitled “Receipt of Competing Acquisition Proposals” in paragraph 9 of Part V (Additional Information);

•	by either Nightstar or Bidder, if:

•

the Effective Date has not occurred by the Long Stop Date (provided that the right to terminate pursuant to this provision is not available to any party whose material breach of the Implementation Agreement caused the failure of the Effective Date to have occurred by the Long Stop Date);

•

this document is not distributed to Nightstar Scheme Shareholders in accordance with the terms of the Implementation Agreement (provided that the right to terminate pursuant to this provision is not available to a party whose breach of any provision of the Implementation Agreement was the primary cause of such failure to distribute this document);

•

an injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition and such injunction shall have become final and non-appealable (provided that the right to terminate pursuant to this provision is not available to a party whose breach of any provision of the Implementation Agreement was the primary cause of such injunction); or

•	any Condition that has not been waived (or is incapable of waiver) is (or has become) incapable of satisfaction by the Long Stop Date;

•	by Bidder, if:

•	the Nightstar Board notifies Bidder or publicly states that it no longer recommends (or intends to recommend) that the Nightstar Shareholders vote in favour of the Scheme and the Special Resolution;

•

Nightstar intentionally and materially breaches the provisions of the Implementation Agreement limiting its ability to communicate with third parties during the period between 4 March 2019, and the earlier of (i) the termination of the Implementation Agreement in accordance with its terms and (ii) the Effective Date, and such breach results in an acquisition proposal (as defined in the section entitled “Alternative Proposals; Non-Solicitation” in paragraph 9 of Part V (Additional Information));

•	following the Court Meeting or the General Meeting, the Nightstar Board notifies Bidder in writing or publicly states that Nightstar will not seek the sanctioning of the Scheme by the Court;

•

(i) the Nightstar Board (a) withdraws (or modifies in a manner adverse to Bidder), or publicly proposes to withdraw (or modify in a manner adverse to Bidder), its recommendation, or (b) approves, recommends or declares advisable, or publicly proposes to approve, recommend or declare advisable, any acquisition proposal; (ii) the Nightstar Board fails to include its recommendation in this document when mailed; or (iii) the Nightstar Board fails to reaffirm its recommendation within 10 days after Bidder so requests in writing or, if earlier, three days prior to the General Meeting (it being understood Nightstar will have no obligation to make such reaffirmation on more than three occasions); or

•

Nightstar breaches any of its representations and warranties set out in the Implementation Agreement or fails to perform any covenant or obligation in the Implementation Agreement on the part of Nightstar such that the condition regarding the accuracy of the representations and warranties of Nightstar both as at 4 March 2019 and as at the date immediately preceding the date of the Court Hearing would not be satisfied and cannot be cured by Nightstar by the Long Stop Date, or if capable of being cured by the Long Stop Date, is not cured within 30 days of the date Bidder gives Nightstar written notice of such breach or failure to perform (provided that the right to terminate pursuant to this provision is not available to Bidder if either Bidder or Bidco is then in material breach of any representation, warranty, covenant or obligation set out in the Implementation Agreement).

Compensatory Payment (page 91)

Nightstar will pay Bidder a compensatory payment in an amount equal to USD 8,773,855 if the Implementation Agreement is terminated in the following circumstances:

•

if the Implementation Agreement is terminated by Nightstar in order to enter into a definitive agreement relating to a superior proposal (in accordance with, and as defined in, the provisions set forth in the section entitled “Receipt of Competing Acquisition Proposals” in paragraph 9 of Part V (Additional Information));

•	if the Implementation Agreement is terminated by Bidder because the Nightstar Board has changed its recommendation;

•

if (i) the Nightstar Board changes its recommendation, or (ii)(a) the Nightstar Board withdraws or adversely modifies, or publicly proposes to withdraw or adversely modify, its recommendation, or approves, recommends or declares advisable, or publicly proposes to approve, recommend or declare advisable, any acquisition proposal; (b) the Nightstar Board fails to include its recommendation in this document when mailed; or (c) the Nightstar Board fails to reaffirm its recommendation as requested by Bidder; or

•

(i) after 4 March 2019, any person shall have publicly disclosed a bona fide acquisition proposal (as defined in the section entitled “Alternative Proposals; Non-Solicitation” in paragraph 9 of Part V (Additional Information)), which has not been withdrawn prior to such termination; (ii) the Implementation Agreement is thereafter terminated (a) by Bidder because a Condition has not been satisfied by the Long Stop Date, (b) by Bidder because the Nightstar Board notifies Bidder in writing or publicly states that Nightstar will not seek the sanctioning of the Scheme by the Court following the Court Meeting or the General Meeting, (c) by Bidder because Nightstar breaches any of its representations and warranties or fails to perform any covenant or obligation on the part of Nightstar set out in the Implementation Agreement such that the condition regarding the accuracy of the representations and warranties of Nightstar would not be satisfied and cannot be cured by Nightstar by the Long Stop Date, or if capable of being cured by the Long Stop Date, is not cured within 30 days of the date Nightstar receives written notice of such breach or failure to perform, or (d) by either Nightstar or Bidder because the Effective Date has not occurred by the Long Stop Date; and (iii) at any time on or before the 12-month anniversary of such termination an acquisition proposal is announced, which is subsequently completed.

QUESTIONS AND ANSWERS ABOUT THE NIGHTSTAR SHAREHOLDER MEETINGS AND THE ACQUISITION

The following questions and answers address briefly some questions you may have regarding the Nightstar Shareholder Meetings and the proposals to be voted on at the Nightstar Shareholder Meetings. These questions and answers may not address all of the questions that may be important to you as a Nightstar Shareholder. Please refer to the more detailed information contained elsewhere in this document, the annexes to this document and the documents referred to or incorporated by reference in this document, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this document without charge by following the instructions under the section entitled “Documents” in paragraph 12 of Part V (Additional Information).

Q:	Why am I receiving this document?

A:

On 4 March 2019, Nightstar entered into an agreement in connection with the acquisition of Nightstar by Bidder through Bidco, whereby Bidco will acquire all of the issued and to be issued share capital of Nightstar for USD 25.50 in cash by way of a “scheme of arrangement” under Part 26 of the U.K. Companies Act 2006. You are receiving this proxy statement in connection with the solicitation of proxies by the Nightstar Board in favour of approval of the Acquisition.

Q:	What is a “scheme of arrangement”?

A:

A “scheme of arrangement” is a Court-sanctioned arrangement between a company and its shareholders, which can be used as a transaction structure to effect a “takeover” or “merger.” If the Scheme becomes Effective, then:

•	Bidco will pay Nightstar Scheme Shareholders USD 25.50 in cash per Nightstar Scheme Share;

•	all Nightstar Scheme Shares will be transferred to Bidco; and

•	the Scheme will be binding on all Nightstar Shareholders, whether or not they voted in support of the Scheme.

Q:	What is the Court Meeting?

A:

In order for the Scheme to become Effective, the Scheme must be approved by Nightstar Shareholders. This approval is obtained at a shareholder meeting convened with the permission of the Court referred to as the “Court Meeting.” The purpose of the Court Meeting is to allow the Court to ascertain whether Nightstar Scheme Shareholders are in favour of the Scheme.

Q:	When and where is the Court Meeting?

A:	The Court Meeting will be held at the offices of Nightstar’s solicitors, Skadden, at 40 Bank Street, London E14 5DS, on , 2019, at .

Q:	What is the General Meeting?

A:

In addition to the approval of the Scheme at the Court Meeting, certain additional resolutions, necessary for Nightstar to implement the Acquisition are required to be approved at a general meeting of Nightstar Scheme Shareholders, referred to as the “General Meeting.”

Q:	When and where is the General Meeting?

A:

The General Meeting will be held at the offices of Nightstar’s solicitors, Skadden, at 40 Bank Street, London E14 5DS, on                 ,                  2019, at                 , or, if later, immediately after the conclusion of the Court Meeting.

Q:	Who is entitled to vote at the Court Meeting and the General Meeting?

A:	Nightstar Scheme Shareholders are entitled to vote at the Court Meeting and Nightstar Shareholders are entitled to vote at the General Meeting.

If you hold your Nightstar Shares through a broker, bank or other nominee at the Scheme Voting Record Time you will need to contact your broker, bank or other nominee in order to submit your voting instructions.

If you hold Nightstar Shares registered in your own name, you are entitled, subject to compliance with procedures described below, to vote either in person or by appointing another person or persons as your proxy or proxies to attend and vote in your stead.

Q:	What matters will be voted on at the Nightstar Shareholder Meetings?

A:	At the Court Meeting, Nightstar Scheme Shareholders will vote on the approval of the Scheme.

At the General Meeting, Nightstar Shareholders will vote on a resolution to (i) authorise the Nightstar Board to take all necessary action to carry the Scheme into effect and (ii) amend the Nightstar Articles to ensure that any Nightstar Shares issued after the Scheme Record Time will be subject to the Scheme or otherwise transferred to Bidco, so that no other person will hold Nightstar Shares following the Effective Date. This resolution is referred to as the “Special Resolution.”

Q:	How do I attend the Nightstar Shareholder Meetings?

A:

If you plan to attend the Court Meeting in person, you will need to provide proof that you own Nightstar Scheme Shares in order to be admitted to the meeting. If you plan to attend the General Meeting in person, you will need to provide proof that you own Nightstar Shares in order to be admitted to the meeting.

If you are a shareholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a broker, bank or other nominee you will need to provide proof of ownership, such as a recent account statement provided by your broker, bank or other nominee or other similar evidence of ownership, along with proper identification.

Nightstar ADS Holders will not be able to attend the Court Meeting or the General Meeting in person. If you are a Nightstar ADS Holder as of the Nightstar ADS Voting Record Time and you wish to attend the Court Meeting and the General Meeting, you will need to arrange for the cancellation of your Nightstar ADSs in order to become a Nightstar Shareholder prior to the applicable Scheme Voting Record Time. If you present your Nightstar ADSs for cancellation after the Nightstar ADS Voting Record Time to attend the Court Meeting or the General Meeting, you will need to certify that you were a Nightstar ADS Holder as of the Nightstar ADS Voting Record Time and that you will not vote the Nightstar ADSs previously held.

Q:	What constitutes a quorum for the Nightstar Shareholder Meetings?

A:

In connection with the General Meeting, a quorum will be present if two Nightstar Shareholders as at the Scheme Voting Record Time are present, in person or represented by proxy. As at the close of business on                  2019, the last practicable date before this document, there were                  Nightstar Shares outstanding. Abstentions and broker non-votes will be considered in determining the presence of a quorum at the General Meeting.

In connection with the Court Meeting, there must be a sufficiently large (in the Court’s judgment) number of Nightstar Scheme Shares included in the vote to fairly represent the opinion of Nightstar Scheme Shareholders. Abstentions and broker non-votes will not be considered votes cast and will therefore not have any effect on the outcome of the vote at the Court Meeting.

Q:	What vote of Nightstar Scheme Shareholders is required to approve the Scheme?

A:

At the Court Meeting, the Scheme will be approved by Nightstar Scheme Shareholders if both (i) a majority in number of Nightstar Scheme Shareholders who vote (in person or by proxy) at the Court Meeting vote in favour of the Scheme and (ii) Nightstar Scheme Shares representing at least 75 per cent. in value of the total number of Nightstar Schemes Shares voted (in person or by proxy) at the Court Meeting are voted in favour of the Scheme.

In addition to approval by Nightstar Scheme Shareholders at the Court Meeting, approval of the Scheme will also require sanction by the Court. In considering whether to sanction the Scheme, the Court will consider whether there has been a sufficiently large (in the Court’s judgment) number of Nightstar Scheme Shares included in the vote in favour of the Scheme to fairly represent the opinion of Nightstar Scheme Shareholders, in addition to whether the required majority (as described above), is obtained.

At the General Meeting, the Special Resolution must be approved by Nightstar Shareholders representing at least 75 per cent. of the votes cast.

Q:	How does the Nightstar Board recommend that I vote?

A:	The Nightstar Board unanimously recommends that you vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution at the General Meeting.

Q:	How do Nightstar Directors and officers intend to vote?

A:

Bidder has received irrevocable undertakings from all Nightstar Directors, whereby they have agreed to vote in favour of the Acquisition at the Nightstar Shareholder Meetings in their capacity as shareholders in respect of their entire beneficial holdings of Nightstar Shares, which amounts to          Nightstar Shares, representing approximately          per cent. of the issued and outstanding ordinary share capital of Nightstar as at                  2019, the last practicable date before this document.

It is currently expected that Nightstar’s executive officers will vote their Nightstar Shares in favour of the Acquisition and the other proposals to be considered at the Nightstar Shareholder Meetings.

Q:	What is the Court Hearing?

A:

In addition to the approval of the Scheme by the Nightstar Shareholders at the Court Meeting and the General Meeting, in order for the Scheme to become Effective, the Court must sanction the Scheme at a hearing. This hearing is referred to as the “Court Hearing.”

Q:	When and where is the Court Hearing?

A:	Subject to the approval of Nightstar Shareholders and the prior satisfaction of the Conditions to completion of the Acquisition, the Court Hearing will be held at the Court, by mid-year 2019.

Q:	When is the Acquisition expected to be completed?

A:

As at the date of this document, it is expected that the Scheme will become Effective during the middle of 2019, and no earlier than 7 June 2019. However, the Acquisition cannot proceed until all of the Conditions are waived (if capable of waiver) or satisfied at or prior to the Long Stop Date in accordance with their respective terms, including the approval of the Scheme at the Court Meeting and the Special Resolution at the General Meeting. The Scheme also requires the sanction by the Court. It is possible that factors outside the control of Nightstar and Bidder could delay the completion of the Acquisition, or prevent it from being completed at all.

Q:	What happens if the Acquisition is not completed?

A:

If the Scheme is not approved by Nightstar Shareholders, or if the Acquisition does not become Effective for any other reason, the Scheme will lapse and Nightstar Shareholders will not receive any payment for their Nightstar Shares in connection with the Acquisition. Instead, Nightstar will remain a public company, and Nightstar Shares and Nightstar ADSs will continue to be registered under the U.S. Exchange Act and the Nightstar ADSs will continue to be listed and traded on Nasdaq. In the event that either Nightstar or Bidder terminates the Implementation Agreement, then, in certain circumstances, Nightstar will pay Bidder a compensatory payment in an amount equal to USD 8,773,855.

Q:	What do I need to do now? How do I vote my Nightstar Shares?

A:

If you hold Nightstar Scheme Shares registered in your own name, you are entitled to attend the Court Meeting to vote in person or to appoint another person or persons as your proxy or proxies to attend and vote in your stead, in accordance with the procedures further outlined in this document.

If you hold Nightstar Shares registered in your own name, you are entitled to attend the General Meeting to vote in person or to appoint another person or persons as your proxy or proxies to attend and vote in your stead, in accordance with the procedures further outlined in this document.

If you hold your Nightstar Shares through a broker, bank or other nominee you will need to contact your broker, bank or other nominee in order to submit your voting instructions for both the Court Meeting and the General Meeting.

You are strongly encouraged to sign and return the blue Form of Proxy for the Court Meeting as soon as possible or, if you hold Nightstar Shares in CREST, via a CREST Proxy Instruction. You are also encouraged to sign and return the white Form of Proxy for the General Meeting at the same time as the blue Form of Proxy for the Court Meeting or if you hold Nightstar Shares in CREST, via a CREST Proxy Instruction.

Q:	Can I revoke my proxy?

A:	Any person submitting a Form of Proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted.

If you are a Nightstar Shareholder of record, you may revoke your proxy at any time before the vote is taken at the Court Meeting or the General Meeting, as applicable, by:

•

submitting a new Form of Proxy with a later date, by using the telephone or electronic proxy submission procedures described herein, or by completing, signing, dating and returning a new Form of Proxy by mail to Computershare;

•	attending the Court Meeting and/or the General Meeting and voting in person; or

•	delivering a written notice of revocation by mail to Computershare at The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom.

Please note, however, that only your last validly delivered or received proxy will count (regardless of its date or of the date of its execution). Attending the Court Meeting or General Meeting without taking one of the actions described above will not in itself revoke your proxy.

If you hold your shares indirectly through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares indirectly, you may also revoke a prior proxy by voting in person at the Court Meeting and/or General Meeting if you obtain a Form of Proxy executed in your favour from your broker, bank or other nominee in order to be able to vote in person at such meeting.

Q:	What happens if I do not vote or if I abstain from voting on the proposals?

A:

If you are the registered holder of Nightstar Shares and do not vote either in person or by appointing another person as your proxy to attend and vote in your stead, your shares will not be counted for purposes of determining whether a quorum is present at the General Meeting or for calculating the proportion of votes “For” and “Against” at either of the Nightstar Shareholder Meetings.

If your Nightstar Shares are held by a broker, bank or other nominee, you will need to contact your broker, bank or other nominee in order to confirm the answer to this question. However, if you do not instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of calculating the proportion of votes “For” and “Against” at the Nightstar Shareholder Meetings. Broker non-votes will be considered in determining the presence of quorum at the General Meeting.

There is a “Vote Withheld” option to enable you to abstain on the Special Resolution at the General Meeting. A “Vote Withheld” will count towards quorum at the General Meeting, however a “Vote Withheld” is not a vote in law and will not be counted in the calculation of the proportion of votes “For” and “Against” the Special Resolution at the General Meeting.

Q:	Will my Nightstar Shares held by a broker, bank or other nominee be combined for voting purposes with Nightstar Shares I hold of record?

A:	If your Nightstar Shares are held by a broker, bank or other nominee, these will not be combined for voting purposes with Nightstar Shares in relation to which you are the registered holder.

Q:	Can Nightstar ADS Holders vote at the Nightstar Shareholder Meetings?

A:

Nightstar ADS Holders will not be entitled to attend the Court Meeting or General Meeting in person or vote directly on the Acquisition. Instead, Nightstar will request that the Nightstar Depositary delivers to Nightstar ADS Holders as at the Nightstar ADS Voting Record Time a notice of (or notices for) the Court Meeting and the General Meeting, and Nightstar ADS Holders as at the Nightstar ADS Voting Record Time will have the right to instruct the Nightstar Depositary, by means of the ADS Voting Instruction Cards, how to vote the Nightstar Shares underlying the Nightstar ADSs held as of the Nightstar ADS Voting Record Time, subject to and in accordance with the terms of the Deposit Agreement with the Nightstar Depositary, a copy of which is available free of charge at the SEC’s website at www.sec.gov.

If you are a Nightstar ADS Holder as of the Nightstar ADS Voting Record Time and you wish to attend the Court Meeting and the General Meeting, you will need to arrange for the cancellation of your Nightstar ADSs in order to become a Nightstar Scheme Shareholder prior to the applicable Scheme Voting Record Time. If you present your Nightstar ADSs for cancellation after the Nightstar ADS Voting Record Time to attend the Court Meeting or the General Meeting, you will need to certify that you were a Nightstar ADS Holder as of the Nightstar ADS Voting Record Time and that you will not vote the Nightstar ADSs previously held.

Q:	Why did I receive more than one proxy card or voting instruction card?

A:	You will receive separate proxy cards for voting on approval of the Scheme at the Court Meeting and for voting on the Special Resolution at the General Meeting.

Q:	What happens if I sell my Nightstar Scheme Shares before completion of the Acquisition?

A:

In order to receive the Consideration of USD 25.50 per Nightstar Scheme Share, you must hold your Nightstar Scheme Shares at the Scheme Record Time. Consequently, if you transfer your shares before the Scheme Record Time, you will have transferred your right to receive the Consideration.

The Scheme Voting Record Time, which determines the Nightstar Shareholders entitled to vote at the Nightstar Shareholder Meetings, is earlier than the consummation of the Acquisition. If you transfer your Nightstar Scheme Shares after the Scheme Voting Record Time but prior to the Scheme Record Time, you will retain any rights you hold to vote at the Nightstar Shareholder Meetings but not the right to receive the Consideration.

If you are a Nightstar ADS Holder, in order to receive the consideration to which you are entitled in relation to any Nightstar ADS, you must surrender your Nightstar ADS to the Nightstar Depositary after the Effective Date. Consequently, if you transfer your Nightstar ADSs on or before the Effective Date, you will not be able to present your Nightstar ADSs to the Nightstar Depositary to receive any consideration in relation thereto.

Q:	Should I send in my share certificates or other evidence of ownership now?

A:	No, do not send your certificates now.

There is no requirement for registered Nightstar Shareholders to take any action with regard to their share certificates. Share certificates in respect of Nightstar Shares will cease to be valid upon the Scheme becoming Effective.

If you are a Nightstar ADS Holder who holds your Nightstar ADSs in certificated form you will, after the Effective Date, receive a letter of transmittal from the Nightstar Depositary with an explanation on how to surrender the Nightstar ADSs to the Nightstar Depositary. Such Nightstar ADS Holders must sign and return the letter of transmittal, together with their Nightstar ADS certificates, to receive any consideration to which they are entitled.

If you are a Nightstar ADS Holders who holds your Nightstar ADSs in uncertificated form, you will automatically receive any consideration to which they are entitled and do not need to take any further action (unless your broker, bank or other nominee advises that further action is necessary).

If your Nightstar Shares or Nightstar ADSs are held on your behalf by a broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your Nightstar Shares or Nightstar ADSs in exchange for the Consideration.

Q:	Where can I find more information about Nightstar?

A:	You can find more information about Nightstar from the various sources described in the section entitled “Documents” in paragraph 12 of Part V (Additional Information).

Q:	Can I access these materials on the Internet?

A:	These materials can be found at Nightstar’s website, www.nightstartx.com.

Q:	Who can help answer my other questions?

A:	You can contact the Nightstar Shareholder Helpline on +44 370 703 6033. Lines are open Monday to Friday (except public holidays) between 8.30 a.m. and 5.30 p.m.

If your broker, bank or other nominee holds your shares, you may also call your broker, bank or other nominee for additional information.

ADS Holders may contact the Nightstar Depositary’s ADS shareholder services at +1-877-248-4237 or MacKenzie Partners, Inc., the proxy solicitor for the Nightstar ADSs toll-free at 1-800-322-2885, or +1-212-929-5500 and by email at proxy@mackenziepartners.com.

PART I

LETTER FROM THE CHAIRMAN OF NIGHTSTAR THERAPEUTICS PLC

(incorporated in England and Wales with registered number 10852952)

Directors:	Registered office: 10 Midford Place, London W1T 5BJ
Chris Hollowood (Chairman)
David Fellows (Chief Executive Officer)
Paula Cobb
David Lubner
James McArthur
David Mott
Scott Whitcup
2019

To all Nightstar Shareholders and, for information only, to participants in the Nightstar Share Schemes and persons with information rights

Dear Shareholder

RECOMMENDED ACQUISITION

of

NIGHTSTAR THERAPEUTICS PLC

by

TUNGSTEN BIDCO LIMITED

a wholly-owned subsidiary of

BIOGEN SWITZERLAND HOLDINGS GMBH

1.	Introduction

On 4 March 2019, the Nightstar Board and Biogen announced that they had agreed to the terms of a recommended cash Acquisition of Nightstar pursuant to which Bidco will acquire the entire issued and to be issued share capital of Nightstar. The Acquisition is to be effected by means of a scheme of arrangement under Part 26 of the Companies Act 2006, which requires the approval of Nightstar Shareholders and the sanction of the Court. The Acquisition remains subject to the terms and conditions set out in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document.

2.	Summary of the terms of the Acquisition

The Acquisition is to be effected by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006, which requires the approval of Nightstar Scheme Shareholders at the Court Meeting, the passing of the Special Resolution at the General Meeting and the sanction of the Court.

In accordance with the terms of the Acquisition, which is subject to the Conditions and further terms set out in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document, Nightstar Scheme Shareholders at the Scheme Record Time will be entitled to receive:

For each Nightstar Scheme Share,                     USD 25.50 in cash

Based on the exchange rate of USD         : GBP 1 at 4.00 p.m. on                  (being the last practicable date prior the date of this document):

•	the terms of the Acquisition valued each Nightstar Share at GBP per share and Nightstar’s entire issued and to be issued share capital at approximately GBP million (USD million); and

•	the terms of the Acquisition represent a premium of approximately:

•	68.2 per cent. to the Closing Price per Nightstar Share of USD 15.16 on 1 March 2019 (being the last practicable date prior to the date of the Announcement); and

•

69.8 per cent. to the 30 trading day volume weighted average price per Nightstar Share of USD 15.02 for the period from 17 January 2019 to 1 March 2019 (being the last practicable date prior to the date of the Announcement).

The Nightstar Shares will be acquired by Bidco with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this document or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Effective Date in respect of the Nightstar Shares.

The Acquisition remains subject to the Conditions and further terms set out in full in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document.

Amongst others, the Conditions include the expiration or early termination of the applicable waiting period under the U.S. HSR Act and the receipt of any necessary approval from the German antitrust authority.

The Scheme is also conditional, amongst other things, upon:

(i)	it becoming Effective by the Long Stop Date, failing which it will lapse;

(ii)

its approval by a majority in number of the Nightstar Scheme Shareholders, representing not less than 75 per cent. in value of the Nightstar Scheme Shares held by those Nightstar Scheme Shareholders, present and voting, either in person or by proxy, at the Court Meeting or at any adjournment thereof on or before                  2019 (or such later date as may be agreed between Bidder and Nightstar and as the Court may allow);

(iii)

the passing of the Special Resolution by the requisite majority at the General Meeting to be held on or before                  2019 (or such later date as may be agreed between Bidder and Nightstar and as the Court may allow); and

(iv)

the sanction by the Court on or before the date immediately preceding the Long Stop Date (or such later date as may be agreed between Bidder and Nightstar and as the Court may allow) and the delivery of a copy of the Court Order to the Registrar of Companies.

At this stage, subject to the approval and availability of the Court (which is subject to change), and subject to the satisfaction (or, where applicable, waiver) of the Conditions, Bidder expects that the Acquisition will become Effective by mid-year 2019, and no earlier than 7 June 2019.

3.	Background to and reasons for the Acquisition

Biogen is focused on discovering, developing, and delivering worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases. Nightstar is a gene therapy company focused on developing novel treatments for patients suffering from rare inherited retinal diseases that would otherwise lead to blindness.

Nightstar’s lead asset is NSR-REP1 for the treatment of choroideremia (CHM), a rare, degenerative, X-linked inherited retinal disorder, which leads to blindness and has no approved treatments. CHM primarily affects males and is caused by loss of function in the CHM gene which encodes the Rab escort protein-1 (REP-1). The REP-1 protein plays a role in intracellular protein trafficking, and loss of function in the CHM gene leads to abnormal intracellular protein trafficking and impaired elimination of waste products from the retinal pigment epithelium and photoreceptors. Initially, patients with CHM experience poor night vision, and over time progressive visual loss ultimately leads to complete blindness.

NSR-REP1 is comprised of an AAV vector administered by subretinal injection which provides a functioning CHM gene and expression of the REP-1 protein to restore membrane trafficking and thereby slow, stop, or potentially reverse the decline in vision. Data from the Phase 1/2 trial of NSR-REP1 demonstrated potentially meaningful slowing of decline in visual acuity as compared to natural history as well as signs of improved visual acuity in some patients. NSR-REP1 is currently being evaluated in the ongoing Phase 3 STAR trial with data expected in the second half of 2020.

Nightstar’s second clinical program is NSR-RPGR for the treatment of X-linked retinitis pigmentosa (“XLRP”), which is also a rare inherited retinal disease primarily affecting males with no approved treatments. XLRP is characterised by mutations in the retinitis pigmentosa GTPase regulator (“RPGR”) gene leading to a lack of active protein transport in photoreceptors. This abnormality leads to loss of the photoreceptor cells, resulting in retinal dysfunction by adolescence and early adulthood, progressing to legal blindness when patients are in their 40s.

NSR-RPGR is comprised of an AAV vector administered by subretinal injection which provides a functioning RPGR gene and thus expression of the RPGR protein, which is critical for protein transport in photoreceptors. The restoration of photoreceptor function is intended to slow, stop, or potentially reverse the decline in vision. Phase 1/2 data from the dose escalation portion of the XIRIUS trial for NSR-RPGR demonstrated an increase in central retinal sensitivity. The Phase 2/3 dose expansion portion of the XIRIUS trial is currently ongoing.

Nightstar’s preclinical pipeline includes NSR-ABCA4 for Stargardt disease and potential programs targeting Best vitelliform macular dystrophy (Best disease) and other genetic forms of retinitis pigmentosa.

The proposed acquisition of Nightstar would bolster Biogen’s pipeline and further execute on its strategy to develop and expand a multi-franchise neuroscience pipeline across multiple complementary modalities. Ophthalmology is an emerging growth area for Biogen, and the proposed acquisition of Nightstar would accelerate Biogen’s entry into ophthalmology by adding two mid- to late-stage gene therapy assets to Biogen’s pipeline, with the potential to create long-term shareholder value.

4.	Board recommendation

For the reasons set out in this document, the Nightstar Directors, who have been so advised by Centerview as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Nightstar Directors, Centerview has taken into account the commercial assessments of the Nightstar Directors. Centerview’s advice to the Nightstar Directors is set out in its written opinion, dated 3 March 2019, attached hereto as Annex B and which also sets out in full the relevant assumptions and qualifications to such advice.

Accordingly, the Nightstar Directors believe that the terms of the Acquisition, including the terms of the Implementation Agreement, are fair and reasonable and that proceeding with the Acquisition is likely to promote the success of Nightstar for the benefit of its shareholders, having had regard to the interests of other stakeholders and unanimously recommend that Nightstar Shareholders vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting, as they have irrevocably undertaken to do in respect of their own holdings of, in aggregate,              Nightstar Shares (representing approximately              per cent. of the issued ordinary share capital of Nightstar on                  2019 (being the last practicable date prior to the publication of this document)).

5.	Opinion of Nightstar’s Financial Advisor

On 3 March 2019, Centerview rendered to the Nightstar Board its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Consideration to be paid to the holders of the Nightstar Shares (other than Excluded Shares) pursuant to the Implementation Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated 3 March 2019, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached hereto as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Nightstar Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Acquisition and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of the Nightstar Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Implementation Agreement. Centerview’s opinion did not address any other term or aspect of the Implementation Agreement or the Acquisition and does not constitute a recommendation to any Nightstar Shareholder or any other person as to how such shareholder or other person should vote with respect to the Acquisition or the Scheme or whether or not such shareholder should tender their Nightstar Shares in connection with an Offer or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the Implementation Agreement dated 3 March 2019, referred to in this summary of Centerview’s opinion as the “Draft Implementation Agreement”;

•	a draft of the form of Shareholder’s Irrevocable Undertaking dated 2 March 2019 by and among Bidder and certain Nightstar Shareholders;

•	a draft of the form of Director’s Irrevocable Undertaking dated 2 March 2019 by and between Bidder and each of the Nightstar Directors;

•	the Annual Report on Form 20-F of Nightstar for the year ended 31 December 2017;

•	the registration statement on Form F-1 of Nightstar filed on 31 August 2017, as amended;

•	certain interim reports to Nightstar Shareholders;

•	certain publicly available research analyst reports for Nightstar; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Nightstar, including unaudited financial results for the year ended 31 December 2018 and certain financial forecasts, analyses and projections relating to Nightstar prepared by management of Nightstar and furnished to Centerview by Nightstar for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of Nightstar regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Nightstar and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Acquisition with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Nightstar’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Nightstar’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Nightstar as to the matters covered thereby and Centerview relied, at Nightstar’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at Nightstar’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Nightstar, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Nightstar. Centerview assumed, at Nightstar’s direction, that the final executed Implementation Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Implementation Agreement reviewed by Centerview. Centerview also assumed, at Nightstar’s direction, that the Acquisition will be consummated on the terms set forth in the Implementation Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Acquisition, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Nightstar, or the ability of Nightstar to pay its obligations when they come due, or as to the impact of the Acquisition on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview expressed no view as to, and Centerview’s opinion did not address, Nightstar’s underlying business decision to proceed with or effect the Acquisition, or the relative merits of the Acquisition as compared to any alternative business strategies or transactions that might be available to Nightstar or in which Nightstar might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the Nightstar Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Implementation Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Implementation Agreement or the Acquisition, including, without limitation, the structure or form of the Acquisition, or any other agreements or arrangements contemplated by the Implementation Agreement or entered into in connection with or otherwise contemplated by the Acquisition, including, without limitation, the fairness of the Acquisition or any other term or aspect of the Acquisition to, or any consideration to be received in connection therewith by, or the impact of the Acquisition on, the holders of any other class of securities, creditors or other constituencies of Nightstar or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Nightstar or any party, or class of such persons in connection with the Acquisition, whether relative to the Consideration to be paid to the holders of the Nightstar Shares (other than Excluded Shares) pursuant to the Implementation Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any Nightstar Shareholder or any other person as to how such shareholder or other person should vote with respect to the Acquisition or the Scheme or whether or not such shareholder should tender the Nightstar Shares in connection with an Offer or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Nightstar Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Acquisition. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Nightstar Board in connection with Centerview’s opinion, dated 3 March 2019. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarised below should not be taken to be Centerview’s view of the actual value of Nightstar. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Nightstar or any other parties to the Acquisition. None of Nightstar, Bidder, Bidco or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favourable than as set forth below. In addition, analyses relating to the value of Nightstar do not purport to be appraisals or reflect the prices at which Nightstar may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before 1 March 2019 (the last trading day before the public announcement of the Acquisition) and is not necessarily indicative of current market conditions.

Selected Comparable Company Analysis

Centerview reviewed certain financial information of Nightstar and compared it to corresponding financial information of certain publicly traded, gene therapy-focused companies with market capitalizations of less than approximately USD 1.5 billion and clinical stage assets that Centerview selected based on its experience and professional judgment (which are referred to as the “selected companies” in this summary of Centerview’s opinion). Although none of the selected companies is directly comparable to Nightstar, the companies listed below were chosen by Centerview, among other reasons, because they are publicly traded, gene therapy-focused companies with clinical stage assets with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of Nightstar.

However, because none of the selected companies is exactly the same as Nightstar, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Nightstar and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

The selected companies are set forth below:

Company Name	EV/2024E Revenue Multiple
Audentes Therapeutics, Inc.	1.7x
Sangamo Therapeutics, Inc.	1.5x
Rocket Pharmaceuticals, Inc.	n.a.	*
Voyager Therapeutics, Inc.	0.6x
MeiraGTx Holdings plc	n.a.	*
AVROBIO, Inc.	0.7x
Solid Biosciences Inc.	0.2x
Abeona Therapeutics Inc.	0.4x
Adverum Biotechnologies, Inc.	n.m.	**
GenSight Biologics S.A.	0.5x
Applied Genetic Technologies Corporation	n.m.	**

*	Not available as consensus estimates of risk-adjusted revenues for calendar year 2024 were not available.
**	Not meaningful as the EV/2024E Revenue Multiple was less than 0.0x or more than 50.0x.

Centerview calculated and compared forward revenue multiples for the selected companies based on information it obtained from public filings and other data sources. With respect to each of the selected companies, Centerview calculated enterprise value (calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and performance share units), plus certain liabilities less cash and cash equivalents) as a multiple of consensus estimated risk-adjusted revenues for calendar year 2024, which is referred to in the table above as the “EV/2024E Revenue Multiple.”

Based on this analysis and other considerations that Centerview deemed relevant in its professional judgment and expertise, Centerview applied a multiple range, derived from the estimated 2024 revenue multiples of the selected companies, of 0.5x to 1.0x to Nightstar’s estimated risk-adjusted calendar year 2024 revenue for each of the Case A Forecasts of USD 1.080 billion, Case B Forecasts of USD 633 million and Case C Forecasts of USD 415 million as set forth in the section entitled “Certain Forecasts” in paragraph 6 of Part I (Letter from the Chairman of Nightstar Therapeutics plc) and added to each Nightstar’s estimated net cash position as of 28 February 2019 of USD 158 million, and divided each result by the number of fully-diluted Nightstar Shares outstanding (determined using the treasury stock method and taking into account outstanding options and restricted stock units) as of 28 February 2019 based on the Internal Data provided by Nightstar management.

This analysis resulted in the following implied per share equity value ranges for the Nightstar Shares:

Case	Implied Per Nightstar Share Equity Value Range
Case A Forecasts	$20.47 – $35.58
Case B Forecasts	$14.15 – $23.07
Case C Forecasts	$10.92 – $16.95

Centerview compared these ranges to the USD 25.50 per Nightstar Share proposed to be paid to the holders of the Nightstar Shares (other than Excluded Shares) pursuant to the Implementation Agreement.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Nightstar based on Case A Forecasts, Case B Forecasts and Case C Forecasts as set forth in the section entitled “Certain Forecasts” in paragraph 6 of

Part I (Letter from the Chairman of Nightstar Therapeutics plc). A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for Nightstar by (i) discounting to present value as of 31 March 2019 using discount rates ranging from 12.5% to 15.0% (reflecting Centerview’s analysis of Nightstar’s weighted average cost of capital, which is based on the assumption that Nightstar continues to hold no debt) and the mid-year convention: (a) the forecasted risk adjusted, after-tax unlevered free cash flows of Nightstar based on each of Case A Forecasts, Case B Forecasts and Case C Forecasts over the period beginning on 1 April 2019 and ending on 31 December 2035 utilised by Centerview as set forth in the section entitled “Certain Forecasts” in paragraph 6 of Part I (Letter from the Chairman of Nightstar Therapeutics plc) and (b) the forecasted tax savings from usage of net operating losses and future losses and (ii) adding to the foregoing results (i) Nightstar’s net cash balance as of 28 February 2019 of USD 158 million, as set forth in the Internal Data and (ii) an assumed USD 75 million equity financing in 2019, issued at USD 15 per share with USD 14 per share proceeds, to fund future development and commercialisation of Nightstar’s products. Centerview divided the result of the foregoing calculations by the number of fully-diluted outstanding Nightstar Shares (determined using the treasury stock method and taking into account outstanding options and restricted stock units) as at 28 February 2019 based on the Internal Data provided by Nightstar management and adjusting for the assumed USD 75 million equity financing in 2019.

This analysis resulted in the following implied per share equity value ranges for the Nightstar Shares:

Case	Implied Per Nightstar Share Equity Value Range
Case A Forecasts	$34.19 – $38.89
Case B Forecasts	$19.72 – $22.19
Case C Forecasts	$11.98 – $13.31

Centerview compared these ranges to the USD 25.50 per Nightstar Share proposed to be paid to the holders of the Nightstar Shares (other than Excluded Shares) pursuant to the Implementation Agreement.

Other Factors

Centerview noted for the Nightstar Board certain additional factors solely for informational purposes, including, among other things, the following:

•

Historical Stock Price Trading Analysis. Centerview reviewed historical Nightstar Share price performance of the Nightstar Shares for the 52-week period ended 1 March 2019, which reflected low and high closing prices for the Nightstar Shares during this 52-week period of USD 10.00 and USD 27.78.

•

Analyst Price Target Analysis. Centerview reviewed stock price targets for the Nightstar Shares in Wall Street research analyst reports publicly available as at 1 March 2019, noting these stock price targets ranged from USD 21.00 per share to USD 42.00 per Nightstar Share.

•

Precedent Premiums Paid Analysis. Centerview reviewed premiums paid in select transactions involving publicly traded, clinical stage biopharmaceutical companies with lead asset an estimated two to three years from commercialisation at the time of acquisition that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to the Acquisition. These transactions were selected, among other reasons, because their participants, size or other factors, for purposes of Centerview’s analysis, may be considered similar to the Acquisition. Centerview used its experience, expertise and knowledge of these industries to select transactions that involved companies with certain operational, business and/or financial characteristics that, for purposes of this analysis, may be considered similar to those of Nightstar. However, because none of the selected transactions used in this analysis is identical or directly comparable to the Acquisition, Centerview believed that it was inappropriate to consider solely the quantitative results of the selected premiums paid analysis. Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Nightstar and each target company as well as the Acquisition and the selected transactions that could affect the premiums paid in each in order to provide a context in which to consider the results of the quantitative analysis. Using public filings and other data sources as of 1 March 2019, Centerview calculated, for each selected transaction, (i) the percentage premium represented by the transaction price per share to the target company’s market price per share on the trading day prior to the first public knowledge of the possibility of the transaction, and (ii) the percentage premium represented by the transaction price per share to the target company’s volume weighted average market price per share, which is referred to as the “VWAP,” over the 30 trading days prior to the first public knowledge of the possibility of the transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview applied (i) an illustrative range of 40 per cent. to 80 per cent. to Nightstar’s closing stock price on 1 March 2019 of USD 15.16, which resulted in an implied per share equity value range for the Nightstar Shares of approximately USD 21.22 to USD 27.29 and (ii) an illustrative range of 30 per cent. to 80 per cent. to Nightstar’s 30-day VWAP on 1 March 2019 of USD 15.02, which resulted in an implied per share equity value range for the Nightstar Shares of approximately USD 19.52 to USD 27.03.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Nightstar Board in its evaluation of the Acquisition. Consequently, the analyses described above should not be viewed as determinative of the views of the Nightstar Board or management of Nightstar with respect to the Consideration or as to whether the Nightstar Board would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between Nightstar and Bidder and was approved by the Nightstar Board. Centerview provided advice to Nightstar during these negotiations. Centerview did not, however recommend any specific amount of consideration to Nightstar or the Nightstar Board or that any specific amount of consideration constituted the only appropriate consideration for the Acquisition.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for Centerview’s current engagement with Nightstar, Centerview has not been engaged to provide financial advisory or other services to Nightstar, and Centerview has not received compensation from Nightstar during such period. In the two years prior to the date of its written opinion, Centerview has not been engaged to provide financial advisory or other services to Syncona Portfolio Limited, Biogen, Bidder or Bidco, and Centerview has not received compensation from Syncona Portfolio Limited, Biogen, Bidder or Bidco during such period. Centerview may provide financial advisory and other services to or with respect to Nightstar or Bidder or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Nightstar, Bidder, or any of their respective affiliates, or any other party that may be involved in the Acquisition.

The Nightstar Board selected Centerview as its financial advisor in connection with the Acquisition based on Centerview’s reputation and experience. Centerview is an internationally recognised investment banking firm that has substantial experience in transactions similar to the Acquisition.

In connection with Centerview’s services as the financial advisor to the Nightstar Board, Nightstar has agreed to pay Centerview an aggregate fee of USD 15,792,939, USD 2,000,000 of which was payable upon the rendering of Centerview’s opinion and USD 13,792,939 of which is payable contingent upon consummation of the Acquisition. In addition, Nightstar has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

6.	Certain Forecasts

Nightstar, which does not yet have any marketed products, does not make public long-term projections as to future revenues, earnings or other results due to the uncertainty of the underlying assumptions and estimates. However, in connection with the Nightstar Board’s evaluation of the Acquisition and other strategic alternatives available to the company, Nightstar’s management prepared certain long-range, risk-adjusted financial projections for the years 2019 through 2035 for three cases reflecting varying assumptions. The Forecasts were provided to the Nightstar Board and to Centerview, but not to Bidder.

The Forecasts were based on certain internal assumptions about the probability of success and regulatory approval, launch timing, pricing, market growth, market share, competition and other relevant factors relating to the commercialisation of Nightstar’s product candidates. Nightstar’s management considered it appropriate to prepare forecasts presenting three scenarios to reflect varying commercial assumptions and probability of success with respect to Nightstar’s lead clinical product candidates. All of these factors are difficult to predict and many are beyond Nightstar’s control. Accordingly, there can be no assurance that the Forecasts will be realised, and actual results may vary materially from those shown.

Nightstar is electing to summarise the Forecasts in this document to provide Nightstar Shareholders access to certain prospective financial information that was made available to the Nightstar Board at the time of its evaluation of the Acquisition and the Implementation Agreement, and to Centerview. The Forecasts are not included to influence a Nightstar Shareholder’s decision whether to vote in favour of the Acquisition. The Forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles. In addition, the Forecasts were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. Nightstar makes and has made no representation to Bidder or Bidco, in the Implementation Agreement or otherwise, concerning the Forecasts.

The Forecasts are summarised below:

Case A Forecasts

	Fiscal years ended December 31 (dollars in millions)
	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Total Company Sales	—	—	$21	$225	$681	$1080	$1224	$940	$556	$239	$85	$36	$20	$13	$11	$10	$9
Total Gross Profit(1)	($0)	($1)	$19	$210	$639	$1015	$1151	$884	$523	$225	$80	$34	$19	$13	$10	$9	$9
Operating Income(2)	($73)	($77)	($69)	$100	$511	$857	$981	$731	$405	$161	$54	$24	$11	$6	$4	$3	$2
Unlevered Free Cash Flow(3)	($63)	($65)	($75)	$32	$310	$611	$778	$678	$432	$213	$83	$32	$13	$6	$4	$3	$2

(1)	Total Gross Profit, as presented herein, reflects Total Company Sales, less product cost of goods sold, less royalty payments, and less milestone payments.
(2)	Operating Income, as presented herein, reflects Total Gross Profit, less research and development expenses, less sales and marketing expenses, and less general and administrative expenses.
(3)

Unlevered Free Cash Flow, as presented herein, reflects Operating Income, less tax expenses, less changes in net working capital, less capital expenditures, plus research and development tax rebates, and plus depreciation and amortisation. At the direction of Nightstar management, Centerview calculated Unlevered Free Cash Flow based on the financial projections provided by Nightstar management. Unlevered free cash flow is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Additionally, non-GAAP financial measures as presented in this document may not be comparable to similarly titled measures reported by other companies.

Case B Forecasts

	Fiscal years ended December 31 (dollars in millions)
	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Total Company Sales	—	—	$15	$157	$416	$633	$648	$505	$300	$129	$47	$21	$12	$8	$7	$6	$6
Total Gross Profit(1)	($0)	($1)	$13	$147	$389	$593	$608	$473	$281	$121	$45	$20	$11	$8	$6	$6	$5
Operating Income(2)	($73)	($77)	($73)	$48	$293	$487	$504	$377	$206	$79	$26	$12	$5	$2	$1	$0	($0)
Unlevered Free Cash Flow(3)	($63)	($65)	($77)	$4	$179	$350	$415	$349	$222	$109	$42	$17	$6	$2	$1	$0	($0)

(1)	Total Gross Profit, as presented herein, reflects Total Company Sales, less product cost of goods sold, less royalty payments, and less milestone payments.
(2)	Operating Income, as presented herein, reflects Total Gross Profit, less research and development expenses, less sales and marketing expenses, and less general and administrative expenses.
(3)

Unlevered Free Cash Flow, as presented herein, reflects Operating Income, less tax expenses, less changes in net working capital, less capital expenditures, plus research and development tax rebates, and plus depreciation and amortisation. At the direction of Nightstar management, Centerview calculated Unlevered Free Cash Flow based on the financial projections provided by Nightstar management. Unlevered free cash flow is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Additionally, non-GAAP financial measures as presented in this document may not be comparable to similarly titled measures reported by other companies.

Case C Forecasts

	Fiscal years ended December 31 (dollars in millions)
	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Total Company Sales	—	—	$13	$117	$299	$415	$379	$271	$145	$56	$18	$8	$4	$3	$3	$2	$2
Total Gross Profit(1)	($0)	($1)	$12	$108	$278	$386	$352	$250	$134	$52	$17	$7	$4	$3	$2	$2	$2
Operating Income(2)	($73)	($77)	($75)	$14	$197	$304	$278	$180	$81	$23	$5	$1	($2)	($3)	($3)	($3)	($3)
Unlevered Free Cash Flow(3)	($63)	($65)	($78)	($15)	$118	$223	$239	$176	$98	$41	$13	$3	($1)	($2)	($3)	($3)	($3)

(1)	Total Gross Profit, as presented herein, reflects Total Company Sales, less product cost of goods sold, less royalty payments, and less milestone payments.
(2)	Operating Income, as presented herein, reflects Total Gross Profit, less research and development expenses, less sales and marketing expenses, and less general and administrative expenses.
(3)

Unlevered Free Cash Flow, as presented herein, reflects Operating Income, less tax expenses, less changes in net working capital, less capital expenditures, plus research and development tax rebates, and plus depreciation and amortisation. At the direction of Nightstar management, Centerview calculated Unlevered Free Cash Flow based on the financial projections provided by Nightstar management. Unlevered free cash flow is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Additionally, non-GAAP financial measures as presented in this document may not be comparable to similarly titled measures reported by other companies.

The inclusion of the above financial projections in this document should not be regarded as an indication that any of Nightstar or its affiliates, advisors or representatives considered, or that Nightstar, Bidder, Bidco or their respective affiliates, advisors or representatives consider such projections to be predictive of actual future events, and they should not be relied upon as such. None of Nightstar, Bidder, Bidco or their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the projections and none of them undertakes any obligation to update or otherwise revise or reconcile such projections to reflect circumstances existing after the date such projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error. None of Nightstar, Bidder or Bidco intends to make publicly available any update or other revisions to the projections described above, except as required by law.

All financial projections are forward-looking statements. These and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in Nightstar’s Form 10-K for the year ended 31 December 2018. Any provisions of the Private Securities Litigation Reform Act of 1995 that may be referenced in this document or in Nightstar’s other filings with the SEC are not applicable to any forward-looking statements made in connection with the Acquisition. Please refer to the discussion entitled “Warning Regarding Forward-Looking Statements.”

In light of the foregoing factors and the uncertainties inherent in these projections, shareholders are cautioned not to place undue, if any, reliance on these projections.

7.	Irrevocable undertakings to vote in favour of the Scheme

Bidder has received irrevocable undertakings to vote or procure votes in favour of the resolutions relating to the Scheme at the Nightstar Shareholder Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) from the Nightstar Directors, in respect of their entire beneficial holdings, amounting to                  Nightstar Shares, in aggregate, representing approximately          per cent. of the issued share capital of Nightstar as at                  2019, being the last practicable date prior to the publication of this document.

Bidco has also received irrevocable undertakings from Syncona Portfolio Limited and New Enterprise Associates, both Nightstar Shareholders, to vote or procure votes in favour of the resolutions relating to the Scheme at the Nightstar Shareholder Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) in respect of their entire beneficial holdings, amounting to                  Nightstar Shares, in aggregate, representing approximately                  per cent. of the issued share capital of Nightstar as at                  2019, being the last practicable date prior to the publication of this document.

The Irrevocable Undertakings given by the Nightstar Directors will cease to be binding if:

•

the Acquisition is implemented by way of an Offer and an Offer Document is not posted within 15 Business Days following the date Nightstar has cleared comments received from the SEC, if any, on such document; or

•	the Scheme or Offer (as applicable) does not become Effective, lapses or is withdrawn without becoming or being declared unconditional in accordance with its terms; or

•	the Scheme or Offer (as applicable) lapses or is withdrawn or otherwise becomes incapable of becoming Effective or has not become Effective on or before the Long Stop Date,

and will remain binding if a higher competing offer is made for Nightstar.

The Irrevocable Undertakings given by Syncona Portfolio Limited and New Enterprise Associates will cease to be binding if:

•

the Scheme lapses or is withdrawn in accordance with its terms and Bidder or Bidco publicly confirms that it does not intend to proceed with the Acquisition or to implement the Acquisition by way of an Offer or otherwise;

•	the Scheme or Offer (as applicable) does not become Effective by the Long Stop Date; or

•	the Implementation Agreement is terminated in accordance with its terms,

and will remain binding if a higher competing offer is made for Nightstar.

The form of the Director’s Irrevocable Undertaking is attached hereto as Annex C and the form of the Shareholder’s Irrevocable Undertaking is attached hereto as Annex D. Further details of these Irrevocable Undertakings are set out in Part V (Additional Information) of this document.

8.	Background to the Recommendation

The Nightstar Board, together with Nightstar’s senior management team, regularly reviews Nightstar’s performance, growth prospects and overall strategic direction and evaluates potential opportunities to strengthen Nightstar’s businesses and enhance shareholder value. From time to time these reviews and evaluations have included Nightstar’s strategy as a stand-alone company and potential opportunities for business combinations, strategic partnerships, mergers and acquisitions and other financial and strategic alternatives.

From time to time prior to Nightstar’s initial public offering in September 2017, representatives of Nightstar engaged in preliminary discussions with representatives of Biogen, Company A and Company B regarding potential strategic partnerships with Nightstar. These conversations were primarily focused on the licensing of Nightstar’s product candidate for choroideremia, NSR-REP1.

On 28 June 2018, a representative of Company A emailed David Fellows, Nightstar’s Chief Executive Officer and a member of the Nightstar Board, expressing Company A’s interest in Nightstar’s product candidate for choroideremia and desire to conduct diligence under a non-disclosure agreement. During a subsequent telephone call on 5 July 2018, a representative of Company A indicated to Mr. Fellows that Company A might be interested in a portfolio of Nightstar’s product candidates, including NSR-RPGR, Nightstar’s product candidate for the treatment of XLRP, and requested an in-person or telephonic meeting in August to conduct clinical as well as chemistry, manufacturing and controls (“CMC”) diligence.

On 10 July 2018, Nightstar sent a draft non-disclosure agreement to Company A. The parties negotiated the form over the following days, and the non-disclosure agreement was subsequently executed on 8 August 2018. Neither this non-disclosure agreement, nor the non-disclosure agreements Nightstar entered into with Company B and Company C, contained a stand-still provision.

On 30 July 2018, Senthil Sundaram, Nightstar’s Chief Financial Officer, had a discussion with Daniel Karp, Biogen’s Executive Vice President, Corporate Development, regarding Nightstar and Biogen’s interests in the field of gene therapy.

On 16 August 2018, Mr. Sundaram had a call with a representative of Company A to discuss next steps in its evaluation of a potential transaction. Company A indicated a specific interest in Nightstar’s three most advanced product candidates (NSR-REP1, NSR-RPGR and NSR-ABCA4) and its manufacturing capabilities, and requested a meeting in September with Nightstar management to review the product candidates in greater detail.

On 24 August 2018, David Mott, a non-executive director of Nightstar, had a meeting with a representative of Company B to discuss general strategic topics in biotechnology. During this meeting, the representative of Company B expressed an interest in Nightstar’s portfolio of product candidates and requested a meeting with Mr. Fellows to discuss that interest in more detail.

On 20 September 2018, Mr. Fellows met with a representative of Company B to discuss Company B’s strategic interests in the field of ophthalmology gene therapy.

On 22 September 2018, Nightstar publicly announced preliminary safety and efficacy results from the Phase 1 dose escalation study in the XIRIUS trial for NSR-RPGR, which provided the basis for an early clinical proof of concept to progress to the Phase 2/3 expansion study in the XIRIUS trial that is currently in progress.

On 2 October 2018, Nightstar completed a follow-on equity offering resulting in net proceeds of approximately USD 77.1 million.

On 4 October 2018, Mr. Sundaram met with representatives of Company C at an industry conference, where they discussed Company C’s strategic interests in ophthalmology gene therapy and desire to learn more about Nightstar’s product candidates in a meeting with Nightstar’s management.

Throughout September, October, November and December of 2018, representatives of Nightstar, including members of Nightstar management, held in-person and telephonic meetings with representatives of Company A, Company B and Company C as they conducted due diligence on Nightstar’s product candidates and operations and to discuss the ongoing status of each counterparty’s interest in a potential transaction with Nightstar.

On 24 October 2018, at a special meeting of the Nightstar Board convened by telephone, representatives of Nightstar’s financial advisor, Centerview, discussed with the Nightstar Board market perspectives on Nightstar and a general overview of process considerations relating to third-party expressions of interest in a strategic transaction with Nightstar.

On 4 November 2018, Mr. Fellows received an email from a representative of Company B regarding its interest in engaging in confidential discussions regarding a strategic transaction with Nightstar. After discussion with Bryan Yoon, Nightstar’s General Counsel, Mr. Fellows confirmed with Company B the existence of an effective confidentiality agreement from the interactions between the two companies prior to Nightstar’s IPO.

On 6 November 2018, Mr. Sundaram had a telephone call with Mr. Karp, on which Mr. Karp confirmed that Biogen was open to continuing discussions with Nightstar.

On 7 November 2018, following initial discussions and due diligence by representatives of Company A, Nightstar provided Company A with access to a limited electronic data room to conduct additional diligence.

On 13 November 2018, Nightstar announced the planned initiation of a Phase 2/3 expansion study in the XIRIUS trial of NSR-RPGR in XLRP.

On 16 November 2018, Mr. Fellows met with a representative from Company A to discuss the key assumptions that Company A was using to develop its valuation forecast of Nightstar’s product candidates. Company A confirmed that it was preparing a non-binding offer and inquired regarding Nightstar’s valuation expectations. Mr. Fellows responded that any offer should reflect the fundamental future value of Nightstar’s complete pipeline of product candidates.

On 30 November 2018, representatives of Nightstar’s management met with representatives of Company B at their offices and conducted an in-depth review of Nightstar’s infrastructure and pipeline.

On 5 December 2018, representatives of Company A emailed Mr. Fellows to note that Company A was in the process of finalising its valuation assumptions, and that its proposal would be submitted within the following two weeks.

On 10 December 2018, Mr. Fellows and Mr. Sundaram had a call with representatives of Company B to discuss process and timing considerations. Company B indicated on the call that it would send an indication of interest to Nightstar later in that week and expressed Company B’s desire to move quickly on diligence.

On 12 December 2018, Nightstar received a non-binding proposal from Company B outlining the terms of an acquisition of Nightstar at a price of USD 20.50 per share in cash (representing a premium of 70.1 per cent. over the Closing Price on 12 December 2018), subject to satisfactory completion of due diligence and negotiation of definitive documentation.

On 14 December 2018, the Nightstar Board held a telephonic meeting to review the non-binding proposal received from Company B on 12 December 2018, which was attended by Mr. Fellows, Mr. Sundaram and Mr. Yoon as well as representatives of Skadden and Centerview. The Nightstar Board instructed Nightstar management to provide Company B with access to a limited electronic data room to conduct additional diligence. At the same meeting, the Nightstar Board authorised Nightstar’s management and Centerview to contact Company A, Company C and Biogen to better understand their desire to participate in a targeted evaluation process for a potential acquisition of Nightstar.

On 18 December 2018, a representative of Centerview, at the direction of the Nightstar Board, invited Biogen to participate in Nightstar’s evaluation process with respect to a possible acquisition and Nightstar sent Biogen a draft of a non-disclosure agreement with Nightstar. Subsequently, on 21 December 2018, Biogen and Nightstar entered into a non-disclosure agreement and representatives of Nightstar held a telephonic meeting with representatives of Biogen on which the participants reviewed a confidential management presentation that related to Nightstar’s lead product candidates and CMC capabilities. On the same day, Biogen was granted access to a limited electronic data room.

On 19 December 2018, a representative of Centerview had a telephone call with a representative of Company A, who indicated that Company A was committed to submitting a non-binding indication of interest during the week of 14 January 2019.

On 20 December 2018, at the direction of the Nightstar Board, a representative of Centerview sent a draft non-disclosure agreement to Company C. Company C and Nightstar negotiated the form over the following days, and on 2 January 2019, Company C and Nightstar executed the non-disclosure agreement.

On 21 December 2018, Mr. Fellows received a telephone call from the chief executive officer of Company B, who indicated that Company B had a high degree of interest in acquiring Nightstar and wanted to move quickly to complete a transaction pending access to more detailed information in an electronic data room. On the same day following this call, Company B was provided with access to a limited electronic data room.

Throughout January of 2019, Nightstar continued to hold in-person and telephonic meetings with each of Biogen, Company A, Company B and Company C to address outstanding diligence topics.

On 3 January 2019, Company C was provided with access to a limited electronic data room.

On 7 January 2019, Mr. Fellows and Mr. Sundaram met with representatives of Company A during an industry conference. During that meeting the parties discussed the transaction process, key outstanding areas of Company A’s due diligence and Company A’s goal to provide a written indication of interest during the week of 21 January 2019.

Also on 7 January 2019, Mr. Fellows and Mr. Sundaram met with representatives of Company B, and Mr. Mott separately met with another representative of Company B. These conversations centered on key outstanding areas of Company B’s due diligence.

On 8 January 2019, Mr. Fellows and Mr. Sundaram met with Mr. Karp, Nicholas Scarchilli, Biogen’s Director, Business Development and other Biogen employees during an industry conference to discuss Biogen’s continued interest in a strategic transaction with Nightstar.

On 15 January 2019, representatives of Nightstar met with representatives of Biogen at Biogen’s offices to address its key outstanding areas of due diligence. The following day, on 16 January 2019, representatives of Nightstar and Biogen held a telephone call to conduct CMC diligence.

On 16 January 2019, representatives of Nightstar met with the FDA to review non-clinical, clinical and CMC questions relating to the NSR-RPGR development program.

On 18 January 2019, after representatives of Centerview disclosed to the Nightstar Board certain relationships that Centerview had with potential parties that were likely to be contacted in connection with a potential transaction, representatives of Skadden discussed with the Nightstar Board its duties with respect to potential conflicts of interests. Following this discussion, the Nightstar Board approved the engagement of Centerview as financial adviser in connection with a potential transaction.

During the week of 14 January 2019, at the direction of the Nightstar Board, representatives of Centerview directed each of Biogen, Company A, Company B and Company C to submit indications of interest during the week of 21 January 2019.

On 22 January 2019, Nightstar entered into an engagement letter with Centerview pursuant to which Centerview was formally retained as financial advisor to Nightstar in connection with a potential transaction.

On 23 January 2019, Mr. Scarchilli informed representatives of Centerview that Biogen needed additional time to complete diligence and finalise its proposal. Subsequently, on 25 January 2019, Mr. Sundaram and Mr. Scarchilli had a telephone call on which Mr. Scarchilli indicated that Biogen expected to submit a formal bid during the week of 30 January 2019.

Also on 23 January 2019, a representative of Company C informed representatives of Centerview that Company C would need additional time to prepare and submit a proposal.

On 29 January 2019, Company A informed representatives of Centerview that it was determining next steps internally and that if Company A elected to move forward, it would submit a bid letter by the end of that week.

Also on 29 January 2019, Mr. Fellows, Mr. Sundaram and Dr. Tuyen Ong, Nightstar’s Chief Development Officer, met with representatives of Company B at their offices. Later that day, the same members of Nightstar’s management met representatives of Company C at their offices. The participants from Company B and Company C, at their respective meetings, conducted an in-depth review of Nightstar’s clinical and preclinical programs.

On 30 January 2019, Nightstar received a non-binding proposal from Biogen outlining the terms of an acquisition of Nightstar at a price of USD 19.00-21.00 per share in cash (representing a premium of 47.2-62.7 per cent. over the Closing Price on 30 January 2019), subject to satisfactory completion of due diligence and obtaining requisite approvals.

On 1 February 2019, at the direction of the Nightstar Board, representatives of Centerview discussed Biogen’s proposal with Mr. Scarchilli, stating that the Nightstar Board would likely not agree to a sale in the price range proposed on 30 January.

On 2 February 2019, Mr. Fellows, Mr. Sundaram and Mr. Yoon updated Chris Hollowood, Nightstar’s non-executive Chairman, and Mr. Mott regarding the developments with each of the parties, during which it was agreed that Nightstar would grant expanded data room access to Biogen but that Biogen’s 30 January offer price of USD 19.00-21.00 per share was well below the stand-alone value of the business. Afterwards, Mr. Fellows provided telephonic updates to the other members of Nightstar’s Board.

On 4 February 2019, representatives of Centerview held a telephone call with representatives of Biogen and Biogen’s financial advisor, Goldman Sachs, on which representatives of Centerview relayed the conclusions of the 2 February 2019 discussion of Nightstar Directors and noted that if Nightstar did not receive an attractive proposal, the Nightstar Board considered remaining a stand-alone company to be a promising alternative. Later in the day on 4 February, Biogen was granted access to a second electronic data room containing a comprehensive set of confidential materials.

Also on 4 February 2019, Company A communicated to representatives of Centerview that it did not wish to pursue an acquisition transaction with Nightstar at that time, but it expressed an interest in potentially pursuing a strategic partnership involving a collaboration and license arrangement with Nightstar.

Also on 4 February 2019, Company C communicated to representatives of Centerview that it did not desire to pursue an acquisition transaction at such time.

On 5 February 2019, Mr. Fellows had a telephone call with a representative of Company A to further discuss Company A’s interest in pursuing a strategic partnership.

Also on 5 February 2019, Company B communicated to representatives of Nightstar that it did not wish to pursue an acquisition transaction with Nightstar at that time, but it also expressed an interest in possibly pursuing a strategic partnership.

On 7 February 2019, at the direction of the Nightstar Board, representatives of Centerview delivered a bid process letter to Biogen.

Also on 8 February 2019, Mr. Fellows spoke to a representative of Company B requesting details around a potential strategic partnership between the parties.

On 9 February 2019, a representative of Company A and Mr. Fellows discussed potential terms for a possible strategic collaboration. Mr. Fellows responded that he would discuss the proposal with the Nightstar Board.

Throughout February 2019, Biogen continued to perform due diligence on Nightstar, including reviewing materials made available in Nightstar’s electronic data room and holding telephonic and in-person meetings with members of Nightstar’s management and certain Nightstar employees.

On 11 February 2019, representatives of Biogen provided an extensive diligence request list to representatives of Nightstar. That list was subsequently updated by Biogen throughout the month of February.

On 12 February 2019, representatives of Nightstar’s legal M&A counsel, Skadden, sent an initial draft Implementation Agreement to representatives of Biogen’s legal counsel, Ropes, along with drafts of the Announcement and the Irrevocable Undertakings.

On 18 and 19 February 2019, a representative of Company A and Mr. Fellows discussed a revised set of terms for a potential strategic collaboration.

Between 20 February and 3 March 2019, representatives of Nightstar and representatives of Company B exchanged communications seeking to set a meeting to discuss a potential strategic collaboration.

On 21 February 2019, representatives of Centerview and Goldman Sachs discussed the process and valuation for a potential transaction. Representatives of Centerview indicated, at the direction of the Nightstar Board, that Nightstar remained focused on announcing a transaction on 4 March 2019 and that the Nightstar Board would not find a modest increase to Biogen’s prior proposal acceptable.

On 22 February 2019, a representative of Company A emailed Mr. Fellows requesting on update on Nightstar’s interest in a potential collaboration. Mr. Fellows replied with a collaboration framework, which the representative of Company A responded with a number of clarifying questions.

On 25 February 2019, representatives of Ropes sent a revised draft Implementation Agreement to representatives of Skadden. Following delivery of the draft Implementation Agreement, representatives of Centerview held a call with representatives of Biogen and Goldman Sachs to discuss process. Representatives of Centerview stated that its prior discussions regarding guidance on timing and price had not changed.

On 26 February 2019, the Nightstar Board held a regularly scheduled meeting. Following adjournment of the meeting, the Nightstar Board convened a special meeting that was attended by Mr. Fellows, Mr. Sundaram and Mr. Yoon as well as representatives of Skadden and Centerview. During the special meeting, the Nightstar Board reviewed certain financial projections that had been prepared by Nightstar’s management and discussed the valuation implied by such projections. Additionally, representatives of Skadden reviewed with the Nightstar Board the revised terms of the Implementation Agreement as proposed by Ropes, and representatives of Centerview reviewed with the Nightstar Board strategic considerations and next steps in responding to the Implementation Agreement markup. Also at this meeting, the Nightstar Board received an update from Nightstar’s management regarding the status of discussions with Company A with respect to a possible strategic partnership between the parties. Later on the same day, representatives of Centerview held a call with representatives of Goldman Sachs to discuss process. Representatives of Centerview stated that its prior discussions regarding timing and price had not changed and recent transaction premiums supported a higher price.

Also on 26 February 2019, representatives of Skadden sent a draft of the Disclosure Schedules to the Implementation Agreement to representatives of Ropes. The parties negotiated and revised the Disclosure Schedules during the period between this initial delivery and finalisation of the Implementation Agreement on 3 March 2019.

On 27 February 2019, representatives of Nightstar, Skadden, Biogen and Ropes spoke by telephone regarding open issues in the Implementation Agreement. On that same day, Skadden sent a revised draft of the Implementation Agreement to Ropes.

On 1 March 2019, Nightstar received a revised proposal from Biogen that had been approved by Biogen’s Board outlining the terms of an acquisition of Nightstar at a price of USD 25.00 per share in cash (representing a premium of 64.9 per cent. to the Closing Price on 1 March 2019). Immediately after Biogen’s revised proposal was delivered, Ropes sent a revised draft of the Implementation Agreement to Skadden.

Thereafter on 1 March 2019, the Nightstar Board held a special meeting by telephone that was attended by Mr. Fellows, Mr. Sundaram and Mr. Yoon as well as representatives of Skadden and Centerview. The Nightstar Board reviewed the terms of Biogen’s revised proposal, and representatives of Skadden reviewed with the Nightstar Board the revised terms of the Implementation Agreement as proposed by Ropes. Following this meeting, representatives of Centerview, at the direction of the Nightstar Board, had a call with representatives of Goldman Sachs on which representatives of Centerview conveyed that the price proposed in Biogen’s proposal of 1 March 2019 was not sufficient for the Nightstar Board to agree to a transaction and that remaining independent or entering into a strategic collaboration agreement remained viable options, so Biogen would need to increase its proposal to reach an agreement. At the direction of the Nightstar Board, representatives of Centerview also contacted Mr. Karp and communicated that Biogen’s proposal was inadequate and a price of USD 26.50 per share would be compelling to the Nightstar Board.

Also on 1 March 2019, a representative of Company A requested a call with Mr. Fellows to discuss further potential collaboration terms. A representative of Company A also contacted Dr. Hollowood to inquire further about the Board’s interest in a strategic partnership. Dr. Hollowood responded by email the same day.

Throughout the period of 1 March to 3 March 2019, representatives of Ropes and representatives of Skadden discussed and exchanged comments to the draft Implementation Agreement and related transaction documents.

The Nightstar Board held a special meeting on 2 March 2019 by telephone that was attended by Mr. Fellows, Mr. Sundaram and Mr. Yoon as well as representatives of Skadden and Centerview. During that meeting Skadden delivered an update to the Nightstar Board regarding the status of negotiations on the Implementation Agreement and Disclosure Schedules thereto.

Also on 2 March 2019, Nightstar received a revised proposal from Biogen on substantially identical terms to the proposal of 1 March 2019 at a price of USD 25.50 per share in cash.

Also on 2 March 2019, Mr. Fellows contacted a representative of Company A to progress discussions around a potential strategic collaboration during the week of 4 March 2019.

Also on 3 March 2019, following further negotiations between representatives of Skadden and representatives of Ropes, the parties agreed on the final form of Implementation Agreement. In addition, the parties finalised the Announcement and Disclosure Schedules to the Implementation Agreement.

Also on 3 March 2019, the Nightstar Board held a special meeting to consider Biogen’s revised proposal that was attended by representatives of Skadden, and, for portions of the meeting, Mr. Fellows, Mr. Sundaram and Mr. Yoon and representatives of Centerview. Representatives of Skadden reviewed with the Nightstar Board their fiduciary duties applicable to a sale of Nightstar and described certain key legal terms of the Implementation Agreement. Representatives of Centerview reviewed with the Nightstar Board Centerview’s financial analysis of the proposed consideration of USD 25.50 per share in cash, and rendered an oral opinion to the Nightstar Board, which was subsequently confirmed by delivery of a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken in preparing its opinion, the USD 25.50 per share in cash to be paid to the holders of the Nightstar Shares (other than as specified in such opinion) pursuant to the Implementation Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see the section entitled “Opinion of Nightstar’s Financial Advisor” in paragraph 5 of Section I (Letter from the Chairman of Nightstar Therapeutics plc). The written opinion delivered by Centerview is attached to this document as Annex B.

Following additional discussion and consideration of the Implementation Agreement and the Acquisition, including a discussion of the comparative value that Nightstar Shareholders might realise from Nightstar continuing as a stand-alone business, the Nightstar Board unanimously (i) approved the Implementation Agreement and declared that the Implementation Agreement, the Acquisition and the other transactions contemplated by the Implementation Agreement are fair and reasonable and are likely to promote the success of Nightstar for the benefit of its shareholders, having had regard to the interests of other stakeholders, and (ii) resolved to recommend that Nightstar’s shareholders vote in favour of the General Meeting Resolution.

Later in the day on 3 March 2019, representatives of Nightstar telephoned representatives of Biogen to inform Biogen that the Nightstar Board had unanimously approved the proposed transaction with Biogen. Thereafter on 4 March 2019, Nightstar, Bidder and Bidco executed the Implementation Agreement.

Before the opening of trading on Nasdaq on 4 March 2019, Nightstar and Biogen issued the Announcement to announce the execution of the Implementation Agreement.

On      March 2019, Nightstar filed this document.

9.	Reasons for the Recommendation

In evaluating the Implementation Agreement, the Acquisition and the other transactions contemplated by the Implementation Agreement, the Nightstar Board consulted with the senior management of Nightstar, and representatives of Centerview and Skadden. In the course of making the determination that the Implementation Agreement, the Acquisition and the other transactions contemplated by the Implementation Agreement are fair and reasonable and are likely to promote the success of Nightstar for the benefit of its shareholders, having had regard to the interests of other stakeholders, and to recommend that Nightstar’s shareholders vote in favour of the General Meeting Resolutions, the Nightstar Board considered numerous reasons, including the following material reasons and benefits of the Acquisition:

•	Acquisition Price; Premium to the Trading Price of Nightstar Shares. The terms of the Acquisition represent a premium of approximately:

•	68.2 per cent. to the Closing Price per Nightstar Share of USD 15.16 on 1 March 2019 (being the last practicable date prior to the date of the Announcement); and

•

69.8 per cent. to the 30 trading day volume weighted average price per Nightstar Share of USD 15.02 for the period from 17 January 2019 to 1 March 2019 (being the last practicable date prior to the date of the Announcement).

•

Cash Consideration; Certainty of Value. The Nightstar Board considered the fact that the form of consideration payable to Nightstar’s shareholders will be cash, which will provide Nightstar’s shareholders with certainty of value and immediate liquidity, while reducing the risks associated with the development, regulatory approval and commercialisation of Nightstar’s products, as well as the market and long-term business risks related to Nightstar’s future growth prospects, including those risks described herein and those set forth in Nightstar’s Form 10-K for the year ended 31 December 2018. These risks include risks related to potential difficulties in obtaining U.S. and non-U.S. regulatory approvals for Nightstar’s products, including from the U.S. Food and Drug Administration, European Medicines Agency, potential difficulties and delays in clinical trials of product candidates, regulatory developments involving Nightstar’s current and future products and product candidates, and risks related to effectively commercialising Nightstar’s products in the U.S. and elsewhere in the world.

•

No Financing Condition. The Nightstar Board considered the fact that Bidder and Bidco would have sufficient cash resources to pay the amounts required to be paid under the Implementation Agreement without obtaining third-party financing and that the Acquisition is not subject to a financing condition.

•

Strategic Alternatives. The Nightstar Board considered the potential benefits of exploring alternative strategic transactions, including business combinations, partnerships, collaborations, and licensing arrangements, with other potential counterparties and the likelihood that any such parties would engage in such a transaction with Nightstar on the same or a similar timeframe as Bidder and with a value and contractual terms and conditions superior to those contained in the Implementation Agreement. The Nightstar Board considered, after discussions with representatives of Centerview and senior management, that (i) a broader outreach to other strategic counterparties could delay a potential transaction and cause significant disruption at a critical stage of Nightstar’s development, putting at risk a transaction with Bidder at the price and terms negotiated, (ii) management had spoken with other potential counterparties and that such potential counterparties had not submitted a final proposal regarding a strategic transaction with Nightstar and (iii) should any potential counterparty be interested in pursuing a transaction on terms more favourable to Nightstar and its shareholders than those contemplated by the Implementation Agreement, such counterparty would be able to pursue such a transaction despite Parent and Nightstar having entered into the Implementation Agreement. The Nightstar Board also considered the possibility of continuing as an independent company. Based on the value, timing, risk allocation and other terms and conditions negotiated with Bidder, the Nightstar Board ultimately determined that the Acquisition is fair and reasonable and is likely to promote the success of Nightstar for the benefit of its shareholders, having had regard to the interests of other stakeholders.

•

Centerview’s Fairness Opinion and Related Analysis. The opinion of Centerview rendered to the Nightstar Board on 3 March 2019, which was subsequently confirmed by delivery of a written opinion dated such date, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the USD 25.50 per share in cash to be paid to the holders of the Nightstar Shares (other than as specified in such opinion) pursuant to the Implementation Agreement was fair, from a financial point of view, to such holders as more fully described below in the section entitled “Opinion of Nightstar’s Financial Advisor” in paragraph 5 of Part I (Letter from the Chairman of Nightstar Therapeutics plc). The written opinion delivered by Centerview is attached to this document as Annex B.

•

Negotiation Process. The Nightstar Board considered the fact that the terms of the Acquisition were the result of robust negotiations conducted by Nightstar with the knowledge and at the direction of the Nightstar Board and with the assistance of independent financial and legal advisors. The Nightstar Board also considered the enhancements that Nightstar and its advisors were able to obtain as a result of robust negotiations with Biogen, including the increase in the valuation suggested by Biogen from the time of its initial expression of interest to the end of the negotiations and the inclusion of provisions in the Implementation Agreement that increase the likelihood of completing the Acquisition.

•	Reputation and Resources of Biogen. The Nightstar Board considered Biogen’s global commercial capabilities as well as its extensive experience and resources.

•

Existing Resources. The Nightstar Board considered the fact that Nightstar will likely require additional capital in order to complete the remaining clinical development for its product candidates and potentially commercialise these product candidates, as well as fund its other ongoing operations. The Nightstar Board also took into consideration that, while Nightstar may seek additional funding through future debt and equity issuances, financing or additional collaborations or strategic partnerships, any such fundraising could be highly dilutive to Nightstar’s existing shareholders, might be available only on unfavorable terms, or might not be available at all.

•

Industry and Economy. The Nightstar Board considered the current state of the economy and assessed the stage of the pharmaceutical industry cycle, financing markets, uncertainty in pricing and uncertainty surrounding forecasted economic conditions, both in the near term and the long term, generally and within Nightstar’s industry in particular.

•

Product Development and Regulatory Risks. The Nightstar Board considered the status and prospects for Nightstar’s current pipeline. The Nightstar Board considered the risks inherent in the research, development, regulatory review and potential future commercialisation of these product candidates, and the risks related to market acceptance of Nightstar’s product candidates, if approved, and other factors potentially impacting the revenues and profitability of biotechnology and pharmaceutical products generally.

•

Certain Forecasts. The Nightstar Board considered certain forecasts for Nightstar prepared by senior management of Nightstar, which reflected an application of various assumptions of Nightstar’s senior management. For further discussion, see the section entitled “Certain Forecasts” in paragraph 6 of Part I (Letter from the Chairman of Nightstar Therapeutics plc).

•

Likelihood of Completion. The Nightstar Board considered that the potential for closing in a relatively short timeframe could reduce the amount of time in which Nightstar’s business would be subject to potential disruption and uncertainty pending closing. The Nightstar Board also considered the likelihood that the Acquisition would be completed based on, among other things (not in any relative order of importance):

•	the fact that there is no financing condition to the completion of the Acquisition;

•	the fact that there are not expected to be significant antitrust or other regulatory impediments, other than review pursuant to the U.S. HSR Act and German antitrust approval;

•

the business reputation, capabilities and financial condition of Biogen, including Biogen’s ability to finance to fund the Consideration with cash, and the Nightstar Board’s perception that Biogen is willing and able to devote the resources necessary to complete the Acquisition in an expeditious manner; and

•	the availability of the remedy of specific performance to Nightstar under the Implementation Agreement, in the event of breaches by Bidder or Bidco.

•	Terms of the Implementation Agreement. The Nightstar Board considered the terms and conditions of the Implementation Agreement, including:

•

the right of Nightstar, under certain circumstances and subject to certain conditions, to furnish non-public information to, and to participate in discussions with, third parties in response to certain proposals relating to alternative acquisition transactions;

•

the right of the Nightstar Board, under certain circumstances and subject to certain conditions, to withdraw or modify its recommendation in favor of the Acquisition, or to terminate the Implementation Agreement, if the Nightstar Board determines, in good faith, after consultation with outside counsel and financial advisors, that Nightstar has received an alternative acquisition proposal that constitutes a superior proposal;

•

the belief of the Nightstar Board that the approximately USD 8.8 million compensatory payment, representing 1 per cent. of the equity value of Nightstar based on the consideration of USD 25.50 per share, and the requirement that a superior proposal (for purposes of the Implementation Agreement)

include a price per Nightstar Share that is more than 7.5 per cent. above the Consideration, would not unreasonably deter another party with the strategic interest and financial capability from making a competing proposal for Nightstar; and

•

the conditions to the completion of the Acquisition, including the fact that the completion of the Acquisition is conditioned upon a vote of at least 75 per cent. in value and a majority in number of the Nightstar Shareholders, which vote would demonstrate strong support by Nightstar Shareholders for the Acquisition.

•

Irrevocable Undertaking. The Nightstar Board also considered the Irrevocable Undertakings Bidder received from each of the Nightstar Directors in respect of their entire beneficial holdings, amounting to              Nightstar Shares, representing approximately              per cent. of the issued share capital of Nightstar, and from Syncona Portfolio Limited and New Enterprise Associates in respect of their entire beneficial holdings, amounting to              Nightstar Shares, representing approximately              per cent. of the issued share capital of Nightstar. Pursuant to the Irrevocable Undertakings, the Nightstar Directors and Syncona Portfolio Limited and New Enterprise Associates have agreed to vote in favor of the Acquisition, demonstrating substantial support for the Acquisition from Nightstar Directors and Nightstar Shareholders.

In reaching its determinations and recommendations described above, the Nightstar Board also considered the following potentially negative reasons:

•

No Participation in Nightstar’s Future Growth or Earnings. The Nightstar Board considered that if the Acquisition is completed, Nightstar Shareholders will receive the Consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of Nightstar or the combined company or benefit from any potential future appreciation in the values of the Nightstar Shares, including any value that could be achieved if Nightstar engages in future strategic or other transactions. However, Biogen is a public company and Nightstar Shareholders would have the choice to invest in Biogen separately.

•

Disruption of Nightstar’s Business. The Nightstar Board considered the effect of a public announcement of the Acquisition on Nightstar’s operations, stock price and employees and its ability to attract and retain key management, research and development and other personnel while the Acquisition is pending, and the potential adverse effects on the financial and other results of Nightstar.

•

Non-Solicitation Covenant. The Nightstar Board considered that the Implementation Agreement imposes restrictions on Nightstar’s solicitation of acquisition proposals from third parties and requires Nightstar to provide Biogen with an opportunity to propose adjustments to the Implementation Agreement prior to Nightstar being able to terminate the Implementation Agreement and accept a Superior Proposal (as defined in the Implementation Agreement), although the Nightstar Board believes this would not preclude another potential acquiror from submitting a proposal to acquire Nightstar. The Nightstar Board also considered that a superior proposal must be a proposal for 80 per cent. or more of the voting power and economic rights or all or substantially all of Nightstar’s assets, which proposal the Nightstar Board has determined, in good faith, after consultation with its outside counsel and financial advisors, (i) would result in greater value to Nightstar Shareholders from a financial point of view than the Acquisition, including a price per Nightstar Share payable in cash that is more than 7.5 per cent. above the Consideration, and (ii) that is reasonably likely to be completed relative to the Acquisition.

•

Compensatory Payment. The Nightstar Board considered the fact that Nightstar must pay Bidder a compensatory payment of approximately USD 8.8 million if the Acquisition is terminated under certain circumstances, including to accept a superior proposal, and that the amount of the compensatory payment was reasonable, would not likely deter competing bids and would not likely be required to be paid unless Nightstar entered into a more favorable transaction.

•

Interim Operating Covenants. The Implementation Agreement imposes restrictions on the conduct of Nightstar’s business prior to completion of the Acquisition, requiring Nightstar to conduct its business in the ordinary course and refrain from taking specified actions. The Nightstar Board considered that such restrictions may delay or prevent Nightstar from pursuing business strategies or opportunities that may arise pending completion of the Acquisition.

•

Risks the Acquisition May Not Be Completed. Although Nightstar expects that the Acquisition will be completed, there can be no assurance that all conditions to the parties’ obligations will be satisfied. The Nightstar Board considered the risk that (i) conditions to the parties’ obligations to complete the Acquisition may not be satisfied, (ii) completion may be unduly delayed or (iii) the Acquisition may not otherwise be completed despite the parties’ efforts. The Nightstar Board also considered the potential resulting disruptions to Nightstar’s business in the event the Acquisition is not completed, including the diversion of management and employee attention, employee attrition and the effect on vendors, contract research organisations, suppliers and others that do business with Nightstar, and the potential effect on the trading price of the Nightstar Shares.

•

Transaction Costs. Significant costs have been and will continue to be incurred in connection with negotiating and entering into the Implementation Agreement and completing the Acquisition, and substantial time and effort of management will be required, potentially resulting in disruptions to the operation of Nightstar’s business.

•

Potential Conflicts of Interest. The Nightstar Board considered the potential conflict of interest created by the fact that Nightstar’s executive officers and directors have financial interests in the transactions contemplated by the Implementation Agreement, which may be different from or in addition to those of other shareholders, as more fully described in the section entitled “Interests of Nightstar Non-Employee Directors and Executive Officers” in paragraph 4 of Part V (Additional Information).

The foregoing discussion of the reasons considered by the Nightstar Board is not intended to be exhaustive, but rather includes the principal reasons considered by the Nightstar Board. The Nightstar Board collectively reached the conclusion to approve the Implementation Agreement, the Acquisition and the other transactions contemplated by the Implementation Agreement in light of the various reasons described above and other reasons that the members of the Nightstar Board believed were appropriate. The Nightstar Board did not assign relative weights to the foregoing reasons or otherwise determine that any one reason was of greater or lesser importance. Rather, the Nightstar Board viewed its positions and recommendation as being based on the totality of information presented to, and considered by, the Nightstar Board. In considering the reasons discussed above, individual directors may have given different weights to different reasons.

10.	Nightstar Equity Awards

On the Effective Date, all outstanding stock options, restricted shares and restricted stock units awarded pursuant to the 2017 Equity Incentive Plan will be cancelled and cease to be outstanding, and the holder will be entitled to receive a payment equal to the Consideration with respect to each Nightstar Share subject to the Award less any applicable exercise or purchase price and applicable withholdings.

Following the Effective Date, any Nightstar Shares subject to or issued in connection with the vesting or exercise of any Pre-IPO Equity Award will be immediately acquired by Bidco from the relevant Award holder in exchange for the Consideration for each Nightstar Share so acquired.

Awards held by the Nightstar Directors, which consist of stock options and restricted shares, will be treated in the same way as the Awards held by other participants in the Nightstar Share Schemes.

Any Pre-IPO Equity Awards that were deferred upon the termination of the holder’s employment will be repurchased by Nightstar prior to the Effective Date for a total payment of GBP 0.01 to the holder of such Deferred Shares, pursuant to the terms of the applicable Vesting Agreement.

Any Consideration payable to Award holders in the Nightstar Share Schemes will be paid to them in accordance with the terms of the Scheme, subject to any arrangements that are required to be put in place to effect the payment of any income tax and/or social security contributions that arise in connection with the Awards.

Award holders under the Nightstar Share Schemes will be written to separately to inform them of the effect of the Scheme on their rights under the Nightstar Share Schemes, including any appropriate proposals being made to them about their rights. Further details are set out in paragraph 9 of Part II (Explanatory Statement) of this document.

11.	The Scheme and the Nightstar Shareholder Meetings

It is intended that the Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement between Nightstar and the Nightstar Scheme Shareholders, made under Part 26 of the Companies Act 2006. The procedure involves, amongst other things, an application by Nightstar to the Court to sanction the Scheme, in consideration for which the Nightstar Scheme Shareholders will receive the Consideration. The purpose of the Scheme is to provide for Bidco to become the owner of the entire issued and to be issued share capital of Nightstar.

The Scheme will only become Effective if, amongst other things, the following events occur on or before the Long Stop Date:

•

a resolution to approve the Scheme is passed by a majority in number representing not less than 75 per cent. in value of Nightstar Scheme Shareholders, present and voting, whether in person or by proxy, at the Court Meeting;

•	the Special Resolution is passed by the requisite majority of Nightstar Shareholders at the General Meeting;

•	the Scheme is sanctioned (with or subject to any modification, addition or condition which Nightstar and Bidder may agree and which the Court approves) by the Court;

•	a copy of the Court Order is delivered to the Registrar of Companies; and

•	all other Conditions to the Acquisition are either fulfilled or (if capable of waiver) waived.

The Court Meeting and the General Meeting are scheduled to be held on              2019.

Upon the Scheme becoming Effective: (i) it will be binding on all Nightstar Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and if they attended and voted, whether or not they voted in favour); and (ii) share certificates in respect of Nightstar Shares will cease to be valid and entitlements to Nightstar Shares held within the CREST system will be cancelled. The Consideration will be despatched by Bidder to Nightstar Scheme Shareholders as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of opinion of the Nightstar Scheme Shareholders. You are therefore urged to complete and return your Forms of Proxy, make an electronic appointment of a proxy or submit a proxy vote via CREST as soon as possible.

If the Scheme does not become Effective by the Long Stop Date, it will lapse and the Acquisition will not proceed (unless extended with the agreement of Bidder, Bidco, Nightstar and, if required, the approval of the Court).

The Scheme will be governed by English law and will be subject to the jurisdiction of the courts of England and Wales. The Scheme is not subject to U.S. law.

Further details of the Scheme and the Nightstar Shareholder Meetings are set out in paragraph 10 of Part II (Explanatory Statement) of this document.

12.	Nightstar ADSs

Nightstar ADS Holders should refer to paragraph 15 of Part II (Explanatory Statement) of this document.

13.	Delisting and re-registration

Prior to the Scheme becoming Effective, a request will be made by Nightstar to Nasdaq to suspend trading of, and de-list, the Nightstar ADSs on Nasdaq, to take effect on, or shortly after, the Effective Date. Subsequently, the Nightstar ADSs and Nightstar Shares will be deregistered under the U.S. Exchange Act.

As soon as practicable after the Effective Date and after the cancellation of the listing and admission to trading of the Nightstar ADSs on Nasdaq, it is intended that Nightstar will be re-registered as a private limited company under the relevant provisions of the Companies Act 2006.

14.	United Kingdom and United States taxation

A summary of certain United Kingdom and United States taxation consequences of the implementation of the Scheme for certain Nightstar Shareholders is set out in paragraph 6 of Part V (Additional Information) of this document.

That summary does not constitute tax advice and does not purport to be a full analysis of all potential United Kingdom and United States tax consequences of the Acquisition. Nightstar Shareholders who are in any doubt about their taxation position, or who are subject to taxation in a jurisdiction outside of the United Kingdom and the United States are strongly advised to contact an appropriate independent professional adviser immediately.

15.	Overseas Shareholders

Overseas Shareholders should refer to paragraph 17 of Part II (Explanatory Statement) of this document for further details.

16.	Actions to be taken

Your attention is drawn to paragraph 19 of Part II (Explanatory Statement) of this document, which explains the actions you should take in relation to the Acquisition and the Scheme.

17.	Further information

Your attention is drawn to Part II (Explanatory Statement) of this document (being the Explanatory Statement made in compliance with section 897 of the Companies Act 2006), which gives further details about the Acquisition and the terms of the Scheme that are set out in full at the end of this document. Please note that reading the information in Part II (Explanatory Statement) is not a substitute for reading the remainder of this document.

You are advised to read the whole of this document and not just to rely on the summary information in this letter.

Your attention is further drawn to the information contained in Part III (Conditions to and Further Terms of the Scheme and the Acquisition), Part V (Additional Information), Part VIII (The Scheme of Arrangement) and to the expected timetable of principal events set out on page xiv of this document.

18.	Recommendation

For the reasons set out in this document, the Nightstar Directors, who have been so advised by Centerview as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Nightstar Directors, Centerview has taken into account the commercial assessments of the Nightstar Directors. Centerview’s advice to the Nightstar Directors is set out in its written opinion, dated 3 March 2019, attached hereto as Annex B and which also sets out in full the relevant assumptions and qualifications to such advice.

Accordingly, the Nightstar Directors believe that the terms of the Acquisition, including the terms of the Implementation Agreement, are fair and reasonable and that proceeding with the Acquisition is likely to promote the success of Nightstar for the benefit of its shareholders, having had regard to the interests of other stakeholders, and unanimously recommend that Nightstar Scheme Shareholders vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting, as they have irrevocably undertaken to do in respect of their own holdings of, in aggregate,                  Nightstar Shares (representing approximately                  per cent. of the issued ordinary share capital of Nightstar on                  2019 (being the last practicable date prior to the publication of this document)).

Yours faithfully,

Chris Hollowood

Chairman

PART II

EXPLANATORY STATEMENT

(in compliance with section 897 of the Companies Act 2006)

                 2019

RECOMMENDED ACQUISITION OF

NIGHTSTAR THERAPEUTICS PLC BY BIDCO

A WHOLLY-OWNED SUBSIDIARY OF BIDDER

1.	Introduction

On 4 March 2019, the Nightstar Board and Biogen announced that they had agreed to the terms of a recommended cash Acquisition of Nightstar by Bidco (a newly-incorporated company and wholly-owned subsidiary of Bidder) pursuant to which Bidco will acquire the entire issued and to be issued share capital of Nightstar. The Acquisition is to be effected by means of a scheme of arrangement under Part 26 of the Companies Act 2006, which requires the approval of Nightstar Shareholders and the sanction of the Court. The Acquisition remains subject to the terms and conditions set out in Part III (Conditions to and Further Terms of the Scheme and the Acquisition).

Your attention is drawn to the letter from the Chairman of Nightstar, Chris Hollowood, set out in Part I (Letter from the Chairman of Nightstar Therapeutics plc) of this document, which forms part of this Explanatory Statement. That letter contains, amongst other things, information on the background to and reasons for the recommendation and the unanimous recommendation by the Nightstar Board to Nightstar Shareholders to vote in favour of the resolutions to approve and implement the Acquisition to be proposed at the Nightstar Shareholder Meetings.

Your attention is also drawn to the information contained in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) and Part V (Additional Information) of this document. The Scheme is set out in full in Part VIII (The Scheme of Arrangement) at the end of this document.

Nightstar retained Centerview which acted, with its affiliate Centerview UK, as financial advisor to the Nightstar Board in connection with the proposed Acquisition. The purpose of this Explanatory Statement is to explain the terms of the Acquisition and to provide you with other relevant information.

Nightstar Shareholders should read the whole of this document before deciding whether or not to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting.

2.	Summary of the terms of the Acquisition

The Acquisition is to be effected by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006, which requires the approval of Nightstar Shareholders at the Court Meeting, the passing of the Special Resolution at the General Meeting and the sanction of the Court.

In accordance with the terms of the Acquisition, which will be subject to the Conditions and further terms set out in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document, Nightstar Scheme Shareholders at the Scheme Record Time will be entitled to receive:

For each Nightstar Scheme Share,                      USD 25.50 in cash

Based on the exchange rate of USD                 : GBP 1 at 4.00 p.m. on              (being the last practicable date prior the date of this document):

•	the terms of the Acquisition valued each Nightstar Share at GBP per share and Nightstar’s entire issued and to be issued share capital at approximately GBP million (USD million); and

•	the terms of the Acquisition represent a premium of approximately:

•	68.2 per cent. to the Closing Price per Nightstar Share of USD 15.16 on 1 March 2019 (being the last practicable date prior to the date of the Announcement); and

•

69.8 per cent. to the 30 trading day volume weighted average price per Nightstar Share of USD 15.02 for the period from 17 January 2019 to 1 March 2019 (being the last practicable date prior to the date of the Announcement).

The Nightstar Shares will be acquired by Bidco with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this document or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Effective Date in respect of the Nightstar Shares.

3.	Background to, and reasons for, the Acquisition

Biogen is focused on discovering, developing, and delivering worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases. Nightstar is a gene therapy company focused on developing novel treatments for patients suffering from rare inherited retinal diseases that would otherwise lead to blindness.

Nightstar’s lead asset is NSR-REP1 for the treatment of choroideremia (CHM), a rare, degenerative, X-linked inherited retinal disorder, which leads to blindness and has no approved treatments. CHM primarily affects males and is caused by loss of function in the CHM gene which encodes the Rab escort protein-1 (REP-1). The REP-1 protein plays a role in intracellular protein trafficking, and loss of function in the CHM gene leads to abnormal intracellular protein trafficking and impaired elimination of waste products from the retinal pigment epithelium and photoreceptors. Initially, patients with CHM experience poor night vision, and over time progressive visual loss ultimately leads to complete blindness.

NSR-REP1 is comprised of an AAV vector administered by subretinal injection which provides a functioning CHM gene and expression of the REP-1 protein to restore membrane trafficking and thereby slow, stop, or potentially reverse the decline in vision. Data from the Phase 1/2 trial of NSR-REP1 demonstrated potentially meaningful slowing of decline in visual acuity as compared to natural history as well as signs of improved visual acuity in some patients. NSR-REP1 is currently being evaluated in the ongoing Phase 3 STAR trial with data expected in the second half of 2020.

Nightstar’s second clinical program is NSR-RPGR for the treatment of XLRP, which is also a rare inherited retinal disease primarily affecting males with no approved treatments. XLRP is characterised by mutations in the retinitis pigmentosa GTPase regulator (RPGR) gene leading to a lack of active protein transport in photoreceptors. This abnormality leads to loss of the photoreceptor cells, resulting in retinal dysfunction by adolescence and early adulthood, progressing to legal blindness when patients are in their 40s.

NSR-RPGR is comprised of an AAV vector administered by subretinal injection which provides a functioning RPGR gene and thus expression of the RPGR protein, which is critical for protein transport in photoreceptors. The restoration of photoreceptor function is intended to slow, stop, or potentially reverse the decline in vision. Phase 1/2 data from the dose escalation portion of the XIRIUS trial for NSR-RPGR demonstrated an increase in central retinal sensitivity. The Phase 2/3 dose expansion portion of the XIRIUS trial is currently ongoing.

Nightstar’s preclinical pipeline includes NSR-ABCA4 for Stargardt disease and potential programs targeting Best vitelliform macular dystrophy (Best disease) and other genetic forms of retinitis pigmentosa.

The Acquisition would bolster Biogen’s pipeline and further execute on the its strategy to develop and expand a multi-franchise neuroscience pipeline across multiple complementary modalities. Ophthalmology is an emerging growth area for Biogen, and the proposed acquisition of Nightstar would accelerate Biogen’s entry into ophthalmology by adding two mid- to late-stage gene therapy assets to Biogen’s pipeline, with the potential to create long-term shareholder value.

4.	Financing

Bidder and Bidco intend to finance the Consideration payable by Bidco to Nightstar Scheme Shareholders with existing cash resources.

5.	Information on Nightstar

Nightstar is a public limited company incorporated in England and Wales with its registered office at 10 Midford Place, London W1T 5BJ, United Kingdom. Nightstar is a leading clinical-stage gene therapy company focused on developing and commercialising novel one-time treatments for patients suffering from rare inherited retinal diseases that would otherwise progress to blindness. Nightstar’s lead product candidate, NSR-REP1, is currently in Phase 3 development for the treatment of patients with choroideremia, a rare, degenerative, genetic retinal disorder that has no treatments currently available and affects approximately one in every 50,000 people. Positive results from a Phase 1/2 trial of NSR-REP1 were published in Nature Medicine in 2018, in The New England Journal of Medicine in 2016, and in The Lancet in 2014. Nightstar’s second product candidate, NSR-RPGR, is currently being evaluated in a clinical trial known as the XIRIUS trial for the treatment of patients with X-linked retinitis pigmentosa, an inherited X-linked recessive retinal disease that affects approximately one in every 40,000 people. In September 2018, Nightstar announced positive preliminary safety and efficacy data from the XIRIUS trial for the first five cohorts (combined n=15) of the dose escalation study at the EURETINA medical meeting.

Nightstar manages its business as a single operating segment, which is the business of developing and commercialising gene therapies; however, Nightstar operates in two geographic regions: the United Kingdom and the United States.

The Nightstar ADSs are traded on Nasdaq under the symbol “NITE.” Nightstar’s registered office is located at 10 Midford Place, London W1T 5BJ, United Kingdom, and its telephone number is +44 0(20) 7062 2777.

6.	Information on Bidder and Bidco

Bidder

Bidder is a limited liability company incorporated in Switzerland. Biogen, the ultimate parent company of Bidder, is a global biopharmaceutical company which is focused on discovering, developing, and delivering worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases. One of the world’s first global biotechnology companies, Biogen was founded in 1978 by Charles Weissmann, Heinz Schaller, Kenneth Murray, and Nobel Prize winners Walter Gilbert and Phillip Sharp, and today has the leading portfolio of medicines to treat multiple sclerosis, has introduced the first and only approved treatment for spinal muscular atrophy, and is focused on advancing neuroscience research programs in Alzheimer’s disease and dementia, multiple sclerosis and neuroimmunology, movement disorders, neuromuscular disorders, acute neurology, neurocognitive disorders, pain, and ophthalmology. Biogen also manufactures and commercialises biosimilars of advanced biologics.

Bidder’s registered offices are located at Neuhofstrasse 30, 6340 Baar, Switzerland and its telephone number is +41 41 728 7444. Biogen’s principal executive offices are located at 225 Binney Street, Cambridge, Massachusetts 02142 and its telephone number is +1 (617) 679-2000.

Bidco

Bidco is a newly incorporated English private limited company, and a direct, wholly-owned subsidiary of Bidder. Bidco has been formed at the direction of Bidder solely for the purposes of implementing the

Acquisition. Bidco has not traded since its date of incorporation, nor has it entered into any obligations other than in connection with the Acquisition.

Bidco’s registered offices are located at 70 Norden Road, Maidenhead, Berkshire, SL6 4AY and its telephone number is +44 1628 501 000.

7.	Nightstar’s current trading and prospects

Since its inception in May 2013, Nightstar has devoted substantially all its resources to conducting preclinical studies and clinical trials, organising and staffing the company, business planning, raising capital and establishing its intellectual property portfolio. Nightstar does not have any products approved for sale and to-date, Nightstar has not generated any revenue and does not expect to generate revenue from the sale of products or any other source in the near future. If Nightstar’s development efforts for its product candidates are successful and result in regulatory approval, Nightstar may generate revenue in the future from product sales. Nightstar could also potentially generate revenue in the future from other sources including entering longer-term collaboration agreements with third parties.

Nightstar has funded its operations to date primarily with subscription proceeds from the issuance of Nightstar ADSs and Nightstar Shares. As at 31 December 2018, Nightstar had received net cash proceeds of USD 255.2 million from sales of Nightstar ADSs and Nightstar Shares. Since inception, Nightstar has incurred significant operating losses. Nightstar’s net losses were USD 37.5 million, USD 29.7 million and USD 12.2 million for the years ended 31 December 2018, 2017 and 2016, respectively. As at 31 December 2018, Nightstar had an accumulated deficit of USD 99.7 million. Nightstar expects to continue to incur significant expenses for the foreseeable future as it advances its product candidates through preclinical and clinical development, seeks regulatory approval and pursues commercialisation of any approved product candidates. In addition, if Nightstar obtains marketing approval for any of its product candidates, it expects to incur significant commercialisation expenses related to product manufacturing, marketing, sales and distribution. Nightstar’s pipeline currently contains two late stage clinical product candidates, including NSR-REP1 and NSR-RPGR, which Nightstar believes are the leading candidates in choroideremia and XLRP, respectively, and a number of earlier stage candidates at various stages of preclinical development.

As at 31 December 2018, Nightstar held cash, cash equivalents and marketable securities of USD 164.2 million.

8.	Irrevocable undertakings to vote in favour of the Scheme

Bidco has received irrevocable undertakings to vote or procure votes in favour of the resolutions relating to the Scheme at the Nightstar Shareholder Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) from the Nightstar Directors, in respect of their entire beneficial holdings, amounting to              Nightstar Shares, in aggregate, representing approximately                  per cent. of the issued share capital of Nightstar as at                  2019, being the last practicable date prior to the publication of this document.

Bidco has also received irrevocable undertakings from Syncona Portfolio Limited and New Enterprise Associates, both Nightstar Shareholders, to vote or procure votes in favour of the resolutions relating to the Scheme at the Nightstar Shareholder Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) in respect of their entire beneficial holdings, amounting to              Nightstar Shares, in aggregate, representing approximately              per cent. of the issued share capital of Nightstar as at                  2019, being the last practicable date prior to the publication of this document.

The Irrevocable Undertakings given by the Nightstar Directors will cease to be binding if:

•

the Acquisition is implemented by way of an Offer and an Offer Document is not posted within 15 Business Days following the date Nightstar has cleared comments received from the SEC, if any, on such document; or

•	the Scheme or Offer (as applicable) does not become Effective, lapses or is withdrawn without becoming or being declared unconditional in accordance with its terms; or

•	the Scheme or Offer (as applicable) lapses or is withdrawn or otherwise becomes incapable of becoming Effective or has not become Effective on or before the Long Stop Date,

and will remain binding if a higher competing offer is made for Nightstar.

The Irrevocable Undertakings given by Syncona Portfolio Limited and New Enterprise Associates will cease to be binding if:

•

the Scheme lapses or is withdrawn in accordance with its terms and Bidder or Bidco publicly confirms that it does not intend to proceed with the Acquisition or to implement the Acquisition by way of an Offer or otherwise;

•	the Scheme or Offer (as applicable) does not become Effective by the Long Stop Date; or

•	the Implementation Agreement is terminated in accordance with its terms,

and will remain binding if a higher competing offer is made for Nightstar.

The form of the Director’s Irrevocable Undertaking is attached hereto as Annex C and the form of the Shareholder’s Irrevocable Undertaking is attached hereto as Annex D. Further details of these Irrevocable Undertakings are set out in Part V (Additional Information) of this document.

9.	Nightstar Equity Awards

Award holders in the Nightstar Share Schemes will be contacted as soon as reasonably practicable in the weeks following the date of this document regarding the effect of the Scheme on their Awards and with details of Bidder’s proposals about their rights. A summary of the effect of the Scheme on Awards is set out below.

The Scheme will apply to any Nightstar Shares which are issued pursuant to Awards (and no longer subject to forfeiture restrictions) before the Scheme Record Time. Any Nightstar Shares allotted or issued to satisfy Awards after the Scheme Record Time will, subject to the Scheme becoming Effective and the proposed amendments to the Nightstar Articles being approved at the General Meeting, be acquired by Bidco in exchange for the Consideration for each Nightstar Share so acquired.

On the Effective Date, all Awards will be cancelled and cease to be outstanding, and the holder will be entitled to receive a payment equal to the Consideration with respect to each Nightstar Share subject to the Award less any applicable exercise or purchase price and applicable withholdings.

Following the Effective Date, any Nightstar Shares subject to or issued in connection with the vesting or exercise of any Pre-IPO Equity Awards will be immediately acquired by Bidco from the relevant Award holder in exchange for the Consideration for each Nightstar Share so acquired.

Awards held by the Nightstar Directors, which consist of stock options and restricted shares, will be treated in the same way as the Awards held by other participants in the Nightstar Share Schemes.

Any Pre-IPO Equity Awards that were deferred upon the termination of the holder’s employment will be repurchased by Nightstar prior to the Effective Date for a total payment of GBP 0.01 to the holder of such Deferred Shares, pursuant to the terms of the applicable Vesting Agreement.

Any Consideration payable to Award holders in the Nightstar Share Schemes will be paid to them in accordance with the terms of the Scheme, subject to any arrangements that are required to be put in place to effect the payment of any income tax and/or social security contributions that arise in connection with the Awards.

Further information in respect of the proposed amendments to the Nightstar Articles is contained in paragraph 10(d) below and in the Notice of General Meeting which is set out at pages ix to xiii of this document.

10.	Structure of the Acquisition

(a)	The Scheme

It is intended that the Acquisition will be effected by way of the Scheme. The Scheme is an arrangement made between Nightstar and the Nightstar Scheme Shareholders under Part 26 of the Companies Act 2006. The provisions of the Scheme are set out in full in Part VIII (The Scheme of Arrangement) of this document. The Scheme involves an application by Nightstar to the Court to sanction the Scheme pursuant to which the Nightstar Scheme Shares will be transferred to Bidco, in consideration for which Nightstar Scheme Shareholders on the register of members of Nightstar at the Scheme Record Time will receive the Consideration. The transfer of the Nightstar Scheme Shares to Bidco, provided for in the Scheme, will result in the entire issued and to be issued share capital of Nightstar being held by Bidco and Nightstar becoming a wholly-owned subsidiary of Bidco.

Prior to the Scheme Record Time, Nightstar may allot and issue Nightstar Shares pursuant to the vesting and/or exercise of Awards under the Nightstar Share Schemes. Nightstar will not issue any shares after the Scheme Record Time until the Scheme has become Effective.

The expected timetable of principal events for the Acquisition and Scheme is set out on page xiv of this document. It is currently expected that the Scheme will become Effective mid-year 2019, subject to the satisfaction or (where applicable) waiver of all the relevant Conditions.

(b)	Nightstar Shareholder approvals

The Scheme is subject to the approval of Nightstar Shareholders at the Court Meeting. As at                  2019, the last practicable date before this document, there were                  Nightstar Shares issued and outstanding, held by approximately                  holders of record. Nightstar Shares in which Bidder or a member of the Bidder Group is interested will not be eligible to be voted on the resolution at the Court Meeting to approve the Scheme and the Scheme will not apply to such Nightstar Shares. As at                  2019 (the last practicable date prior to the publication of this document), no member of the Bidder Group held interests in Nightstar Shares.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of opinion of the Nightstar Scheme Shareholders. You are therefore urged to complete and return your Form of Proxy, make an electronic appointment of a proxy or submit a proxy via CREST as soon as possible.

In addition, the Acquisition will require the approval of certain resolutions by the Nightstar Shareholders at the General Meeting. The General Meeting has been convened to consider and, if thought fit, to pass the Special Resolution to authorise the Nightstar Directors to implement the Scheme and approve the adoption of certain amendments to the Nightstar Articles in accordance with the Scheme and in the manner described in paragraph 10(d) below. The General Meeting will be held shortly after the Court Meeting.

(i)	The Court Meeting

The Court Meeting has been convened at the direction of the Court for          a.m. on                  2019 for Nightstar Scheme Shareholders to consider and, if thought fit, approve the Scheme.

At the Court Meeting, voting will be by poll (and not a show of hands) and each Nightstar Scheme Shareholder present, in person or by proxy, will be entitled to one vote for each Nightstar Scheme Share held as at the Scheme Voting Record Time. The approval required at the Court Meeting is a majority in number of the Nightstar Scheme Shareholders representing not less than 75 per cent. in value of the Nightstar Scheme Shares held by such Nightstar Scheme Shareholders present and voting, either in person or by proxy.

(ii)	The General Meeting

In addition to the Court Meeting, the General Meeting has been convened for          a.m. on                  2019, or, if later, as soon after that time as the Court Meeting has been concluded or adjourned, for Nightstar Shareholders to consider and, if thought fit, pass, the Special Resolution to approve:

(A)	giving the Nightstar Board authority to take all necessary action to carry the Scheme into effect; and

(B)	amending the Nightstar Articles.

Voting on the Special Resolution will be by poll, and each Nightstar Shareholder present, in person or by proxy, will be entitled to one vote for every Nightstar Share held as at the Scheme Voting Record Time. The approval required for the Special Resolution to be passed is at least 75 per cent. of the votes cast (in person or by proxy) on the Special Resolution.

The quorum for the General Meeting will be two or more Nightstar Shareholders who held shares as at the Scheme Voting Record Time present in person or by proxy.

Entitlement to attend, speak and vote at these meetings and the number of votes which may be cast at the meetings will be determined by reference to the register of members of Nightstar at the Scheme Voting Record Time. Nightstar Scheme Shareholders whose names appear on the register of members of Nightstar at          p.m. on                 2019 or, if the Court Meeting is adjourned, on the register of members at         p.m. 48 hours before the date set for the adjourned meeting, shall be entitled to attend and speak and vote at the Court Meeting in respect of the number of Nightstar Scheme Shares registered in their name at the Scheme Voting Record Time. Nightstar Shareholders whose names appear on the register of members of Nightstar at          p.m. on                  2019 or, if the General Meeting is adjourned, on the register of members at          p.m. 48 hours before the date set for the adjourned meeting, shall be entitled to attend and speak and vote at the General meeting in respect of the number of Nightstar Shares registered in their name at the Scheme Voting Record Time.

You will find the Notices of the Court Meeting and of the General Meeting set out on pages vi to viii (Notice of Court Meeting) and pages ix to xiii (Notice of General Meeting) of this document, respectively.

(c)	Court Hearing to sanction the Scheme

Under the Companies Act 2006, the Scheme also requires the sanction of the Court.

The Court Hearing to sanction the Scheme is currently expected to take place mid-year 2019. All Nightstar Shareholders are entitled to attend the Court Hearing in person or through Counsel to support or oppose the sanctioning of the Scheme.

The Scheme will become Effective as soon as a copy of the Court Order has been delivered to the Registrar of Companies. This is currently expected to occur mid-year 2019, and no earlier than 7 June 2019. It is intended that Nightstar will be re-registered as a private limited company shortly afterwards.

If the Scheme becomes Effective, it will be binding on all Nightstar Scheme Shareholders, including any Nightstar Shareholders who did not vote to approve the Scheme or who voted against the Scheme at the Court Meeting or the General Meeting.

Unless the Scheme becomes Effective by the Long Stop Date, it will lapse and the Acquisition will not proceed (unless extended with the agreement of Bidder, Bidco, Nightstar and, if required, the approval of the Court).

(d)	Amendment to the Nightstar Articles

The Special Resolution to be proposed at the General Meeting contains provisions to amend the Nightstar Articles to ensure that any Nightstar Shares issued (other than to Bidco or any member of the Bidder

Group): (i) between the General Meeting and the Scheme Record Time will be subject to the Scheme; and (ii) after the Scheme Record Time will automatically be acquired by Bidco on the same terms as under the Scheme. These provisions will avoid any person (other than a member of the Bidder Group) holding Nightstar Shares following the Effective Date.

(e)	Modifications to the Scheme

The Scheme contains a provision for Nightstar and Bidco to consent on behalf of all persons concerned to any modification of, or addition to, the Scheme or to any condition approved or imposed by the Court. The Court would be unlikely to approve any modification of, or additions to, or impose a condition to the Scheme which might be material to the interests of the Nightstar Shareholders unless Nightstar Shareholders were informed of such modification, addition or condition. It would be a matter for the Court to decide, in its discretion, whether or not a further meeting of Nightstar Scheme Shareholders should be held in these circumstances.

(f)	Conditions to the Acquisition

The Acquisition is subject to the Conditions and further terms set out in full in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document.

Amongst others, the Conditions include competition law clearances under the U.S. HSR Act and in Germany.

The Scheme is also conditional, amongst other things, upon:

(i)	it becoming Effective by the Long Stop Date, failing which it will lapse;

(ii)

its approval by a majority in number of the Nightstar Scheme Shareholders, representing not less than 75 per cent. in value of the Nightstar Scheme Shares held by those Nightstar Scheme Shareholders, present and voting, either in person or by proxy, at the Court Meeting or at any adjournment thereof on or before                  2019 (or such later date as may be agreed between Bidder and Nightstar and as the Court may allow);

(iii)

the passing of the resolutions by the requisite majority at the General Meeting to be held on or before                  2019 (or such later date as may be agreed between Bidder and Nightstar and the Court may allow); and

(iv)

sanction of the Scheme on or before the date immediately preceding the Long Stop Date (or such later date as may be agreed between Bidder and Nightstar and as the Court may allow) and the delivery of a copy of the Court Order to the Registrar of Companies.

At this stage, subject to the approval and availability of the Court (which is subject to change), and subject to the satisfaction (or, where applicable, waiver) of the Conditions, Bidder expects that the Acquisition will become Effective by mid-year 2019, and no earlier than 7 June 2019.

If any Condition is not capable of being satisfied by the date specified therein, Bidder shall make an announcement through GlobeNewswire or another national news wire service as soon as practicable and, in any event, by no later than 7.00 a.m. (New York time) on the Business Day following the date so specified, stating whether Bidder has invoked that Condition, waived that Condition or, with the agreement of Nightstar, specified a new date by which that Condition must be satisfied. Further details on the Conditions are set out in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document.

(g)	Alternative means of implementing the Acquisition

Each of Bidder and Bidco reserves the right to elect, subject to the consent of Nightstar and subject to the terms of the Implementation Agreement, to implement the Acquisition by way of an Offer for the entire issued and to be issued share capital of Nightstar as an alternative to the Scheme. In such an event, the Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in paragraph A of Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document.

11.	Offer-related arrangements

Summaries of the offer-related arrangements entered into in connection with the Acquisition are set out in paragraph 9 of Part V (Additional Information) of this document. These agreements have been made available on Nightstar’s website, www.nightstartx.com.

12.	Nightstar Directors and the effect of the Scheme on their interests

Details of the interests of the Nightstar Directors in Nightstar Shares and options under the Nightstar Share Schemes are set out in paragraph 5 of Part V (Additional Information) of this document.

The following Nightstar Directors have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting as described in paragraph 8 above, in relation to the following Nightstar Shares currently held by them as well as any further Nightstar Shares they may acquire:

Name	Number of Nightstar Shares	Percentage of issued ordinary share capital of Nightstar (%)
Paula Cobb
David Fellows
Chris Hollowood
David Lubner
James McArthur
David Mott
Scott Whitcup

TOTAL

These Irrevocable Undertakings will continue to be binding in the event that a higher competing offer is made for Nightstar.

Bidco has also received irrevocable undertakings from Syncona Portfolio Limited and New Enterprise Associates, both Nightstar Shareholders, to vote or procure votes in favour of the resolutions relating to the Scheme at the Nightstar Shareholder Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) in respect of their entire beneficial holdings, amounting to              Nightstar Shares, in aggregate, representing approximately          per cent. of the issued share capital of Nightstar as at                  2019, being the last practicable date prior to publication of this document.

The Irrevocable Undertakings given by the Nightstar Directors will cease to be binding if:

•

the Acquisition is implemented by way of an Offer and an Offer Document is not posted within 15 Business Days following the date Nightstar has cleared comments received from the SEC, if any, on such document; or

•	if the Scheme or Offer (as applicable) does not become Effective, lapses or is withdrawn without becoming or being declared unconditional in accordance with its terms; or

•	the Scheme or Offer (as applicable) lapses or is withdrawn or otherwise becomes incapable of becoming Effective or has not become Effective on or before the Long Stop Date,

and will remain binding if a higher competing offer is made for Nightstar.

The Irrevocable Undertakings given by Syncona Portfolio Limited and New Enterprise Associates will cease to be binding if:

•

the Scheme lapses or is withdrawn in accordance with its terms and Bidder or Bidco publicly confirms that it does not intend to proceed with the Acquisition or to implement the Acquisition by way of an Offer or otherwise;

•	the Scheme or Offer (as applicable) does not become Effective by the Long Stop Date; or

•	the Implementation Agreement is terminated in accordance with its terms,

and will remain binding if a higher competing offer is made for Nightstar.

The form of the Director’s Irrevocable Undertaking is attached hereto as Annex C and the form of the Shareholder’s Irrevocable Undertaking is attached hereto as Annex D.

Awards held by the Nightstar Directors, which consist of stock options and restricted shares, will be treated in the same way as the other participants in the Nightstar Share Schemes.

The effect of the Scheme on the interests of the Nightstar Directors does not differ from its effect on like interests of any other Nightstar Shareholder.

13.	Delisting and re-registration

Delisting of Nightstar Shares

Prior to the Scheme becoming Effective, a request will be made by Nightstar to Nasdaq to suspend trading of, and de-list, the Nightstar ADSs on Nasdaq, to take effect on, or shortly after, the Effective Date. Subsequently, the Nightstar ADSs and Nightstar Shares will be deregistered under the U.S. Exchange Act.

As soon as practicable after the Effective Date and after the cancellation of the listing and admission to trading of the Nightstar ADSs on Nasdaq, it is intended that Nightstar will be re-registered as a private limited company under the relevant provisions of the Companies Act 2006.

14.	Settlement

Subject to the Scheme becoming Effective (and except as provided in paragraph 17 of Part II (Explanatory Statement) in relation to certain Overseas Shareholders), settlement of the Consideration to which any Nightstar Shareholder is entitled under the Scheme will be effected in the following manner:

(a)	Consideration

(i)	Nightstar Shares in uncertificated form (that is, in CREST)

Where, at the Scheme Record Time, a Nightstar Scheme Shareholder holds Nightstar Shares in uncertificated form, the Consideration to which such Nightstar Scheme Shareholder is entitled will be transferred to such person through CREST by Bidco procuring, via Computershare, the creation of an assured payment obligation in favour of the appropriate CREST account as soon as practicable after the Effective Date.

As from the Scheme Record Time, each holding of Nightstar Shares credited to any stock account in CREST will be disabled and all Nightstar Shares will be removed from CREST.

Bidder and Bidco reserve the right to pay all, or any part of, the Consideration referred to above in the manner referred to in sub-paragraph (ii) below if, for any reason outside Bidder and Bidco’s reasonable control, they are not able to effect payment in accordance with this sub-paragraph or if they otherwise wish to do so.

(ii)	Nightstar Shares in certificated form (that is, not in CREST)

Where, at the Scheme Record Time, a Nightstar Scheme Shareholder holds Nightstar Scheme Shares in certificated form, settlement of the Consideration will be despatched:

(A)	by first class post, by cheque drawn on a branch of a U.K. clearing bank; or

(B)	by such other method as may be agreed between the parties.

All such cash payments will be made in U.S. dollars. Payments made by cheque will be payable to the Nightstar Scheme Shareholder concerned or, in the case of joint holders, to all joint holders on the register of members of Nightstar. Cheques will be despatched as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date to the person entitled thereto at the address as appearing in the register of members of Nightstar at the Scheme Record Time. None of Nightstar, Bidder, Bidco, any of their nominee(s) or any of their respective agents shall be responsible for any loss or delay in the transmission of cheques sent in this way, and such cheques shall be sent entirely at the risk of the person entitled thereto.

(b)	General

All documents and remittances sent to, or from, by or on behalf of Nightstar Shareholders will be sent entirely at their own risk. On the Effective Date each certificate representing a holding of Nightstar Shares will cease to be a valid document of title and should be destroyed or, at the request of Nightstar, delivered to Nightstar, or to any person appointed by Nightstar to receive the same. At the Scheme Record Time entitlements to Nightstar Shares held within CREST will be disabled and all Nightstar Shares will be removed from CREST.

Settlement of the Consideration to which any Nightstar Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme free of any lien, right of set-off, counterclaim or other analogous right to which Bidder or Bidco might otherwise be, or claim to be, entitled against such Nightstar Shareholder.

15.	Nightstar ADSs

Nightstar ADS Holders will not be entitled to attend the Court Meeting or General Meeting in person or vote directly on the Acquisition. Instead, Nightstar will request that the Nightstar Depositary delivers to Nightstar ADS Holders as of the Nightstar ADS Voting Record Time a notice of (or notices for) the Court Meeting and the General Meeting, and Nightstar ADS Holders as of the Nightstar ADS Voting Record Time will have the right to instruct the Nightstar Depositary how to vote the Nightstar Shares underlying the Nightstar ADSs with respect to the Acquisition, subject to and in accordance with the terms of the Deposit Agreement, a copy of which is available free of charge at the SEC’s website at www.sec.gov or by directing a request to Nightstar’s contact for enquiries identified above. Shareholders, including ADS Holders, who hold their Nightstar Shares in the name of a broker, bank or other nominee should follow the voting instructions provided by such nominee to ensure that their Nightstar Shares are represented at the Court Meeting and the General Meeting.

(a)	Consideration

On the Effective Date, Nightstar Scheme Shares as at the Scheme Record Time represented by the Nightstar ADSs will be transferred to Bidco (or such of its nominee(s) as are agreed between Bidco and Nightstar). As soon practicable after the Effective Date, the Nightstar Depositary will, in accordance with the terms of the Scheme, receive a cash amount in U.S. dollars equal to the total amount due by way of Consideration under the terms of the Scheme in respect of all the Nightstar Scheme Shares held by the Nightstar Depositary at the Scheme Record Time.

(b)	Voting Instructions

Nightstar ADS Holders as of the Nightstar ADS Voting Record Time have been sent or will be sent an ADS Voting Instruction Card and a Depositary Notice of Court Meeting and General Meeting by the Nightstar Depositary. Nightstar ADS Holders as of the Nightstar ADS Voting Record Time can direct the voting of the Nightstar Shares represented by their Nightstar ADSs, subject to the terms of the Deposit Agreement, a copy of which is available free of charge at the SEC’s website at www.sec.gov or by directing a request to Nightstar’s contact for enquiries identified above.

Nightstar ADS Holders as at the Nightstar ADS Voting Record Time should, if they wish to direct the voting of the Nightstar Shares represented by their Nightstar ADSs held by the Nightstar Depositary (or its nominee) at the General Meeting and Court Meeting, sign, complete and return the ADS Voting Instruction Card in accordance with the instructions printed thereon and in the Depositary Notice of Court Meeting and General Meeting received from the Nightstar Depositary. The ADS Voting Instruction Card should be returned by mail to Nightstar Therapeutics plc, c/o Citibank Shareholder Services, PO Box 43099, Providence RI 02940-5000, USA, as soon as possible and, in any event, so as to be received no later than 10.00 a.m. (New York time) on                  or if either the Court Meeting or the General Meeting is adjourned, such later date as may be notified by the Nightstar Depositary.

Nightstar ADS Holders who hold their Nightstar ADSs indirectly (through a broker, bank or other nominee) must follow the instructions from such broker, bank or other nominee if they wish to give voting instructions to the Nightstar Depositary. Providing voting instructions via a broker, bank or other nominee may require the provision of information by a particular deadline, well in advance of the deadline to give the Nightstar Depositary voting instructions, and therefore you are encouraged to reach out to such broker, bank or other nominee as quickly as possible.

Following timely receipt of valid voting instructions from a Nightstar ADS Holder, the Nightstar Depositary shall endeavour, insofar as practicable and permitted under the provisions of, or governing, the Nightstar Shares represented by Nightstar ADSs, to vote or cause its nominee to vote (by means of the appointment of a proxy or otherwise) such Nightstar Shares represented by the Nightstar ADSs in respect of which instructions have been received in accordance with those instructions.

(c)	Cancellation of Nightstar ADSs so as to become a Nightstar Shareholder

Nightstar ADS Holders will not be able to attend the Court Meeting or the General Meeting in person. Nightstar ADS Holders who wish to attend the Nightstar Shareholder Meetings must take steps to present their Nightstar ADSs (and, to the extent that such Nightstar ADSs are certificated, the certificates evidencing such Nightstar ADSs) to the Nightstar Depositary for cancellation before 5.00 p.m. (New York time) on                  (subject to the relevant Nightstar ADS Holder’s compliance with the terms of the Deposit Agreement and payment of the Nightstar Depositary’s fees), together with: (i) delivery instructions for the Nightstar Shares represented by such Nightstar ADSs (including, if applicable, the name and address of the person who will be the registered holder of such Nightstar Shares); and (ii) if the Nightstar ADS cancellation is to take place after the Nightstar ADS Voting Record Time and before the Scheme Record Time, a certification that the Nightstar ADS Holder: (x) beneficially owned the relevant Nightstar ADSs as at the Nightstar ADS Voting Record Time and has not given, and will not give, voting instructions to the Nightstar Depositary in respect of such Nightstar ADSs in relation to the Nightstar Shareholder Meetings (or has cancelled all voting instructions previously given); (y) beneficially owned the relevant Nightstar ADSs as at the Nightstar ADS Voting Record Time and has given voting instructions to the Nightstar Depositary in respect of such Nightstar ADSs in relation to the Nightstar Shareholder Meetings, but undertakes not to vote the Nightstar Shares represented by such Nightstar ADSs at the Nightstar Meetings; or (z) did not beneficially own the relevant Nightstar ADSs as at the Nightstar ADS Voting Record Time, but undertakes not to vote the Nightstar Shares represented by such Nightstar ADSs at the Nightstar Shareholder Meetings. Nightstar ADS Holders who hold their Nightstar ADSs through a broker, bank or other nominee should promptly contact their broker, bank or other nominee to find out what actions are required to cancel the Nightstar ADSs.

Nightstar ADS Holders who present their Nightstar ADSs to the Nightstar Depositary for cancellation in order to take delivery of Nightstar Shares will be responsible for the payment of the Nightstar Depositary’s fees associated with such cancellation (up to USD 0.05 per Nightstar ADS presented for cancellation).

Nightstar ADS Holders will not be permitted to cancel their Nightstar ADSs from 5.00 p.m. (New York time) on                  2019 until 8.00 a.m. (New York time) on             . Nightstar ADS Holders who take steps (as described in the paragraphs above) to cancel their Nightstar ADSs before 5.00 p.m. (New York time) on                  2019 and become Nightstar Scheme Shareholders before the Scheme Voting Record Time will have the right to attend the both the Nightstar Shareholder Meetings in person and be represented by counsel to support or oppose the sanctioning of the Scheme (subject to the limitations and qualifications above).

(d)	Settlement

Once the Nightstar Depositary has received the relevant cash amount in U.S. dollars, each Nightstar ADS Holder will receive (upon surrender of their Nightstar ADSs to the Nightstar Depositary) their pro rata portion of the cash in U.S. dollars, net of the Nightstar Depositary fees for the cancellation of the Nightstar ADSs (up to USD 0.05 per Nightstar ADS) and the distribution of the Consideration (up to USD 0.05 per Nightstar ADS) to the surrendering Nightstar ADS Holders and applicable withholding taxes. Nightstar ADS holders who hold their Nightstar ADSs in certificated form will, on or after the Effective Date, receive letters of transmittal from the Nightstar Depositary with an explanation on how to surrender the Nightstar ADSs to the Nightstar Depositary. Those holders must sign and return the letter of transmittal, together with their Nightstar ADS certificates, to receive any consideration to which they are entitled. Nightstar ADS Holders who hold their Nightstar ADSs in uncertificated form will automatically receive Consideration to which they are entitled and do not need to take any further action. Payments to Nightstar ADS Holders will be made by cheques mailed by the Nightstar Depositary to the address the Nightstar Depositary has in its records for such registered holder.

Any Nightstar ADS Holders who hold their Nightstar ADSs indirectly through a bank, broker, or other nominee within DTC, will receive credit of the funds to their account from their bank, broker or other nominee. The Nightstar Depositary will remit the applicable funds (net of Nightstar Depositary fees and applicable withholding taxes) to DTC, and DTC will, in turn, credit the Nightstar ADS Holder’s bank, broker, securities intermediary or share plan administrator.

16.	No Appraisal Rights

If Nightstar Scheme Shareholders approve the Scheme at the Court Meeting and the Court sanctions the Scheme, then, subject to the Scheme becoming Effective in accordance with its terms, the Scheme will be binding on all Nightstar Shareholders, including those who did not vote or who voted against it at the Court Meeting. If Nightstar Scheme Shareholders approve the Scheme and the Court sanctions the Scheme, no Nightstar Shareholder or Nightstar ADS Holder will have “dissenters” or “appraisal” rights or otherwise have any right to seek a court appraisal of the value of Nightstar Shares. If the Scheme becomes Effective, all Nightstar Scheme Shareholders will receive the Consideration.

17.	Overseas Shareholders

(a)	General

This document has been prepared for the purposes of complying with English law and U.S. proxy rules and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside the United Kingdom and the United States.

This document does not constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for shares in any jurisdiction in which such offer or solicitation is unlawful.

Overseas Shareholders should consult their own legal and tax advisers with respect to the legal and tax consequences of the Scheme.

The availability of the Acquisition to Overseas Shareholders may be affected by the laws of the relevant jurisdictions in which they are located. Overseas Shareholders should inform themselves about and should observe any applicable legal or regulatory requirements. It is the responsibility of all Overseas Shareholders to satisfy themselves as to the full compliance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

The release, publication or distribution of this document and/or any accompanying documents in or into or from jurisdictions other than the United Kingdom or the United States may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the United Kingdom or the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their Nightstar Shares with respect to the Scheme at the Nightstar Shareholder Meetings, or to appoint another person as proxy may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such Restricted Jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person or any other failure to satisfy any applicable laws, regulations or requirements.

Unless otherwise determined by Bidder, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within any jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this document and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this document and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.

Persons who are not resident in the United Kingdom or the United States should inform themselves of, and observe, any applicable legal and regulatory requirements.

(b)	Securities laws

Copies of this document and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition.

Neither this document nor the accompanying documents are intended to, and do not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval pursuant to the Scheme or otherwise, in any jurisdiction in which such offer, invitation or solicitation is unlawful. Nothing in this document or the accompanying documents should be relied upon for any other purpose.

This document and the accompanying documents have been prepared for the purposes of complying with English law and U.S. proxy rules and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside the United Kingdom and the United States. Overseas Shareholders should consult their own legal and tax advisers with regard to the legal and tax consequences of the Scheme for their particular circumstances.

All Nightstar Shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to, forward this document and its accompanying documents to any jurisdiction outside the United Kingdom, should seek appropriate independent professional advice before taking any action.

(c)	Additional information for U.S. investors

The Acquisition is to be implemented by way of a scheme of arrangement under Part 26 of the Companies Act 2006. If, in the future, Bidder or Bidco exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, and determines to extend the Offer into the U.S., the Acquisition will be made in compliance with applicable U.S. laws and regulations.

It may be difficult for U.S. Nightstar Shareholders and Nightstar ADS Holders to enforce their rights and any claim arising out of the U.S. federal securities laws, because Nightstar is located in a country outside of the U.S., and some or all of its officers and directors are residents of countries outside of the U.S., the U.S. Nightstar Shareholders and Nightstar ADS Holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Nightstar Shareholders and Nightstar ADS Holders also should be aware that the transaction contemplated herein may have tax consequences in the U.S. A summary of certain U.S. taxation consequences of the implementation of the Scheme for certain Nightstar Shareholders and Nightstar ADS Holders is set out in paragraph 6 of Part V (Additional Information) of this document. That summary does not constitute tax advice and does not purport to be a full analysis of all potential United States tax consequences of the Acquisition. Nightstar Shareholders and Nightstar ADS Holders who are in any doubt about their taxation position, or who are subject to taxation in a jurisdiction outside of the United Kingdom and United States are strongly advised to contact an appropriate independent professional adviser immediately.

18.	United Kingdom and United States taxation

A summary of certain United Kingdom and United States taxation consequences of the implementation of the Scheme for certain Nightstar Shareholders is set out in paragraph 6 of Part V (Additional Information) of this document.

That summary does not constitute tax advice and does not purport to be a full analysis of all potential United Kingdom and United States tax consequences of the Acquisition. Nightstar Shareholders who are in any doubt about their taxation position, or who are subject to taxation in a jurisdiction outside of the United Kingdom and the United States are strongly advised to contact an appropriate independent professional adviser immediately.

19.	Actions to be taken

You will find enclosed with this document:

All Nightstar Shareholders:

•	a blue Form of Proxy to be used in connection with the Court Meeting;

•	a white Form of Proxy to be used in connection with the General Meeting; and

•	a prepaid envelope.

If you hold Nightstar Shares in CREST, you may instead appoint a proxy by completing and transmitting a CREST Proxy Instruction to Nightstar’s registrars, Computershare.

If you have not received the correct documents please contact the Nightstar Shareholder Helpline on the telephone number set out on page xvii of this document.

Forms of Proxy

Whether or not you intend to attend the Court Meeting and/or the General Meeting, please complete and sign both Forms of Proxy in accordance with the instructions printed thereon and return them by post using the prepaid envelope provided, during normal business hours only, to Computershare at The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, so as to be received as soon as possible and in any event not later than, than         a.m. on                  2019 in the case of the Court Meeting and         a.m. on                  2019 in the case of the General Meeting.

If the blue Form of Proxy for the Court Meeting is not lodged by such time, it may be handed to a representative of Computershare at the venue of the Court Meeting or the Chairman of the Court Meeting before the start of the Court Meeting. However, in the case of the General Meeting, unless the white Form of Proxy is lodged so as to be received by         a.m. on                  2019, it will be invalid. The completion and return of the Forms of Proxy or transmittal of a CREST Proxy Instruction will not prevent you from attending the Court Meeting or the General Meeting and voting in person, if you so wish and are so entitled.

If you hold your Nightstar Shares in uncertificated form (that is, in CREST) you may vote using the CREST Proxy Voting Service in accordance with the procedures set out in the CREST Manual (please also refer to the accompanying notes for the Notice of General Meeting set out at pages ix to xiii of this document).

Nightstar Shareholders who prefer to register the appointment of their proxy electronically via the internet can do so through the Computershare website at www.eproxyappointment.com. In order to access the voting system, shareholders will need their shareholder investor code found on their Form of Proxy. Further details in relation to electronic appointment of proxies are set out on page xxii of this document.

Proxies submitted via CREST (under CREST participant ID 3RA50) or electronically through the Computershare website must be received by Computershare not later than         a.m. on                  2019 in the case of the Court Meeting and         a.m. on                  2019 in the case of the General Meeting (or, in the case of an adjourned meeting, not less than 48 hours prior to the time and date set for the adjourned meeting).

Notices convening the Court Meeting and the General Meeting are set out on pages vi to viii (Notice of Court Meeting) and pages ix to xiii (Notice of General Meeting) of this document respectively.

It is important that as many votes as possible are cast at the Court Meeting so that the Court may be satisfied that there is a fair representation of Nightstar Scheme Shareholder opinion. You are therefore strongly encouraged to sign and return the blue Form of Proxy for the Court Meeting as soon as possible. You are also encouraged to sign and return the white Form of Proxy for the General Meeting at the same time as the blue Form of Proxy for the Court Meeting or if you hold Nightstar Shares in CREST, via a CREST Proxy Instruction.

If you have any queries relating to this document or the completion and return of the Forms of Proxy, please call the Nightstar Shareholder Helpline on +44 370 703 6033. Lines are open Monday to Friday (except public holidays) between 8.30 a.m. and 5.30 p.m.

Calls will be charged at the standard geographic rate and will vary by provider. International calls will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. Please note that the Nightstar Shareholder Helpline operators cannot provide advice on the merits of the Scheme or the Acquisition or give any financial, legal, investment or tax advice.

20.	Further information

The terms of the Scheme are set out in full in Part VIII (The Scheme of Arrangement) of this document. Your attention is also drawn to the further information contained in Part III (Conditions to and Further Terms of the Scheme and the Acquisition), Part IV (Financial Information) and Part V (Additional Information).

PART III

CONDITIONS TO AND FURTHER TERMS OF THE SCHEME AND THE ACQUISITION

Part A

Conditions to the Scheme and the Acquisition

The Acquisition is conditional upon the Scheme becoming unconditional and becoming Effective, by no later than 11.59 p.m. on the Long Stop Date.

Scheme approval

A.	The Scheme is conditional upon:

(i)

(A)

its approval by a majority in number representing not less than 75 per cent. in value of the Nightstar Shareholders (or the relevant class or classes thereof, if applicable) in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting; and

(B)

the Court Meeting and any separate class meeting which may be required by the Court or any adjournment of any such meeting being held on or before                  2019 (or such later date, if any, as Bidder and Nightstar may agree and the Court may allow);

(ii)

(A)	all resolutions necessary to approve and implement the Scheme being duly passed by the requisite majority or majorities at the General Meeting or at any adjournment of that meeting; and

(B)	the General Meeting or any adjournment of that meeting being held on or before 2019 (or such later date, if any, as Bidder and Nightstar may agree and the Court may allow); and

(iii)

(A)

the sanction of the Scheme by the Court with or without modification (but subject to any such modification being acceptable to Bidder and Nightstar) and the delivery of a copy of the Court Order to the Registrar of Companies; and

(B)	the Court Hearing being held on or before the date immediately preceding the Long Stop Date (or such later date, if any, as Bidder and Nightstar may agree and the Court may allow).

If any Condition referred to in paragraphs A(i) to A(iii) above is not capable of being satisfied by the date specified therein, Bidder shall make an announcement through GlobeNewswire or another national news wire service as soon as practicable and, in any event, by not later than 7.00 a.m. (New York time) on the Business Day following the date so specified, stating whether Bidder has invoked that Condition or, with the agreement of Nightstar, specified a new date by which that Condition must be satisfied.

In addition, Bidder and Nightstar have agreed that the Acquisition is conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless the following Conditions have been satisfied or, where relevant, waived:

No restraints

B.

no Law shall have been enacted, issued, enforced or entered into, and no preliminary or permanent injunction, judgment or ruling shall have been issued by any Governmental Authority that is, in either case, in effect and enjoins, restrains, prevents or prohibits or otherwise makes illegal the Acquisition;

Competition law and regulatory approvals

C.

the waiting period (and any extension thereof) applicable to the consummation of the Acquisition under the U.S. HSR Act, shall have expired or been terminated and the anti-trust notifications and approvals set forth in Paragraph 4.5 of Schedule V to the Implementation Agreement shall have been obtained;

Accuracy of representations and warranties

D.

except as Disclosed, (i) the representations and warranties set forth in Clause 11.1.1 (Corporate Existence and Power), Clause 11.1.2 (Subsidiaries), Clause 11.1.3 (Organisational Documents), Clause 11.1.4 (Corporate Authorisation), Clause 11.1.5 (Binding Obligations), Clause 11.1.8(c) – (f) (Capitalisation; Indebtedness), Clause 11.1.21 (Opinion of Financial Advisor) and Clause 11.1.22 (Finders’ Fees) of the Implementation Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Company Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Company Material Adverse Effect) as at the date of the Implementation Agreement and as at 11.59 p.m. on the date immediately preceding the date of the Court Hearing, as though made as at 11.59 p.m. on the date immediately preceding the date of the Court Hearing (except to the extent such representations and warranties are made as at an earlier date, in which case as at such earlier date), (ii) the representations and warranties set forth in Clause 11.1.8(a) and (b) (Capitalisation) of the Implementation Agreement shall be true and correct in all respects other than de minimis inaccuracies as at the date of the Implementation Agreement and as at 11.59 p.m. on the date immediately preceding the date of the Court Hearing, as though made as at 11.59 p.m. on the date immediately preceding the date of the Court Hearing (except to the extent such representations and warranties are made as at an earlier date, in which case as at such earlier date) and (iii) each of the other representations and warranties of Nightstar contained in the Implementation Agreement shall be true and correct as at the date of the Implementation Agreement and as at 11.59 p.m. on the date immediately preceding the date of the Court Hearing, as though made as at 11.59 p.m. on the date immediately preceding the date of the Court Hearing (except to the extent such representations and warranties are made as at an earlier date, in which case as at such earlier date), except in the case of clause (iii) where such failure(s) to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

Compliance with terms of the Implementation Agreement

E.

Nightstar shall have performed or complied in all material respects with all obligations, agreements and covenants required by the Implementation Agreement to be performed or complied with by it at or prior to 9.00 a.m. on the date of the Court Hearing;

No Company Material Adverse Effect

F.	since the date of the Implementation Agreement, no Company Material Adverse Effect shall have occurred and be continuing; and

Delivery of officer’s certificate

G.

Nightstar shall have delivered to Bidder a certificate, effective as at 9.00 a.m. on the date of the Court Hearing and signed by an authorised officer of Nightstar, certifying that the conditions in paragraphs D to F above have been satisfied.

Part B

Waiver and Invocation of the Conditions

Each of Bidder and Bidco reserves the right to waive, in whole or in part, all or any of the Conditions in Part A above, except for Conditions A(i)(A), A(ii)(A) and A(iii)(A) (Scheme approval), which cannot be waived.

The Acquisition is subject to the satisfaction (or waiver, if permitted) of the Conditions in Part A above, and to certain further terms set out in Part D below, and to the full terms and conditions set out in this document.

Conditions A(i), A(ii) (Scheme approval) and B (No restraints) to G (Delivery of officer’s certificate) (inclusive) must be fulfilled, determined by Bidder to be or to remain satisfied or (if capable of waiver) waived, by no later than 9.00 a.m. on the date of the Court Hearing, failing which the Acquisition will lapse. Bidder and Bidco shall be under no obligation to waive or treat as satisfied any of Conditions B (No restraints) to G (Delivery of officer’s certificate) (inclusive) by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that the other Conditions to the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

Part C

Implementation by way of an Offer

Subject to the terms of the Implementation Agreement, each of Bidder and Bidco reserves the right to elect to implement the Acquisition by way of an Offer as an alternative to the Scheme, if Nightstar provides its written consent.

In such event, such Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Offer, including (without limitation) the inclusion of an acceptance condition set at 90 per cent. of the Nightstar Shares to which the Offer relates or such lesser percentage as Bidder or Bidco, decides with Nightstar’s written consent, being in any case more than 50 per cent. of the Nightstar Shares to which the Offer relates.

Part D

Certain further terms of the Acquisition

The Acquisition will lapse if the Scheme does not become Effective by 11.59 p.m. on the Long Stop Date.

The availability of the Acquisition to persons not resident in the U.K. or U.S. may be affected by the Laws of the relevant jurisdictions. Persons who are not resident in the U.K. or U.S. should inform themselves about, and observe, any applicable requirements. Nightstar Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay and observe any applicable requirements.

This Acquisition will be governed by English law and be subject to the jurisdiction of the English courts.

Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

The Nightstar Shares will be acquired by Bidco (or its nominee) with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of the Announcement or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Effective Date in respect of the Nightstar Shares.

PART IV

FINANCIAL INFORMATION

Part A: Financial Information relating to Nightstar

The following sets out financial information in respect of Nightstar. The documents referred to below, the contents of which have previously been filed with the SEC, are incorporated into this document by reference:

Financial Information	Reference
Audited consolidated accounts for the financial years ended 31 December 2016 and 31 December 2017

https://ir.nightstartx.com/static-files/6d1be3a6-2f7a-4424-9cf1-f6a9d19d0f14

The audited consolidated accounts of the Nightstar Group for the financial years ended 31 December 2016 and 31 December 2017 are set out in Part III in the Form 20-F of Nightstar for the year ended 31 December 2017, filed on 3 April 2018 and are available from Nightstar’s website (at the link referred to above)

Unaudited interim condensed consolidated financial statements for the three months and nine months ended 30 September 2018

https://ir.nightstartx.com/static-files/223132c6-1bec-4081-afa1-ceb409db7da5

The unaudited interim condensed consolidated financial statements of the Nightstar Group for the three months and nine months ended 30 September 2018 are set out in Exhibit 99.1 in the Form 6-K of Nightstar filed on 20 November 2018 and are available from Nightstar’s website (at the link referred to above)

Part B: Financial Information relating to the Biogen Group

The following sets out financial information in respect of Biogen. The documents referred to below, the contents of which have previously been filed with the SEC, are incorporated into this document by reference:

Financial Information	Reference
Audited consolidated accounts for the financial year ended 2017

http://investors.biogen.com/sec-filings/sec-filing/10-k/0000875045-18-000005

The audited consolidated accounts of the Biogen Group for the financial year ended 31 December 2017 are set out in the annual report of Biogen on Form 10-K for the year ended 31 December 2017, filed on 1 February 2018 and available from Biogen’s website (at the link referred to above)

Audited consolidated accounts for the financial year ended 2018

http://investors.biogen.com/sec-filings/sec-filing/10-k/0000875045-19-000006

The audited consolidated accounts of the Biogen Group for the financial year ended 31 December 2018 are set out in the annual report of Biogen on Form 10-K for the year ended 31 December 2018, filed on 6 February 2019 and available from Biogen’s website (at the link referred to above)

No incorporation of website information

Save as expressly referred to herein, neither the content of Biogen’s or Nightstar’s websites, nor the contents of any website accessible from hyperlinks from Biogen’s or Nightstar’s website, is incorporated into, or forms part of, this document.

PART V

ADDITIONAL INFORMATION

1.	Responsibility

(a)

The Nightstar Directors, whose names are set out in paragraph 2(a) below, each accept responsibility for the information contained in this document other than the information for which responsibility is taken by others pursuant to paragraph 1(b) below. To the best of the knowledge and belief of the Nightstar Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

(b)

The Bidco Director, whose name is set out in paragraph 2(b) below, accepts responsibility for the information contained in this document relating to Biogen, the Bidder Group and the Bidco Director (including their immediate families, related trusts and persons connected with them). To the best of the knowledge and belief of the Bidco Director (who has taken all reasonable care to ensure that such is the case), the information contained in this document for which he accepts responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.	Directors

(a)	The Nightstar Directors and their respective positions in Nightstar are as follows:

Name	Position
Chris Hollowood	Chairman
David Fellows	Chief Executive Officer
Paula Cobb	Director
David Lubner	Director
James McArthur	Director
David Mott	Director
Scott Whitcup	Director

The registered office of Nightstar and the business address of each of the Nightstar Directors is 10 Midford Place, London, W1T 5BJ.

(b)	The Bidco Director and his positions in Bidco and Biogen are as follows:

Name	Position
Daniel Karp	Director of Bidco Executive Vice President, Corporate Development of Biogen

The registered office of Bidco is 70 Norden Road, Maidenhead, United Kingdom, SL6 4AY. The business address of the Bidco Director is 225 Binney Street, Cambridge, Massachusetts, 02142.

3.	Market quotations

Set out below are the Closing Prices of Nightstar Shares as derived from Nasdaq on:

(i)	the first dealing day in each of the six months immediately before the date of this document; and

(ii)	2019 (the last practicable date prior to the publication of this document).

Date	Nightstar ADSs (USD)

1 March 2019	15.16
1 February 2019	14.50
2 January 2019	12.10
3 December 2018	15.32
1 November 2018	10.83
1 October 2018	18.52

4.	Interests of Nightstar Non-Employee Directors and Executive Officers

In considering the recommendation of the Nightstar Board that you vote in favour of the Scheme and the Special Resolution, you should be aware that aside from their interests as Nightstar Shareholders, Nightstar’s Non-Employee Directors and executive officers have interests in the Acquisition that may be different from, or in addition to those of Nightstar Shareholders generally. Members of the Nightstar Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Implementation Agreement and the Acquisition and in recommending to Nightstar Shareholders that they vote in favour of the Scheme and the Special Resolution. See the section entitled “Reasons for the Recommendation” in paragraph 9 of Part I (Letter from the Chairman of Nightstar Therapeutics plc). These interests are described in more detail and certain of them are quantified in the narrative below.

Treatment of Nightstar Director and Executive Officer Equity Awards

As described more fully in the section entitled “Nightstar Equity Awards” in paragraph 9 of Part II (Explanatory Statement), in addition to any Consideration received in respect of Nightstar Shares in their capacity as Nightstar Shareholders, all Non-Employee Directors and executive officers will receive in respect of each Nightstar Share subject to their outstanding equity awards issued pursuant to the 2017 Equity Incentive Plan (whether vested or unvested), which consists of stock options and restricted shares, a payment equal to the Consideration less any applicable exercise or purchase price and applicable withholdings. Any Pre-IPO Equity Awards held by Non-Employee Directors or executive officers will be acquired in the Scheme and the holders will receive the Consideration in respect of each Nightstar Share acquired and any Deferred Shares will be repurchased by Nightstar prior to the Effective Date for a total payment of GBP 0.01 to the holder.

The following table sets forth for the Non-Employee Directors (as a group) and for each Nightstar executive officer, the number of unvested Nightstar options and unvested shares of Nightstar restricted stock based on the individual’s holdings as at 4 March 2019. The table separately quantifies the value of such unvested awards using a price per share of USD 25.50, which is the Consideration per Nightstar Share provided for under the Implementation Agreement (net of applicable exercise prices).

	Unvested Options (#)	Unvested Options (USD)	Unvested Restricted Stock Awards (#)	Unvested Restricted Stock Awards (USD)
Non-Employee Directors (as a group)*	265,534	2,880,019	79,665	2,031,458
Executive Officers
David Fellows	426,933	4,671,716	182,862	4,662,981
Tuyen Ong	123,963	1,347,123	81,401	2,075,726
Gregory Robinson	144,525	1,581,652	75,091	1,914,821
Senthil Sundaram	151,200	1,648,162	74,207	1,892,279
Bryan Yoon	205,725	1,334,514	n/a	n/a

*

Robert MacLaren resigned as a director of Nightstar, effective 15 April 2018 and will not receive any acceleration of equity awards or other compensation or benefits in connection with the completion of the Acquisition.

Indemnification of Nightstar Directors and Officers

The rights of Nightstar Directors and executive officers to indemnification and directors’ and officers’ liability insurance will survive following the Scheme becoming Effective.

Executive Officer Employment Agreements and Severance Program

Each of Nightstar’s executive officers is party to an employment agreement with Nightstar Inc. (except that the agreements with Dr. Ong and Mr. Sundaram are with NightstaRx Limited). The employment agreements provide for severance benefits in connection with a qualifying termination, and, for Mr. Fellows, Mr. Robinson and Mr. Yoon, enhanced severance benefits in the event the executive officer experiences a qualifying termination that occurs during the twelve-month period immediately following the Effective Date. In addition, Nightstar will adopt a severance program in connection with the Acquisition that will provide for a pro rata bonus upon termination if not specified in an executive officer’s contract. In the event of such a qualifying termination in connection with the completion of the Acquisition, the executive officer would be entitled to cash severance in an amount equal to twelve months of base salary continuation, lump sum target cash annual cash bonus for the year of termination (pro-rated to the date of termination), payable in a lump sum, and certain health coverage benefits for up to twelve months.

The table below sets forth an estimate of the value of the cash severance, pro rata bonus and health coverage benefits each executive officer would be eligible to receive in accordance with such individual’s employment agreement and Nightstar’s severance program upon experiencing a qualifying termination in connection with the completion of the Acquisition, assuming the Effective Date of the Scheme occurs on 30 June 2019.

Executive Officer	Severance (USD)	Change in Control Pro Rata Bonus (USD)	Health and Welfare Benefits (USD)
David Fellows	533,100	133,275	28,870
Tuyen Ong	441,200	88,240	0
Gregory Robinson	365,300	73,060	30,184
Senthil Sundaram	374,500	74,900	10,658
Bryan Yoon	370,800	74,160	30,184

5.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Nightstar Shares as at 28 February 2019 by: (i) each Nightstar Director; (ii) each Nightstar named executive officer; (iii) all of the Nightstar Directors and executive officers as a group; and (iv) each person, or group of affiliated persons, known by Nightstar to beneficially own more than 5 per cent. of the issued share capital. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to all Nightstar Shares shown as beneficially owned by them, subject to applicable community property laws.

Information with respect to beneficial ownership has been furnished by each Nightstar Director and executive officer. With respect to beneficial owners of more than 5 per cent. of the issued share capital of Nightstar, information is based on information filed with the SEC. Nightstar has determined beneficial ownership in accordance with the rules of the SEC. The rules require inclusion of shares issuable to such persons within 60 days after 28 February 2019. These shares are deemed to be outstanding and beneficially owned by the person holding the right to issuance for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership calculations are based on 33,483,821 Nightstar Shares (excluding Deferred Shares) outstanding as at 28 February 2019.

Except as otherwise indicated in the table below, addresses of the directors, executive officers and named beneficial owners are in care of Nightstar Therapeutics plc, 10 Midford Place, London W1T 5BJ, United Kingdom.

Name and Address of Beneficial Owner	Number of Nightstar Shares(1)	Percentage of issued ordinary share capital of Nightstar
5 per cent. Shareholders
Redmile Group, LLC(2) One Letterman Drive Building D, Suite D3-300 The Presidio of San Francisco San Francisco, California 94129	1,795,846	5.4%

Woodford Investment Management Ltd.(3) 9400 Garsington Road, Oxford OX4 2HN United Kingdom	1,921,315	5.7%

Syncona Portfolio Ltd(4) Arnold House, St. Julian’s Avenue St. Peter Port, Guernsey GY1 3RD Channel Islands	13,203,922	39.4%

Wellington Management Group LLP(5) 280 Congress St. Boston, Massachusetts 02210	3,071,865	9.2%

New Enterprise Associates 15, L.P.(6) 1954 Greenspring Drive, Suite 600 Timonium, Maryland 21093	6,662,532	19.9%

Biogen Inc.(7) 225 Binney Street Cambridge Massachusetts 02142	20,638,209	61.6%

Named Executive Officers and Directors
Paula Cobb	—	—
David Fellows	695,145	2.07%
Chris Hollowood(8)	13,216,055	39.5%
David Lubner	29,124	*
James McArthur	49,370	*
David Mott(9)	6,662,532	19.9%
Gregory Robinson	127,029	*
Senthil Sundaram	146,027	*
Scott Whitcup	74,568	*
All current directors and executive officers as a group (11 persons)	21,155,847	63.2%

*	Less than 1 per cent. of the outstanding ordinary share capital of Nightstar.

(1)

Includes all options and other rights to acquire shares as follows: David Fellows 68,750; Chris Hollowood, 12,133 shares; James McArthur, 12,133 shares; Gregory Robinson, 23,437 shares; Senthil Sundaram, 18,750 shares; and all current directors and executive officers as a group, 208,275 shares.

(2)

Consists of Nightstar Shares reported on a Schedule 13G/A (Amendment No. 1) filed with the SEC on 14 February 2019 by Redmile Group LLC, or “Redmile”. Redmile serves as the manager to the private investment vehicles and/or separately managed accounts that own the shares. Redmile, as the manager to the private investment vehicles and managed accounts and Jeremy Green, as the principal of Redmile, may therefore be deemed to beneficially own securities owned by such private investment vehicles and/or separately managed accounts for the purposes of Rule 13d-3 of the U.S. Exchange Act, insofar as they may be deemed to have the power to direct the voting or disposition of the shares. As at 31 December 2018, Redmile and Mr. Green had shared dispositive power and voting power over 1,795,846 Nightstar Shares. Redmile and Mr. Green each disclaim beneficial ownership of all shares held of record by Redmile in which they do not have an actual pecuniary interest.

(3)

Consists of Nightstar Shares reported on a Schedule 13G filed with the SEC on 14 February 2019 by Woodford Investment Management Ltd or Woodford Investment Management. Woodford Investment Management serves as the investment manager of LF Woodford Equity Income Fund and the West Fund who are the holders of record of the Nightstar Shares. Woodford Investment Management and Neil Woodford, the Head of Investment for Woodford Investment Management may therefore be deemed to beneficially own securities owned by such private investment vehicles and/or separately managed accounts for the purposes of Rule 13d-3 of the U.S. Exchange Act, insofar as they may be deemed to have the power to direct the voting or disposition of the shares. As at 31 December 2018, Woodford Investment Management and Neil Woodford, had shared voting power with respect to 1,150,000 Nightstar Shares and shared dispositive power with respect to 1,921,315 Nightstar Shares. Neither LF Woodford Equity Income Fund nor the West Fund beneficially owns more than 5 per cent of the issued and outstanding Nightstar Shares individually. Mr. Woodford disclaims beneficial ownership of all shares held of record by Woodford Investment Management in which he does not have an actual pecuniary interest.

(4)

Consists of Nightstar Shares and Nightstar ADSs reported in a Schedule 13G/A (Amendment No. 2) filed with the SEC on 14 March 2018 by Syncona Portfolio Limited. The shares are held directly by Syncona Portfolio Limited, a subsidiary of Syncona Holdings Limited. Investment and voting decisions with respect to the shares are made by Syncona Portfolio Limited, acting upon the recommendation of an investment committee of Syncona Investment Management Limited, also a subsidiary of Syncona Holdings Limited. Syncona Holdings Limited is a wholly controlled subsidiary of Syncona Limited. As at 31 December 2018, Syncona Portfolio Limited, Syncona Holdings Limited, Syncona Investment Management Limited and Syncona Limited report shared voting power with respect to 11,203,922 Nightstar Shares and 2,000,000 Nightstar ADSs and shared dispositive power with respect to all of such Nightstar Shares and Nightstar ADSs. Each of these entities disclaim beneficial ownership of all shares held of record by Syncona Portfolio Limited in which they do not have an actual pecuniary interest.

(5)

Consists of Nightstar Shares reported in a Schedule 13G/A (Amendment No. 4) filed with the SEC on 12 February 2018 by Wellington Management Group LLP. As at 31 December 2018, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each report shared voting power with respect to 2,895,136 Nightstar Shares and shared dispositive power with respect to 3,071,865 Nightstar Shares. Wellington Management Company LLP reports shared voting power with respect to 2,882,395 Nightstar Shares and shared dispositive power with respect to 2,945,153 Nightstar Shares. According to that filing, the Nightstar Shares are owned of record by clients of certain investment advisors controlled, directly or indirectly, by Wellington Investment Advisors Holdings LLP, including Wellington Management Company LLP. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

(6)

Consists of Nightstar Shares and Nightstar ADSs as reported in a Schedule 13D/A (Amendment No. 2) filed with the SEC on 13 March 2019. Each of New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 GP, LLC, Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Mohamad Makhzoumi, Joshua Makower, David M. Mott, Scott D. Sandell and Peter W. Sonsini report shared voting power with respect to 5,448,247 Nightstar Shares and 1,214,285 Nightstar ADSs and shared dispositive power with respect to all of such Nightstar Shares and Nightstar ADSs. New Enterprise Associates 15, L.P. is the record owner of the Nightstar Shares and Nightstar ADSs. NEA Partners 15, L.P. is the sole general partner of New Enterprise Associates 15, L.P. NEA 15 GP, LLC is the sole general partner of NEA Partners 15, L.P. Peter Barris, Forest Baskett, Anthony Florence, Jr., Mohamad Makhzoumi, Joshua Makower, David Mott, Scott Sandell and Peter Sonsini are the individual managers of NEA 15 GP, LLC. David Mott is also a member of the Nightstar Board. Each of these individuals and entities disclaims beneficial ownership of all shares held of record by New Enterprise Associates 15, L.P. other than those shares which each such individual/entity owns of record.

(7)

As required under SEC rules, Biogen and Bidder may report indirect beneficial ownership with respect to 20,638,209 Nightstar Shares and Nightstar ADSs only as a result of the Irrevocable Undertakings, which are described in paragraph 7 of Part V (Additional Information). For these purposes the term “beneficial ownership” is defined in accordance with applicable SEC rules and Biogen does not hold, directly or indirectly, any legal or economic interest in Nightstar Shares or Nightstar ADSs.

(8)

Includes Nightstar Shares and Nightstar ADSs set forth in footnote (4) above held by Syncona Portfolio Limited. Dr. Hollowood, a member of the Nightstar Board, is a member of the investment committee of Syncona Investment Management Limited, a subsidiary of Syncona Holdings Limited, the parent company of Syncona Portfolio Limited.

(9)	Consists of the Nightstar Shares and Nightstar ADSs set forth in footnote (6) above held by New Enterprise Associates 15, L.P. Mr. Mott, a member of the Nightstar Board, is a partner at NEA 15 LLC.

6.	United Kingdom and United States taxation

United Kingdom taxation

The comments set out below are based on current United Kingdom tax law as applied in England and Wales and HMRC practice (which may not be binding on HMRC) as at the date of this document, both of which are subject to change, possibly with retrospective effect. They are intended as a general guide to certain limited aspects of the United Kingdom tax treatment of the Scheme and apply only to Nightstar Shareholders and Nightstar ADS Holders (i) resident and, in the case of an individual, domiciled for tax purposes in the United Kingdom only; (ii) to whom “split year” treatment does not apply; (iii) who hold their Nightstar Shares or Nightstar ADSs as an investment (other than under a pension arrangement or an ISA or a Lifetime ISA); and (iv) who are the absolute beneficial owners of their Nightstar Shares or, in respect of Nightstar ADS Holders, who are treated as absolute beneficial owners of the shares underlying their Nightstar ADSs. The discussion does not address all possible tax consequences relating to the Scheme. This discussion does not address the tax considerations relevant to the receipt of Nightstar dividends. Certain categories of shareholders, including those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs and exemptions, those connected with Nightstar or Bidder, and those for whom the shares are employment-related securities may be subject to special rules and this summary does not apply to such shareholders.

Nightstar Shareholders, Nightstar ADS Holders or prospective shareholders who are in any doubt about their tax position, or who are resident or otherwise subject to taxation in a jurisdiction outside the United Kingdom, should consult their own professional advisers immediately.

Where a Nightstar Shareholder receives cash in respect of his or her Nightstar Shares, that Nightstar Shareholder will be treated as disposing of his Nightstar Shares which may, depending on the Nightstar Shareholder’s individual circumstances (including the availability of exemptions, reliefs or allowable losses) give rise to a liability to U.K. tax on chargeable gains or, alternatively, an allowable capital loss. The same treatment will apply to U.K. resident Nightstar ADS Holders, who will receive cash consideration for their Nightstar ADSs.

No U.K. stamp duty or stamp duty reserve tax should be payable by the Nightstar Shareholders or Nightstar ADS Holders on a disposal of their Nightstar Shares or Nightstar ADSs in accordance with the Scheme.

United States taxation

The following discussion summarises certain material U.S. federal income tax considerations of the Scheme generally relevant to holders of Nightstar Shares and Nightstar ADSs who are U.S. Shareholders (as defined below), assuming that the Scheme becomes Effective. This discussion is based on the Code, Treasury Regulations promulgated under the Code, judicial decisions, administrative rulings and other official interpretations thereof, in effect as at the date of this document and all of which are subject to change, possibly with retroactive effect. The discussion below does not address all U.S. federal income tax consequences or any state, local or non-U.S. tax consequences of the Scheme or any U.S. federal estate, gift or alternative minimum tax considerations. This discussion does not apply to Nightstar Shareholders or Nightstar ADS Holders who received Nightstar Shares or Nightstar ADSs, as applicable, pursuant to the exercise of employee share options, warrants or otherwise in connection with the performance of services. The tax treatment of Nightstar Shareholders and Nightstar ADS Holders may vary depending upon each Nightstar Shareholder’s or Nightstar ADS Holder’s particular situation and each Nightstar Shareholder and Nightstar ADS Holder should consult a professional tax adviser with respect to the tax consequences of the Scheme to it. Also, this discussion does not apply to Nightstar Shareholders or Nightstar ADS Holders subject to special treatment, including:

•	brokers and dealers in securities or currencies;

•	traders in securities that elect to use the mark-to-market method of accounting;

•	tax-exempt entities (including private foundations);

•	banks and thrifts and other financial institutions;

•	regulated investment companies;

•	retirement plans and pension plans;

•	real estate investment trusts;

•	insurance companies;

•	persons that hold their Nightstar Shares or Nightstar ADSs in a tax deferred account;

•

persons that hold Nightstar Shares or Nightstar ADSs as part of a “straddle,” a “hedge,” a “constructive sale” transaction, a “conversion transaction,” a “synthetic security” or other integrated investment;

•

persons that own or have owned within the past five years (or are deemed to own or to have owned within the past five years), actually or through certain “constructive ownership” rules, 10 per cent. or more of the outstanding Nightstar Shares (including indirectly through Nightstar ADSs);

•	persons that have a “functional currency” other than the U.S. dollar;

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies; and

•	subchapter S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes and persons that hold Nightstar Shares or Nightstar ADSs through such pass-through entities.

This discussion also does not address the U.S. federal income tax consequences of the Scheme to holders of Nightstar Shares or Nightstar ADSs who do not hold such shares as a capital asset, which is generally property held for investment, and does not address tax consequences of the Scheme to Nightstar Shareholders or Nightstar ADS Holders who are not U.S. Shareholders (as defined below). For purposes of this discussion, a “U.S. Shareholder” is any beneficial owner of Nightstar Shares or Nightstar ADSs who, for U.S. federal income tax purposes, is:

a)	a citizen or individual resident of the United States;

b)

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organised in or under the laws of the United States, any state thereof, or the District of Columbia;

c)	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

d)

a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust, or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

For investors who own Nightstar Shares or Nightstar ADSs through a partnership or an entity treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment will generally depend upon the status of the partner and the activities of the partnership. Such investors should consult their own tax adviser as to their particular tax consequences.

No ruling has been or will be sought from the IRS with respect to any of the U.S. federal income tax considerations discussed below, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation.

Part A: Income Tax Consequences to U.S. Shareholders

The Scheme will be a taxable event for U.S. federal income tax purposes and each U.S. Shareholder will recognise gain or loss with respect to its Nightstar Shares and Nightstar ADSs, measured by the difference between the amount of Consideration paid to such U.S. Shareholder and such U.S. Shareholder’s adjusted tax basis in its Nightstar Shares or Nightstar ADSs, as applicable. If a U.S. Shareholder acquired Nightstar Shares or Nightstar ADSs by purchase, the U.S. Shareholder’s adjusted tax basis in its Nightstar Shares or Nightstar ADSs will generally equal the amount the U.S. Shareholder paid for the relevant Nightstar Shares or Nightstar ADSs, less any returns of capital that the U.S. Shareholder might have received with regard to the relevant Nightstar Shares or Nightstar ADSs. In the case of a U.S. Shareholder who holds multiple blocks of Nightstar Shares or Nightstar ADSs (blocks of Nightstar Shares or Nightstar ADSs acquired separately at different times and/or prices), gain or loss and holding period must be calculated and accounted for separately for each block.

Subject to the discussion under “Passive Foreign Investment Company Status and Related Tax Consequences” below, the gain or loss on the sale of Nightstar Shares or Nightstar ADSs will constitute long-term capital gain or loss if the Nightstar Shares or Nightstar ADSs have been held for more than one year as at the Effective Date. If a U.S. Shareholder receiving long-term capital gain is an individual or other non-corporate shareholder, then the capital gain will generally be subject to U.S. federal income tax at a maximum rate of 20 per cent. Short-term capital gains received by such shareholders will be subject to tax at ordinary income rates of up to 37 per cent. U.S. Shareholders that are taxable as corporations for U.S. federal income tax purposes will generally be subject to 21 per cent. tax on any gain (whether long-term or short-term) from the sale or exchange of Nightstar Shares or Nightstar ADSs. A U.S. Shareholder’s ability to deduct capital losses is subject to several limitations. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Part A-1: Passive Foreign Investment Company Status and Related Tax Consequences

If Nightstar was classified as a PFIC in any taxable year in which a U.S. Shareholder held Nightstar Shares or Nightstar ADSs, such U.S. Shareholder will be subject to special rules with respect to any gain recognised under the Scheme.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75 per cent. of its gross income is passive income (such as interest income); or

•	at least 50 per cent. of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

For purposes of applying these tests, Nightstar will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation, the equity of which Nightstar owns, directly or indirectly, 25 per cent. or more (by value).

Nightstar believes that it was not classified as a PFIC in any prior taxable year, and does not expect to be classified as a PFIC in the current taxable year. However, there can be no assurance that Nightstar will not be classified as a PFIC for the current, or any prior, taxable year. The determination of whether Nightstar is a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. Because of the uncertainties involved in establishing Nightstar’s PFIC status, Nightstar’s U.S. counsel expresses no opinion regarding Nightstar’s PFIC status.

If Nightstar is treated as a PFIC with respect to U.S. Shareholders in the taxable year of the Effective Date, or in any prior taxable year in which a U.S. Shareholder held Nightstar Shares or Nightstar ADSs, such U.S. Shareholders will be subject to special tax rules with respect to any gain such U.S. Shareholder recognises from a sale of Nightstar Shares or Nightstar ADSs pursuant to the Scheme, unless such U.S. Shareholder has made a mark-to-market election as discussed below. Under these special tax rules:

•	the gain will be allocated ratably over a U.S. Shareholder’s holding period for the Nightstar Shares or Nightstar ADSs;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which Nightstar became a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realised on the sale of the Nightstar Shares or Nightstar ADSs cannot be treated as capital, even if a U.S. Shareholder holds the Nightstar Shares or Nightstar ADSs as capital assets.

U.S. Shareholders can avoid the interest charge on gain relating to the Nightstar Shares or Nightstar ADSs by making a mark-to-market election with respect to the Nightstar Shares or Nightstar ADSs, provided that the Nightstar Shares or Nightstar ADSs are “marketable.” Nightstar Shares or Nightstar ADSs will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the Nightstar Shares or Nightstar ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Nightstar ADSs are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if Nightstar ADSs remain listed on Nasdaq and are regularly traded, and a U.S. Shareholder is a Nightstar ADS Holder, Nightstar expects the mark-to-market election would be available to U.S. Shareholders if Nightstar is a PFIC.

If a U.S. Shareholder has made a valid mark-to-market election, gains from the sale of the applicable Nightstar Shares or Nightstar ADSs pursuant to the Scheme will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares pursuant to the Scheme will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the Nightstar Shares or Nightstar ADSs cease to be marketable.

U.S. Shareholders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Unless otherwise provided by the U.S. Treasury, each U.S. Shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Shareholder’s failure to file the annual report will cause the statute of limitations for such U.S. Shareholder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Shareholder files the annual report, and, unless such failure is due to reasonable cause and not wilful neglect, the statute of limitations for the U.S. Shareholder’s entire U.S. federal income tax return will remain open during such period. U.S. Shareholders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

Part A-2: Net Investment Income Tax

U.S. Shareholders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to an additional 3.8 per cent. net investment income tax on any capital gains and dividend income arising from the sale of their Nightstar Shares or Nightstar ADSs pursuant to the Scheme. Special rules apply and certain elections are available for certain U.S. Shareholders that are subject to the 3.8 per cent. net investment income tax and hold shares in a PFIC. U.S. Shareholders are urged to consult their tax advisers regarding the application of the net investment income tax to them as a result of the Scheme.

Part A-3: Information Reporting and Backup Withholding

Information reporting generally applies to certain payments to U.S. Shareholders which are made within the United States (or through certain related U.S. intermediaries), unless the U.S. Shareholder is an exempt recipient (such as a corporation). Generally, backup withholding will apply to U.S. Shareholders selling their Nightstar Shares or Nightstar ADSs unless they provide a correct taxpayer identification number and make appropriate certifications concerning, or otherwise establish that they are exempt from, backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. Shareholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS by the U.S. Shareholder. U.S. Shareholders are urged to consult their tax advisers regarding the imposition of backup withholding and information reporting with respect to distributions on or dispositions of their Nightstar Shares or Nightstar ADSs.

Part B: Income Tax Consequences to Non-U.S. Shareholders

For purposes of this summary, the term “Non-U.S. Shareholder” means a beneficial owner of Nightstar Shares or Nightstar ADSs who is not a U.S. Shareholder.

Any gain realised by a Non-U.S. Shareholder pursuant to the Scheme generally will not be subject to U.S. federal income tax unless (1) the gain is effectively connected with a trade or business of such Non-U.S. Shareholder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Shareholder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. Shareholders, and, if the Non-U.S. Shareholder is a corporation (or any entity or arrangement treated as a corporation for U.S. federal income tax purposes), such gain may also be subject to the branch profits tax at a rate of 30 per cent. (or a lower rate under an applicable tax treaty); or (2) such Non-U.S. Shareholder is an individual who is present in the United States for one-hundred and eighty-three (183) days or more in the taxable year of the Scheme, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 per cent. (or a lower rate under an applicable tax treaty).

Part B-1: Information Reporting and Backup Withholding

Non-U.S. Shareholders are generally exempt from backup withholding, but such Non-U.S. Shareholders may have to comply with certification procedures to prove entitlement to this exemption.

The discussion above is not tax advice, and it is not a complete analysis or description of every potential U.S. federal income tax consequence or any other tax consequence of the Scheme. In addition, the summary does not address U.S. federal income tax consequences that may vary with, or are contingent on, individual circumstances, nor does it address any U.S. non-income, state, local or non-U.S. tax consequences. Accordingly, each Nightstar Shareholder and Nightstar ADS Holder is urged to consult with his, her or its own tax adviser to determine the particular U.S. federal, state, local and non-U.S. tax consequences to it of the Scheme.

7.	Irrevocable Undertakings

Irrevocable Undertakings from Nightstar Directors

The following Nightstar Directors have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting as described in paragraph 8 of Part II (Explanatory Statement) above, in relation to the following Nightstar Shares currently held by them as well as any further Nightstar Shares they may acquire:

Name	Number of Nightstar Shares	Percentage of issued ordinary share capital of Nightstar (%)
Paula Cobb
David Fellows
Chris Hollowood
David Lubner
James McArthur
David Mott
Scott Whitcup

TOTAL

These Irrevocable Undertakings will continue to be binding in the event that a higher competing offer is made for Nightstar.

Bidco has also received irrevocable undertakings from Syncona Portfolio Limited and New Enterprise Associates, both Nightstar Shareholders, to vote or procure votes in favour of the resolutions relating to the Scheme at the Nightstar Shareholder Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) in respect of their entire beneficial holdings, amounting to                  Nightstar Shares, in aggregate, representing approximately                  per cent. of the issued share capital of Nightstar as at                  March 2019, being the last practicable date prior to the publication of this document.

The Irrevocable Undertakings given by the Nightstar Directors will cease to be binding if:

•

the Acquisition is implemented by way of an Offer and an Offer Document is not posted within 15 Business Days following the date Nightstar has cleared comments received from the SEC, if any, on such document; or

•	if the Scheme or Offer (as applicable) does not become Effective, lapses or is withdrawn without becoming or being declared unconditional in accordance with its terms; or

•	the Scheme or Offer lapses or is withdrawn or otherwise becomes incapable of becoming Effective or has not become Effective on or before the Long Stop Date,

and will remain binding if a higher competing offer is made for Nightstar.

The Irrevocable Undertakings given by Syncona Portfolio Limited and New Enterprise Associates will cease to be binding if:

•

the Scheme lapses or is withdrawn in accordance with its terms and Bidder or Bidco publicly confirms that it does not intend to proceed with the Acquisition or to implement the Acquisition by way of an Offer or otherwise;

•	the Scheme or Offer does not become Effective by the Long Stop Date; or

•	if the Implementation Agreement is terminated in accordance with its terms,

and will remain binding if a higher competing offer is made for Nightstar.

The above is a summary of the material provisions of the Irrevocable Undertakings, copies of the forms of which are attached hereto as Annexes C and D, and which are incorporated by reference. This summary does not purport to be complete and may not contain all of the information about the Irrevocable Undertakings that is important to shareholders. You should carefully read the Irrevocable Undertakings in their entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Irrevocable Undertakings and not by this summary or any other information contained in this document.

8.	Service contracts and remuneration of Nightstar Directors

Save as disclosed below, there are no service contracts in force between any director or proposed director of Nightstar or any of its subsidiaries and no such contract has been entered into or amended during the six months preceding the date of this document.

Nightstar Executive Director

David Fellows is Nightstar’s Chief Executive Officer. He is engaged under a service agreement with Nightstar dated 12 September 2017, which amends and restates his previous service agreement with Nightstar dated 1 February 2017. He receives an annual base salary of USD 533,100.

The service agreement provides that Mr. Fellows’ employment with Nightstar is at-will. Nightstar may terminate Mr. Fellows’ service contract without cause at any time effective upon written notice to Mr. Fellows.

If Mr. Fellows’ employment with Nightstar is terminated without cause, or if he resigns for good reason (as such terms are defined in his service agreement dated 12 September 2017), Mr. Fellows will also be entitled to receive severance equal to continuation of his base salary as then currently in effect for 12 months following his date of termination and will be eligible for reimbursement for medical coverage premiums for up to the same period. Mr. Fellows, his spouse and eligible dependents are entitled to stay on Nightstar’s health insurance plans for a period of 12 months following his termination for any reason. Mr. Fellows’ severance benefits are conditioned on, among other things, his execution of Nightstar’s standard separation agreement and a general release of claims in Nightstar’s favour. Further, if such termination of employment occurs within 12 months following a change in control of Nightstar, Mr. Fellows will also be entitled to receive (i) a pro-rated cash bonus for the year of such termination and (ii) accelerated vesting of any then unvested equity awards held by Mr. Fellows that are subject to time-based vesting. The service agreement provides that if payments and benefits payable to Mr. Fellows in connection with a change in control would result in adverse tax consequences under Sections 280G and 499 of the U.S. Internal Revenue Code, such payments will be cut back to the extent necessary to avoid such adverse tax consequences unless Mr. Fellows would be better off on an after-tax basis receiving the full amount of such payments and benefits.

Mr. Fellows is subject to a six-month non-competition covenant and a 12-month non-solicitation covenant.

Mr. Fellows is eligible to receive an annual bonus of up to 50 per cent. of his base salary (increased from 40 per cent. of his base salary), such bonus amount to be determined in Nightstar’s sole discretion. Mr. Fellows is also eligible to receive employee share incentives. He is also entitled to participate in health insurance plans, for which Nightstar will pay 75 per cent. of the premium.

Nightstar Non-Employee Directors

Chris Hollowood, Paula Cobb, David Lubner, James McArthur, David Mott and Scott Whitcup, all of whom are non-employee directors (the “Non-Employee Directors”), are engaged by Nightstar under letters of appointment entered into on 20 March 2018, and for Ms. Cobb, 12 September 2018. Non-Employee Directors receive annual fees of USD 35,000, with additional fees ranging from USD 4,000 to USD 15,000 for committee membership or committee chair service. Dr. Hollowood has served as Chairman of the Nightstar Board since November 2013 and receives an annual fee of USD 72,500.

Each of the Non-Employee Directors’ appointments is subject to annual election at the Annual General Meeting of Nightstar. Nightstar may also remove a Non-Employee Director before the expiry of his or her period of office at any time by special resolution, or ordinary resolution of which special notice has been given in accordance with Section 312 of the Companies Act 2006. Each of the Non-Employee Directors is subject to a 12-month non-solicitation covenant following their termination.

Each Non-Employee Director is eligible to receive grants of non-qualified stock options under the 2017 Equity Incentive Plan, with a term of ten years from the grant date, including an initial one-time stock option grant upon appointment. The most recent one-time grants were made to Ms. Cobb and Messrs. Hollowood and Mott, each consisting of an option to subscribe for 36,400 new ordinary shares in Nightstar at an exercise price equal to the fair market value of the Nightstar ADS as determined on the grant date. The initial grant vests one-third on each of the first, second and third anniversaries of the grant date, provided that the Non-Employee Director continues to provide service to Nightstar on the applicable vesting date. Each Non-Employee Director is also eligible to receive annual stock option grants, which in 2018 consisted of 18,200 stock options (for Non-Employee Directors who served at the time such grants were made) and in 2019 consisted of 21,000 stock options. The annual grant vests in full on the day immediately preceding the next Nightstar annual general meeting, provided that the Non-Employee Director continues to provide service to Nightstar on the applicable vesting date.

9.	Offer-related arrangements

Implementation Agreement

Explanatory Note Regarding the Implementation Agreement

The following is a summary of the material provisions of the Implementation Agreement, a copy of which is attached hereto as Annex A and which is incorporated by reference. This summary does not purport to be complete and may not contain all of the information about the Implementation Agreement that is important to shareholders. You should carefully read the Implementation Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Implementation Agreement and not by this summary or any other information contained in this document.

The following summary of the Implementation Agreement is intended to provide information regarding the terms of the Implementation Agreement and is not intended to provide any factual information about Nightstar or modify or supplement any factual disclosures about Nightstar in its public reports filed with the SEC. In particular, the Implementation Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Nightstar. The representations and warranties contained in the Implementation Agreement were made only for purposes of that agreement and as at specific dates, were solely for the benefit of the parties to the Implementation Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. You should not rely on the representations and warranties contained in the Implementation Agreement as characterisations of the actual state of facts or condition of Nightstar, Bidder, Bidco or any of their respective subsidiaries, affiliates or businesses. In addition, information concerning the subject matter of the representations, warranties and covenants may change, which subsequent information may or may not be fully reflected in Nightstar’s public disclosures.

Structure of the Acquisition

The Acquisition will be implemented by means of a scheme of arrangement under Part 26 of the Companies Act 2006. The Scheme involves an application by Nightstar to the Court to sanction the Scheme, pursuant to which all of the Nightstar Scheme Shares will be transferred to Bidco, in consideration for which holders of Nightstar Scheme Shares will receive the Consideration of USD 25.50 per share. The transfer of the

Nightstar Scheme Shares to Bidco, provided for in the Scheme, will result in the entire issued and to be issued share capital of Nightstar (other than any treasury shares and Deferred Shares) being held by Bidco. Under the terms of the Implementation Agreement, Bidder and Bidco reserve the right to effect the Acquisition by means of a takeover offer, with the consent of Nightstar.

When the Acquisition Becomes Effective

The Acquisition will become Effective once all the Conditions have been satisfied or (where applicable) waived, the Scheme has been sanctioned by the Court and a copy of the Court Order has been delivered to the Registrar of Companies.

Treatment of Nightstar Equity Awards

Upon the completion of the Acquisition, all outstanding stock options, restricted shares and restricted stock units awarded pursuant to the 2017 Equity Incentive Plan will be cancelled and cease to be outstanding, and the holder will be entitled to receive the Consideration less any applicable exercise or purchase price. All outstanding Pre-IPO Equity Awards will be acquired in the Scheme. Any Deferred Shares will not receive the Consideration and will be repurchased by Nightstar for a total payment of GBP 0.01 to the holder of such Deferred Shares, pursuant to the terms of the applicable Vesting Agreement.

Representations and Warranties

The Implementation Agreement contains representations and warranties of Nightstar, subject to certain exceptions in the Implementation Agreement and in the disclosure schedule delivered in connection with the Implementation Agreement as to, among other things:

•	organisation, good standing and qualification to do business;

•	ownership of subsidiaries;

•	corporate authority, consents and approvals relating to the execution, delivery and performance of the Implementation Agreement;

•	the reports, forms, documents, certifications and financial statements of Nightstar required by the SEC;

•	the enforceability of the Implementation Agreement against Nightstar;

•	required filings with, and consents from, governmental entities in connection with the transactions contemplated by the Implementation Agreement;

•	the absence of any conflicts with or violations of organisational documents and other agreements or laws;

•	capital structure;

•	SEC documents, financial statements, and the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

•

the absence of any changes, occurrences or developments that has had a material adverse effect with respect to Nightstar, the absence of certain material changes in the business of Nightstar since 31 December 2017;

•	real properties;

•	compliance with applicable laws and permits;

•	regulatory matters, including compliance with laws related to the safety, efficacy and quality of medicinal and pharmaceutical products;

•	compliance with the US Foreign Corrupt Practices Act of 1977 and other anti-corruption laws;

•	the absence of litigation;

•	intellectual property;

•	tax matters;

•	material contracts;

•	environmental matters;

•	insurance policies;

•

receipt by the Nightstar Board of an opinion of Centerview as to the fairness, from a financial point of view, of the consideration to be paid to the holders of the Nightstar Shares (other than as specified in such opinion);

•	brokers’ and finders’ fees;

•	employee and employee benefit plan matters; and

•	privacy and data security.

The Implementation Agreement also contains representations and warranties of Bidder and Bidco as to, among other things:

•	organisation, good standing and qualification to do business;

•	corporate authority, consents and approvals relating to the execution, delivery and performance of the Implementation Agreement;

•	the enforceability of the Implementation Agreement against Bidder and Bidco;

•	the absence of any conflicts with or violations of organisational documents and other agreements or laws;

•	the absence of a need for a vote of Bidder or Bidco shareholders on the acquisition;

•	required filings with, and consents from, governmental entities in connection with the transactions contemplated by the Implementation Agreement;

•	any ownership of Nightstar Shares;

•	Bidder’s ownership of Bidco;

•	the absence of litigation; and

•	brokers’ and finders’ fees.

Some of the representations and warranties in the Implementation Agreement are qualified by materiality qualifications or a “material adverse effect” qualification with respect to either Nightstar or Bidder, as discussed below.

For purposes of the Implementation Agreement, a “material adverse effect” with respect to Nightstar means any state of facts, condition, development, circumstance, change, effect or event occurring on or after 4 March 2019 which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), business, assets, liabilities or results of operations of Nightstar and its subsidiaries, taken as a whole, or (ii) the ability of Nightstar to consummate the acquisition on or before the Long Stop Date. However, for purposes of clause (i), any state of facts, condition, development, circumstance, change, effect or event, whether alone or in combination related to the following will not be taken into account in determining whether there is, or would reasonably be expected to be, a Nightstar “material adverse effect”:

•

changes in general economic conditions, or changes in securities, credit or other financial markets, in the U.S. or the U.K., or conditions generally affecting the pharmaceutical or biotechnology industries;

•	acts of war, sabotage or terrorism or natural disasters or public health crises involving the U.S. or the U.K.;

•	changes of applicable law or Generally Accepted Accounting Principles (GAAP) or the interpretation thereof;

•

any event arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with any change in, any applicable law or GAAP (or interpretations of any applicable law or GAAP), provided that such change is not at Nightstar’s discretion in a manner inconsistent with past practice;

•

the announcement, pendency or consummation of the Implementation Agreement and the Acquisition, including the identity of, or the effect of any fact or circumstance relating to, Bidder or any of its affiliates or any communication by Bidder or any of its affiliates regarding plans, proposals or projections with respect to Nightstar or its employees;

•

the direct or indirect effects of: (1) any breach by Bidder or Bidco of the terms of the Implementation Agreement; (2) any action that Bidder or Bidco directs Nightstar to take in writing or to which Bidder or Bidco specifically consents in writing pursuant to the Implementation Agreement; or (3) any action specifically required to be taken by Nightstar, or the failure of Nightstar to take any action that Nightstar is specifically prohibited by the terms of the Implementation Agreement from taking, to the extent Bidder fails to give its timely consent thereto after a written request therefor;

•	any failure of Nightstar to meet any internal or public projections, forecasts, estimates of earnings or revenues; or

•	the results of Nightstar’s XIRIUS trial in NSR-RPGR,

however, with respect to the matters described in the foregoing first, second, third and fourth bullet points above, such impact will be taken into account to the extent that such changes or events disproportionately affect Nightstar relative to other participants in the industry in which Nightstar operates, and the exception set forth in the seventh bullet point above will not prevent or otherwise affect a determination that any fact, change, event, occurrence or effect underlying, or that may have contributed to, such decline or failure has resulted in or contributed to a Nightstar material adverse effect.

For the purpose of the Implementation Agreement, a “material adverse effect” with respect Bidder means a material adverse effect on Bidder’s ability to consummate the Acquisition.

Conduct of Business Pending the Acquisition

The Implementation Agreement provides that, during the period from 4 March 2019 until the earlier of (a) the termination of the Implementation Agreement in accordance with its terms and (b) the Effective Date, except (i) as required or otherwise contemplated under the Implementation Agreement or as required by applicable law; (ii) with the written consent of Bidder (which will not be unreasonably withheld, conditioned or delayed); or (iii) as set forth in the disclosure schedule delivered in connection with the Implementation Agreement, Nightstar will, and will cause each of its subsidiaries to use reasonable endeavors to conduct the business in the ordinary course, preserve intact its material assets and business organisation and maintain its advantageous relationships with patients, material suppliers, material distributors and regulators.

In addition, during the period from 4 March 2019 until the earlier of (a) the termination of the Implementation Agreement in accordance with its terms and (b) the Effective Date, except (i) as required or otherwise contemplated under the Implementation Agreement or as required by applicable law; (ii) with the written consent of Bidder (which will not be unreasonably withheld, conditioned or delayed); or (iii) as set forth in the disclosure schedule delivered in connection with the Implementation Agreement, Nightstar will, and will cause each of its subsidiaries not to, subject in each case to certain specified exceptions, among other things:

•	authorise or pay any dividends on or make any distribution with respect to the outstanding shares of its share capital or Awards (in cash or in kind);

•

repurchase, redeem, repay, reduce or otherwise reacquire any Nightstar Shares or other equity interests, or any Awards, rights, warrants or options to acquire any of the Nightstar Shares or other equity interests;

•	create, split, combine, subdivide or reclassify any Nightstar Shares or other equity interests;

•

issue, grant or sell or otherwise dispose of any additional shares of, or other equity interests in, Nightstar or any of its subsidiaries, or securities convertible into or exchangeable for such shares or equity interests or issue or grant any Awards, options, warrants, calls, subscription rights or other rights of any kind to acquire such shares, other equity interests or securities, other than as set out in the disclosure schedule delivered in connection with the Implementation Agreement;

•	amend or permit the adoption of any amendment to the Nightstar Articles or other charter or organisational documents;

•	acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any person or other business organisation or division thereof;

•	incur or guarantee any indebtedness or make any loans, capital contributions or advances to any person, other than to a wholly owned subsidiary of Nightstar;

•

amend or modify in any material respect, or waive any material rights under or cancel, fail to renew, voluntarily terminate, or assign any material contract, or enter into any contract which if entered into prior to 4 March 2019 would have been a material contract;

•

except with respect to tax matters, commence any new litigation involving claims for money damages in excess of USD 500,000; or enter into any material settlement, release, waiver or compromise of any pending or threatened litigation;

•	establish, adopt, enter into, amend or terminate any benefit plan or any plan, scheme, program, policy, agreement or arrangement that would be a benefit plan if it were in effect on 4 March 2019;

•

grant, increase, or pay any bonus, incentive, change in control, retention, severance, or termination payment or benefit, or increase the base compensation, cash bonus opportunity or other compensation of, or accelerate the vesting or payment of any payment or benefit payable to, any current or former employee, director or individual independent contractor of Nightstar or any of its subsidiaries;

•	hire, engage, promote or terminate the employment or engagement of (other than for cause) any employee, director or individual independent contractor;

•	enter into any collective bargaining agreement or other agreement or understanding with any labour organisation;

•	adopt or implement any shareholder rights plan or similar arrangement;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalisation or other reorganisation of Nightstar or any of its subsidiaries;

•	enter into any new line of business that is not reasonably related to the business of Nightstar and its subsidiaries as at 4 March, 2019;

•	sell, assign, lease, mortgage, pledge, encumber, transfer of dispose of any of its material assets, except for the sale or other reduction of inventory in the ordinary course of business;

•

license or otherwise dispose of the rights to use any material Nightstar intellectual property rights, or disclose material trade secrets to a third party other than in the ordinary course of business pursuant to a non-disclosure or confidentiality agreement;

•	enter into any transaction with any Nightstar Shareholder; or

•	make or adopt any change in its accounting methods, principles, practices policies or procedures.

Alternative Proposals; Non-solicitation

Except as expressly permitted by the Implementation Agreement, between 4 March 2019 and the earlier of the termination of the Implementation Agreement in accordance with its terms and the Effective Date, Nightstar and its subsidiaries will not, directly or indirectly, and will use their reasonable best endeavours to cause their representatives not to:

•

continue, and will procure the termination of, any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to an acquisition proposal (as defined below) and Nightstar will by 5 March 2019, (i) terminate access to any third party to any data room containing confidential information of Nightstar and (ii) request the return or destruction of all confidential information provided to third parties prior to 4 March 2019 that have, since 1 January 2018 entered into confidentiality agreements with Nightstar relating to a possible acquisition proposal (such obligation having already been satisfied as at the date of this document);

•

solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal;

•

enter into any letter of intent, implementation agreement, co-operation agreement, acquisition agreement, agreement in principle or similar agreement with respect to an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal; or

•	waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract.

Pursuant to the Implementation Agreement, and as used throughout this document, an “acquisition proposal” means any inquiry, proposal or offer from any person (other than Bidder or Bidco) relating to (i) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (A) 20% or more (based on the fair market value thereof, as reasonably determined by the Nightstar Board) of the assets (including share capital of Nightstar’s subsidiaries) of Nightstar and its subsidiaries, taken as a whole, or (B) shares carrying 20% or more of the aggregate voting power and economic rights of Nightstar or (ii) any takeover offer, exchange offer, merger, consolidation, business combination, recapitalisation, liquidation, dissolution, share exchange or similar transaction involving Nightstar that, if consummated, would result in any person (or the shareholders of any person) owning, directly or indirectly, shares carrying 20% or more of the aggregate voting power and economic rights of Nightstar or the resulting direct or indirect parent of Nightstar, other than, in each case, the Acquisition.

Receipt of Competing Acquisition Proposals

If at any time after 4 March 2019 and before the earlier of the termination of the Implementation Agreement in accordance with its terms and the Effective Date, Nightstar or any of its subsidiaries or any of their representatives receives an unsolicited bona fide written acquisition proposal from any person, which did not result from a material breach of the non-solicitation provisions of the Implementation Agreement, then after providing notice to Bidder, Nightstar and its representatives may contact such person solely to clarify the terms and conditions thereof, and if the Nightstar Board determines in good faith, after consultation with its financial advisers and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined below) and the failure to take such action would be in breach of their fiduciary duties or would violate their obligations under the Companies Act 2006, then Nightstar and its representatives may:

•

furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to Nightstar and its subsidiaries to the person who has made such acquisition proposal; provided that Nightstar will, as promptly as practicable (and in any event within 24 hours), provide to Bidder any non-public information concerning Nightstar and its subsidiaries that is provided to any person pursuant to this bullet point to the extent access to such information was not previously provided to Bidder or its representatives; and

•

engage in or otherwise participate in discussions or negotiations with the person making such acquisition proposal for so long as Nightstar and its representatives reasonably believe it may lead to a superior proposal.

Nightstar must: (i) promptly (and in any event within 24 hours) notify Bidder if any inquiries, proposals or offers with respect to an acquisition proposal are received by Nightstar or its subsidiaries, including the identity of any third party that makes such an offer, and provide to Bidder a copy of any written acquisition proposal and a summary of any material unwritten terms and conditions thereof; (ii) keep Bidder reasonably informed of any material developments, discussions or negotiations regarding any acquisition proposal permitted by the Implementation Agreement on a prompt basis; and (iii) to respond promptly to any reasonable requests made by Bidder in light of such information.

Pursuant to the Implementation Agreement, and as used throughout this document, a “superior proposal” means any bona fide written acquisition proposal that, if consummated, would result in a person (or the shareholders of any person) owning, directly or indirectly, (i) 80% or more of the aggregate voting power and economic rights of Nightstar or the resulting direct or indirect parent of Nightstar or (ii) all or substantially all of the assets (including share capital of Nightstar’s subsidiaries) of Nightstar and its subsidiaries, taken as a whole, (A) on terms which the Nightstar Board determines, in good faith, after consultation with outside counsel and its financial adviser, would result in greater value to Nightstar Shareholders from a financial point of view than the acquisition, including a price per Nightstar Share payable in cash that is more than 7.5% above the Consideration, after taking into account all of the terms and conditions of such acquisition proposal and the Implementation Agreement and (B) that is reasonably likely to be completed relative to the Acquisition, taking into account all financial, regulatory, legal, timing and other aspects of such proposal.

Changes in Nightstar Board Recommendation

The Nightstar Board has unanimously recommended that Nightstar Shareholders vote in favour of the Scheme and the Special Resolution, which recommendation is referred to as the “Nightstar Board recommendation” in the Implementation Agreement. The Implementation Agreement permits the Nightstar Board to change its recommendation only in certain limited circumstances, as described below.

Except as expressly permitted by the Implementation Agreement, the Nightstar Board may not:

•

withdraw (or modify in a manner adverse to Bidder), or publicly propose to withdraw (or modify in a manner adverse to Bidder), the Nightstar Board recommendation; or (ii) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any acquisition proposal (any action listed in this bullet point being a “Nightstar adverse change recommendation”); or

•

approve, recommend or declare advisable, or propose to approve, recommend or declare advisable any contract with respect to any acquisition proposal, requiring, or reasonably expected to cause, Nightstar to delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Acquisition (other than an acceptable confidentiality agreement).

Notwithstanding anything to the contrary contained in the Implementation Agreement, at any time after 4 March 2019 and before the earlier of (i) the termination of the Implementation Agreement in accordance with its terms and (ii) the Effective Date, if Nightstar or any of its subsidiaries has received a bona fide written acquisition proposal, which did not result from a material breach of the non-solicitation provisions of the Implementation Agreement from any person that has not been withdrawn, and after consultation with its financial advisers and outside legal counsel the Nightstar Board has determined, in good faith, that such acquisition proposal is a superior proposal, then:

•	the Nightstar Board may make a Nightstar adverse change recommendation, and/or

•	Nightstar may terminate the Implementation Agreement (without prejudice to the compensatory payment in an amount equal to USD 8,773,855), and implement such superior proposal,

in both cases, if and only if:

•

Nightstar has given Bidder prior written notice of its intention to consider making a Nightstar adverse change recommendation or terminating the Implementation Agreement at least four Business Days prior to making any such Nightstar adverse change recommendation or termination, and Bidder has not elected during such notice period to negotiate in good faith with respect to any revisions to the terms of the Acquisition so that the revised terms proposed by Bidder are at least as favourable as the competing acquisition proposal; and

•

Nightstar has provided to Bidder information with respect to such acquisition proposal in accordance with the terms of the Implementation Agreement; and after giving effect to the proposals made by Bidder during such period, if any, after consultation with financial advisers or outside legal counsel, the Nightstar Board has determined, in good faith, that such acquisition proposal is a superior proposal.

Each of the above bullet points will also apply to any material amendment to any acquisition proposal or any matching acquisition proposal made by Bidder and require written notice of Nightstar’s intention to consider making a Nightstar adverse change recommendation or terminating the Implementation Agreement, except that the references to four Business Days will be three Business Days.

In the event that Bidder, in response to an acquisition proposal, proposes terms that are at least as favourable as the competing acquisition proposal, unless such competing party proposes a further superior proposal following Bidder’s proposal, within four Business Days of Bidder’s proposal, Nightstar will, and will procure its affiliates and representatives to, terminate all discussions with the other party.

The non-solicitation provisions of the Implementation Agreement do not prohibit Nightstar from (i) taking and disclosing to Nightstar Shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the U.S. Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the U.S. Exchange Act, or (ii) making any disclosure to Nightstar Shareholders that is required by applicable law; provided that any such disclosure (other than a “stop, look and listen” communication made in compliance with Rule 14d-9(f)) will be deemed to be a Nightstar adverse change recommendation unless the Nightstar Board expressly reaffirms the Nightstar Board recommendation in such disclosure.

Efforts to Complete the Acquisition

Nightstar and Bidder have agreed that prior to the Effective Date, Nightstar will use all reasonable endeavours to implement the Scheme in accordance with the terms of, and the timetable set out in, the Announcement and this document, and to consult with Bidder in relation to such implementation.

Subject to the terms and conditions of the Implementation Agreement, Nightstar and Bidder have agreed that each party to the Implementation Agreement will use all reasonable endeavours to: (i) make all filings

(if any) and give all notices (if any) required to be made or given by such party pursuant to any material contract in connection with the Acquisition and (ii) seek any consent required to be obtained pursuant to any material contract by such party in connection with the Acquisition; and (iii) seek to lift any restraint, injunction or other legal bar to the Acquisition brought by any third person against such party.

Bidder has agreed to:

•

provide promptly to Nightstar all such information about itself, Bidco, the Bidder Group and the Bidder Directors and the Bidco Director as may reasonably be requested by Nightstar for the purpose of inclusion in this document and to provide such other co-operation and assistance as may reasonably be required in connection with the preparation of this document; and

•

notify Nightstar promptly of: (i) any changes in the information disclosed in any document or announcement published by Bidder in connection with the Acquisition which are material in the context of that document or announcement; and (ii) any material new information which may be relevant to a Nightstar Shareholder in considering the merits of the Acquisition, and agrees that any such information may be published by Nightstar if (a) it determines that such disclosure is necessary to ensure that all Nightstar Shareholders have sufficient information to consider the merits of the Acquisition and (b) Bidder has consented to the content and form of the disclosure (such consent not to be unreasonably withheld, conditioned or delayed).

Nightstar has agreed to, among other things:

•

prior to the General Meeting and Court Meeting, keep Bidder informed of the number of proxy votes received in respect of the Special Resolution to be proposed at the General Meeting and the Court Meeting and promptly provide Bidder with details of any material changes to Nightstar’s shareholder and other statutory registers which occur prior to the Effective Date,

•	co-ordinate with Bidder for the purpose of obtaining any tax clearances that Bidder may reasonably require to be obtained in connection with the Scheme and the Acquisition; and

•

provide, and procure that each member of the Nightstar Group provides, promptly to Bidder and its advisers such information, documentation and access to the management, employees, facilities and assets of the Nightstar Group and its advisers and independent auditors as is reasonably requested by Bidder for the purposes of implementing the Acquisition, post-Acquisition planning, verifying Nightstar’s business plan and preparing or making any filing, notification or submission with a tax authority or governmental authority in connection with the Acquisition.

Regulatory Clearances and Reasonable Endeavours

Bidder is responsible for contacting and corresponding with governmental authorities in relation to the regulatory clearances for which Bidder (either alone or jointly with Nightstar) is required to apply. Nightstar is responsible for contacting and corresponding with governmental authorities in relation to the regulatory clearances for which Nightstar alone is required to apply.

Each of Nightstar and Bidder shall consult with the other to the extent reasonably practicable and keep each other updated as to progress towards obtaining the regulatory clearances each is responsible for obtaining. Both Nightstar and Bidder have agreed to cooperate with each other in relation to said clearances and to assist each other in communicating with any governmental authority in relation to such regulatory clearances (including by submitting any necessary filings, notifications and submissions) and promptly to provide such information and assistance to each other as may reasonably be required for the purposes of obtaining any such regulatory clearance and for the purpose of making a submission, filing or notification to any governmental authority in connection with any such regulatory clearance as soon as reasonably practicable.

Each party to the Implementation Agreement agrees:

•

to provide the other party, as promptly as reasonably practicable and in any event before any applicable deadline or due date, all such information as may reasonably be required by the other party to assist it in determining in which jurisdictions any merger control, health law or other filing with a governmental authority may be necessary or desirable for the purpose of obtaining the regulatory clearances and to provide all such other assistance as may reasonably be required by the other party in connection with obtaining the regulatory clearances for which that party is, pursuant to the first bullet point above, responsible for applying, including assistance in connection with such pre-notification contacts with governmental authorities as the other party reasonably considers desirable;

•

to take all such steps and make as promptly as reasonably practicable and within applicable deadlines and due dates such filings with all appropriate governmental authorities, jointly or separately, as are necessary or reasonably desirable to obtain the regulatory clearances;

•

subject to applicable law, promptly to notify the other party and provide copies of any significant communications with any governmental authority in connection with obtaining the regulatory clearances, subject to each party’s right not to provide any information to the other parties which is personally identifiable information of a director, officer or employee of the disclosing party, except to the other party’s advisers on an external counsel basis; and

•

subject to applicable law, to use all reasonable endeavours to procure that each party and its representatives are able to attend any significant meetings or hearings and participate in any substantive discussions with any governmental authority in connection with obtaining the regulatory clearances; provided that Bidder shall be permitted to take the lead in all joint meetings and communications with governmental authorities in connection with the regulatory clearances.

Bidder will use its reasonable endeavours, and take any and all steps necessary, to obtain the regulatory clearances as soon as practicable and in any event, prior to the date of the Court Hearing, or such later date as may be agreed between the parties in writing. For purposes of the foregoing, “reasonable endeavours” requires Bidder to propose, negotiate, agree to or effect, by undertaking, consent agreement, hold separate agreement or otherwise:

•	the sale, divestiture, licensing or disposition of all or any part of the businesses or assets of Nightstar, Bidder and/or Bidco;

•	the termination of any existing contractual rights, relationships and obligations, or entry into or amendment of any licensing arrangements;

•

the taking of any action that, after consummation of the Acquisition, would limit the freedom of action of, or impose any other requirement on, Bidder with respect to the operation of the business, or the assets, of Nightstar, Bidder and/or Bidco;

•

defending through litigation on the merits, including appeals, any claim asserted in any court or other proceeding by any party, including any governmental authority, in order to avoid entry of, or to have vacated or terminated, any decree, injunction, order or judgment that seeks to or could prevent or otherwise make it less likely that the Acquisition will occur by the Long Stop Date; and

•	any other remedial action whatsoever that may be necessary so as to permit the Acquisition to occur by the Long Stop Date.

Nightstar shall not be entitled to state or suggest that Bidder is prepared to provide or agree to particular undertakings or requirements without the prior consent of Bidder. Notwithstanding anything to the contrary in the Implementation Agreement, Bidder shall not be required to sell, divest, hold separate, license or agree to any other structural or conduct remedy with respect to, any operations, divisions, businesses, product lines, customers, assets or relationships of (a) Bidder in any circumstance, or (b) Nightstar, which would require the sale, divestiture, holding separate or license of Nightstar’s NSR-REP1 and NSR-RPGR clinical programs to any third party or materially impair the benefits expected by Bidder as at 4 March 2019 to be derived by Bidder from the acquisition of Nightstar’s NSR-REP1 and NSR-RPGR clinical programs.

Nightstar will adjourn the Scheme to a date agreed with Bidder to the extent that the condition that the waiting period (and any extension thereof) applicable to the consummation of the Acquisition under the U.S. HSR Act shall have expired or been terminated and the anti-trust notifications and approvals set forth in the disclosure schedule shall have been obtained has not been satisfied (or, where permitted or required under the Implementation Agreement, waived by Bidder or Nightstar, as applicable) by 9.00 a.m. on the date of the Court Hearing. Such adjournments shall continue until the Long Stop Date at the request of Bidder.

Directors’ and Officers’ Indemnification and Insurance

Nightstar and Bidder have agreed that, from and after the Effective Date, Bidder shall cause Nightstar and each of its subsidiaries to the fullest extent permitted by applicable law:

•

to indemnify, defend and hold harmless any directors, managers and officers of Nightstar or any of its subsidiaries and any person who was a director, manager or officer of Nightstar or any of its subsidiaries in the six years prior to the Effective Date (collectively referred to in the Implementation Agreement as the “D&O indemnified parties,”) against any liability arising in connection with or in relation to such D&O indemnified party’s position as a director, manager or officer of Nightstar or any of its subsidiaries at least to the extent such D&O indemnified party is indemnified immediately prior to the Effective Date pursuant to the Nightstar Articles or any deed of indemnity or other agreement between such D&O indemnified party and Nightstar or any of its subsidiaries; and

•

to maintain in effect for a period of six years after the Effective Date, (i) if available, the current policies of directors’ and officers’ liability insurance maintained by Nightstar or any of its subsidiaries immediately prior to the Effective Date for the benefit of any D&O indemnified party or (ii) to provide substitute policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the D&O indemnified parties when compared to the insurance maintained by Nightstar and its subsidiaries as at 4 March, 2019; or

•

to obtain as at the Effective Date “tail” directors’ and officers’ liability insurance policies with a claims period of six years from the Effective Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the D&O indemnified parties when compared to the insurance maintained by Nightstar and its subsidiaries as at 4 March 2019, in the case of (i) each of the three bullet points above, with respect to claims arising out of or relating to events which occurred on or prior to the Effective Date and (ii) the second and third bullet points above, provided that Bidder shall not be required to maintain such policies if the cost exceeds three times the annual cost of the current policies of directors’ and officers’ liability insurance maintained by Nightstar or any of its subsidiaries immediately prior to the Effective Date.

The obligations of Bidder and Nightstar and its subsidiaries under the directors’ and officers’ indemnification and insurance provision of the indemnification agreement shall not be terminated, amended or modified in any manner so as to materially adversely affect any D&O indemnified party (including such person’s successors, heirs and legal representatives) to whom the directors’ and officers’ indemnification and insurance provision of the indemnification agreement applies, without the written consent of such affected D&O indemnified party.

The rights of the D&O indemnified parties under the directors’ and officers’ indemnification and insurance provision of the indemnification agreement shall be in addition to any rights such D&O indemnified parties may have under the Nightstar Articles or other comparable organisational documents of any of Nightstar’s subsidiaries, or under any applicable contracts or applicable law, and Bidder shall, and shall cause Nightstar and each of its subsidiaries to, honour and perform under all indemnification agreements entered into by Nightstar or any of its subsidiaries, as applicable, as in effect on 4 March 2019.

Coordination on Litigation

Nightstar shall as promptly as reasonably practicable notify Bidder in writing (and shall thereafter keep Bidder informed on a current basis with respect to), and shall give Bidder the opportunity to participate in the defence and settlement of any litigation related to the Acquisition or related transactions, including the right to review and comment on all filings and responses to be made by Nightstar and to attend any negotiations and discussions with third parties related thereto. Nightstar shall not agree to settle any such litigations without Bidder’s prior written consent.

Other Covenants and Agreements

The Implementation Agreement also contains additional covenants, including, among others, covenants relating to the filing of this document; the satisfaction of any Awards subject to and in accordance with the schedule to the Implementation Agreement relating to the Nightstar Share Schemes; Bidder and Bidco’s right to seek injunctive or other equitable relief in relation to any breach or prospective breach of the undertakings described above in the following sections of this description of the Implementation Agreement: “Conduct of Business Pending the Acquisition,” “Alternative Proposals; Non-solicitation,” “Receipt of Nightstar Takeover Proposals,” “Changes in Board Recommendation,” and any other covenants included in Clause 10 of the Implementation Agreement; the delisting and deregistration of Nightstar Shares, and public announcements with respect to the Acquisition.

Conditions to Completion of the Acquisition

The Conditions to completion of the Acquisition are set out in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document. The Acquisition is conditional upon the Scheme becoming unconditional and becoming Effective, by no later than 11.59 p.m. on the Long Stop Date. The Scheme is conditional on:

•	approval of the Scheme by Nightstar Scheme Shareholders at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting;

•

the Court Meeting being held on or before the twenty-second day after the expected date of the Court Meeting as set out in the Scheme (or such later date, if any, as Bidder and Nightstar may agree and the Court may allow);

•	approval of the Scheme by Nightstar Shareholders at the General Meeting or any adjournment of that meeting;

•

the General Meeting being held on or before the twenty-second day after the expected date of the General Meeting as set out in the Scheme (or such later date, if any, as Bidder and Nightstar may agree and the Court may allow);

•

the sanction of the Scheme by the Court (with or subject to any modification, addition or condition which Nightstar and Bidder may agree and which the Court approves) and the delivery of a copy of the Court Order to the Registrar of Companies; and

•	the Court Hearing being held on or before the date immediately preceding the Long Stop Date (or such later date, if any, as Bidder and Nightstar may agree and the Court may allow).

If any Condition is not capable of being satisfied by the date specified therein, Bidder shall make an announcement through GlobeNewswire or another national news wire service as soon as practicable and, in any event, by not later than 7.00 a.m. (New York time) on the Business Day following the date so specified, stating whether Bidder has invoked that Condition or, with the agreement of Nightstar, specified a new date by which that Condition must be satisfied.

In addition, Bidder and Nightstar have agreed that the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless the following Conditions have been satisfied or, where relevant, waived:

•

no law having been enacted, issued, enforced or entered into, and no preliminary or permanent injunction, judgment or ruling having been issued by any governmental authority that is, in either case, in effect and enjoins, restrains, prevents or prohibits or otherwise makes illegal the Acquisition;

•

the waiting period (and any extension thereof) applicable to the consummation of the Acquisition under the U.S. HSR Act having expired or terminated and the anti-trust notifications and approvals set forth in the disclosure schedule delivered in connection with the Implementation Agreement having been obtained;

•

the accuracy of the representations and warranties of Nightstar both as at 4 March 2019 and as at 11.59 p.m. on the date immediately preceding the Court Hearing as though made at that date (except for any such representations and warranties made as at a particular date or period, which representations and warranties must be true and correct only as at that date or period), subject in most cases to either a materiality standard or a Company Material Adverse Effect;

•

Nightstar having performed or complied in all material respects with all obligations, agreements and covenants required by the Implementation Agreement to be performed or complied with by it at or prior to 9.00 a.m. on the date of the Court Hearing;

•	since 4 March 2019, no Company Material Adverse Effect having occurred and be continuing; and

•

Nightstar having delivered to Bidder a certificate, effective as at 9.00 a.m. on the date of the Court Hearing and signed by an authorised officer of Nightstar, certifying that the Conditions set forth in the third, fourth and fifth bullet point above have been satisfied.

Termination

The Implementation Agreement may be terminated in the following circumstances:

•	upon agreement in writing between Bidder and Nightstar at any time prior to the Effective Date;

•	by Nightstar, in response to a superior proposal (as detailed in this section under the heading “Changes in Board Recommendation”);

•	by either Bidder or Nightstar, by written notice to the other, if:

•

the Effective Date has not occurred by the Long Stop Date (provided that, notwithstanding any other provision of the Implementation Agreement, the right to terminate the Implementation Agreement pursuant to this provision shall not be available to any party whose material breach of the Implementation Agreement has caused the failure of the Effective Date to have occurred by the Long Stop Date);

•

this document is not distributed to the Nightstar Shareholders in accordance with the Implementation Agreement (provided that the right to terminate the Implementation Agreement pursuant to this provision shall not be available to a party whose breach of any provision of the Implementation Agreement shall have been the primary cause of such failure to distribute this document in accordance therewith);

•

an injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition and such injunction shall have become final and non-appealable (provided that the right to terminate the Implementation Agreement pursuant to this provision point shall not be available to a party whose breach of any provision of the Implementation Agreement shall have been the primary cause of such injunction); or

•	any Condition for the benefit of the terminating party which has not been waived (or is incapable of waiver) is (or has become) incapable of satisfaction by the Long Stop Date;

•	by Bidder, by written notice to Nightstar, if:

•	the Nightstar Board notifies Bidder or publicly states that it no longer recommends (or intends to recommend) that the Nightstar Shareholders vote in favour of the Acquisition;

•	an intentional or material breach of the non-solicitation provisions of the Implementation Agreement occurs that results in an acquisition proposal;

•	following the Court Meeting or the General Meeting the Nightstar Board notifies Bidder in writing or publicly states that Nightstar will not seek the sanctioning of the Scheme by the Court;

•

the Nightstar Board effects a Nightstar adverse change recommendation, (ii) the Nightstar Board shall have failed to include the Nightstar Board recommendation in this document when mailed, or (iii) the Nightstar Board shall have failed to reaffirm the Nightstar Board recommendation within 10 days after Bidder so requests in writing or, if earlier, three days prior to the General Meeting (it being understood Nightstar will have no obligation to make such reaffirmation on more than three occasions); or

•

Nightstar breaches any of its representations and warranties set out in the Implementation Agreement or fails to perform any covenant or obligation in the Implementation Agreement on the part of Nightstar such that certain Conditions would not be satisfied and cannot be cured by Nightstar by the Long Stop Date (subject to certain notice provisions); and

•

by Nightstar, with written notice to Bidder, if Bidder or Bidco breaches any of its representations and warranties set out in the Implementation Agreement or fails to perform any covenant or obligation in the Implementation Agreement on the part of Bidder or Bidco, in each case, if such breach or failure would reasonably be expected to prevent Bidder or Bidco from consummating the transactions contemplated by the Implementation Agreement and such breach or failure cannot be cured by Bidder or Bidco, as applicable, by the Long Stop Date (subject to certain notice provisions).

Compensatory Payment

Nightstar will pay Bidder a compensatory payment in an amount equal to USD 8,773,855 if the Implementation Agreement is terminated in the following circumstances:

•	if the Implementation Agreement is terminated by Nightstar, in response to a superior proposal (as detailed in this section under the heading “Changes in Board Recommendation”);

•	if the Implementation Agreement is terminated by Bidder, by written notice to Nightstar, if:

•	the Nightstar Board notifies Bidder or publicly states that it no longer recommends (or intends to recommend) that the Nightstar Shareholders vote in favour of the Acquisition, or

•

(i) the Nightstar Board effects a Nightstar adverse change recommendation, (ii) the Nightstar Board shall have failed to include the Nightstar Board recommendation in this document when mailed, or (iii) the Nightstar Board shall have failed to reaffirm the Nightstar Board recommendation within 10 days after Bidder so requests in writing or, if earlier, three days prior to the General Meeting; or

•	if the Implementation Agreement is terminated by Bidder or Nightstar if the Effective Date has not occurred by the Long Stop Date, or if the Implementation Agreement is terminated by Bidder if:

•	any Condition for the benefit of Bidder which has not been waived (or is incapable of waiver) is (or has become) incapable of satisfaction by the Long Stop Date,

•	following the Court Meeting or the General Meeting the Nightstar Board notifies Bidder in writing or publicly states that Nightstar will not seek the sanctioning of the Scheme by the Court, or

•

Nightstar breaches any of its representations and warranties set out in the Implementation Agreement or fails to perform any covenant or obligation in the Implementation Agreement on the part of Nightstar such that certain Conditions would not be satisfied and cannot be cured by Nightstar by the Long Stop Date (subject to certain notice provisions);

and (i) any person shall have publicly disclosed a bona fide acquisition proposal after 4 March 2019 and prior to such termination, which acquisition proposal has not been publicly withdrawn prior to such termination and (ii) within twelve months of such termination, an acquisition proposal (which may be a different acquisition proposal than the one outstanding as at the termination date) is announced and becomes or is declared wholly unconditional or otherwise becomes effective or is completed anytime thereafter.

Limitation on Remedies

In the event of the termination of the Implementation Agreement pursuant to its terms, the Implementation Agreement will be terminated, the compensatory payment will be the sole and exclusive remedy of Bidder against Nightstar and no party shall have any other liability other than for fraud or willful and material breach of the Implementation Agreement prior to termination. The Confidentiality Agreement and certain sections of the Implementation Agreement relating to termination; the compensatory payment; fees, costs, payments and transfer taxes; remedies and waivers; and other miscellaneous provisions will survive termination.

The parties acknowledge and agree that in no event will Nightstar be required to pay the compensatory payment on more than one occasion to the Bidder, whether or not the compensatory payment may be payable under more than one provision of the Implementation Agreement at the same or at different times and the occurrence of different events.

Fees, Costs, Payments and Transfer Taxes

Without prejudice to its other rights pursuant to the Implementation Agreement (or in relation to a breach by any party of the terms of the Implementation Agreement), each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of the Implementation Agreement and any other agreement incidental to the implementation of the Acquisition or referred to in the Implementation Agreement.

Notwithstanding any other provision of the Implementation Agreement, all tax returns with respect to any excise, sales, use, transfer (including real property transfer), stamp duty, documentary, filing, recordation and other similar taxes arising directly or indirectly from the entry into the Implementation Agreement or the Acquisition (defined in the Implementation Agreement as “transfer taxes”) shall be timely filed by the party responsible for such filing under applicable law (provided that the parties hereto shall cooperate in the preparation and filing of any tax returns with respect to the transfer taxes, including by promptly supplying any information in their possession that is reasonably necessary for the preparation and timely filing of such tax returns or the payment of any amounts pursuant to this provision). All stamp duty (and all reasonable out-of-pocket costs for the preparation of such tax returns) shall be borne by Bidder and Bidco.

Bidder and Bidco shall be entitled to deduct and withhold (or to direct Nightstar to deduct and withhold) from the Consideration otherwise payable pursuant to the Implementation Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any applicable laws related to tax. To the extent that amounts are so deducted and withheld and timely remitted to the appropriate tax authority by Bidder and Bidco (or Nightstar), such amounts shall be treated for all purposes of the Implementation Agreement as having been paid to the person in respect of which Bidder and Bidco (or Nightstar) made such deduction and withholding. Any amount so withheld will timely be remitted to the appropriate governmental authority.

Amendment and Waiver

No amendment, variation, change or addition to the Implementation Agreement will be effective or binding on any party unless made in writing and executed by or on behalf of each of the parties. No waiver of any provision of the Implementation Agreement shall be effective unless such waiver is in writing and executed by or on behalf of the party waiving such provision.

Jurisdiction; Specific Enforcement

Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of England and Wales and waives any objection to any proceedings in such courts or on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

Without prejudice to any other rights and remedies which a party may have, each party acknowledges and agrees that the other party would be materially harmed by a breach of any of the provisions of the Implementation Agreement and that damages alone would not be an adequate remedy for any such breach. Accordingly, each party acknowledges that the other party shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of any provision of the Implementation Agreement and no proof of special damages will be necessary for the enforcement by a party of its rights under the Implementation Agreement.

Confidentiality Agreement

Nightstar and Biogen entered into the Confidentiality Agreement, pursuant to which each party has undertaken to keep confidential information relating to the other and to the Acquisition and not to disclosure it to third parties (with certain exceptions). These confidentiality obligations will remain in force until the seventh anniversary after the date of the Confidentiality Agreement.

10.	Householding Notice

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Nightstar has elected to implement the SEC’s householding rules. Accordingly, only one copy of this document is being delivered to Nightstar Shareholders residing at the same address, unless such shareholders have notified Nightstar of their desire to receive multiple copies.

If you are a Nightstar ADS Holder and, at any time, you no longer wish to participate in householding and would prefer to receive a separate document, or if you are receiving multiple copies of this document and wish to receive only one, please call MacKenzie Partners, Inc., the proxy solicitor for the Nightstar ADSs, at 1-800-322-2885, or +1-212-929-5500 and by email at proxy@mackenziepartners.com.

11.	Consents

Each of Centerview and Goldman Sachs has given and not withdrawn its consent to the issue of this document with the inclusion herein of the referencing of their names in the form and context in which they appear.

12.	Documents

Nightstar is subject to the filing requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, is obligated to file with the SEC periodic reports, documents and other information relating to Nightstar’s business, financial condition and other matters. These reports, documents and other information may be found at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at its address above, at prescribed rates. Nightstar’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

In addition, copies of the following documents are available, subject to any restrictions relating to persons resident in Restricted Jurisdictions, at Nightstar’s website, www.nightstartx.com, until the Effective Date:

(i)	this document and the Forms of Proxy;

(ii)	the memorandum and Nightstar Articles and a copy of the articles of association as proposed to be amended at the General Meeting;

(iii)	the Irrevocable Undertakings;

(iv)	the offer-related arrangements described in paragraph 9 above;

(v)	the written consents referred to in paragraph 11 above;

(vi)	a copy of the Announcement; and

(vii)	Nightstar’s Form 10-K for the year ended 31 December 2018.

The SEC allows Nightstar to “incorporate by reference” documents it files with the SEC. This means that Nightstar can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document and later information that Nightstar files with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this document. Nightstar incorporates by reference the documents listed below and any documents filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act after the date of this document, and before the date of the Nightstar Shareholder Meetings:

(i)	Nightstar’s Form 20-F for the year ended 31 December 2017;

(ii)	Nightstar’s Form 6-K for the three months and nine months ended 30 September 2018; and

(iii)	Nightstar’s Form 10-K for the year ended 31 December 2018.

The content of the websites referred to in this document is not incorporated into and does not form part of this document.

Dated:                  2019

PART VI

SOURCES OF INFORMATION AND BASIS OF CALCULATION

In this document:

(a)	as at (being the last practicable date prior to this document), Nightstar had Nightstar Shares in issue;

(b)	the fully diluted share capital of Nightstar (being shares) as at (being the last practicable date prior to this document), was calculated on the basis of:

•	the number of issued Nightstar Shares in item (a) above;

•

                 outstanding share options that had been granted by Nightstar under the Nightstar Share Schemes as at         , with a weighted average exercise price of                 , resulting in the issuance of                  shares at the USD 25.50 per share consideration using the treasury stock method; and

•	outstanding share awards that have been granted under the Nightstar Share Schemes that may vest or become exercisable at no cost subject (where applicable) to certain conditions as at ;

(c)

the value of the Acquisition as at the date of this document (being                 ) is calculated by multiplying the USD 25.50 per share consideration by the fully diluted share capital of Nightstar as at                  (as referred to in item (b) above);

(d)	as at 28 February 2019 (being the last practicable date prior to the Announcement), Nightstar had 33,483,821 Nightstar Shares in issue, excluding 49,893 Deferred Shares;

(e)	unless otherwise stated, all prices for Nightstar Shares are the Closing Price derived from Nasdaq for the relevant date;

(f)	the 30 trading day volume weighted average price of a Nightstar Share is derived from data provided by Bloomberg;

(g)

the exchange rate of USD                 : GBP 1 for the conversion of U.S. dollars into pounds sterling for the purposes of this document has been derived from Bloomberg and is based on the exchange rate as at 4.00 p.m. New York time on                  (being the last practicable date before the date of this document);

(h)	unless otherwise stated, financial information concerning Nightstar has been extracted from Nightstars’s Form 10-K for the year ended 31 December 2018 or Nightstar’s management sources; and

(i)	certain figures included in this announcement have been subject to rounding adjustments.

PART VII

DEFINITIONS

The following definitions apply throughout this document, other than in the Scheme set out at the end of this document and in the notices of the Nightstar Shareholder Meetings, unless the context requires otherwise:

“2017 Equity Incentive Plan”	the equity incentive plan approved by Nightstar in September 2017 whereby Nightstar was initially authorised to issue a total of 1,500,000 ordinary shares as incentives to Nightstar’s employees and directors;

“Acquisition”	the proposed acquisition by Bidco of the entire issued and to be issued share capital of Nightstar, to be implemented by means of the Scheme as described in this document (or, should Bidder or Bidco so elect, by an Offer subject to the terms of the Implementation Agreement);

“ADS Voting Instruction Card”	the card provided to Nightstar ADS Holders by the Nightstar Depositary for use in providing voting instructions to the Nightstar Depositary with regard to the Nightstar ADSs;

“Announcement”	the announcement of the Acquisition dated 4 March 2019 by Bidder and Nightstar;

“Awards”	awards of share options, restricted shares and restricted stock units pursuant to the 2017 Equity Incentive Plan and the Pre-IPO Equity Awards;

“Bidco”	Tungsten Bidco Limited, a newly-incorporated English company with registered number 11852085 and with its registered address 70 Norden Road, Maidenhead, United Kingdom, SL6 4AY;

“Bidco Director”	the director of Bidco as at the date of this document or, where the context so requires, the directors of Bidco from time to time;

“Bidder”	Biogen Switzerland Holdings GmbH, a company incorporated in Switzerland with registered number CHE-334.372.642 and whose registered office is at Neuhofstrasse 30, 6340 Baar, Switzerland;

“Bidder Board”	the board of directors of Bidder as at the date of this document or, where the context so requires, the board of directors of Bidder from time to time;

“Bidder Directors”	the directors of Bidder as at the date of this document or, where the context so requires, the directors of Bidder from time to time;

“Bidder Group”	Bidder and its subsidiary undertakings and associated undertakings;

“Biogen”	Biogen Inc., a company incorporated in Delaware with its principal place of business located at 225 Binney Street, Cambridge, Massachusetts, 02142;

“Biogen Group”	Biogen and its subsidiary undertakings and associated undertakings;

“Business Day”	a day (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and New York;

“Centerview”	Centerview Partners LLC;

“Centerview UK”	Centerview Partners UK LLP;

“certificated” or “in certificated form”	a share or other security which is not in uncertificated form (that is, not in CREST);

“Citibank”	Citibank, N.A.;

“Clearance”	the expiration or early termination of the applicable waiting period under the U.S. HSR Act and the receipt of any necessary approval from the German antitrust authority;

“Closing Price”	the Nasdaq closing price of a share;

“Code”	the U.S. Internal Revenue Code of 1986, as amended;

“Companies Act 2006”	the Companies Act 2006;

“Company Material Adverse Effect”	has the meaning given to it in the Implementation Agreement;

“Computershare”	Computershare Investor Services PLC, registrar and receiving agent to Nightstar, whose registered office is at The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom;

“Conditions”	the conditions to the implementation of the Acquisition as set out in Part III (Conditions to and Further Terms of the Scheme and the Acquisition) of this document and “Condition” means such one or more of them as the context may require;

“Confidentiality Agreement”	the confidentiality agreement entered into by Biogen and Nightstar dated 21 December 2018;

“Consideration”	the cash amount of USD 25.50 per Nightstar Share payable to Nightstar Shareholders in connection with the Acquisition;

“Court”	the High Court of Justice in England and Wales;

“Court Hearing”	the hearing of the Court at which Nightstar will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act 2006;

“Court Meeting”	the meeting or meetings of the Nightstar Shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act 2006 for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment approved or imposed by the Court and agreed to by Bidder, Bidco and Nightstar) including any adjournment, postponement or reconvention of any such meeting, notice of which is contained on pages vi to viii of this document (Notice of Court Meeting);

“Court Order”	the order of the Court sanctioning the Scheme under Part 26 of the Companies Act 2006;

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear is the Operator (as defined in the Regulations);

“CREST Manual”	the CREST Manual published by Euroclear, as amended from time to time;

“CREST Proxy Instructions”	a properly authenticated CREST message appointing and instructing a proxy to attend and vote in place of a Nightstar Shareholder in the Court Meeting and/or the General Meeting and containing the information required to be contained in the CREST Manual;

“Deferred Shares”	the restricted shares in Nightstar which are subject to reverse vesting pursuant to the Vesting Agreements, and which have been deferred pursuant to the terms thereof, and will be repurchased by Nightstar for a total payment of GBP 0.01 to the holder of such Deferred Shares prior to the Effective Date;

“Deposit Agreement”	the deposit agreement, dated as of 27 September 2017, by and among Nightstar, the Nightstar Depositary and all holders and beneficial owners from time to time of Nightstar ADSs issued thereunder;

“Disclosed”	the information which has been fairly disclosed: (i) in the Disclosure Schedules to the Implementation Agreement; (ii) in Nightstar’s published annual or half year report and accounts for the relevant financial period or periods referred to in the relevant Condition and published prior to the date of the Announcement; (iii) all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed by Nightstar with the SEC since 31 December 2017 (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded);

“DTC”	the Depository Trust Company, a wholly-owned subsidiary of the Depository Trust and Clearance Corporation;

“Effective”	in the context of the Acquisition: (i) if the Acquisition is implemented by way of the Scheme, the Scheme having become effective in accordance with its terms; or (ii) if the Acquisition is implemented by way of an Offer, the Offer having been declared or having become unconditional in all respects;

“Effective Date”	the date upon which either:

A. the Scheme becomes effective, in accordance with its terms; or

B. if Bidder elects to implement the Acquisition by way of an Offer, the Offer becomes or is declared unconditional in all respects;

“Euroclear”	Euroclear UK & Ireland Limited incorporated in England and Wales with registration number 02878738;

“Explanatory Statement”	the explanatory statement (in compliance with Part 26 of the Companies Act 2006) relating to the Scheme, as set out in Part II (Explanatory Statement) of this document;

“FCA”	the U.K. Financial Conduct Authority or its successor from time to time;

“Forms of Proxy”	the blue form of proxy for use at the Court Meeting and the white form of proxy for use at the General Meeting, both of which accompany this document, and a “Form of Proxy” means either of them as the context requires;

“FSMA”	the Financial Services and Markets Act 2000;

“General Meeting”	the general meeting of Nightstar Shareholders (including any adjournment thereof) to be convened for the purpose of considering and, if thought fit, approving Special Resolution, notice of which is contained at pages ix to xiii (Notice of General Meeting) of this document;

“Goldman Sachs”	Goldman Sachs International;

“Governmental Authority”	any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organisation, unit or body and any court, arbitrator or other tribunal;

“HMRC”	HM Revenue & Customs;

“Implementation Agreement”	the implementation agreement entered into on 4 March 2019 between Bidder, Bidco and Nightstar and, relating to, amongst other things, the implementation of the Acquisition, as described in paragraph 10 (Offer-related arrangements) of Part V (Additional Information) of this document;

“Irrevocable Undertakings”	the irrevocable undertakings given by the Nightstar Directors, Syncona Portfolio Limited and New Enterprise Associates to vote or procure votes in favour of the Scheme at the Court Meeting and the Special Resolution to be passed at the General Meeting (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of the Offer), as detailed in paragraph 7 of Part V (Additional Information) of this document;

“IRS”	U.S. Internal Revenue Service;

“ISA”	an Individual Savings Account;

“Law”	any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, common law, code, edict, decree, guidance, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority or Nasdaq;

“Long Stop Date”	4 September 2019, or such later date (if any) as Bidder, Bidco and Nightstar may agree, and the Court may allow;

“Nasdaq”	the Nasdaq Global Select Market;

“Nightstar”	Nightstar Therapeutics plc, a public limited company incorporated in England and Wales with registered number 10852952 whose registered office is at 10 Midford Place, London W1T 5BJ, United Kingdom;

“Nightstar ADSs”	sponsored American Depositary Shares, each representing one Nightstar Share, for which Citibank is the depositary;

“Nightstar ADS Holder”	holder of Nightstar ADSs;

“Nightstar ADS Voting Record Time”	p.m. on 2019, being the date which determines the Nightstar ADS Holders entitled to give voting instructions to the Nightstar Depositary in respect of the Scheme;

“Nightstar Articles”	the articles of association of Nightstar in force from time to time;

“Nightstar Board”	the board of directors of Nightstar at the date of this document or, where the context so requires, the board of directors of Nightstar from time to time;

“Nightstar Depositary”	Citibank;

“Nightstar Directors”	the directors of Nightstar as at the date of this document or, where the context so requires, the directors of Nightstar from time to time;

“Nightstar Group”	Nightstar, its subsidiaries and its subsidiary undertakings from time to time;

“Nightstar Scheme Shareholder”	holder of Nightstar Scheme Shares;

“Nightstar Scheme Shares”	Nightstar Shares:

A. in issue at the date of this document;

B. issued after the date of this document and prior to the Scheme Voting Record Time; and

C. issued at or after the Scheme Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, and in each case, which remain in issue at the Scheme Record Time,

excluding, in any case, (i) any Nightstar Shares held by or on behalf of Bidder or the Bidder Group at the Scheme Record Time; (ii) any Treasury Shares; and (iii) any Deferred Shares;

“Nightstar Share Schemes”	means: (i) the 2017 Equity Incentive Plan; and (ii) the terms governing the Pre-IPO Equity Awards, each as amended from time to time;

“Nightstar Shareholder Helpline”	the Nightstar Shareholder helpline, established for the purposes of the Acquisition, details of which are set out on page xvii of this document;

“Nightstar Shareholder Meetings”	the Court Meeting and / or the General Meeting, as the case may be;

“Nightstar Shareholders”	the registered holders of Nightstar Shares from time to time;

“Nightstar Shares”	the ordinary shares of GBP 0.01 each in the capital of Nightstar;

“Offer”	if the Acquisition is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act 2006), the offer to be made by or on behalf of Bidder, or an associated undertaking thereof (including Bidco), to acquire the entire issued and to be issued ordinary share capital of Nightstar including, where the context admits, any subsequent revision, variation, extension or renewal of such offer;

“Offer Document”	should Bidder elect to make an Offer, the document to be sent to Nightstar Shareholders which will contain, inter alia, the terms and conditions of the Offer;

“Overseas Shareholders”	Nightstar Scheme Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom or the United States;

“PFIC”	passive foreign investment company;

“Pre-IPO Equity Award”	restricted shares issued prior to Nightstar’s 2017 initial public offering and converted to restricted share awards in Nightstar in connection with Nightstar’s 2017 initial public offering;

“Registrar of Companies”	the Registrar of Companies in England and Wales;

“Regulations”	The Uncertificated Securities Regulations 2001 (SI 2001 No. 3755);

“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Nightstar Shareholders in that jurisdiction;

“Ropes”	Ropes & Gray LLP;

“Scheme”	the proposed scheme of arrangement under Part 26 of the Companies Act 2006 between Nightstar and Nightstar Scheme Shareholders to implement the Acquisition set out in Part VIII (The Scheme of Arrangement) of this document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Bidder, Bidco and Nightstar;

“Scheme Record Time”	p.m. on the Business Day immediately prior to the Effective Date;

“Scheme Voting Record Time”	p.m. on 2019 or if the Court Meeting is adjourned, p.m. 48 hours (excluding any part of a day that is not a working day) before the date of such adjourned meeting;

“SEC”	the U.S. Securities and Exchange Commission or any successor agency thereto;

“Skadden”	Skadden, Arps, Slate, Meagher and Flom (UK) LLP, and Skadden, Arps, Slate, Meagher & Flom LLP, collectively;

“Special Resolution”	the special resolution to be proposed at the General Meeting in connection with the Scheme;

“Treasury Shares”	any Nightstar Shares which are for the time being held by Nightstar as treasury shares (within the meaning of the Companies Act 2006);

“uncertificated” or “in uncertificated form”	in relation to a share or other security, a share or other security which is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and title to which, by virtue of the Regulations, may be transferred by means of CREST;

“United Kingdom” or “U.K.”	the United Kingdom of Great Britain and Northern Ireland;

“United States” or “U.S.”	the United States of America, its territories and possessions, any state or political subdivision of the United States of America and the District of Columbia;

“U.S. Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. HSR Act”	the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

“Vesting Agreements”	the vesting agreements entered into between Nightstar and the holders of certain restricted share awards in Nightstar on or about 27 September 2017, under which the parties agreed to continue the provision for a repurchase right in relation to such restricted share awards in accordance with the terms specified therein; the term “Vesting Agreement” shall mean any one of them.

All references to GBP, pence, Sterling, Pounds, Pounds Sterling, p or £ are to the lawful currency of the United Kingdom. All references to USD, $, US$, U.S. dollars, United States dollars and cents are to the lawful currency of the United States of America.

All references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, amended, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

All the times referred to in this document are London time unless otherwise stated. References to the singular include the plural and vice versa.

All references to “subsidiary,” “subsidiary undertaking,” “undertaking” and “associated undertaking” have the respective meanings given to them in the Companies Act 2006.

PART VIII

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES COMPANIES COURT (ChD)

IN THE MATTER OF NIGHTSTAR THERAPEUTICS PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

between

Nightstar Therapeutics plc

and

the Nightstar Scheme Shareholders

(as hereinafter defined)

PRELIMINARY

In this Scheme, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

“2017 Equity Incentive Plan”	the equity incentive plan approved by Nightstar in September 2017 whereby Nightstar was initially authorised to issue a total of 1,500,000 ordinary shares as incentives to Nightstar’s employees and directors;

“Acquisition”	the proposed acquisition by Bidco of the entire issued and to be issued share capital of Nightstar, to be implemented by means of this Scheme (or, should Bidder or Bidco so elect, by way of a takeover offer subject to the terms of the Implementation Agreement);

“Awards”	awards of share options, restricted shares and restricted stock units pursuant to the 2017 Equity Incentive Plan and the Pre-IPO Equity Awards;

“Bidco”	Tungsten Bidco Limited, a newly-incorporated English company with registered number 11852085 and with its registered address 70 Norden Road, Maidenhead, United Kingdom, SL6 4AY;

“Bidder”	Biogen Switzerland Holdings GmbH, a company incorporated in Switzerland with registered number CHE-334.372.642 and whose registered office is at Neuhofstrasse 30, 6340 Baar, Switzerland;

“Bidder Group”	Bidder and its subsidiary undertakings and associated undertakings;

“Business Day”	a day (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and New York;

“certificated” or “in certificated form”	a share or other security which is not in uncertificated form (that is, not in CREST);

“Companies Act 2006”	the Companies Act 2006;

“Computershare”	Computershare Investor Services PLC, registrar and receiving agent to Nightstar, whose registered office is at The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom;

“Consideration”	the cash amount of USD 25.50 per Nightstar Scheme Share payable by Bidco to Nightstar Shareholders in connection with the Acquisition;

“Court”	the High Court of Justice in England and Wales;

“Court Meeting”	the meeting or meetings of the Nightstar Shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act 2006 for the purpose of considering and, if thought fit, approving the Scheme, including any adjournment, postponement or reconvention of any such meeting;

“Court Order”	the order of the Court sanctioning this Scheme under Part 26 of the Companies Act 2006;

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear is the Operator (as defined in the Uncertificated Securities Regulations 2001);

“Deferred Shares”	the restricted shares in Nightstar which are subject to reverse vesting pursuant to the Vesting Agreements, and which have been deferred pursuant to the terms thereof, and will be repurchased by Nightstar for a total payment of GBP 0.01 to the holder of such Deferred Shares prior to the Effective Date;

“Effective”	this Scheme having become effective pursuant to its terms;

“Effective Date”	the date on which this Scheme becomes Effective;

“Euroclear”	Euroclear UK & Ireland Limited incorporated in England and Wales with registered number 02878738;

“holder”	a registered holder and includes a person entitled by transmission;

“members”	members of Nightstar on the register of members at any relevant date;

“Nasdaq”	the Nasdaq Global Select Market;

“Nightstar” or the “Company”	Nightstar Therapeutics plc, a public limited company incorporated in England and Wales with registered number 10852952 whose registered office is at 10 Midford Place, London W1T 5BJ, United Kingdom;

“Nightstar Scheme Shareholder”	a holder of Nightstar Scheme Shares;

“Nightstar Scheme Shares”	Nightstar Shares:

(i) in issue at the date of this document;

(ii) issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and

(iii)  issued at or after the Scheme Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, and in each case, which remain in issue at the Scheme Record Time, excluding, in any case, (i) any Nightstar Shares held by or on behalf of Bidder or the Bidder Group at the Scheme Record Time; (ii) any Treasury Shares; and (iii) any Deferred Shares;

“Nightstar Share Schemes”	means: (i) the 2017 Equity Incentive Plan; and (ii) the terms governing the Pre-IPO Equity Awards, each as amended from time to time;

“Nightstar Shares”	the ordinary shares of GBP 0.01 each in the capital of Nightstar;

“Pre-IPO Equity Award”	restricted shares issued prior to Nightstar’s 2017 initial public offering and converted to restricted share awards in Nightstar in connection with Nightstar’s 2017 initial public offering;

“Registrar of Companies”	the Registrar of Companies in England and Wales;

“Scheme”	this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Bidder, Bidco and Nightstar;

“Scheme Document”	the document dated 2019, sent by Nightstar to Nightstar Scheme Shareholders and persons with information rights of which this Scheme forms part;

“Scheme Record Time”	p.m. on the Business Day immediately prior to the Effective Date;

“Scheme Voting Record Time”	p.m. on 2019 or, if the Court Meeting is adjourned, p.m. 48 hours (excluding any part of a day that is not a working day) before the date of such adjourned meeting;

“subsidiary” and “subsidiary undertaking”	shall be construed in accordance with the Companies Act 2006;

“Treasury Shares”	any Nightstar Shares which are for the time being held by Nightstar as treasury shares (within the meaning of the Companies Act 2006);

“uncertificated” or “in uncertificated form”	in relation to a share or other security, a share or other security which is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and title to which, by virtue of the Uncertificated Securities Regulations 2001 (SI 2001 No.3755), may be transferred by means of CREST; and

“Vesting Agreements”	the vesting agreements entered into between Nightstar and the holders of certain restricted share awards in the Company on or about 27 September 2017, under which the parties agreed to continue the provision for a repurchase right in relation to such restricted share awards in accordance with the terms specified therein; the term “Vesting Agreement” shall mean any one of them.

and where the context so admits or requires, the plural includes the singular and vice versa.

All references in this Scheme to times are to times in London (unless otherwise stated).

References to Clauses and sub-Clauses are to clauses or sub-clauses of this Scheme.

A.

The issued share capital of Nightstar at                  2019 (being the last practicable date prior to the date of this Scheme) is GBP          divided into fully paid ordinary shares of GBP 0.01 each. Nightstar held              Treasury Shares and had              Deferred Shares in issue as at the close of business on                  2019 (being the last practicable date prior to the date of this Scheme).

B.	Awards over up to Nightstar Shares have been awarded and remain outstanding as at 2019 (being the last practicable date prior to the date of this Scheme) pursuant to the Nightstar Share Schemes.

C.	At the date of this Scheme, no Nightstar Shares are registered in the name of or beneficially owned by Bidder and other members of the Bidder Group.

D.

Bidder and Bidco has each agreed to appear by Counsel on the hearing to sanction this Scheme and to undertake to the Court to be bound thereby and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

THE SCHEME

1.	Transfer of the Nightstar Scheme Shares

(a)

On the Effective Date, Bidco shall acquire all of the Nightstar Scheme Shares fully paid up, with full title guarantee, free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them at the date of this Scheme or thereafter, including voting rights and entitlement to receive and retain all dividends and other distributions declared, paid or made by Nightstar by reference to a record date falling on or after the Effective Date.

(b)

The Nightstar Scheme Shares shall be transferred to Bidco by means of a form of transfer or other instrument or instruction of transfer separate from the Court Order and to give effect to such transfer any person may be appointed by Bidco as attorney and/or agent and/or otherwise and shall be authorised as such attorney and/or agent and/or otherwise on behalf of the relevant holder of Nightstar Scheme Shares to execute and deliver, as transferor, a form of transfer or other instrument or instruction of transfer (whether as a deed or otherwise) of such Nightstar Scheme Shares and every form, instrument or instruction of transfer so executed shall be effective as if it had been executed by the holder or holders of the Nightstar Scheme Shares thereby transferred. Such form of transfer shall be the principal instrument of transfer.

(c)

Pending the transfer of the Nightstar Scheme Shares pursuant to Clause 1(b), each Nightstar Scheme Shareholder irrevocably appoints Bidco as their attorney and/or agent and/or otherwise to exercise (in place of and to the exclusion of the relevant Nightstar Scheme Shareholder) any voting rights attached to the Nightstar Scheme Shares and any or all rights and privileges attaching to the Nightstar Scheme Shares, to sign any consent to short notice of a general or separate class meeting and on their behalf to execute a Form of Proxy in respect of such shares appointing any person nominated by Bidder or Bidco to attend general and separate class meetings of the Company and authorises the Company to send to Bidder or Bidco any notice, circular, warrant or other document or communication which may be required to be sent to them as a member of the Company, such that from the Effective Date, no Nightstar Scheme Shareholder shall be entitled to exercise any voting rights attached to the Nightstar Scheme Shares or any other rights or privileges attaching to the Nightstar Scheme Shares.

2.	Consideration for transfer of the Nightstar Scheme Shares

As soon as practicable after the Effective Date and in any event within 14 days of the Effective Date, in consideration of the transfer of the Nightstar Scheme Shares to Bidco in the manner described in Clause 1(a), subject to the remaining provisions of this Scheme, Bidco shall pay or procure that there shall be paid to or for the account of each Nightstar Scheme Shareholder (as appearing in the register of members of Nightstar at the Scheme Record Time) USD 25.50 in cash per Nightstar Scheme Share held by the Nightstar Scheme Shareholder at the Scheme Record Time.

3.	Settlement of the Consideration

(a)	Settlement shall be effected as follows:

(i)

where, immediately prior to the Scheme Record Time, a Nightstar Scheme Shareholder holds Nightstar Scheme Shares in uncertificated form, settlement of any Consideration to which the Nightstar Scheme Shareholder is entitled shall be paid by means of CREST by Bidco procuring that Computershare is instructed to create an assured payment obligation in favour of the Nightstar Scheme Shareholder’s payment bank in respect of the Consideration due to them as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date, in accordance with the CREST assured payment arrangements;

(ii)	where, immediately prior to the Scheme Record Time, a Nightstar Scheme Shareholder holds Nightstar Scheme Shares in certificated form, settlement of any Consideration to which the Nightstar Scheme

Shareholder is entitled shall be settled by Bidco by cheque in U.S. dollars. Cheques shall be despatched by Computershare as soon as practicable after the Effective Date and in any event within 14 days of the Effective Date; and

(iii)	Bidco reserves the right to pay any Consideration to all or any Nightstar Scheme Shareholders in the manner referred to in Clause 3(a)(ii).

(b)	As from the Scheme Record Time, each holding of Nightstar Scheme Shares credited to any stock account in CREST shall be disabled and all Nightstar Scheme Shares will be removed from CREST.

(c)

All deliveries of notices, statements of entitlement and/or cheques required to be made under this Scheme shall be made by sending the same by first class post addressed to the person entitled thereto to the address appearing in the register of members of Nightstar or, in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at such time.

(d)

All cheques shall be in U.S. dollars and drawn on a United Kingdom clearing bank and shall be made payable to the Nightstar Scheme Shareholder concerned or, in the case of joint holders, to all joint holders whose names appear in the register of members of Nightstar in respect of the joint holding concerned at the Scheme Record Time and the encashment of any such cheque or the creation of any such assured payment obligation as is referred to in Clause 3(a)(i) shall be a complete discharge to Bidder and Bidco for the monies represented thereby.

(e)

None of Nightstar, Bidder, Bidco, Computershare, the person effecting any sale or remitting any proceeds shall be responsible for any loss or delay in the transmission of the statements of entitlement or cheques sent to Nightstar Scheme Shareholders in accordance with this Clause 3, which shall be posted entirely at the risk of the Nightstar Scheme Shareholders.

(f)	The preceding paragraphs of this Clause 3 shall take effect subject to any prohibition or condition imposed by law.

4.	Certificates and Cancellations

(a)	With effect from and including the Effective Date:

(i)

all certificates representing Nightstar Scheme Shares shall cease to be valid as documents of title to the shares represented thereby and Nightstar Scheme Shareholders are free to retain them for their records or, alternatively, can destroy them following the Effective Date;

(ii)	Euroclear shall be instructed to cancel the entitlements to Nightstar Scheme Shares of holders of Nightstar Scheme Shares in uncertificated form;

(iii)

following the cancellation of the entitlements to Nightstar Scheme Shares of holders of Nightstar Scheme Shares in uncertificated form, Computershare shall be authorised to rematerialise entitlements to such Nightstar Scheme Shares; and

(iv)

subject to the completion of such transfers, forms, instruments or instructions as may be required in accordance with Clause 1(b) and the payment of any U.K. stamp duty thereon by Bidco, as regards all Nightstar Scheme Shares, appropriate entries will be made in the Company’s register of members to reflect their transfer.

5.	The Effective Date

(a)	This Scheme shall become Effective as soon as the copy of the Court Order shall have been delivered to the Registrar of Companies.

(b)

Unless this Scheme shall become Effective on or before 11.59 p.m. on 4 September 2019 or such later date if any as the Company and Bidder may agree and the Court may allow, this Scheme shall never become Effective.

6.	Modification

Bidder and the Company may jointly consent on behalf of all concerned to any modification of, or addition to, this Scheme or to any condition which the Court may approve or impose.

7.	Governing Law

This Scheme is governed by the laws of England and Wales and is subject to the exclusive jurisdiction of the English Courts.

Dated                  2019

Annex A

Execution Version

4 MARCH 2019

(1)	BIOGEN SWITZERLAND HOLDINGS GMBH

(2)	TUNGSTEN BIDCO LIMITED

(3)	NIGHTSTAR THERAPEUTICS PLC

IMPLEMENTATION AGREEMENT

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

1.	INTERPRETATION	A-1
2.	CASH CONSIDERATION	A-17
3.	INDICATIVE TIMETABLE	A-17
4.	CONDITIONS	A-17
5.	IMPLEMENTATION OF THE ACQUISITION	A-20
6.	DOCUMENTATION, INFORMATION AND UNDERTAKINGS	A-22
7.	COMPANY SHARE PLANS	A-25
8.	ANNOUNCEMENT	A-25
9.	RESPONSIBILITY FOR INFORMATION AND STANDARDS OF CARE	A-25
10.	CONDUCT PENDING COMPLETION OF THE ACQUISITION	A-26
11.	REPRESENTATIONS AND WARRANTIES	A-31
12.	TERMINATION	A-47
13.	COMPENSATORY PAYMENT	A-50
14.	FEES, COSTS, PAYMENTS AND TRANSFER TAXES	A-50
15.	REMEDIES AND WAIVERS	A-51
16.	INVALIDITY	A-51
17.	NOTICES	A-52
18.	ENTIRE AGREEMENT; SEVERANCE	A-53
19.	GENERAL; NO THIRD PARTY RIGHTS	A-54
20.	GOVERNING LAW	A-54
21.	AGENTS FOR SERVICE OF PROCESS	A-54
22.	OBLIGATION OF BIDDER	A-55
23.	NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES	A-55
SCHEDULE I INDICATIVE TIMETABLE
SCHEDULE II ANNOUNCEMENT
SCHEDULE III COMPANY SHARE PLANS
EXHIBIT 1
SCHEDULE IV APPLICATION OF THE CODE IN THE EVENT OF A TAKEOVER OFFER
SCHEDULE V DISCLOSURE SCHEDULES

A-i

Annex A

THIS AGREEMENT is made on 4 March 2019.

AMONG:

(1)

BIOGEN SWITZERLAND HOLDINGS GMBH, a limited liability company incorporated in Switzerland with registered number CHE-334.372.642 and whose registered office is at Neuhofstrasse 30, 6340 Baar, Switzerland (“Bidder”);

(2)

TUNGSTEN BIDCO LIMITED, a limited liability company incorporated in England and Wales with registered number 11852085 and whose registered office is at 70 Norden Road, Maidenhead, Berkshire, SL6 4AY (“Bidco” and together with Bidder, the “Acquirers”); and

(3)

NIGHTSTAR THERAPEUTICS PLC, a public limited company incorporated in England and Wales (registered number 10852952, whose registered office is at 9-10 Midford Place, London W1T 5BJ, United Kingdom (the “Company”),

together referred to as the “parties” and each as a “party” to this agreement (the “Agreement”).

WHEREAS:

(A)	The parties each desire the Acquisition of the Company by Bidco.

(B)	The Company Directors intend to recommend the Acquisition to the Company Shareholders.

(C)

The parties have agreed that the Acquisition will be implemented by means of a scheme of arrangement under Part 26 of the Act, although Bidder may, in the circumstances and subject to the conditions set out in this Agreement, elect to implement the Acquisition by means of a Takeover Offer.

(D)	The Scheme will result in Bidco acquiring the entire issued and to be issued share capital of the Company (other than the Excluded Shares).

(E)	The parties have agreed to take certain steps to implement the Acquisition and wish to enter into this Agreement to record their respective obligations relating to such matters.

IT IS AGREED:

1.	Interpretation

1.1	In this Agreement, its Recitals and Schedules, each of the following expressions shall have the following meaning:

“2017 Equity Incentive Plan”	the equity incentive plan approved by the Company in September 2017 whereby the Company was initially authorised to issue a total of 1,500,000 ordinary shares as incentives to the Company’s employees, directors and other service providers, including pursuant to sub-plans thereunder;

“Acceptable Confidentiality Agreement”	any customary confidentiality agreement that: (i) contains provisions that are not, in the aggregate, less favourable to the Company than those contained in the Confidentiality Agreement; and (ii) does not prohibit the Company from providing any information to Bidder in accordance with Clause 10.2;

“Acquisition”	the acquisition by Bidder and/or Bidco of the entire issued and to be issued share capital of the Company (other than the Excluded Shares) for the Consideration, to be effected in accordance with this Agreement by means of the Scheme or, in the event that Bidder elects to proceed with such acquisition by way of a Takeover Offer in accordance with the terms of this Agreement, a Takeover Offer, and shall, in any case, where the context so requires, include any subsequent revision, variation, extension or renewal thereof as agreed by the parties in writing;

“Acquisition Proposal”	any inquiry, proposal or offer from any person (other than Bidder or Bidco) relating to (i) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (A) 20% or more (based on the fair market value thereof, as reasonably determined by the Company Board) of the assets (including share capital of the Company’s subsidiaries) of the Company and its subsidiaries, taken as a whole, or (B) shares carrying 20% or more of the aggregate voting power and economic rights of the Company or (ii) any takeover offer, exchange offer, merger, consolidation, business combination, recapitalisation, liquidation, dissolution, share exchange or similar transaction involving the Company that, if consummated, would result in any person (or the shareholders of any person) owning, directly or indirectly, shares carrying 20% or more of the aggregate voting power and economic rights of the Company or the resulting direct or indirect parent of the Company, other than, in each case, the Acquisition;

“Act”	the UK Companies Act 2006 (including the schedules thereto);

“Action”	any legal, arbitral, administrative, regulatory or other action, charge, complaint, litigation, inquiry, audit, examination, investigation or proceedings;

“Advisers”	in relation to the Acquirers, Ropes & Gray and, in relation to the Company, Skadden, including (unless the context requires otherwise) partners in and directors, members and employees of such advisers;

“ADS”	an American Depositary Share representing one Company Share;

“Affiliate”	with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person (as used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise);

“Agent”	has the meaning given to it in Clause 21.1;

“Agreed Form”	in relation to any document, such document in the terms agreed among the parties as at the date of this Agreement, subject to any further changes as the parties may agree from time to time;

“Agreed Switch”	has the meaning given to it in Clause 5.7;

“Announcement”	the press announcement of an intention to proceed with the Acquisition, in the Agreed Form as set out in Schedule II;

“Anti-Corruption Laws”	the US Foreign Corrupt Practices Act of 1977, as amended, the US Anti-Kickback Act of 1986, as amended, the UK Bribery Act of 2012, the Anti-Bribery Laws of the People’s Republic of China and the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable Law of similar effect, and the related regulations and published interpretations thereunder;

“Articles”	the articles of association of the Company;

“Awards”	any grant of Company Shares or the right to receive, subscribe for or otherwise acquire one or more Company Shares under a Company Share Plan, including any award or grant of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or other Share Based Awards, in each case, as defined in the 2017 Equity Incentive Plan and any other restricted share awards that are subject to the terms of a Vesting Agreement (excluding the Deferred Shares);

“Benefit Plan”	means each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and each other employment, consulting, cash, equity or equity-based incentive, commission, pension, retirement, termination, severance, deferred compensation, health, welfare, paid time-off, compensation, benefit or similar plan, scheme, program, policy, agreement or arrangement that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has any Liability, without regard to whether participation in, or contribution to, such plan, scheme, program, policy, agreement or arrangement is required by Law;

“Bidco Directors”	the directors of Bidco from time to time;

“Bidder Appointees”	has the meaning given to it in Paragraph 1.3 of Schedule IV;

“Bidder Directors”	the directors of Bidder from time to time;

“Bidder Group”	Bidder and its subsidiaries and subsidiary undertakings from time to time (which, for the avoidance of doubt, shall exclude the Company or any other member of the Company Group);

“Bidder Information”	has the meaning given to it in Clauses 6.1 and 6.7;

“Bidder Material Adverse Effect”	a material adverse effect on Bidder’s ability to consummate the Acquisition;

“Bidder Offer Documents”	has the meaning given to it in Clause 6.7;

“Business Day”	a day (other than Saturday, Sunday or a public holiday) on which banks in the City of London and New York City are open for business generally;

“Cash Consideration”	has the meaning given to it in Clause 2.1;

“Change of Control Payment”	has the meaning given to it in Clause 11.1.18

“Circular”	the circular to be issued by the Company to the Company Shareholders setting out, among other things, the terms and conditions of the Acquisition and the notice of the Court Meeting and the General Meeting, which also constitutes a proxy statement prepared in accordance with Section 14(a) of the Exchange Act;

“Clearances”	the merger control, competition and regulatory approvals, consents, clearances, permissions, waivers and “no objection” statements referred to in the Conditions;

“Code”	the City Code on Takeovers and Mergers (including the General Principles therein and the Appendices thereto), as from time to time amended and interpreted by the Panel or by the Code Committee or the Code Expert pursuant to the terms of this Agreement or as otherwise agreed by the parties in writing;

“Code Application Proposal”	has the meaning given to it in Paragraph 1.11 of Schedule IV;

“Code Committee”	the committee established pursuant to Paragraph 1.3 of Schedule IV;

“Code Expert”	the independent expert appointed as such pursuant to Paragraph 1.10 of Schedule IV;

“Code Expert Prescribed Remedy”	has the meaning given to it in Paragraph 1.18 of Schedule IV;

“Code Question”	has the meaning given to it in Paragraph 1.10 of Schedule IV;

“Code Ruling”	has the meaning given to it in Paragraph 1.12 of Schedule IV;

“Company Adverse Change Recommendation”	has the meaning given to it in Clause 10.3.1(a);

“Company Appointees”	has the meaning given to it in Paragraph 1.3 of Schedule IV;

“Company Board”	the board of directors of the Company from time to time;

“Company Board Recommendation”	the unanimous recommendation of the Company Directors to the Company Shareholders to vote in favour of the Resolutions at the Court Meeting and the General Meeting (or, in the Announcement, the statement of their intention to make such recommendation);

“Company Intellectual Property Rights”	any and all Intellectual Property Rights (i) owned or purported to be owned by the Company or any of its Affiliates or (ii) licensed, or for which rights are otherwise granted or held for use, to the Company or any of its Affiliates by a third party, including, but not limited to, the Licensed Intellectual Property Rights, the Owned Intellectual Property Rights, the Product Intellectual Property Rights, the Licensed Registered IP and the Owned Registered IP;

“Company Directors”	the directors of the Company from time to time;

“Company Group”	the Company and its subsidiaries and subsidiary undertakings from time to time;

“Company Material Adverse Effect”

any state of facts, condition, development, circumstance, change, effect or event occurring on or after the date hereof which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on:

(i) the condition (financial or otherwise), business, assets, liabilities or results of operations of the Company Group, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Company Material Adverse Effect:

(A) changes in general economic conditions, or changes in securities, credit or other financial markets, in the United States or the UK, or conditions generally affecting the pharmaceutical or biotechnology industries;

(B) acts of war, sabotage or terrorism or natural disasters or public health crises involving the United States or the UK;

(C) changes of applicable Law or GAAP or the interpretation thereof;

(D) any event arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with any change in, any applicable Law or GAAP (or interpretations of any applicable Law or GAAP), provided that such change is not at the Company’s discretion in a manner inconsistent with past practice;

(E) the announcement, pendency or consummation of this Agreement and the Acquisition, including the identity of, or the effect of any fact or circumstance relating to, Bidder or any of its Affiliates or any communication by Bidder or any of its Affiliates regarding plans, proposals or projections with respect to the Company or its employees;

(F) the direct or indirect effects of:

(1) any breach by Bidder or Bidco of the terms of this Agreement;

(2) any action that Bidder or Bidco directs the Company to take in writing or to which Bidder or Bidco specifically consents in writing pursuant to this Agreement; or

(3) any action specifically required to be taken by the Company, or the failure of the Company to take any action that the Company is specifically prohibited by the terms of the Agreement from taking, to the extent Bidder fails to give its timely consent thereto after a written request therefor pursuant to Clause 10.1;

(G) any failure of the Company to meet any internal or public projections, forecasts, estimates of earnings or revenues,

except,

(1) in the case of clauses (A), (B), (C) and (D), to the extent such changes or events disproportionately affect the

Company relative to other participants in the industry in which the Company operates; and

(2) the exceptions set forth in this clause (G) shall not prevent or otherwise affect a determination that any fact, change, event, occurrence or effect underlying, or that may have contributed to, such decline or failure has resulted in or contributed to a Company Material Adverse Effect;

(H) the results of the Company’s XIRIUS trial in NSR-RPGR; or

(ii) the ability of the Company to consummate the Acquisition on or before the Long Stop Date;

“Company SEC Documents”	has the meaning given to it in Clause 11.1.9(a);

“Company Securities”	has the meaning given to it in Clause 11.1.8(c);

“Company Share Plans”	the 2017 Equity Incentive Plan and the Vesting Agreements;

“Company Shareholders”	holders of the Company Shares from time to time;

“Company Shares”	ordinary shares of the Company with a par value of GBP 0.01 each; provided that, for the avoidance of doubt, “Company Shares” include ordinary shares of the Company represented by ADSs;

“Compensatory Payment”	has the meaning given to it in Clause 13.1;

“Competition Law”	any applicable Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolisation, restraint of trade or lessening of competition through merger or acquisition;

“Concert Party”	means Bidder Directors and Bidco Directors;

“Conditions”	the conditions to completion of the Acquisition set out in Appendix I to the Announcement;

“Confidentiality Agreement”	the confidentiality agreement entered into by Biogen Inc. and the Company on December 21, 2018;

“Consideration”	USD 25.50 in cash for each Company Share (other than the Excluded Shares);

“Contract”	with respect to any person, any legally binding contract, agreement, lease, sublease, license, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, instrument or other arrangement, whether written or oral, express or implied, to which such person is a party or by which such person or such person’s properties or assets are bound;

“Court”	the High Court of Justice in England and Wales;

“Court Hearing”	the hearing by the Court of the petition to sanction the Scheme (and to grant the Court Order);

“Court Meeting”	the meeting of Company Shareholders (and any adjournment, postponement or reconvention thereof) to be convened by order of the Court pursuant to section 896 of the Act in order for the Company Shareholders to consider, and if thought fit approve, the Scheme;

“Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Act;

“D&O Indemnified Parties”	has the meaning given to it in Clause 6.6.1;

“Defaulting Party”	has the meaning given to it in Paragraph 1.18 of Schedule IV;

“Deferred Shares”	the restricted shares in the Company which are subject to reverse vesting pursuant to the Vesting Agreements, and which have been deferred pursuant to the terms thereof, and will be repurchased by the Company for a total payment of £0.01 to the holder of such Deferred Shares prior to the Effective Date;

“Depositary”	Citibank, N.A.;

“Deposit Agreement”	means the agreement dated September 27, 2017 between the Company, the Depositary and the holders from time to time of ADSs issued thereunder;

“Determination Notice”	has the meaning given to it in Clause 10.3.2;

“Effective Date”

the date upon which:

(i) the Scheme becomes effective in accordance with its terms; or

(ii)  if Bidder elects in accordance with the terms of this Agreement to implement the Acquisition by way of a Takeover Offer, the date that the Takeover Offer becomes or is declared unconditional in all respects;

“Employees”	the employees and other service providers (including executive directors) of the Company;

“Environmental Law”	any applicable Law relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

“Environmental Permit”	any Permit that is required by a Governmental Authority under any Environmental Law and necessary to the operation of the business of the Company Group;

“ERISA”	the U.S. Employee Retirement Income Security Act of 1974, as amended;

“Exchange Act”	the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Excluded Shares”	(i) any Company Shares legally or beneficially held by Bidder or any of its subsidiary undertakings; (ii) any Treasury Shares; and (iii) any Deferred Shares;

“FDA”	the US Food and Drug Administration;

“Federal Health Care Program”	has the meaning given to it in Clause 11.1.13(g);

“Financial Adviser”	in relation to Bidder, Goldman Sachs & Co. and, in relation to the Company, Centerview Partners LLC, including (unless the context otherwise requires) directors, officers and employees thereof;

“GAAP”	has the meaning given to it in Clause 11.1.9;

“General Meeting”	the general meeting of the Company Shareholders (including any adjournment, postponement or reconvention thereof) to be convened in connection with the Scheme in order for the Company Shareholders to consider, and if thought fit approve, certain matters in connection with the Scheme and the Acquisition, notice of which is to be set out in the Circular (including any adjournment, postponement or reconvention thereof);

“Governmental Authority”	any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organisation, unit or body and any court, arbitrator or other tribunal;

“Hazardous Materials”	any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mould, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste;

“Health Authority”	the Governmental Authorities which administer Health Laws including the FDA, the European Medicines Agency (EMA) and other equivalent agencies in any jurisdiction;

“Health Law”	any applicable Law of any Governmental Authority (including multi-country organisations) the purpose of which is to ensure the safety, efficacy and quality of medicinal and pharmaceutical products by regulating the research, development, manufacturing, processing, importation, exportation, marketing, advertising, labelling, storage, pricing and distribution of these products, including applicable Law relating to good laboratory practices, good clinical practices, investigational use, product marketing authorisation, manufacturing facilities compliance and approval, good manufacturing practices, labelling, advertising, promotional practices, safety surveillance, record keeping and filing of required reports;

“Health Submissions”	has the meaning given to it in Clause 11.1.13;

“HIPAA”	collectively: (a) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), including its implementing rules and regulations with respect to privacy, security of health information, and transactions and code sets; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); (c) the Omnibus Rule effective March 26, 2013 (78 Fed. Rg. 5566), and other implementing rules regulations at 45 CFR Parts 160 and 164; and (d) any federal, state and local laws regulating the privacy and/or security of individually identifiable information, in each case, as the same may be amended, modified or supplemented from time to time;

“Indebtedness”	any and all (i) indebtedness for borrowed money, whether current or funded, secured or unsecured, including that evidenced by notes, bonds, debentures or other similar instruments (and including all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses related thereto), (ii) amounts owed with respect to drawn letters of credit, (iii) cash overdrafts, (iv) net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures Contract, forward Contract, options or other derivative instruments or arrangements, (v) obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property, services, securities or assets with respect to which the Company Group is liable, primarily or secondarily, absolutely, contingently or otherwise, including all Company Group notes and “earn-out” payments, and (vi) indebtedness secured by an Encumbrance on the Company Group’s assets or properties and (vii) outstanding guarantees of obligations of the type described in (i) through (iii) above;

“Indicative Timetable”	the indicative timetable set out in Schedule I;

“Intellectual Property Rights”	all rights, title, and interests in and to all intellectual property rights of every kind and nature however denominated, throughout the world, including: (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (ii) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolised by any of the foregoing (“Trademarks”), (iii) copyrights and copyrightable subject matter (“Copyrights”), (iv) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (v) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”), (vi) rights of publicity, privacy, and rights to personal information, (vi) moral rights and rights of attribution and integrity, (vii) domain names and social media accounts and handles, (viii) all applications and registrations for the foregoing, and (ix) all rights and remedies against past, present, and future infringement, misappropriation, or other violation thereof;

“Internal Revenue Code”	the U.S. Internal Revenue Code of 1986, as amended;

“IT Assets”	computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or licensed or leased by the Company pursuant to any written agreement (excluding any public networks);

“knowledge”	with respect to the Company, any matter within the knowledge, information or belief of any of David Fellows, Senthil Sundaram, Tuyen Ong and Bryan Yoon, following due inquiry, and with respect to Bidder and Bidco, any matter within the knowledge, information or belief of Daniel Karp following due inquiry;

“Law”	any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, common law, code, edict, decree, guidance, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority or the Nasdaq Global Select Market;

“Leased Real Property”	the real property that is leased or subleased by the Company and its subsidiaries;

“Liability”	any direct or indirect debt, liability, obligation, commitment, guaranty, claim, loss, damage, deficiency, fine, cost or expense of any kind or nature (in each case, including interest thereon), whether relating to payment, performance or otherwise, known or unknown, asserted or unasserted, fixed, absolute or contingent, joint or several, accrued or unaccrued, secured or unsecured, disclosed or undisclosed, liquidated or unliquidated, due or to become due, or determined, determinable or otherwise, asserted or not asserted, vested or unvested, or executory, whenever or however arising (including, whether or not required to be reflected or reserved against on the financial statements of the relevant person under GAAP if applicable);

“Licensed Intellectual Property Rights”	any and all Intellectual Property Rights, other than off-the-shelf commercially available software generally available on non-discriminatory pricing terms, owned by a third party and licensed or sublicensed to the Company or any of its Affiliates and related to a Product Candidate, or for which the Company or any of its Affiliates has obtained a covenant not to be sued related to a Product Candidate, including all Licensed Registered Intellectual Property Rights;

“Licensed Registered IP”	has the meaning given to it in Clause 11.1.16;

“Lien”	any mortgage, deed of trust, hypothecation, lien, license, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of any property or asset, whether voluntarily incurred or arising by operation of law or otherwise, including any agreement to give or grant any of the foregoing. For the purposes of this Agreement, a person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital or other lease or other title retention agreement relating to such property or asset;

“Long Stop Date”	4 September 2019 or such later date as Bidder and the Company may agree in writing;

“Matching Acquisition Proposal”	has the meaning given to it in Clause 10.3.2;

“Material Contract”	has the meaning given to it in Clause 11.1.18;

“Maximum Share Issuance”	2,432,771 Company Shares;

“Non-Defaulting Party”	has the meaning given to it in Paragraph 1.18 of Schedule IV;

“Offer Document”	if Bidder elects to effect the Acquisition by means of a Takeover Offer pursuant to Clause 5.7, the document which would be despatched by Bidder or Bidco to Company Shareholders in connection with the Takeover Offer which will contain, inter alia, the terms and conditions of the Takeover Offer;

“Offer Related Expenses”	all fees and expenses incurred by Bidder in connection with the Acquisition, including without limitation, the fees and expenses of its advisers;

“Owned Registered IP”	has the meaning given to it in Clause 11.1.16;

“Panel”	the Panel on Takeovers and Mergers;

“Payment Obligations”	the obligations of Bidco to pay the Consideration pursuant to and in accordance with the terms of the Acquisition and all applicable Law;

“Permits”	any certificates, permits, licenses, franchises, approvals, new drug applications (NDAs), biologics license applications (BLAs), investigational new drug applications (INDs), concessions, qualifications, registrations, certifications, designations, and similar authorisations from any Governmental Authority (including any Health Authority);

“Permitted Liens”	(a) any Lien for Taxes that are not due and payable or the validity of which is being contested in good faith by appropriate proceedings; (b) any Lien representing the rights of customers, suppliers and subcontractors in the ordinary course of business consistent with past practice under the terms of any Contracts to which the relevant party hereto is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business consistent with past practice); (c) in the case of any Contract, Liens that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract; (d) in the case of real property, Liens that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Liens incurred or suffered in the ordinary course of business consistent with past practice and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property or that are otherwise set forth on a title report; and (e) non-exclusive licenses of or other grants of rights to use or obligations with respect to Intellectual Property Rights that accompany the sale of the Company’s products or services in the ordinary course of business;

“Personal Information”	data and information concerning an identifiable natural person;

“Personnel”	in relation to any person, its board of directors and/or executive officers, members of their immediate families, related trusts and persons connected with them;

“Privacy Laws”	Laws relating to privacy and/or data security of Personal Information, including the EU Data Protection Directive (95/46/EC) (together with relevant national implementing legislation), the EU General Data Protection Regulation (2016/679) (together with relevant national implementing legislation, such as in the United Kingdom, the Data Protection Act 2018) and HIPAA;

“Privacy Policies”	has the meaning given to it in Clause 11.1.24;

“Proceedings”	has the meaning given to it in Clause 20.2;

“Process”	any operation that is performed upon Personal Information whether or not by automatic means, including the access, acquisition, collection, recording, organization, storage, alteration, retrieval, consultation, use, processing, disclosure, combination, blocking, transfer, return or destruction, and “Processed” or “Processing” shall be construed accordingly;

“Product Candidates”	the Company’s NSR-REP1 and NSR-RPGR clinical programs;

“Product Intellectual Property Rights”	the Intellectual Property Rights owned by or licensed to the Company and used or held for use in the use, sale, offer for sale, development, manufacture, distribution, importation, commercialisation or other exploitation of the Product Candidates;

“Proposals”	has the meaning given to it in Paragraph 1.5 of Schedule III;

“Quorum”	has the meaning given to it in Paragraph 1.5 of Schedule IV;

“Recall”	any material voluntary or involuntary recall, field correction, corrective action, suspension, seizure, detention, discontinuance or withdrawal from the market;

“Receiving Agent”	Computershare, or any other receiving agent appointed by the Company in connection with the Acquisition after consultation with Bidder in accordance with Clause 2.5;

“Receiving Agent Agreement”	the agreement pursuant to which the Receiving Agent is appointed;

“Relevant Period”	the period between the date of this Agreement and the earlier to occur of: (i) the Effective Date, and (ii) the date of termination of this Agreement in accordance with Clause 12;

“Relevant Withdrawal Event”	has the meaning given to it in Clause 12.1.4;

“Representatives”	in relation to each party, its Financial Advisers, Advisers, directors, officers, employees, and consultants;

“Resolutions”	the resolutions of the Company Shareholders to be proposed at the Court Meeting and the General Meeting in order to approve the Scheme and certain other matters in connection with the Acquisition;

“Ropes & Gray”	means Ropes & Gray LLP and Ropes & Gray International LLP;

“Sanction Date”	the date that the Court sanctions the Scheme;

“Sarbanes-Oxley Act”	the Sarbanes-Oxley Act of 2001, as amended;

“Scheme”	the scheme of arrangement to be proposed under section 899 of the Act by the Company to the Company Shareholders to implement the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Bidco;

“Scheme Record Time”	the time and date to be specified as such in the Circular, expected to be 6.00 pm on the Business Day immediately preceding the Effective Date, or such other time as the parties may agree;

“SEC”	the US Securities and Exchange Commission;

“Securities Act”	the Securities Act of 1933, as amended;

“Security Breach”	any actual or suspected breach of security leading to the accidental or unlawful destruction, loss, theft, alteration, unauthorized disclosure, destruction of, access or damage to Personal Information Processed by the Company;

“Skadden”	means Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom (UK) LLP;

“Stamp Duty”	any stamp duty payable on the transfer of Company Shares under the Act;

“Superior Proposal”	any bona fide written Acquisition Proposal that if consummated would result in a person (or the shareholders of any person) owning, directly or indirectly, (i) 80% or more of the aggregate voting power and economic rights of the Company or the resulting direct or indirect parent of the Company or (ii) all or substantially all of the assets (including share capital of the Company’s subsidiaries) of the Company and its subsidiaries, taken as a whole, (A) on terms which the Company Board determines, in good faith, after consultation with outside counsel and its Financial Adviser, would result in greater value to the Company Shareholders from a financial point of view than the Acquisition, including a price per Company Share payable in cash that is more than 7.5% above the Consideration, after taking into account all of the terms and conditions of such Acquisition Proposal and this Agreement and (B) that is reasonably likely to be completed relative to the Acquisition, taking into account all financial, regulatory, legal, timing and other aspects of such proposal;

“Supplement”	has the meaning given to it in Clause 6.7;

“Takeover Offer”	if Bidder elects to implement the Acquisition by way of a takeover offer pursuant to Clause 5.7, the takeover offer (within the meaning of section 974 of the Act) to be made by Bidder or Bidco, to acquire the entire issued and to be issued share capital of the Company (other than the Excluded Shares) including, where the context admits, any subsequent revision, variation, extension or renewal of such offer as agreed by the parties in writing);

“Tax”	all forms of taxation and statutory, governmental, state, federal, provincial, local, foreign, government or municipal charges, fees, tolls, customs, duties, imposts, contributions, levies, withholdings, or liabilities or social security or national insurance contributions of any kind wherever chargeable and in any jurisdiction (including any amount due as if it were an amount of Tax) including net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, branch profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, wealth, net wealth, net worth, export and import fees and charges, registration fees, tonnage, vessel, or other taxes, charges, fees, duties, levies, tariffs, imposts, tolls, customs, or other tax (however denominated), whether disputed or not, imposed or required to be withheld by any Tax Authority; and any penalty, fine, surcharge, interest, inflationary adjustment, additions to tax, charges, costs, or other additional amounts imposed thereon, with respect thereto, or relating thereto, in all cases, wherever and whenever imposed and regardless of whether such taxes, penalties, charges, costs and interest are directly or primarily chargeable against or attributable to the Company, any member of the Company Group or any other person and regardless of whether the Company, any member of the Company Group or any other person has or may have any right of reimbursement against any other person;

“Tax Authority”	any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official or other Governmental Authority in any jurisdiction having authority in the assessment, collection or administration of Tax;

“Tax Return”	any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated Tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any applicable Laws relating to any Tax;

“Tax Sharing Agreement”	any existing agreement or arrangement (whether or not written) binding any member of the Company Group that provide for the allocation, apportionment, sharing or assignment of any Tax Liability or benefit, excluding, for the avoidance of doubt, any Contract entered into in the ordinary course of business and which does not relate primarily to Taxes;

“Transaction Documents”	means this Agreement, the Announcement and the Confidentiality Agreement (and “Transaction Document” means any one of them);

“Transfer Taxes”	has the meaning given to it in Clause 14.2;

“Treasury Shares”	any Company Shares which are for the time being held by the Company as treasury shares (within the meaning of the Act);

“undertaking party”	has the meaning given to it in Clause 15.5;

“Unvested Awards”	has the meaning given to it in Paragraph 2.1 of Schedule III;

“VAT”	(a) in relation to any jurisdiction within the European Union, the value added tax provided for in Directive 2006/112/EC and charged under the provisions of any national legislation implementing that directive or Directive 77/388/EEC together with legislation supplemental thereto; and (b) to the extent not included in (a), any value added tax imposed by Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and (c) any other Tax of a similar nature to the Tax referred to in (a) or (b), whether imposed in a member state of the European Union in substitution for, or levied in addition to, the Tax referred to in (a) or (b) or imposed elsewhere;

“Vesting Agreements”	the vesting agreements entered into between the Company and the holders of certain restricted share awards in the Company on or about 27 September 2017, under which the parties agreed to continue the provision for a repurchase right in relation to such restricted share awards in accordance with the terms specified therein; the term “Vesting Agreement” shall mean any one of them;

“Voting Record Time”	in relation to the Court Meeting or General Meeting, as the context requires, the date and time to be specified in the Circular by reference to which entitlement to vote at the Court Meeting or General Meeting, as the case may be, will be determined.

1.2	In this Agreement:

1.2.1	the Recitals and Schedules form an integral part of this Agreement;

1.2.2	the headings are for convenience only and shall not affect its interpretation;

1.2.3	expressions used in this Agreement shall have the same meanings as in the Act, unless the context requires otherwise or they are otherwise defined in this Agreement;

1.2.4

a reference to the provisions of applicable Law includes a reference to any provision which from time to time amends, extends, consolidates or replaces that provision and any subordinate legislation, rule or regulation made under any such provisions;

1.2.5	words denoting the singular number shall include the plural, the masculine gender shall include the feminine gender and neuter, and vice versa;

1.2.6	references to Clauses, Recitals and Schedules are, unless otherwise stated, to clauses of and recitals and schedules to this Agreement;

1.2.7	references to offer and takeover offer shall be construed in accordance with the Act;

1.2.8	references to a party means a party to this Agreement and a reference to parties means each of the parties to this Agreement;

1.2.9	the expressions holding company, subsidiary and subsidiary undertaking shall have the meaning given to them in the Act;

1.2.10	references to an interest in securities or shares, or to dealings, shall be construed in accordance with the Code;

1.2.11

references to USD, US dollars or “$” shall mean the lawful currency of the United States of America and references to GBP, pound sterling, pence or “£” shall mean the lawful currency of the United Kingdom;

1.2.12	references to the Company being “subject to the Code” shall mean the Company being subject to the Code as if the Panel had sole jurisdiction in relation to it and in relation to the Acquisition;

1.2.13

references to persons shall include individuals, corporations (wherever incorporated), unincorporated associations (including partnerships), trusts, any form of governmental body, agency or authority, and any other organisation of any nature (in each case, whether or not having separate legal personality);

1.2.14	references to a time of day are, unless expressly stated otherwise, to London time;

1.2.15	references to include and including, and variations thereof, shall be deemed to be followed by the words without limitation; and

1.2.16

a reference to any English legal term for any action, remedy, method or form of judicial proceeding, legal document, court or any other legal concept or matter will be deemed to include a reference to the corresponding or most similar legal term in any jurisdiction other than England, to the extent that such jurisdiction is relevant to the Acquisition or the terms of this Agreement.

1.3

In construing this Agreement, the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced or followed by the word other or including or in particular shall not be given a restrictive meaning because they are followed or preceded (as the case may be) by particular examples intended to fall within the meaning of the general words.

2.	Cash Consideration

2.1

Bidder represents, warrants and undertakes that sufficient resources are, and will remain until such time as Bidder procures payment of the Cash Consideration to the Receiving Agent in accordance with Clause 2.3, available to Bidco to satisfy, in full, the cash consideration requirements under and in connection with the Acquisition, including, without limitation: (i) the Consideration; (ii) any consideration that may be payable in connection with any compulsory acquisition by Bidco of Company Shares under the Act; (iii) any amount payable to holders of Awards pursuant to this Agreement; and (iv) any Stamp Duty (together, in aggregate, the “Cash Consideration”). In the event that the Cash Consideration is increased, references in this Agreement to the Cash Consideration and to the amount required to enable Bidco to satisfy the Cash Consideration in full shall be to the amount as so increased.

2.2

Bidder further represents, warrants and undertakes that it will ensure that cash resources are, and will remain until the Effective Date, available to Bidco sufficient to meet all the fees and expenses incurred by the Bidder Group in connection with the Acquisition, including without limitation, the fees and expenses of its advisers (the “Offer Related Expenses”).

2.3

The Acquirers hereby represent, warrant and undertake that on the Effective Date, Bidco shall procure the payment of the Cash Consideration (other than the Stamp Duty) to the Receiving Agent, in immediately available funds, which shall constitute satisfaction of the Acquirers’ obligations to the Company Shareholders in respect of such Cash Consideration.

2.4

The Company shall establish procedures with the Receiving Agent and Depositary to ensure that the Receiving Agent transmits to the Depositary as promptly as practicable all amounts owed to holders of ADSs.

2.5	The Company shall consult with Bidder to the extent reasonably practicable in respect of the appointment of the Receiving Agent (including the terms of the Receiving Agent Agreement).

3.	Indicative Timetable

Each party shall use its reasonable endeavours to take all steps as are necessary to implement the Acquisition in accordance with the Announcement and the Indicative Timetable.

4.	Conditions

General

4.1

The obligation of the parties to complete the Scheme (or, if Bidder elects to implement the Acquisition by way of a Takeover Offer pursuant to Clause 5.7, the Takeover Offer) is subject to satisfaction or, where permitted or required under this Agreement, waiver of the Conditions by Bidder or the Company, as applicable. Bidder shall appear by counsel at the Court Hearing (either individually or jointly with the Company) to undertake to be bound by the Scheme following the satisfaction (or, where permitted or required under this Agreement, waiver by Bidder or the Company, as applicable) of the Conditions (excluding any Condition capable of satisfaction only at or after the Court Hearing).

4.2

Bidder undertakes that by 9.00 a.m. on the date of the Court Hearing, it shall deliver a notice in writing to the Company either: (i) confirming the satisfaction or waiver of all Conditions; or (ii) confirming its intention to invoke a Condition and, if (ii), it shall in such notice identify the Condition or Conditions which it considers it is entitled to invoke and provide reasonable details of the event which has occurred, or circumstance which has arisen, which it considers entitle it to invoke that Condition or those Conditions.

4.3

Bidder undertakes to the Company to keep the Company informed promptly of the progress towards satisfaction (or otherwise) of the Conditions and, if Bidder is, or becomes, aware of any matter which might reasonably be considered to be material in the context of the satisfaction or waiver of any of the

Conditions, Bidder will as soon as reasonably practicable make the substance of any such matter known to the Company and, so far as it is aware of the same, provide such details and further information as the Company may reasonably request, provided, that nothing in this Agreement shall oblige Bidder to provide any information to the Company which (i) is personally identifiable information of a director, officer or employee of Bidder or its subsidiary undertakings, except to the Company’s Advisers on an external counsel basis, or (ii) Bidder is not permitted to provide pursuant to applicable Law or contractual obligation (provided, that, Bidder shall use reasonable endeavours to make substitute arrangements or permit such disclosure in a manner that would not violate such restrictions).

4.4

The Company undertakes to Bidder to keep Bidder informed promptly of (i) the progress towards obtaining the Clearances to which Clause 4.7 applies and, if the Company is, or becomes, aware of any matter which might reasonably be considered to be material in the context of obtaining such Clearances, the Company will as soon as reasonably practicable make the substance of any such matter known to Bidder and, so far as it is aware of the same, provide such details and further information as Bidder may reasonably request and (ii) it becomes aware of the occurrence or existence or any fact, event or circumstance that has had or would reasonably be expected to have a Company Material Adverse Effect or would cause or constitute a material breach of any representation, warranty, covenant or other agreement contained herein, provided, that nothing in this Agreement shall oblige the Company to provide any information to Bidder which is (i) personally identifiable information of a director, officer or employee of the Company or its subsidiary undertakings, except to Bidder’s Advisers on an external counsel basis, or (ii) the Company is not permitted to provide pursuant to applicable Law or contractual obligation (provided, that, the Company shall use reasonable endeavours to make substitute arrangements or permit such disclosure in a manner that would not violate such restrictions).

Clearances

4.5

Bidder shall be responsible for contacting and corresponding with Governmental Authorities in relation to the Clearances for which Bidder (either alone or jointly with the Company) is required to apply, including those set forth in Schedule V, including preparing and submitting all necessary filings, notifications and submissions as soon as reasonably practicable. Bidder shall consult with the Company to the extent reasonably practicable and keep the Company updated as to progress towards obtaining such Clearances, including by taking the steps set out in Clause 4.9.

4.6

The Company undertakes to cooperate with Bidder in relation to the Clearances for which Bidder (either alone or jointly with the Company) is required to apply and to assist Bidder in communicating with any Governmental Authority in relation to such Clearances (including by submitting any necessary filings, notifications and submissions) and promptly to provide such information and assistance to Bidder as Bidder may reasonably require for the purposes of obtaining any such Clearance and for the purpose of making a submission, filing or notification to any Governmental Authority in connection with any such Clearance as soon as reasonably practicable.

4.7

The Company shall be responsible for contacting and corresponding with Governmental Authorities in relation to the Clearances for which the Company alone is required to apply, including preparing and submitting all necessary filings, notifications and submissions as soon as reasonably practicable. The Company shall consult with Bidder to the extent reasonably practicable and keep Bidder updated as to progress towards obtaining such Clearances, including by taking the steps set out in Clause 4.9.

4.8

Bidder undertakes to cooperate with the Company in relation to the Clearances for which the Company alone is required to apply and to assist the Company in communicating with any Governmental Authority in relation to such Clearances (including by submitting any necessary filings, notifications and submissions) and promptly to provide such information and assistance to the Company as the Company may reasonably require for the purposes of obtaining any such Clearance and for the purpose of making a submission, filing or notification to any Governmental Authority in connection with any such Clearance as soon as reasonably practicable.

4.9	Without prejudice to Clauses 4.5, 4.6, 4.7 and 4.8, each party undertakes to the other party:

4.9.1

to provide the other party, as promptly as reasonably practicable and in any event before any applicable deadline or due date, all such information as may reasonably be required by the other party to assist it in determining in which jurisdictions any merger control, Health Law or other filing with a Governmental Authority may be necessary or desirable for the purpose of obtaining the Clearances and to provide all such other assistance as may reasonably be required by the other party in connection with obtaining the Clearances for which that party is, pursuant to Clauses 4.5 and 4.7, responsible for applying, including assistance in connection with such pre-notification contacts with Governmental Authorities as the other party reasonably considers desirable;

4.9.2

to take all such steps and make as promptly as reasonably practicable and within applicable deadlines and due dates such filings with all appropriate Governmental Authorities, jointly or separately, as are necessary or reasonably desirable to obtain the Clearances;

4.9.3

subject to applicable Law, promptly to notify the other party and provide copies of any significant communications with any Governmental Authority in connection with obtaining the Clearances, provided, that nothing in this Agreement shall oblige any party to provide any information to the other parties which is personally identifiable information of a director, officer or employee of the disclosing party, except to the other party’s Advisers on an external counsel basis;

4.9.4

subject to applicable Law, to use all reasonable endeavours to procure that each party and its Representatives are able to attend any significant meetings or hearings and participate in any substantive discussions with any Governmental Authority in connection with obtaining the Clearances; provided that Bidder shall be permitted to take the lead in all joint meetings and communications with Governmental Authorities in connection with the Clearances;

4.9.5	if necessary, negotiate with any Governmental Authority in relation to any undertakings, commitments and/or assurances which may be necessary to obtain the Clearances; and

4.9.6

in the case of Bidder only, it shall use its reasonable endeavours, and take any and all steps necessary, to obtain the Clearances as soon as practicable and in any event, prior to the date of the Court Hearing as set out in the Indicative Timetable, or such later date as may be agreed between the parties in writing. For purposes of the foregoing, “reasonable endeavours” shall require Bidder to propose, negotiate, agree to or effect, by undertaking, consent agreement, hold separate agreement or otherwise: (i) the sale, divestiture, licensing or disposition of all or any part of the businesses or assets of the Company, Bidder and/or Bidco; (ii) the termination of any existing contractual rights, relationships and obligations, or entry into or amendment of any licensing arrangements; (iii) the taking of any action that, after consummation of the Acquisition, would limit the freedom of action of, or impose any other requirement on, Bidder with respect to the operation of the business, or the assets, of the Company, Bidder and/or Bidco; (iv) defending through litigation on the merits, including appeals, any claim asserted in any court or other proceeding by any party, including any Governmental Authority, in order to avoid entry of, or to have vacated or terminated, any decree, injunction, order or judgment that seeks to or could prevent or otherwise make it less likely that the Acquisition will occur by the Long Stop Date; and (v) any other remedial action whatsoever that may be necessary so as to permit the Acquisition to occur by the Long Stop Date. The Company shall not be entitled to state or suggest that Bidder is prepared to provide or agree to particular undertakings or requirements without the prior consent of Bidder. Notwithstanding anything to the contrary in this Agreement, Bidder shall not be required to sell, divest, hold separate, license or agree to any other structural or conduct remedy with respect to, any operations, divisions, businesses, product lines, customers, assets or relationships of:

(a)	Bidder in any circumstance; or

(b)

the Company, which would require the sale, divestiture, holding separate or license of the Product Candidates to any third party or materially impair the benefits expected by Bidder as of the date of this Agreement to be derived by Bidder from the acquisition of the Product Candidates.

4.10

The Company shall adjourn the Scheme to a date agreed with Bidder to the extent that any of the Conditions set out at paragraph (c) (Competition law and regulatory approvals) of Part A of the Conditions have not been satisfied (or, where permitted or required under this Agreement, waived by Bidder or the Company, as applicable) by 9 a.m. on the date of the Court Hearing. Such adjournments shall continue until the Long Stop Date at the request of Bidder.

5.	Implementation of the Acquisition

Issue of Circular

5.1

Subject to Bidder discharging its obligations under Clause 6.1, the Company shall file with the SEC the Circular containing a preliminary proxy statement as soon as reasonably practicable and in any event no later than 15 days after the date of this Agreement, or such later date as the parties agree in writing. The Company shall provide Bidder with reasonable opportunity to review the Circular before it is filed with the SEC and the Company shall give reasonable consideration to all additions, deletions, or changes thereto suggested by Bidder. Thereafter, the Company shall:

5.1.1

promptly notify Bidder of the receipt of any comments of the SEC with respect to the Circular and shall respond as promptly as reasonably practicable to any such comments after providing Bidder reasonable opportunity to review and comment on any draft correspondence or revised Circular and giving reasonable consideration to such comments; and

5.1.2

file with the SEC the Circular containing a definitive proxy statement and disseminate such Circular to Company Shareholders as promptly as reasonably practicable following the Court hearing to convene the Scheme, and in any event within 15 Business Days following the date it has cleared comments received from the SEC, if any.

5.2	The conditions to the Scheme set out in the Circular shall be the same as the Conditions set out in the Announcement.

5.3	The Company will procure that the Circular includes the Company Board Recommendation.

Implementation of the Transaction

5.4

The Acquisition shall entail the acquisition by Bidder of the entire issued and, to the extent issued in compliance with Clause 10.1.1(d), to be issued share capital of the Company (other than the Excluded Shares) by way of the Scheme.

5.5	Bidder will undertake to be bound by the Scheme.

5.6

The Company undertakes to use all reasonable endeavours to implement the Scheme in accordance with the terms of, and the timetable set out in, the Announcement and the Circular, and to consult with Bidder in relation to such implementation. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable endeavours to: (i) make all filings (if any) and give all notices (if any) required to be made or given by such party pursuant to any Material Contract in connection with the Acquisition and (ii) seek any consent required to be obtained pursuant to any

Material Contract by such party in connection with the Acquisition; and (iii) seek to lift any restraint, injunction or other legal bar to the Acquisition brought by any third person against such party.

5.7

Notwithstanding Clause 5.4, Bidder may elect, with the prior written consent of the Company (in such case, an “Agreed Switch”) to implement the Acquisition by way of a Takeover Offer (rather than by way of the Scheme). In such circumstances, the Code Committee or the Code Expert shall determine the timetable for the Takeover Offer that shall apply.

5.8	In the event of an Agreed Switch:

5.8.1	the provisions of Schedule IV shall apply;

5.8.2

the parties agree that the Takeover Offer will be conducted in compliance with US tender offer rules, including the requirement that such Takeover Offer be open for a period of at least 20 Business Days;

5.8.3

the acceptance condition shall be set at not less than 90 per cent. of the Company Shares (such figure shall include only Company Shares which Bidco and its Affiliates have acquired or agreed to acquire and shall not include Company Shares in respect of any other Concert Party of Bidco);

5.8.4

Neither Bidder nor its subsidiaries or Representatives shall take any action which would cause the Takeover Offer not to proceed, to lapse or to be withdrawn in each case for non-fulfilment of the acceptance condition to the Takeover Offer for as long as the Takeover Offer is open for acceptance;

5.8.5

Bidder shall effect such amendments as are necessary or desirable by reason of the Agreed Switch to the existing filings, notifications and submissions made by it in order to obtain the Clearances to which Clause 4.5 applies (or shall make appropriate supplementary filings, notifications or submissions);

5.8.6

the Company shall effect such amendments as are necessary or desirable by reason of the Agreed Switch to the existing filings, notifications and submissions made by it in order to obtain the Clearances to which Clause 4.7 applies (or shall make appropriate supplementary filings, notifications or submissions); and

5.8.7

Bidder shall keep the Company informed, on a regular basis and in any event when next informed by the Receiving Agent following a request from the Company, of the number of the Company Shares in respect of which the Company Shareholders have validly returned their forms of acceptance or withdrawal forms or incorrectly completed their withdrawal or acceptance forms and the identity of such shareholders.

5.9

In the event of an Agreed Switch, this Agreement shall continue in force until terminated pursuant to Clause 12, and shall be construed as far as possible to give effect to the intentions of the parties under this Agreement (and the Code Committee or Code Expert may give any direction for this Agreement to be amended so that it continues to apply, mutatis mutandis, in relation to the Takeover Offer, and for the Conditions to be modified appropriately).

5.10

In the event of an Agreed Switch, Bidder undertakes to implement any Takeover Offer in accordance with the Code; provided that this undertaking shall automatically terminate if, while Bidder’s Takeover Offer remains open for acceptance (or in the period prior to the posting of Bidder’s Offer Document), a third party has announced a firm intention to make an offer for the Company (whether such offer is to be structured as a merger, amalgamation, takeover offer or scheme of arrangement) that is recommended by the Company Directors, but the Company Directors have not obtained that third party’s undertaking to comply with the Code on the same terms as set out in this Agreement at the time of such announcement.

5.11	Save as otherwise permitted by Clause 10.3 of this Agreement, the Company shall not, and shall procure that none of its subsidiaries or Representatives shall, knowingly take any action that may result in the Acquisition being frustrated or in Company Shareholders being denied the opportunity to decide on its merits, including any actions set out in rule 21.1 of the Code.

6.	Documentation, Information and Undertakings

6.1

Bidder undertakes to provide promptly to the Company all such information about itself, the Bidder Group and the Bidder Directors and their Concert Parties as may reasonably be requested by the Company for the purpose of inclusion in the Circular (“Bidder Information”) and to provide such other co-operation and assistance as may reasonably be required in connection with the preparation of the Circular provided that the Company submits, or procures the submission of drafts and revised drafts of the Circular to Bidder for review and considers its reasonable comments in relation thereto.

6.2	The Company undertakes to:

6.2.1

prior to the General Meeting and Court Meeting, keep Bidder informed of the number of proxy votes received in respect of the resolutions to be proposed at the General Meeting and the Court Meeting and promptly to provide Bidder with details of any material changes to the Company’s shareholder and other statutory registers which occur prior to the Effective Date;

6.2.2

co-operate with and provide such details to Bidder and its Advisers in relation to the Company Share Plans and Awards thereunder as Bidder or its Advisers may reasonably request and to communicate with participants of the Company Share Plans as necessary or desirable to implement the Acquisition in the manner contemplated by this Agreement (including the provisions of Schedule III);

6.2.3

co-ordinate with Bidder for the purpose of obtaining any Tax clearances that Bidder may reasonably require to be obtained in connection with the Scheme and the Acquisition, to provide drafts of any such application for clearance and take into account Bidder’s reasonable comments and not to despatch any application for such clearance without the prior written consent of Bidder;

6.2.4

provide, and procure that each member of the Company Group provides, promptly to Bidder and its Advisers such information, documentation and access to the management, employees, facilities and assets of the Company Group and its Advisers and independent auditors as is reasonably requested by Bidder for the purposes of implementing the Acquisition, post-Acquisition planning, verifying the Company’s business plan and preparing or making any filing, notification or submission with a Tax Authority or Governmental Authority in connection with the Acquisition; and

6.2.5	take any action not otherwise contemplated under this Agreement and which is reasonably requested by Bidder to implement the Acquisition.

6.3

Bidder undertakes to notify the Company promptly of: (i) any changes in the information disclosed in any document or announcement published by Bidder in connection with the Acquisition which are material in the context of that document or announcement; and (ii) any material new information which may be relevant to a Company Shareholder in considering the merits of the Acquisition, and agrees that any such information may be published by the Company if (a) it determines that such disclosure is necessary to ensure that all Company Shareholders have sufficient information to consider the merits of the Acquisition and (b) Bidder has consented to the content and form of the disclosure (such consent not to be unreasonably withheld, conditioned or delayed).

6.4

None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Circular will, at the date it is first mailed to the Company Shareholders, or at the time of the General Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they are made. The Circular will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Bidder or Bidco for inclusion or incorporation by reference therein.

6.5

None of the information supplied or to be supplied by Bidder for inclusion or incorporation by reference in the Circular will, at the date it is first mailed to the Company Shareholders, or at the time of the General Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they are made. No representation is made by Bidder with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

6.6	Directors’ and Officers’ Indemnification and Insurance

6.6.1	From and after the Effective Date, Bidder shall cause the Company and each of its subsidiaries to the fullest extent permitted by applicable Law:

(a)

to indemnify, defend and hold harmless any directors, managers and officers of the Company or any of its subsidiaries and any person who was a director, manager or officer of the Company or any of its subsidiaries in the six years prior to the Effective Date (collectively, the “D&O Indemnified Parties”) against any Liability arising in connection with or in relation to such D&O Indemnified Party’s position as a director, manager or officer of the Company or any of its subsidiaries at least to the extent such D&O Indemnified Party is indemnified immediately prior to the Effective Date pursuant to the Articles or any deed of indemnity or other agreement between such D&O Indemnified Party and the Company or any of its subsidiaries; and

(b)

to maintain in effect for a period of six (6) years after the Effective Date, (i) if available, the current policies of directors’ and officers’ liability insurance maintained by the Company or any of its subsidiaries immediately prior to the Effective Date for the benefit of any D&O Indemnified Party or (ii) to provide substitute policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the D&O Indemnified Parties when compared to the insurance maintained by the Company and its subsidiaries as of the date of this Agreement); or

(c)

to obtain as of the Effective Date “tail” directors’ and officers’ liability insurance policies with a claims period of six (6) years from the Effective Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the D&O Indemnified Parties when compared to the insurance maintained by the Company and its subsidiaries as of the date of this Agreement, in the case of (i) Sub-Clauses (a)-(c) above, with respect to claims arising out of or relating to events which occurred on or prior to the Effective Date and (ii) Sub-Clauses (b) and (c) above, provided that Bidder shall not be required to maintain such policies if the cost exceeds three (3) times the annual cost of the current policies of directors’ and officers’ liability insurance maintained by the Company or any of its subsidiaries immediately prior to the Effective Date.

6.6.2

The obligations of Bidder and the Company and its subsidiaries under this Clause 6.6 shall not be terminated, amended or modified in any manner so as to materially adversely affect any D&O Indemnified Party (including such person’s successors, heirs and legal representatives) to whom this Clause 6.6 applies without the written consent of such affected D&O Indemnified Party (it being expressly agreed that the D&O Indemnified Parties to whom this Clause 6.6 applies shall be third party beneficiaries of this Clause 6.6, and this Clause 6.6 shall be enforceable by such D&O Indemnified Parties and their respective successors, heirs and legal representatives and shall be binding on all successors and assigns of Bidder and the Company and its subsidiaries).

6.6.3

If, following the Effective Date, the Company or any of its subsidiaries, or any of their respective successors or assigns: (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company or any of its subsidiaries or any of their respective successors or assigns, as the case may be, shall assume all of the obligations set forth in this Clause 6.6.

6.6.4

The rights of the D&O Indemnified Parties under this Clause 6.6 shall be in addition to any rights such D&O Indemnified Parties may have under the articles of association or other comparable organisational documents of the Company or any of its subsidiaries, or under any applicable Contracts or applicable Law, and Bidder shall, and shall cause the Company and each of its subsidiaries to, honour and perform under all indemnification agreements entered into by the Company or any of its subsidiaries, as applicable, as in effect on the date of this Agreement and to the extent set out in Schedule V.

6.7

If any supplemental circular, proxy statement (or related materials) or document is required to be published by the Company in connection with the Acquisition or, subject to the prior written consent of Bidder, any variation or amendment to the Acquisition (a “Supplement”), Bidder shall, as soon as reasonably practicable, provide such co-operation and information (including such information as is necessary for the Supplement to comply with all applicable legal and regulatory provisions) as may be required or reasonably requested by the Company in order to finalise the relevant Supplement (such information also being “Bidder Information”). The Company shall submit, or procure the submission of drafts and revised drafts of the Supplement to Bidder in reasonable time for review and shall consider Bidder’s reasonable comments in relation thereto.

6.8

If the Company provides Bidder such information and cooperation as may be required or reasonably be requested by Bidder in connection therewith (any dispute in that regard being determined by the Code Expert in accordance with Schedule IV), where Bidder elects to implement the Acquisition by way of a Takeover Offer, Bidder shall prepare the Offer Document, and any required prospectus, circular or document (together, the “Bidder Offer Documents”) and shall use all reasonable endeavours to cause any prospectus or registration statement to be approved for publication and declared effective by the SEC (in the case of a registration statement). In preparing the Bidder Offer Documents, Bidder shall submit, or procure the submission of drafts and revised drafts of, the Bidder Offer Documents to the Company for review, and shall consider the Company’s reasonable comments in relation thereto.

6.9

Upon execution of this Agreement, the Company will deliver to the Acquirers an extract of the resolutions of the directors pursuant to which the Acquisition was approved and the Company Board Recommendation was given.

6.10

On the Effective Date, the Company shall deliver resignation letters in the Agreed Form from the directors and/or secretary (if any) of the applicable members of the Company Group the identity of whom Bidder notifies the Company prior to the Effective Date.

6.11

At or immediately prior to the Effective Date (subject to the Effective Date taking place), the Company will procure that at a duly convened meeting of the Company Board (or a duly appointed committee thereof) it will be resolved that:

6.11.1	the Acquisition and the Scheme will be approved for registration at Companies House and in the Company’s shareholder and other statutory registers;

6.11.2	any resignations pursuant to Clause 6.10 will be approved;

6.11.3

any appointments of directors and/or secretary (if any) to the boards of the applicable members of the Company Group, the identity of whom Bidder notifies the Company prior to the Effective Date, will be approved; and

6.11.4

the disposition of any Company Shares (including derivative securities) pursuant to the Acquisition by each individual who is subject to Section 16 as an officer or director of the Company under the Exchange Act will be exempt under Rule 16b-3 promulgated under the Exchange Act to the fullest extent available, as reasonably required under applicable Law.

7.	Company Share Plans

Each party undertakes to take the relevant steps and other actions provided for in Schedule III in relation to the Company Share Plans.

8.	Announcement

The initial press releases relating to this Agreement shall be the Announcement issued by the Company and a press release issued by Bidder or its Affiliates in a form consented to by the Company (such consent not to be unreasonably withheld, conditioned or delayed) and, except as required by Law, thereafter Bidder and the Company shall consult with, and seek the written consent of, each other before issuing any further press release(s) or otherwise making any public statement with respect to the transactions contemplated by this Agreement, in each case prior to a Company Adverse Change Recommendation; provided that a party will not need to consult with, or seek the consent of, the other party, with respect to communications that are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party).

9.	Responsibility for Information and Standards of Care

9.1	If the Acquisition is implemented by way of the Scheme:

9.1.1

Bidder will procure that the Bidco Directors accept responsibility for all of the information in the Circular relating to Bidder and other members of the Bidder Group and their respective Personnel; and

9.1.2

the Company will procure that the Company Directors accept responsibility for their views set out in the Circular and all information in the Circular other than information for which responsibility is accepted by Bidco Directors under Clause 9.1.1.

9.2	If the Acquisition is implemented by way of a Takeover Offer pursuant to an Agreed Switch:

9.2.1

the Company will procure that the Company Directors accept responsibility for their views set out in the Offer Document and all of the information in the Offer Document relating to the Company and the Company Group and their respective Personnel; and

9.2.2

Bidder will procure that the Bidco Directors accept responsibility for all of the information in the Offer Document other than information for which responsibility is accepted by the Company Directors under Clause 9.2.1.

9.3

Each party acknowledges and agrees that: (i) each document, announcement or other information published, or statement made, from the date of this Agreement until the Scheme Effective Date must be prepared with the highest standards of care and accuracy; (ii) the language used in such document, announcement or other information must clearly and concisely reflect the position being described and the information given must be adequately and fairly presented; and (iii) these requirements apply whether the document, announcement or other information is published, or the statement is made, by the party concerned or by an adviser on its behalf.

9.4

Each party undertakes to use its reasonable endeavours not to make statements in relation to this Acquisition from the date of this Agreement until the Scheme Effective Date which, while not factually inaccurate, may be misleading or may create uncertainty.

10.	Conduct Pending Completion of the Acquisition

10.1

During the Relevant Period, except (i) as required or otherwise contemplated under this Agreement or as required by applicable Law; (ii) with the written consent of Bidder (which consent shall not be unreasonably withheld, conditioned or delayed); or (iii) as set forth in Paragraph 10.1 of Schedule V:

10.1.1

the Company shall, and shall cause each of its subsidiaries to, use reasonable endeavours to (i) conduct the business in the ordinary course, preserve intact its material assets and business organization and maintain its advantageous relationships with patients, material suppliers, material distributors and regulators; and (ii) not do any of the following:

(a)	authorise or pay any dividends on or make any distribution with respect to the outstanding shares of its share capital or Awards (in cash or in kind);

(b)

repurchase, redeem, repay, reduce or otherwise reacquire any Company Shares or other equity interests, or any Awards, rights, warrants or options to acquire any of the Company Shares or other equity interests (except for (i) forfeitures of Awards in connection with terminations of employment or service, as applicable and (ii) in respect of exercise price or tax withholding obligations in connection with the vesting or exercise of Awards in accordance with the terms of such Awards as in effect on the date hereof);

(c)	create, split, combine, subdivide or reclassify any Company Shares or other equity interests;

(d)

issue, grant or sell or otherwise dispose of any additional shares of, or other equity interests in, the Company or any of its subsidiaries, or securities convertible into or exchangeable for such shares or equity interests or issue or grant any Awards, options, warrants, calls, subscription rights or other rights of any kind to acquire such shares, other equity interests or securities, other than as set out in Schedule V;

(e)

amend or permit the adoption of any amendment to its Articles or other charter or organisational documents; provided that in the event that the Effective Date does not occur by 30 June 2019, the Company may amend its Articles ahead of such date to provide for a quorum of not less than one-third of the Company Shares for any meeting of Company Shareholders to comply with the relevant requirements of the Nasdaq Global Select Market;

(f)

acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any person or other business organisation or division thereof or, other than in the ordinary course of business consistent with past practices and in an amount that does not exceed USD 400,000 in the aggregate, any properties or assets;

(g)	(i) incur or guarantee any Indebtedness or (ii) make any loans, capital contributions or advances to any Person, other than to a wholly owned subsidiary of the Company;

(h)	make, incur or authorise any capital expenditure (except for capital expenditures that do not exceed USD 400,000 in the aggregate);

(i)

(i) amend or modify in any material respect, or waive any material rights under or cancel, fail to renew, voluntarily terminate, or assign any Material Contract (provided, that for purposes of this Clause 10.1.1(i) references to USD 200,000 in the definition of “Material Contract” shall be replaced with USD 400,000 and references to USD 400,000 shall be replaced with USD 800,000); or (ii) enter into any Contract which if entered into prior to the date hereof would have been a Material Contract;

(j)	except with respect to Tax matters (which shall be governed by Clause 10.1.1(w)), commence any new litigation involving claims for money damages in excess of USD

500,000; or enter into any material settlement, release, waiver or compromise of any pending or threatened litigation;

(k)

establish, adopt, enter into, amend or terminate any Benefit Plan or any plan, scheme, program, policy, agreement or arrangement that would be a Benefit Plan if it were in effect on the date of this Agreement, except as otherwise permitted by Clause (d) above, Clause (l) below, or Schedule III;

(l)

other than as set forth in Schedule V, grant, increase, or pay any bonus, incentive, change in control, retention, severance, or termination payment or benefit, or increase the base compensation, cash bonus opportunity or other compensation of, or accelerate the vesting or payment of any payment or benefit payable to, any current or former employee, director or individual independent contractor of the Company or any of its subsidiaries, except to the extent required by applicable Law or required in accordance with the terms of a Benefit Plan as in effect on the date of this Agreement, in each case, other than in the ordinary course of business consistent with past practices with respect to (i) increases in base salary or wage rate in connection with promotions of individuals whose base salary or wage rates do not exceed $250,000 after giving effect to such increase, (ii) payment of any 2018 annual cash bonuses in accordance with the terms of the applicable bonus plans in effect on the date of this Agreement and (iii) entry into any employment agreements or offer letters with respect to new hires made in accordance with the hiring plan set forth on Schedule V, provided that such agreements or offer letters do not provide for any equity incentive, change in control, retention, transaction, severance, or termination payments or benefits (other than as required by applicable Law);

(m)

hire, engage, promote or terminate the employment or engagement of (other than for cause) any employee, director or individual independent contractor, except for new hires in accordance with the hiring plan as set forth in Schedule V;

(n)	enter into any collective bargaining agreement or other agreement or understanding with any labour organisation;

(o)	adopt or implement any stockholder rights plan or similar arrangement;

(p)	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalisation or other reorganisation of the Company or any of its subsidiaries;

(q)	enter into any new line of business that is not reasonably related to the business of the Company and its subsidiaries as of the date hereof;

(r)	sell, assign, lease, mortgage, pledge, encumber, transfer of dispose of any of its material assets, except for the sale or other reduction of inventory in the ordinary course of business;

(s)

license or otherwise dispose of the rights to use any material Company Intellectual Property Rights, or disclose material trade secrets to a third party other than in the ordinary course of business pursuant to a non-disclosure or confidentiality agreement;

(t)	fail to maintain any of its material insurance policies in effect as of the date of this Agreement, other than renewals or replacement of such policies with comparable coverage;

(u)	enter into any transaction with any Company Shareholder (legally enforceable or not) save, for the avoidance of doubt, this Agreement and the other Transaction Documents;

(v)

make or adopt any change in its accounting methods, principles, practices policies or procedures, except as required by a concurrent change in GAAP, including without limitation, any change in depreciation or amortization policies or rates;

(w)

make or change any Tax election, change an annual accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company Group, surrender any right to claim a refund of Taxes, consent to any extension of waiver of the limitation period applicable to any Tax claim or assessment relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action is outside of the ordinary course of business and would have the effect of materially increasing the Tax liability of the Company Group for any period or materially decreasing any Tax attribute of the Company Group; or

(x)	authorise any of, or agree or commit to take, any of the actions described in the foregoing Sub-Clauses (a) through (w) of this Clause 10.1.1;

10.2	No Solicitation:

10.2.1

Except as expressly permitted by this Clause 10.2, during the Relevant Period the Company and its subsidiaries shall not, directly or indirectly, and shall use their reasonable best endeavours to cause their Representatives not to:

(a)

continue, and shall procure the termination of, any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal and the Company shall within one (1) day of the date hereof, (i) terminate access to any third party to any data room containing confidential information of the Company and (ii) request the return or destruction of all confidential information provided to third parties prior to the date hereof that have, since 1 January 2018 entered into confidentiality agreement with the Company relating to a possible Acquisition Proposal;

(b)

(i)

solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

(ii)

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; or

(iii)

enter into any letter of intent, implementation agreement, co-operation agreement, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; or

(c)	waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contract.

10.2.2

If at any time during the Relevant Period, the Company or any of its subsidiaries or any of their Representatives receives an unsolicited bona fide written Acquisition Proposal from any person, which Acquisition Proposal was made or renewed on or after the date of this Agreement and did not result from a material breach of this Clause 10.2,

(a)	after providing notice to Bidder pursuant to clause 10.2.3, the Company and its Representatives may contact such person solely to clarify the terms and conditions thereof; and

(b)

if the Company Board determines in good faith, after consultation with its Financial Advisers and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and the failure to take such action would be in breach of their fiduciary duties or would violate their obligations under the Act, then the Company and its Representatives may:

(i)

furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its subsidiaries to the person who has made such Acquisition Proposal; provided that the Company shall, as promptly as practicable (and in any event within 24 hours), provide to Bidder any non-public information concerning the Company and its subsidiaries that is provided to any person pursuant to this Clause 10.2.2 to the extent access to such information was not previously provided to Bidder or its Representatives; and

(ii)

engage in or otherwise participate in discussions or negotiations with the person making such Acquisition Proposal for so long as the Company and its Representatives reasonably believe it may lead to a Superior Proposal.

10.2.3

During the Relevant Period, the Company shall: (i) promptly (and in any event within 24 hours) notify Bidder if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by the Company or its subsidiaries, including the identity of any third party that makes such an inquiry proposal or offer, and provide to Bidder a copy of any written Acquisition Proposal (including any proposed term sheet, letter of intent, implementation agreement, co-operation agreement, acquisition agreement or similar agreement with respect thereto) and a summary of any material unwritten terms and conditions thereof; (ii) keep Bidder reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal permitted by this Agreement on a prompt basis (and in any event within 24 hours of such material development, discussion or negotiation); and (iii) to respond promptly to any reasonable requests made by Bidder in light of such information.

10.2.4

Nothing in this Clause 10.2 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the Company Shareholders that is required by applicable Law; provided that any such disclosure (other than a “stop, look and listen” communication made in compliance with Rule 14d-9(f)) will be deemed to be a Company Adverse Change Recommendation unless the Company Board expressly reaffirms the Company Board Recommendation in such disclosure; provided further that this Clause 10.2.4 will not be deemed to permit the Company Board to make a Company Adverse Change Recommendation, except to the extent permitted by Clause 10.3.2.

10.2.5

The Company agrees that in the event any of its subsidiaries or any Representative of the Company or its subsidiaries takes any action which, if taken by the Company, would constitute a breach of this Clause 10.2, the Company shall be deemed to be in breach of this Clause 10.2.

10.3	Company Board Recommendation:

10.3.1	Subject to Clause 10.3.2, the Company Board shall not:

(a)

(i) withdraw (or modify in a manner adverse to Bidder), or publicly propose to withdraw (or modify in a manner adverse to Bidder), the Company Board Recommendation; or (ii) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal (any action described in this Clause 10.3.1(a) being referred to as a “Company Adverse Change Recommendation”); or

(b)

approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Contract with respect to any Acquisition Proposal, requiring, or reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Acquisition (other than an Acceptable Confidentiality Agreement).

10.3.2

Notwithstanding anything to the contrary contained in this Agreement, at any time during the Relevant Period, if the Company or any of its subsidiaries has received a bona fide written Acquisition Proposal, which did not result from a material breach of Clause 10.2 from any person that has not been withdrawn and after consultation with its Financial Advisers and outside legal counsel the Company Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Proposal,

(a)	the Company Board may make a Company Adverse Change Recommendation; and/or

(b)	the Company may terminate this Agreement pursuant to Clause 12.1.2 and without prejudice to the Compensatory Payment, and implement such Superior Proposal,

in both cases, if and only if:

(c)

the Company shall have given Bidder prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminating this Agreement pursuant to Clause 12.1.2 at least four (4) Business Days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice and any public disclosure thereof that is required by Law shall not constitute a Company Adverse Change Recommendation or termination) and Bidder has not elected during such four (4) Business Day period to negotiate in good faith with respect to any revisions to the terms of the Acquisition or another proposal to the extent proposed by Bidder so that the terms proposed by Bidder are at least as favourable as the competing Acquisition Proposal (the Bidder’s revised Acquisition Proposal, being the “Matching Acquisition Proposal”); and

(d)

(A) the Company shall have provided to Bidder information with respect to such Acquisition Proposal in accordance with Clause 10.2.3; and (B) after giving effect to the proposals made by Bidder during such period, if any, after consultation with financial advisers or outside legal counsel, the Company Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Proposal.

Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) shall not be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Clause 10.3.2. The provisions of this Clause 10.3.2 shall also apply to any material amendment to any Acquisition Proposal or any Matching Acquisition Proposal and require a new Determination Notice, except that the references to four Business Days shall be deemed to be three Business Days.

10.4

If Bidder delivers a Matching Acquisition Proposal pursuant to Clause 10.3.2, the Company Board shall deliver a revised Company Board Recommendation in respect of Bidder’s Matching Acquisition Proposal, and the terms of this Agreement shall apply mutatis mutandis.

10.5

Unless such Acquisition Proposal as is referred to in Clause 10.3.2 proposes a further Superior Proposal following a Matching Acquisition Proposal, within four Business Days of the Matching Acquisition Proposal, the Company shall, and shall procure its Affiliates and Representatives to, terminate all discussions with such party.

Enforceability of Undertakings:

10.6

The parties further agree that, without prejudice to any other remedy which may be available to the Acquirers, the Acquirers shall be entitled to seek injunctive or other equitable relief in relation to any breach or prospective breach of the undertakings in Clause 10, it being acknowledged that an award of damages may not be an adequate remedy for such a breach.

10.7

The Company agrees with the Acquirers to procure that its subsidiaries and each of its and their respective Representatives is made aware of and complies with each of the undertakings contained in Clause 10.

Company Share Plans:

10.8	Bidder agrees that the satisfaction of any Awards subject to, and in accordance with, Schedule III shall be permitted.

Transaction Litigation:

10.9

The Company shall as promptly as reasonably practicable notify Bidder in writing (and shall thereafter keep Bidder informed on a current basis with respect to), and shall give Bidder the opportunity to participate in the defence and settlement of any litigation related to the Acquisition or related transactions, including the right to review and comment on all filings and responses to be made by the Company and to attend any negotiations and discussions with third parties related thereto. The Company shall not agree to settle any such litigations without Bidder’s prior written consent.

Nasdaq; Post-Closing SEC Reports; Termination of Deposit Agreement

10.10

During the Relevant Period, the Company shall cooperate with Bidder and use reasonable best endeavours to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Laws and rules and policies of Nasdaq to enable the delisting by the Company of the Company Shares from Nasdaq and the deregistration of the Company Shares in accordance with the Exchange Act promptly after the Effective Date. As soon as reasonably practicable after the Effective Date, the Company shall provide notice to the Depositary to terminate the Deposit Agreement.

11.	Representations and Warranties

11.1	The Company represents and warrants to Bidder that:

11.1.1

Corporate Existence and Power: the Company is a public company limited by shares duly incorporated and validly existing under the laws of England and Wales and has all corporate power and all governmental licenses, authorisations, Permits, consents and approvals required to carry on its business as now conducted. Each of the Company’s subsidiaries has all corporate powers and all governmental licenses, authorisations, Permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorisations, Permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary or applicable, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

11.1.2

Subsidiaries: each of the subsidiaries of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation (in the case of good standing, to the extent such jurisdiction recognises such concept). The Company owns beneficially and of record all of the equity interests of its subsidiaries, free and clear of all Liens. All the issued and outstanding shares, share capital or other equity interests of, or ownership interests in, each of the Company’s subsidiaries, have been duly authorized and validly issued and are fully paid and non-assessable;

11.1.3

Organisational Documents: the Company has delivered or made available to Bidder accurate and complete copies of the Articles of the Company and the equivalent organisational documents of each of its subsidiaries, including all amendments thereto, as in effect on the date of this Agreement;

11.1.4

Corporate Authorisation: the Company has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with the terms hereof. The execution and delivery of this Agreement have been duly and validly authorised by the Company Board;

11.1.5

Binding Obligations: assuming due authorisation, execution and delivery by Bidder and Bidco, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity;

11.1.6

Governmental Authorisation: the execution, delivery and performance by Company of this Agreement and the consummation by the Company of the Acquisition requires no action by or in respect of, or filing with, any Governmental Authority or any stock market or stock exchange on which Company Shares are listed for trading in connection with the execution and delivery of this Agreement or the Company’s and its subsidiaries’ performance of their obligations hereunder or the consummation of the Acquisition and the other transactions contemplated by the Circular other than: (i) compliance with the provisions of the Act; (ii) compliance with any applicable Competition Laws; (iii) the filing with the SEC of the Circular in preliminary and definitive forms, and compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Acquisition and the other transactions contemplated by this Agreement; (iv) such other actions, authorisations, consents, approvals or filings, the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (v) in order to comply with any applicable Health Law;

11.1.7

Non-Contravention: the execution, delivery and performance by the Company of this Agreement and the consummation of the Acquisition and the other transactions contemplated by the Circular do not and will not:

(a)	contravene, conflict with, or result in any violation or breach of (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation,

acceleration or other change of any right or obligation or the loss of any benefit or any obligation to make an offer to purchase or redeem any Indebtedness or capital shares or any loss of any benefit under, require a consent or waiver under, require the payment of a penalty or change in control payment under, or result in the creation of any Lien upon any of the properties or assets of the Company Group under, any provision of the Company’s or its subsidiaries’ constitutional documents;

(b)	require the approval of the Company Shareholders (other than shareholder approval referred to in this Agreement, including pursuant to the Scheme);

(c)	assuming compliance with the matters referred to in Clause 11.1.6, contravene, conflict with or result in a violation or breach of any provision of any applicable Law;

(d)

assuming compliance with the matters referred to in Clause 11.1.6, require any payment to or consent or other action by any person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its subsidiaries is entitled under, require a consent or waiver under, require the payment of a penalty or change in control payment under, or result in the creation of any Lien upon any of the properties or assets of the Company Group under, any provision of any Contract or other instrument binding on the Company or any of its subsidiaries or any Contract, license, franchise, Permit, certificate, approval or other similar authorisation affecting, or relating in any way to, the assets or business of the Company and its subsidiaries; or

(e)

result in the creation or imposition of any Lien on any asset of the Company, with only such exceptions, in the case of each of Sub-Clauses c through e, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

11.1.8	Capitalisation; Indebtedness:

(a)	the authorised share capital of the Company is 100 million and is as set out in the table below as of 1 March 2019;

Class of Shares	Currency	Nominal Value	Number Allotted	Aggregate Nominal Value
Ordinary	GBP	0.01	33,533,714	335,337.14

(b)

the Company Shares (excluding the Deferred Shares) are duly authorised, validly issued, fully paid and non-assessable and free of pre-emptive rights, rights of repurchase or forfeiture, rights of participation, rights of maintenance or any similar rights;

(c)

there are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote (excluding any rights on enforcement of security)) on any matters on which Company Shareholders may vote. Except as described in this Clause 11.1.8 and as set out in Schedule III, there are no issued or outstanding (i) securities of the Company convertible into or exchangeable or exercisable for Company Shares in the share capital or other voting securities of or ownership interests in the Company; (ii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any shares or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for Company Shares or other voting securities or ownership interests in the Company; or (iii) Awards, restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any part of the share capital or voting securities of the Company (the items in (i) through (iii) of this clause being referred to collectively as the “Company Securities”). No Option has been granted with a per share exercise price that is less than the fair market value of a Company Share on the applicable date that it was granted. Each Award granted under any Company Share Plan (i) was granted in all material respects in accordance with the applicable Company Share Plan and all applicable Laws, including the stock exchange listing rules and the Internal Revenue Code and (ii) qualifies for the Tax and accounting treatment described in the Company’s Tax Returns and financial statements (including exhibits and all other information incorporated therein). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Securities. None of the Company and its subsidiaries is a party to any voting agreement with respect to the voting of any the Company Securities or pursuant to which any person is entitled to elect, designate or nominate any director of the Company or any of its subsidiaries. The Company is not a party to any agreement with respect to any of its securities granting any registration rights to any person;

(d)	as of 1 March 2019, there are a total of 49,893 Deferred Shares;

(e)	other than as set out in Schedule V, the Company has no subsidiaries; and

(f)	other than as set out in Schedule V, there is no outstanding Indebtedness of the Company or the Company Group;

11.1.9	SEC Filings; Financial Statements:

(a)

since 31 December 2017, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b)

the financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC); and (iii) fairly presented, in all material respects, the financial position of the Company Group as of the respective dates thereof and the results of operations and cash flows of the Company Group for the periods covered thereby (subject, in the case of the unaudited financial statements, to the absence of notes and to normal and recurring year-end adjustments that are not, individually or in the aggregate, material);

(c)

the Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorisations of management and the Company Board; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorised acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. To the knowledge of the Company, since 31 December 2017 to the date of this Agreement, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilised by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarise and report financial information; or (2) any allegation of fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2017 through the date of this Agreement, neither the Company nor any of its subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its subsidiaries or their respective internal accounting controls that, individually or in the aggregate, would reasonably be expected to be material to the Company Group, taken as a whole;

(d)

the Company maintains disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarised and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is in compliance in all material respects with all current listing and corporate governance requirements of the Nasdaq Global Select Market;

(e)

the Company is not a party to, nor does it have any obligation or other commitment to become a party to, “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company SEC Documents; and

(f)

as of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company;

11.1.10	Absence of Certain Changes: since 31 December 2017 to the date of this Agreement, except as contemplated by this Agreement:

(a)	there has not been any Company Material Adverse Effect; and

(b)

the business of the Company has been conducted in all material respects in the ordinary course consistent with past practice and the Company has not authorised, agreed or committed to take any action, or failed to take any action that would result in:

(i)	any declaration, setting aside or payment of any dividends on, or making of any distribution with respect to the outstanding shares of its share capital (in cash or in kind);

(ii)

any establishment, adoption, amendment or termination of any material Benefit Plan or any plan, scheme, program, policy agreement or arrangement that would be a material Benefit Plan if it were in effect on the date of this Agreement;

(iii)

any split, combination or reclassification of any part of the share capital of the Company or any issuance or the authorisation of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the share capital of the Company;

(iv)

any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except as may have been required (A) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organisation, or (B) by applicable Law, including Regulation S-X under the Securities Act;

(v)

any sale, lease (as lessor), license or other disposition of (including through any “spin-off” or by permitting any Intellectual Property Rights to lapse), or pledge, encumbrance or other Lien imposed upon (other than a Permitted Lien), any properties or assets that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, except (A) sales, leases, or other dispositions of (1) inventory and (2) excess or obsolete properties or assets, in each case, in the ordinary course of business, (B) the grant of non-exclusive licenses for Intellectual Property Rights in the ordinary course of business pursuant to agreements with contract manufacturers, contract research organisations and other service providers where the license is incidental to and not the primary purpose of the agreement or (C) abandonments of patent applications in the ordinary course of prosecution, where a continuation, continuation-in-part, request for continued examination or divisional application (or foreign equivalent of any of the foregoing) is filed;

(vi)

any material election with respect to Taxes by the Company or any of its subsidiaries or settlement or compromise by the Company or any of its subsidiaries of any material Tax liability or refund other than, in each case, in the ordinary course of business;

(vii)	any material settlement, release, waiver or compromise of any pending or threatened litigation that is material to the Company and its subsidiaries, taken as a whole;

(viii)	any other action that would be prohibited by Clause 10.1.1 if it were taken during the Relevant Period;

11.1.11	Real Property:

(a)	the Company and its subsidiaries do not own, and have never owned, any real property;

(b)

the Company and its subsidiaries hold valid and existing leasehold interests in the real property that is leased or subleased by them (the “Leased Real Property”), in each case free and clear of any material Liens. As of the date of this Agreement, neither the Company nor any of its subsidiaries has received any written notice regarding any material violation or breach or default under any lease related to the Leased Real Property that has not since been cured;

11.1.12	Compliance with Laws; Permits:

(a)

since 31 December 2016 to the date of this Agreement: (i) the Company is and has been in compliance in all material respects with and is not under investigation with respect to, (ii) to the Company’s knowledge, the Company has not been threatened to be charged with, nor has it been subject to, or (iii) to the Company’s knowledge, the Company has not been threatened with an Action concerning, nor given notice of, any material violation of, any applicable Law or Permit. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Affiliates;

(b)

the Company and its subsidiaries have in effect all material Permits that are necessary for the Company to own, lease or operate its properties and assets, including the manufacturing, packaging, storage and distribution, and to carry on its business as currently conducted. All Permits are in full force and effect and will continue to be upon the Effective Date. All material terms and requirements of such Permits have been complied with in all material respects. There have been no occurrences, events, notices, or Actions that are pending, under investigation, or, to the knowledge of the Company, threatened that have resulted in or would reasonably be expected to result in a materially adverse action against any Permit; and

(c)	the Company has not been restrained by a Governmental Authority or other person in its ability to conduct or have conducted its business as currently conducted;

11.1.13	Regulatory Matters:

(a)

the Company has been in material compliance with, and has not been notified by any Governmental Authority of any failure (or any investigation with respect thereto) by the Company to comply in all material respects with any Health Law;

(b)

(i) the Company has filed, maintained or furnished with the applicable Health Authorities all material filings, declarations, listings, registrations, reports, submissions, applications, amendments, modifications, supplements, notices, correspondence, and other documents required under applicable Health Laws (collectively “Health Submissions”); and (ii) all such Health Submissions were materially complete and accurate and in compliance with applicable Health Laws when filed (or were corrected or completed by a subsequent filing) in all material respects;

(c)

No manufacturing site of the Company, or to the knowledge of the Company, any of its contract manufacturers for pharmaceutical products, with respect to any Product Candidate of the Company (i) is subject to a shutdown by a Governmental Authority or import or export prohibition or (ii) has received any FDA Form 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from a Health

Authority alleging or asserting noncompliance with any applicable Health Law, in each case that have not been materially complied with or closed to the satisfaction of the relevant Governmental Authority, and, to the knowledge of the Company, no Governmental Authority is considering such action;

(d)

the Product Candidates have not undergone a Recall, including as a result of any Action by the FDA or any other Health Authority, nor has the Company or any of its subsidiaries received any written notice that the FDA or any other Governmental Authority has initiated or is considering initiating any such Action or Recall. To the knowledge of the Company, no person has sought, is seeking, or is currently threatening or contemplating any Recall of any Product Candidates;

(e)

neither the Company nor any of its subsidiaries, have received any written notice from any Health Authority (i) terminating, withdrawing, refusing to renew, or refusing to grant any material governmental license, Permit, registration, or authorisation, including any IND, NDA, other clinical trial application or regulatory approval application, in any jurisdiction; or (ii) placing a clinical hold order on, or otherwise terminating or suspending, any material ongoing clinical trial conducted by or on behalf of the Company, and, to the knowledge of the Company, there are no facts which could form the basis for such an Action;

(f)

none of the Company, any of its subsidiaries or, to the knowledge of the Company, any of its officers, employees or agents (authorised to speak on behalf of the Company), have (i) made an untrue statement of a material fact or fraudulent statement to any Health Authority, failed to disclose a material fact required to be disclosed to any Health Authority, or committed an act, made a statement, or failed to make a statement, including with respect to any scientific data or information, that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or for any other Health Authority to invoke any similar policy; or (ii) been debarred pursuant to 21 U.S.C. section 335a (a) or (b) or any comparable Health Law;

(g)

none of the Company, any of its respective officers, directors, or, to the knowledge of the Company, its managing employees, agents (as those terms are defined in 42 C.F.R. § 1001.2), or any other person described in 42 C.F.R. § 1001.1001(a): (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any federal health care program as defined in 42 U.S.C. §1320a-b(f) and including the Medicare, Medicaid and TRICARE programs (“Federal Health Care Program”); (ii) has been debarred, excluded or suspended from participation in any Federal Health Care Program; (iii) has had a civil monetary penalty assessed against it, him or her under 42 U.S.C. §1320a-7a; (iv) is currently listed on the list of parties excluded from federal procurement programs and non-procurement programs as maintained in the Government Services Administration’s System for Award Management or other federal agencies; (v) is, to the knowledge of the Company, the target or subject of any material current or potential investigation relating to any Federal Health Care Program-related offense; or (vi) has engaged in any activity that is in material violation of or is cause for civil penalties or mandatory or permissive exclusion under federal or state Laws; and

(h)	neither the Company nor any of its subsidiaries, has received or otherwise learned of any material complaints, information, or adverse drug experience reports related to any Product Candidates;

11.1.14

Certain Business Practices: neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its employees, Representatives or agents (in each case, acting in the capacity of an employee or Representative of the Company or its subsidiaries) has: (i) used any material funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (iii) violated any provision of any Anti-Corruption Laws or any rules or regulations promulgated thereunder, anti-money laundering laws or any rules or regulations promulgated thereunder or any applicable Law of similar effect. Since 31 December 2016 to the date of this Agreement, neither the Company nor any of its subsidiaries has received any written communication that alleges any of the foregoing;

11.1.15

Litigation: as of the date hereof, there is no material Action or suit (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries;

11.1.16	Intellectual Property:

(a)

Schedule V contains a true and complete list, as at the date of this Agreement, of all issued, registered and applied for: (i) Intellectual Property Rights owned by the Company and its subsidiaries (the “Owned Registered IP”); and (ii) Intellectual Property Rights licensed to the Company and its subsidiaries (the “Licensed Registered IP”), including a listing of which Licensed Registered IP is licensed on a non-exclusive basis and which is licensed on an exclusive basis;

(b)

except as otherwise set out in Schedule V, the Company is the sole and exclusive owner of all Owned Registered IP and all other material Company Intellectual Property Rights other than the Licensed Intellectual Property Rights (collectively, the “Owned Intellectual Property Rights”) and holds all right, title and interest in and to all Owned Intellectual Property Rights free and clear of all Liens (other than Permitted Liens);

(c)

(i) the Company possesses valid rights to use, free and clear of all Liens (other than Permitted Liens), the Company Intellectual Property Rights, other than the Owned Registered IP and (ii) the Company owns or has adequate rights to use all Intellectual Property Rights used or proposed to be used in connection with the operation of the Company’s business;

(d)

the Product Intellectual Property Rights constitute all of the Intellectual Property Rights necessary to, or used or held for use in, the use, sale, offer for sale, development, manufacture, distribution, importation, commercialisation or other exploitation of the Product Candidates;

(e)	except as set forth in Schedule V:

(i)

neither the Company nor any activities of the Company (including the operation of the Company’s business), including without limitation the use, sale, offer for sale, development, manufacture, distribution, importation, commercialisation or other exploitation of the Product Candidates has infringed, contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right of any person;

(ii)

there is no Action pending against, or threatened in writing against, the Company (A) based upon, or challenging or seeking to deny or restrict, any right of the Company Intellectual Property Rights, (B) alleging that any of the Company Intellectual Property Rights is invalid or unenforceable, (C) alleging that any use of any of the Company Intellectual Property Rights or any use, sale, offer for sale, development, manufacture, distribution, importation, commercialisation or other exploitation of Product Candidates does or may misappropriate, infringe, or otherwise violate any Intellectual Property Right of any person, or (D) otherwise alleging that the Company has infringed misappropriated or otherwise violated any Intellectual Property Right of any person;

(iii)	none of the Owned IP or, to the knowledge of the Company, Licensed Intellectual Property Rights, have been adjudged invalid or unenforceable in whole or part;

(iv)	all of the Owned IP and, to the knowledge of the Company, Licensed Registered IP are valid, enforceable, in full force and effect and subsisting;

(v)

all registration, maintenance and renewal fees applicable to the Owned Registered IP and, to the knowledge of the Company, Licensed Registered IP that are currently due have been paid and all documents and certificates necessary for the maintenance of such items have been filed with the Governmental Authority or other authorities in the applicable jurisdictions for the purposes of maintaining such items;

(vi)	to the knowledge of the Company, no person has infringed, misappropriated or otherwise violated any Company Intellectual Property Right;

(vii)

the Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Trade Secrets of the Company, the value of which to the Company is contingent upon maintaining the confidentiality thereof and no such Trade Secrets have been disclosed other than to persons who are bound by written confidentiality agreements that protect the confidentiality of such Intellectual Property Rights;

(viii)

each current and former employee of the Company, as well as each third party involved in the development or creation of any Company Intellectual Property Rights has executed a written agreement with the Company expressly assigning to the Company all right, title and interest (including all Intellectual Property Rights) in any inventions and Copyrights, whether or not patentable, which inventions and Copyrights were invented, created, developed, authored, conceived or reduced to practice in the scope of and during the term of such employee’s employment for the Company;

(ix)

the IT Assets operate and perform in a manner that permits the Company to conduct its business as currently conducted, and in the past three years, there has been no failure or other material substandard performance of any IT Asset that has caused a material disruption to the Company;

(x)

to the knowledge of the Company, no person has gained material unauthorised access to the IT Assets and there has been no material (i) unauthorized acquisition of, access to, loss of, misuse (by any means) of any personal information, confidential information or trade secret, or (ii) unauthorized or unlawful handling of any personal information, confidential information or trade secret, in each case, used or held for use by or on behalf of the Company; and

(xi)

the Company takes commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorised use, access, interruption, modification or corruption;

11.1.17	Taxes:

(a)

with respect to Taxes for which the period of assessment or collection has not lapsed, all material Tax Returns required by applicable Law to be filed with any Tax Authority by, or on behalf of, the Company and its subsidiaries have been filed when due (taking into account any authorised extensions) in accordance with all applicable Law and all such Tax Returns were, when filed, true, correct and complete in all material respects;

(b)

each of the Company and its subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Tax Authority all material Taxes shown on any Tax Returns as due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which each of the Company and its subsidiaries ordinarily records items on its books;

(c)

there is no audit or Action now pending or to the Company’s knowledge threatened in writing against or with respect to the Company or any of its subsidiaries in respect of any material Taxes, and no deficiency in respect of material Taxes has been asserted in writing as a result of any audit, examination or Action by any Tax Authority that has not been paid, accrued for or contested in good faith (with appropriate reserves established in accordance with generally accepted accounting principles in the UK) and in accordance with applicable Law;

(d)	each of the Company and its subsidiaries:

(i)

is not, and has not been, a party to any Tax Sharing Agreement pursuant to which it will have any obligation to make any payments for material Taxes after the Effective Date that will not be terminated prior to the Effective Date; and

(ii)

for taxable years for which the applicable statute of limitations for an assessment of Taxes has not expired, has not been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was the Company or any of its subsidiaries and which included only the Company and /or any of its subsidiaries);

(e)	the Company does not have any liability for the payment of any material Tax imposed on any person (other than the Company) as a transferee or successor and

(f)

this Clause 11.1.17, together with Clauses 11.1.8(c), 11.1.9 and 11.1.23, constitute the sole and exclusive representations and warranties of any member of the Company Group with respect to any Tax matters. For the avoidance of doubt, no representation is made concerning the existence or amount of any net operating loss, Tax basis or other Tax asset or liability.

11.1.18	Material Contracts:

(a)

Schedule V lists each “Material Contract” (collectively, the “Material Contracts”) to which the Company or its subsidiaries are bound as at the date of this Agreement. The Company has prior to the date of this Agreement made available to Bidder a true and complete copy of each Material Contract (including all amendments, modifications, extensions and renewals thereto and waivers thereunder) or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. For purposes of this Agreement, each of the following constitutes a Material Contract:

(i)

each Contract that provides for annual payments or receipts in excess of USD 200,000 or provides for payments or receipts in the aggregate in excess of USD 400,000, other than payments for legal, tax, audit and similar services;

(ii)	each material Contract with a Governmental Authority;

(iii)

each Contract that is a settlement, conciliation or similar agreement pursuant to which (A) the Company or its subsidiaries will be required after the date of this Agreement to pay more than USD 200,000 or (B) that contains material restrictions on such party’s conduct;

(iv)	each Contract relating to Indebtedness of the Company or any of its subsidiaries having an outstanding principal amount under such Contract in excess of USD 200,000;

(v)

each Contract constituting a material joint venture, partnership or collaboration or similar Contract to which the Company or any of its subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the subsidiaries;

(vi)

each Contract that (A) restricts the ability of the Company or any of its subsidiaries to compete in any business with any person in any geographical area, (B) requires the Company or any of its subsidiaries to conduct any business on a “most favoured nation” basis with any third party or (C) provides for “exclusivity” or any similar requirement in favour of any third party, except in the case of each of clauses (A), (B) and (C) for such restrictions, requirements or provisions that are not material to the Company and its subsidiaries, taken as a whole;

(vii)

each Contract that by its terms requires the Company or any of its subsidiaries, or any successor to, or acquirer of, the Company or any of its subsidiaries, to make any payment as a result of a change of control of the Company or any of its subsidiaries, whether alone or in combination with any other event that would not itself result in such payment (a “Change of Control Payment”), or gives any Person a right to receive or elect to receive a Change of Control Payment;

(viii)

each Contract for the acquisition or divestiture of a business (including any Contract containing an option to so acquire or divest) that contains (A) aggregate consideration in excess of USD 400,000, (B) continuing covenants, indemnities or other payment obligations that would reasonably be expected to result in the receipt or making of future payments by the Company or any of its subsidiaries in excess of USD 200,000 or (C) any other material obligations;

(ix)

each Contract pursuant to which the Company or any of its subsidiaries has continuing obligations or interest involving (A) milestone or similar payments, including upon the achievement of regulatory or commercial milestones, in each case in excess of USD 400,000 of future payments in the aggregate or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or any of its subsidiaries, in each case in excess of USD 400,000 of future payments in the aggregate;

(x)

each Contract under which the Company or any of its subsidiaries licenses, sublicenses or otherwise grants or receives Intellectual Property Rights from or to any third party (other than off-the-shelf, commercially available and/or “shrink-wrap” agreements entered into in the ordinary course of business), except for such licenses, sublicenses and other rights that are not material to the Company and its subsidiaries, taken as a whole;

(xi)

each Contract for the lease of real property with annual payments by the Company and its subsidiaries in excess of USD 200,000 or any future indemnification obligations in respect of any real property;

(xii)

any other Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xiii)

any Contract that is an employment or consulting agreement with any executive officer or other employee of the Company or any Company subsidiary or member of the Company Board earning an annual salary or fee from the Company or any Company subsidiary in excess of USD 250,000; and

(xiv)

any Contract with any Affiliate, director, executive officer, person holding 5% of more of the Company Shares, or to the knowledge of the Company, any Affiliate or immediate family member of any of the foregoing;

(b)

each Material Contract is, with respect to the Company and its subsidiaries, valid, binding and in full force and effect and, to the knowledge of the Company, enforceable against the other party or parties thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and other laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity)); and

(c)

neither the Company nor any of its Affiliates (including, for the avoidance of doubt, the Company), nor, to the knowledge of the Company, any other party to a Material Contract, has materially breached or violated any material provision of, or taken or failed to take any action which, with or without notice, lapse of time, or both, would constitute a material breach under the provisions of such Material Contract, and, since 31 December 2016 to the date of this Agreement, neither the Company nor any of its Affiliates has received written notice that it has materially breached, materially violated or defaulted under any Material Contract;

11.1.19

Environmental Matters: (i) the Company and each of its subsidiaries is in material compliance with applicable Environmental Laws; and (ii) as of the date of this Agreement, there are no Actions pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its subsidiaries alleging that the Company or any of its subsidiaries is violating any applicable Environmental Law in any material respects. The representations and warranties made by the Company in this Clause 11.1.19, together with the representations and warranties set forth in Clause 11.1.6 (Governmental Authorisation) are the sole and exclusive representations and warranties made regarding environmental, health or safety matters, Environmental Laws, Environmental Permits or Hazardous Materials;

11.1.20

Insurance: the Company has delivered or made available to Bidder an accurate and complete copy of all material insurance policies relating to the business, assets and operations of the Company and its subsidiaries. The Company maintains insurance coverage in such amounts and covering such risks as are in accordance in all material respects with normal industry practice for companies of similar size and stage of development. To the Company’s knowledge, all material insurance policies are in full force and effect, no written notice of cancellation or material modification has been received (other than a notice in connection with ordinary renewals), and there is no existing material default or event which, with the giving of notice or lapse of time or both, would constitute a material default, by any insured thereunder. As of the date of this Agreement, there is no material claim pending under any of the Company’s insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies;

11.1.21

Opinion of Financial Advisor: the Company Board has on or prior to the date of this Agreement received the written opinion of Centerview Partners LLC, financial adviser to the Company, dated on or about the date hereof, that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in preparing such opinion as set forth therein, the consideration to be paid to the holders of Company Shares (other than as set forth therein) is fair, from a financial point of view, to such holders. The Company shall deliver or make available to Bidder solely for informational purposes a copy of the signed opinion following the date of this Agreement;

11.1.22

Finders’ Fees: except for Centerview Partners LLC, there is no investment banker, broker, finder or other similar intermediary that has been retained by or is authorised to act on behalf of the Company who might be entitled to any fee or commission from the Company in connection with the Acquisition. The Company has made available to Bidder or its Representatives a true and complete copy of all agreements with Centerview Partners LLC pursuant to which it would be entitled to any payment relating to the Acquisition; and

11.1.23	Employees and Benefit Plans:

(a)

the Company has prior to the date of this Agreement made available to Bidder a true and complete copy of (i) each material Benefit Plan (including all amendments thereto) or, if not reduced to writing, a summary of all material terms thereof, (ii) for each Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code, a copy of the most recent determination or opinion letter from the U.S. Internal Revenue Service, and (iii) all material correspondence with any Governmental Authority within the past three (3) years;

(b)	each Benefit Plan has been operated, funded and administered in material compliance with its terms and applicable Law;

(c)	the Benefit Plans do not include any defined benefit pension schemes or any liability for such schemes;

(d)

none of the Company, any of its subsidiaries nor any employer, trade or business that could at any time be treated as a “single employer” with the Company or any of its subsidiaries under Section 414 of the Internal Revenue Code or Section 4001(b)(1) of ERISA has ever sponsored, maintained, contributed to or been required to contribute to, or has any Liability in respect of, (i) a plan that is or was subject to Title IV of ERISA, (ii) a plan that is or was subject to the minimum funding rules of Section 302 of ERISA or Section 412 of the Internal Revenue Code, or (iii) any defined benefit pension plan;

(e)	except as required under applicable Law, no Benefit Plan provides health or welfare benefits following retirement or other termination of employment or service;

(f)

except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in conjunction with any other event) could (i) result in any payment or benefit to any current or former employee, director or individual independent contractor of the Company or any of its subsidiaries, (ii) directly or indirectly cause or result in the acceleration or increase of any obligation or benefits under any Benefit Plan, including accelerated vesting or payment of any compensation or benefits under, or the required funding of, any Benefit Plan, (iii) limit or restrict the ability of the Company or its subsidiaries, as applicable, to modify, amend or terminate any Benefit Plan, or

(iv) require any current or former employee or independent contractor of the Company to be notified of or consent to the transactions;

(g)

no current or former employee, director or independent contractor of the Company or any of its subsidiaries has received or could receive any payments or benefits under any Benefit Plan (other than any agreements or plans implemented by Bidder) that have resulted or could result, individually or in combination with any other payments or benefits, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code;

(h)

no current or former employee, director or independent contractor of the Company or any of its subsidiaries is entitled to a gross-up, reimbursement or other payment in respect of any Taxes under Section 4999 of the Internal Revenue Code (or any corresponding provisions of state, local or non-U.S. tax Law) or otherwise in respect of any payments or benefits that may be paid in connection with or following the consummation of the transactions contemplated by this Agreement;

(i)

none of the Company or any of its subsidiaries is a party to or bound by a collective bargaining agreement or other agreement with any labour organisation and neither the Company nor any of its subsidiaries recognises a labour union or organisation in relation to its employees;

(j)

there is no labour strike, dispute, slowdown, stoppage, picketing, lockout or other similar labour activity pending or threatened in writing against or affecting the Company or any its subsidiaries, nor has there been any such action or event during the three years prior to the date of this Agreement;

(k)	the Company and each of its subsidiaries are, and for the past three (3) years have been, in compliance in all material respects with respect to all Laws relating to labour and employment;

(l)

there is no action or proceeding pending or, to the Company’s knowledge, threatened with respect to or involving any Benefit Plans, employees (in their capacities as such) or employment-related matters. To the Company’s knowledge, in the last five (5) years, no allegations or sexual harassment or misconduct have been made to the Company or any of its subsidiaries involving any of their respective current or former employees, directors or individual independent contractors.

(m)

except to the extent that the provision of such information is restricted under applicable data privacy Laws, the Company has prior to the date of this Agreement made available to Bidder correct and complete information as to the name, current job title, base salary and target annual bonus for all current employees of the Company and its subsidiaries; and

(n)	no employee with a title of “vice president” or above is employed under a non-immigrant work visa or other work authorization that is limited in duration;

11.1.24

Privacy and Data Security: The Company has materially complied with all applicable Privacy Laws relating to Processing of Personal Information (including the Personal Information of employees, clinical trial participants, patients, patient family members, caregivers or advocates, physicians and other health care professionals, clinical trial investigators, researchers, pharmacists). The Company has materially complied with each of its written and published policies and procedures concerning the privacy and security of Personal Information (the “Privacy Policies”). No claims have been asserted or, to the knowledge of the Company, threatened against the Company by any Person or Governmental Authority alleging a material violation of Privacy Laws. To the knowledge of the Company, no material Security Breach of Personal Information Processed by the Company has occurred.

11.1.25

No Other Representations or Warranties: except in the case of fraud, the Company acknowledges and agrees that: (a) the only representations, warranties, covenants and agreements made by Bidder or any of its Affiliates or Representatives or any other person are the representations, warranties, covenants and agreements made in this Agreement; and (b) neither Bidder nor any other person has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding Bidder furnished or made available to the Company and its Representatives except as expressly set forth in this Agreement.

11.2	The Acquirers jointly and severally represent and warrant to the Company that:

11.2.1

Corporate Existence and Power: each Acquirer is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorisations, Permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorisations, Permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Bidder Material Adverse Effect. Such Acquirer is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary or applicable, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Bidder Material Adverse Effect;

11.2.2

Corporate Authorisation: each Acquirer has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with the terms hereof. The execution and delivery of this Agreement have been duly and validly authorised by the Acquirer Board;

11.2.3

Binding Obligations: assuming due authorisation, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligations of each Acquirer and is enforceable against each Acquirer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity;

11.2.4	Non-Contravention: the execution, delivery and performance by each Acquirer of this Agreement and the consummation of the Acquisition do not and will not:

(a)	contravene, conflict with, or result in any violation or breach of any provision of its or its subsidiaries’ constitutional documents;

(b)	require the approval of its shareholders (other than a shareholder approval referred to in this Agreement);

(c)	assuming compliance with the matters referred to in Clause 11.2.5, contravene, conflict with or result in a violation or breach of any provision of any applicable Law;

(d)

assuming compliance with the matters referred to in Clause 11.2.5, require any payment to or consent or other action by any person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such Acquirer or any of its subsidiaries is entitled under any provision of any Contract or other instrument binding on such Acquirer or any of its subsidiaries or any Contract, license, franchise, Permit, certificate, approval or other similar authorisation affecting, or relating in any way to, the assets or business of such Acquirer and its subsidiaries; or

(e)

result in the creation or imposition of any Lien on any asset of any Acquirer, with only such exceptions, in the case of each of Sub-Clauses c through e, as would not reasonably be expected to have, individually or in the aggregate, a Bidder Material Adverse Effect;

11.2.5

Governmental Authorisation: the execution, delivery and performance by each Acquirer of this Agreement, the consummation by it of the Acquisition and the implementation of the Scheme requires no action by or in respect of, or filing with, any Governmental Authority other than: (i) compliance with the provisions of the Act; (ii) compliance with any applicable Competition Laws; (iii) compliance with any applicable requirements of applicable US securities laws; and (iv) any actions, authorisations, consents, approvals or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Bidder Material Adverse Effect;

11.2.6	Capitalisation: the entire issued and outstanding share capital of Bidco is owned, legally and beneficially, by Bidder, free and clear of all Liens and transfer restrictions;

11.2.7

Prior ownership of Company securities: except as contemplated by this Agreement, no Acquirer nor any of its controlled Affiliates directly or indirectly owns any Company Shares or any securities, contracts or obligations convertible into or exercisable or exchangeable for Company Shares;

11.2.8

Litigation: as of the date hereof, there is no material Action or suit (or any basis therefor) pending against, or, to the knowledge of each Acquirer, threatened against, such Acquirer or any of its subsidiaries, that would reasonably be expected to prevent such Acquirer from being able to comply with its obligations pursuant to this Agreement;

11.2.9

Finders’ Fees: except for Goldman Sachs & Co., there is no investment banker, broker, finder or other similar intermediary that has been retained by or is authorised to act on behalf of the Acquirer who might be entitled to any fee or commission from the Acquirer in connection with the Acquisition; and

11.2.10

No Other Representations or Warranties: except in the case of fraud, each Acquirer acknowledges and agrees that: (a) the only representations, warranties, covenants and agreements made by the Company or any of its Affiliates or Representatives or any other person are the representations, warranties, covenants and agreements made in this Agreement; and (b) neither the Company nor any other person has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to such Acquirer and its Representatives except as expressly set forth in the Transaction Documents.

11.3	Each of the representations and warranties in this Clause 11 shall be construed as separate and shall not be limited or restricted by the terms of any other such representation or warranty.

12.	Termination

12.1	This Agreement may be terminated as follows:

12.1.1	upon agreement in writing between Bidder and the Company at any time prior to the Effective Date;

12.1.2	by the Company, in accordance with Clause 10.3.2(b);

12.1.3	by either Bidder or the Company, by written notice to the other, if:

(a)

the Circular is not distributed to the Company Shareholders in accordance with Clause 5.1 (provided that the right to terminate this Agreement pursuant to this Clause 12.1.3(a) shall not be available to a party whose breach of any provision of this Agreement shall have been the primary cause of such failure to distribute the Circular in accordance therewith);

(b)

an injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition and such injunction shall have become final and non-appealable (provided that the right to terminate this Agreement pursuant to this Clause 12.1.3(b) shall not be available to a party whose breach of any provision of this Agreement shall have been the primary cause of such injunction); or

(c)	any Condition for the benefit of the terminating party which has not been waived (or is incapable of waiver) is (or has become) incapable of satisfaction by the Long Stop Date;

12.1.4	by Bidder, by written notice to the Company, if:

(a)

the Announcement is not released by 12 p.m. London time on the next Business Day immediately following execution of this Agreement or such later time or date as Bidder and the Company may agree in writing;

(b)	the Company Board notifies Bidder or publicly states that it no longer recommends (or intends to recommend) that the Company Shareholders vote in favour of the Acquisition;

(c)	an intentional or material breach of Clause 10.2 occurs that results in an Acquisition Proposal;

(d)	following the Court Meeting or the General Meeting the Company Board notifies Bidder in writing or publicly states that the Company will not seek the sanctioning of the Scheme by the Court;

(e)

(i) the Company Board effects a Company Adverse Change Recommendation, (ii) the Company Board shall have failed to include the Company Board Recommendation in the Circular when mailed, or (iii) the Company Board shall have failed to reaffirm the Company Board Recommendation within 10 days after Bidder so requests in writing or, if earlier, three days prior to the General Meeting (it being understood the Company will have no obligation to make such reaffirmation on more than three occasions); or

(f)

the Company breaches any of its representations and warranties set out in Clause 11 or fails to perform any covenant or obligation in this Agreement on the part of the Company such that the condition set forth in clause (d) of the Announcement would not be satisfied and cannot be cured by the Company by the Long Stop Date, or if capable of being cured in such time period, shall not have been cured within 30 days of the date Bidder gives the Company written notice of such breach or failure to perform; provided, however, that Bidder shall not have the right to terminate this Agreement pursuant to this Clause 12.1.4(f) if either Bidder or Bidco is then in material breach of any representation, warranty, covenant or obligation hereunder;

each of (a) to (f) being a “Relevant Withdrawal Event”; provided that for the purposes of this Clause 12.1.4, none of the following shall itself constitute a Relevant Withdrawal Event: (i) any of the Company Director(s) not joining (or not continuing to participate) in any recommendation or intended recommendation so long as such recommendation or intended recommendation is concurrently maintained and reconfirmed by at least a majority of the entire the Company Board; and (ii) any holding statement(s) issued by the Company Board to the Company Shareholders following a change of circumstances so long as any such holding statement contains an express statement that such recommendation is not withdrawn and does not contain a statement that the Company Board intends to withdraw such recommendation;

12.1.5

by the Company, by written notice to Bidder, if Bidder or Bidco breaches any of its representations and warranties set out in Clause 11 or fails to perform any covenant or obligation in this Agreement on the part of Bidder or Bidco, in each case, if such breach or failure would reasonably be expected to prevent Bidder or Bidco from consummating the transactions contemplated by this Agreement and such breach or failure cannot be cured by Bidder or Bidco, as applicable, by the Long Stop Date, or if capable of being cured in such time period, shall not have been cured within 30 days of the date Bidder gives the Company written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Clause 12.1.5 if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder; or

12.1.6	by either Bidder or the Company, by written notice to the other, if the Effective Date has not occurred by the Long Stop Date,

provided that, notwithstanding any other provision of this Agreement, the right to terminate this Agreement pursuant to this Clause 12.1.6 shall not be available to any party whose material breach of this Agreement has caused the failure of the Effective Date to have occurred by the Long Stop Date.

12.2

Subject to the provisions of this Agreement which are expressly provided to survive termination in Clause 12.5, and without prejudice to any liability of any party in respect of any antecedent breach hereof or to any accrued rights of any party hereto, if this Agreement is terminated pursuant to this Clause 12, this Agreement shall terminate and there shall be no other liability between the Company, on the one hand, or Bidder or Bidco, on the other hand.

12.3

Bidder agrees that Rule 35 of the Code shall apply notwithstanding the termination of this Agreement or the withdrawal or lapse of the Acquisition provided that Bidder will not be bound by (i) Rule 35 in the event any of the circumstances referred to in Note 1(a)(i)-(iv) occurs (provided, however that any determination of whether there has been a material change of circumstances will in the absence of agreement between the Parties, be made by the Code Expert) or (ii) Rule 35.4 of the Code following termination of this Agreement where the Company Directors have either: (i) not obtained that competing offeror’s undertaking to be bound by Rule 35.4 of the Code in connection with its Acquisition Proposal (“Competing Bidder Undertaking”); or (ii) waived or released or is not taking reasonable steps to enforce, any actual or threatened breach of, the Competing Bidder Undertaking, in accordance with its terms.

12.4

The Company undertakes that, prior to any adjournment of the Court Meeting or the General Meeting or any delay of the Court Hearing beyond the expected date for such meeting or hearing (as the case may be) as set out in the Circular, it will seek an undertaking from any competing offeror in respect of a then existing Acquisition Proposal to:

12.4.1	clarify its intentions with respect to its Acquisition Proposal by no later than seven days prior to any proposed date for such adjourned Court Meeting or General Meeting or delayed Court Hearing;

12.4.2

in the event that a competitive situation between such competing offeror and Bidder continues to exist in the later stage of the offer period and such competing offeror has submitted an Acquisition Proposal that the Company Board acting reasonably believes may lead to a Superior Proposal, submit to an auction procedure, the rules of which shall be determined by the Code Expert; and

12.4.3	be bound by Rule 35 of the Code, as if it applied to the Company.

12.5

The Confidentiality Agreement and Clauses 1, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 shall survive termination of this Agreement and the termination of this Agreement and no party shall have any liability other than for fraud or wilful and material breach of this Agreement prior to termination.

12.6

No party shall have any right to terminate this Agreement, whether under this Agreement or otherwise, except as expressly set out in Clause 12.1 (and if, by operation of law, any party has such a right, it undertakes not to exercise such right).

13.	Compensatory Payment

13.1	In the event that this Agreement is terminated:

13.1.1	by the Company pursuant to Clause 12.1.2;

13.1.2	by Bidder pursuant to Clauses 12.1.4(a), (b) or (e); or

13.1.3

by Bidder or the Company pursuant to Clause 12.1.6 or by Bidder pursuant to Clauses 12.1.3(c), 12.1.4(d) or 12.1.4(f) and (i) any person shall have publicly disclosed a bona fide Acquisition Proposal after the date hereof and prior to such termination, which Acquisition Proposal has not been publicly withdrawn prior to such termination and (ii) within twelve months of such termination, an Acquisition Proposal (which, for the avoidance of doubt, may be a different Acquisition Proposal than the one outstanding as of the termination date) is announced and becomes or is declared wholly unconditional or otherwise becomes effective or is completed anytime thereafter;

13.2

then, in any such event under Clause 13.1, the Company (or the successor to, or acquirer of, the Company) will pay to Bidder, an amount equal to USD 8,773,855 (inclusive of any applicable VAT) (the “Compensatory Payment”) (x) in the case of Clause 13.1.1, substantially concurrently with such termination, (y) in the case of Clause 13.1.2, within two Business Days following such termination and (z) in the case of Clause 13.1.3, within two Business Days after the Acquisition Proposal becomes or is declared wholly unconditional or otherwise becomes effective or is completed. The parties acknowledge and agree that: (i) at the date of this Agreement it is not possible to ascertain the amount of the overall loss that the Bidder may incur in the circumstances in which the Compensatory Payment is payable; and (ii) the Compensatory Payment represents a genuine estimate by the parties of the amount of the overall loss that the Bidder would incur in such circumstances and is proportionate to the legitimate interests of Acquirers in the enforcement of the obligations pursuant to Clause 13. All sums payable under this Clause 13 shall be paid in the form of an electronic funds transfer for same day value to such bank as may be notified to the Company by Bidder and shall be paid in full free from any deduction or withholding whatsoever and without regard to any Lien, right of set-off, counter-claim or otherwise. The parties acknowledge and agree that in no event shall the Company be required to pay the Compensatory Payment on more than one occasion to the Bidder, whether or not the Compensatory Payment may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

13.3	The parties agree that the provisions of Clause 13.1 shall apply mutatis mutandis following an Agreed Switch.

13.4	The parties intend and shall use reasonable endeavours to secure that the fee payable pursuant to Clause 13.1 is not treated for VAT purposes as consideration for a taxable supply.

14.	Fees, Costs, Payments and Transfer Taxes

14.1

Without prejudice to its other rights pursuant to this Agreement (or in relation to a breach by any party of the terms of this Agreement), each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and any other agreement incidental to the implementation of the Acquisition or referred to in this Agreement.

14.2

Notwithstanding any other provision of this Agreement, all Tax Returns with respect to any excise, sales, use, transfer (including real property transfer), Stamp Duty, documentary, filing, recordation and other similar taxes arising directly or indirectly from the entry into this Agreement or the Acquisition (“Transfer Taxes”) shall be timely filed by the party responsible for such filing under applicable Law (provided that the parties hereto shall cooperate in the preparation and filing of any Tax Returns with respect to the Transfer Taxes, including by promptly supplying any information in their possession that is reasonably necessary for the preparation and timely filing of such Tax Returns or the payment of any amounts pursuant to this Clause 14.2). All Stamp Duty (and all reasonable out-of-pocket costs for the preparation of such Tax Returns) shall be borne by the Acquirers.

14.3

The Acquirers shall be entitled to deduct and withhold (or to direct the Company to deduct and withhold) from the Consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any applicable Laws related to Tax. To the extent that amounts are so deducted and withheld and timely remitted to the appropriate Tax Authority by the Acquirers (or the Company), such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which the Acquirers (or the Company) made such deduction and withholding. Any amount so withheld will timely be remitted to the appropriate Governmental Authority.

15.	Remedies and Waivers

15.1

No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall affect that right, power or remedy or operate as a waiver of it.

15.2	No waiver of any right, power or remedy provided by law or under this Agreement shall have effect unless given by notice in writing and executed by or on behalf of each of the parties.

15.3

The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

15.4	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

15.5

Without prejudice to any other rights and remedies which a party may have, each party (each being, as applicable, for the purposes of this Clause 15 the “undertaking party”) acknowledges and agrees that the other party would be materially harmed by a breach of any of the provisions of this Agreement and that damages alone would not be an adequate remedy for any such breach. Accordingly, the undertaking party acknowledges that the other party shall be entitled to seek the remedies of injunction, specific performance and other equitable relief (and the undertaking party agrees that it shall not contest the appropriateness or availability thereof), for any threatened or actual breach of any provision of this Agreement and no proof of special damages shall be necessary for the enforcement by a party of its rights under this Agreement.

15.6

The parties agree that the Code Committee and the Code Expert shall have the power to award any remedy or make any direction that the Panel would have been competent to award or make, and that they shall comply with the terms of such remedy or direction.

15.7

This Agreement may be executed in any number of counterparts, and by or on behalf of the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

16.	Invalidity

16.1

If any provision of this Agreement is held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

16.2

If this Agreement would require a party to do or omit to do anything that would be contrary to the Act or applicable Law, then the parties shall endeavour to comply with this Agreement in a manner that is not contrary to the Act or applicable Law as the case may be, but if that is impossible then the relevant provision of this Agreement shall, to that extent, be of no force or effect.

17.	Notices

17.1

Notices under this Agreement shall be given in writing by personal delivery, international courier, facsimile or email transmission (with a copy despatched by personal delivery or international courier) and shall be effective when received. Notices shall be given as follows:

17.1.1	if to the Company:

For the attention of:	Bryan Yoon, Esq.

Address:	9-10 Midford Place, London, England, W1T 5BJ, United Kingdom with a copy to: 203 Crescent Street, Suite 303, Waltham, Massachusetts (MA) 02453, United States of America

Email:	b.yoon@nightstartx.com

Copied to (but shall not constitute notice to the Company):	Skadden, Arps, Slate, Meagher & Flom (UK) LLP Attention: Scott C. Hopkins

Address:	40 Bank Street, London E14 5DS, United Kingdom

Facsimile:	+44 20 7519 7070

Email:	scott.hopkins@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP Attention: Graham Robinson Sonia K. Nijjar

Address:	500 Boylston Street, Boston, Massachusetts 02116

Facsimile:	+1 617-573-4822

Email:	graham.robinson@skadden.com sonia.nijjar@skadden.com

17.1.2	if to Bidder:

For the attention of:	Chief Legal Officer

Address:	c/o Biogen Inc., 225 Binney Street Cambridge, MA 02142

Facsimile:	(866) 548-2758

Email:	legaldepartment@biogen.com

Copied to (but shall not constitute notice to Bidder):	Kiran Sharma

Address:	Ropes & Gray International LLP 60 Ludgate Hill London EC4M 7AW United Kingdom

Facsimile:	+44 20 3201 1501

Email:	kiran.sharma@ropesgray.com

Zachary Blume Paul Kinsella

Address:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 United States

Facsimile:	+1 617-951-7050

Email:	zachary.blume@ropesgray.com paul.kinsella@ropesgray.com

or to such other address, facsimile number or email (as applicable) as may from time to time be notified in writing by the recipient to each other party as being the recipient’s address, facsimile number or email (as applicable) for notice.

17.2	Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given:

17.2.1	if personally delivered, at the time of delivery;

17.2.2	if sent by international courier, at the time that delivery at the address referred to in Clause 17.1 is acknowledged to the relevant international courier; or

17.2.3

if sent by facsimile or email transmission, upon receipt by the sender of a transmission report or confirmation (or other appropriate evidence) that the facsimile or email has been transmitted to and received in full by the addressee, provided that where delivery or transmission occurs after 5:00 p.m. on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9:00 a.m. on the next following Business Day.

18.	Entire Agreement; Severance

18.1

The Transaction Documents constitute the whole and only agreement among the parties relating to the subject matter hereof and thereof and supersede any previous agreement whether written or oral among the parties in relation to the subject matter hereof and thereof.

18.2	Each party acknowledges that in entering into this Agreement it is not relying upon any pre-contractual statement that is not set out in this Agreement.

18.3

No party shall have any right of action against any other party to this Agreement arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Agreement. Nothing in this Clause 18.3 shall limit the liability of any party in respect of any fraud, fraudulent misrepresentation or misstatement. For the purposes of this Clause 18.3, pre-contractual statement means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time prior to the date of this Agreement.

18.4

If any provision of this Agreement is declared by any legal or other competent authority to be void or otherwise unenforceable, that provision shall be severed from the Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

19.	General; No Third Party Rights

19.1	Nothing in this Agreement and no action taken by the parties under this Agreement shall constitute a partnership, association, joint venture or other co-operative entity among any of the parties.

19.2

No amendment, variation, change or addition to this Agreement shall be effective or binding on any party unless made in writing and executed by or on behalf of each of the parties. No waiver of any provision of this Agreement shall be effective unless such waiver is in writing and executed by or on behalf of the party waiving such provision.

19.3

This Agreement is personal to the parties and no party shall assign, transfer or create a trust over all or any part of the benefit of, or its rights or benefits under, this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, each of the Acquirers may, upon written notice to the Company, assign to an Affiliate controlled by the Acquirers its rights, interests and obligations under this Agreement of such party, provided that no such assignment shall (i) relieve either of the Acquirers of their respective obligations hereunder or (ii) adversely impact in any respect the Company or its rights hereunder or materially impede or delay in any way the Acquisition.

19.4

Except for the Code Expert, the parties do not intend that any term of this Agreement should be enforceable by any person who is not a party to this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise.

20.	Governing Law

20.1

This Agreement (together with all documents to be entered into pursuant to it which are not expressed to be governed by another law) and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

20.2

Without prejudice to the Code Expert procedure prescribed in this Agreement, each of the parties agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any claim, legal action, proceedings, dispute or matter of difference which may arise out of or in connection with this Agreement (including claims for set-off or counterclaim) or the legal relationships established by this Agreement, whether contractual or non-contractual (“Proceedings”).

20.3

Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of England and Wales and waives any objection to any Proceedings in such courts or on the grounds of venue or on the grounds that such Proceedings have been brought in an inappropriate forum.

20.4	Each of the parties agrees that a judgment against it in the courts of England and Wales may be enforced against it in any other jurisdiction in accordance with the laws of that jurisdiction.

21.	Agents for Service of Process

21.1

Bidder shall at all times maintain an agent for service of process in England. Bidder irrevocably appoints Bidco (such entity or any replacement agent appointed pursuant to Clause 21.3, “Agent”) as its agent for such purpose.

21.2

Without prejudice to any other permitted mode of service, each party agrees that service of any claim form, notice or other document for the purpose of any Proceedings begun in England shall be duly served upon it if served on the Agent in any manner permitted by the UK Civil Procedure Rules, whether or not it is forwarded to the party.

21.3

If for any reason the Agent appointed by any party at any time ceases to act as such, the party shall promptly appoint another such agent and promptly notify the other parties of the appointment and the new agent’s name and address in accordance with Clause 17. If the party concerned does not make such an appointment within seven Business Days of such cessation, then any other party may make such appointment on behalf of, and at the expense of, such defaulting party and if it does so shall promptly notify the other parties of the new agent’s name and address in accordance with Clause 17.

22.	Obligation of Bidder

Bidder shall ensure that Bidco duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Bidco under this Agreement, and Bidder shall be jointly and severally liable with Bidco for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

23.	No Survival of Representations and Warranties

None of the representations and warranties contained in this Agreement, the Disclosure Schedules or in any certificate or schedule or other document delivered by any person pursuant to this Agreement shall survive the Acquisition.

AS WITNESS WHEREOF this Agreement has been executed and delivered as a deed on the date which first appears above.

Executed and delivered as a DEED by NIGHTSTAR THERAPEUTICS PLC in the presence of:	) ) )	/s/ David Fellows

Witness Signature:	) )	/s/ Bryan Yoon

Witness Name:		Bryan Yoon

Witness Address:

Witness Occupation:		Attorney

[Signature Page to Implementation Agreement]

Executed and delivered as a DEED by BIOGEN SWITZERLAND HOLDINGS GMBH in the presence of:	) ) )	/s/ Frederick Lawson

Witness Signature:	)	/s/ Kate Livingston
)

Witness Name:		Kate Livingston

Witness Address:

Witness Occupation:		AD-INDIRECT TAX

Executed and delivered as a DEED by TUNGSTEN BIDCO LIMITED in the presence of:	) ) )	/s/ Michael Dambach

Witness Signature:	) )	/s/ Pamela Barry

Witness Name:		Pamela Barry

Witness Address:

Witness Occupation:		Assistant Treasurer

[Signature Page to Implementation Agreement]

Annex B

Centerview Partners LLC
31 West 52nd Street
New York, NY 10019

March 3, 2019

The Board of Directors

Nightstar Therapeutics plc

9-10 Midford Place

London

W1T 5BJ, United Kingdom

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding ordinary shares, par value of GBP 0.01 per share, including, for the avoidance of doubt, ordinary shares represented by American Depositary Shares (the “Shares”) (other than Excluded Shares, as defined below), of Nightstar Therapeutics plc, a public limited company incorporated in England and Wales (the “Company”), of the $25.50 per Share in cash (the “Consideration”) proposed to be paid to such holders pursuant to the Implementation Agreement proposed to be entered into (the “Agreement”) by and among Biogen Switzerland Holdings GmbH, a limited liability company incorporated in Switzerland (“Bidder”), Tungsten Bidco Limited, a limited liability company incorporated in England and Wales (“Bidco”), and the Company. The Agreement provides for the acquisition (the “Acquisition”) by Bidder and/or Bidco of the entire issued and to be issued share capital of the Company (other than (i) any Shares legally or beneficially held by Bidder or any of its subsidiary undertakings, (ii) any Shares which are for the time being held by the Company as treasury shares (within the meaning of the UK Companies Act 2006 (including the schedules thereto, the “Act”)) and (iii) any Deferred Shares (as defined in the Agreement) (the shares referred to in clauses (i), (ii) and (iii) , together with any Shares held by any affiliate of the Company or Bidder, the “Excluded Shares”) for the Consideration to be effected in accordance with the Agreement by means of a scheme of arrangement to be proposed under section 899 of the Act (a “Scheme”) or, at Bidder’s election with the prior written consent of the Company, a takeover offer (within the meaning of section 974 of the Act, a “Takeover Offer”). The terms and conditions of the Acquisition are more fully set forth in the Agreement.

We, along with our affiliate Centerview Partners UK LLP, have acted as financial advisor to the Board of Directors of the Company in connection with the Acquisition. We will receive a fee for our services in connection with the Acquisition, a portion of which is payable upon the rendering of this opinion, and a substantial portion of which is contingent upon the consummation of the Acquisition. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our

The Board of Directors

Nightstar Therapeutics plc

9-10 Midford Place

London

W1T 5BJ, United Kingdom

current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Bidder or Bidco, and we have not received compensation from Bidder or Bidco during such period. We may provide financial advisory and other services to or with respect to the Company or Bidder or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Bidder, or any of their respective affiliates, or any other party that may be involved in the Acquisition.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated March 3, 2019 (the “Draft Agreement”); (ii) a draft of the Shareholder’s Irrevocable Undertaking dated March 2, 2019 by and among Bidder and certain stockholders of the Company; (iii) a draft of the form of Director’s Irrevocable Undertaking dated March 2, 2019 by and between Bidder and a director of the Company; (iv) the Annual Report on Form 20-F of the Company for the year ended December 31, 2017; (v) the registration statement on Form F-l of the Company filed on August 31, 2017, as amended; (vi) certain interim reports to stockholders of the Company; (vii) certain publicly available research analyst reports for the Company; and (viii) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including unaudited financial results for the year ended December 31, 2018 and certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Acquisition with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Acquisition will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver,

The Board of Directors

Nightstar Therapeutics plc

9-10 Midford Place

London

W1T 5BJ, United Kingdom

modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Acquisition, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Acquisition on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Acquisition, or the relative merits of the Acquisition as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Acquisition, including, without limitation, the structure or form of the Acquisition, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Acquisition, including, without limitation, the fairness of the Acquisition or any other term or aspect of the Acquisition to, or any consideration to be received in connection therewith by, or the impact of the Acquisition on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Acquisition, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Acquisition or the Scheme or whether or not such stockholder should tender Shares in connection with a Takeover Offer or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Acquisition. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ CENTERVIEW PARTNERS LLC

CENTERVIEW PARTNERS LLC

Annex C

EXECUTION VERSION

FORM OF DIRECTOR’S IRREVOCABLE UNDERTAKING

To:	Biogen Switzerland Holdings GmbH (the “Offeror”)

Neuhofstrasse 30,

6340 Baar,

Switzerland

From:	[Director]

c/o Nightstar Therapeutics plc

9-10 Midford Place

London, England, W1T 5BJ, United Kingdom

March 4, 2019

Dear Sirs

Proposed acquisition of Nightstar Therapeutics plc (“Nightstar”) — Deed of Irrevocable Undertaking

Defined terms in this undertaking have the meaning given to them in Schedule 1 (Definitions).

1.

In consideration of Offeror agreeing to implement the Acquisition on the terms and conditions referred to in paragraph 3, I the undersigned hereby, subject to paragraph 7, irrevocably and unconditionally represent, warrant and undertake as follows:

(a)

either my spouse, civil partner, de facto partner or similarly-related person (a “Spouse”) is, or I am, the beneficial holder of the number of ordinary shares of £0.01 each in the capital of Nightstar (collectively, the “Nightstar Shares”) and the number of American depositary receipts, each representing an interest in one ordinary share of £0.01 in the capital of Nightstar (collectively, the “Nightstar ADRs” and, together with the Nightstar Shares, the “Nightstar Securities”) in each case reported on the last Initial Statement of Beneficial Ownership on Form 3 and Statement of Changes in Beneficial Ownership on Form 4 filed be me or on my behalf with the U.S. Securities and Exchange Commission prior to the date hereof (together, the “Section 16 Filings”) and either my Spouse has, or I have, full power and authority to vote and sell the Nightstar Securities as beneficial owner with full title guarantee, free from all Encumbrances, together with all rights attaching to or enjoyed by them, including but not limited to any voting rights the right to all dividends and other distributions (if any) announced, declared, made or paid on or after the date of this undertaking, subject to the terms of the Acquisition;

(b)

the information set out in the Section 16 Filings is complete and accurate and, other than as set out in the Section 16 Filings, my Spouse and I do not have any Interest or short position in any securities or shares of Nightstar or any rights to subscribe for, purchase or otherwise acquire any securities or shares of Nightstar;

(c)

I shall not, and shall procure that my Spouse does not, prior to this undertaking lapsing in accordance with paragraph 7, acquire any further shares, or securities convertible into shares, in Nightstar or any Interests in such shares or securities;

(d)

I have not, and my Spouse has not, accepted any offer to dispose of all or any of the Nightstar Securities and I shall not, and shall procure that my Spouse does not, save pursuant to the Acquisition, prior to this undertaking lapsing in accordance with paragraph 7, sell, transfer, loan, charge, grant any option or Encumbrance over or otherwise dispose of all or any of the Nightstar Securities or any Interest therein;

(e)

I have not, and my Spouse has not, accepted any offer to dispose of all or any of the Nightstar Securities and I shall not, and shall procure that my Spouse does not, accept any offer in respect of all or any of the Nightstar Securities that is made in competition with the Acquisition or vote in favour of any resolution in respect of any other offer (including any offer to be implemented by way of a scheme of arrangement) which is proposed in competition with the Acquisition;

(f)

I shall not (other than pursuant to the Acquisition or in accordance with the terms of this undertaking) enter into any agreement or arrangement or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise:

(i)	in relation to, or operating by reference to, the Nightstar Securities;

(ii)	to do any of the acts referred to in paragraphs 1(c), 1(d) or 1(e) (inclusive); or

(iii)

which would or would reasonably be expected to restrict or impede my voting in favour of the Scheme or my acceptance of the Offer in respect of the Nightstar Securities or otherwise preclude me from complying with my obligations under this paragraph 1, and references to any acceptance of any offer or any agreement, arrangement or obligation shall include any such acceptance of an offer or agreement, arrangement or obligation whether or not subject to any conditions or which is to take effect upon or following the closing (or, if applicable, becoming effective) or lapsing of the Acquisition or upon or following this undertaking ceasing to be binding or upon or following any other event;

(g)

I have full power and authority and the right (and will at all times continue to have all relevant power and authority and the right) to enter into this undertaking and, to perform my obligations under it in accordance with its terms;

(h)	unless the Offeror elects to implement the Acquisition by way of an Offer:

(i)

I will (or to the extent that I am not the registered holder of the relevant shares will procure that the registered holder of such shares will) in person or by proxy exercise all voting rights attaching to the Nightstar Securities to vote in favour of all Relevant Resolutions (as defined below) proposed at any general or class meeting (collectively, the “Shareholders’ Meetings”) and at any Court convened meeting (collectively, the “Court Meetings”) of Nightstar to be convened and held in connection with the Scheme, or at any adjournment of any such meeting;

(ii)

I will (or to the extent that I am not the registered holder of the relevant shares will procure that the registered holder of such shares will) after the posting of the circular to Nightstar shareholders in respect of the Scheme (the “Scheme Document”) (and without prejudice to my right to attend and vote in person at any Shareholders’ Meeting and Court Meeting), return the signed forms of proxy enclosed with the Scheme Document (completed and signed and voting in favour of the Relevant Resolutions in respect of all of the Nightstar Securities) in accordance with the instructions printed on those forms of proxy, as soon as possible and in any event within seven days after the posting of the Scheme Document (and, unless instructed to do so by the Offeror, shall not thereafter revoke any such forms of proxy, either in writing or by voting in person at the Court Meeting or the Shareholders’ Meeting or otherwise). Furthermore, I shall not, and shall procure that my Spouse does not, without the consent of the Offeror, requisition, or join in requisitioning, any general or class meeting of Nightstar for the purposes of voting on any resolution other than contemplated by this undertaking.

(i)	if the Offeror elects to implement the Acquisition by way of an Offer:

(i)

I will accept (or to the extent that I am not the registered holder of the Nightstar Securities procure the acceptance of) the Offer in respect of all the Nightstar Securities not later than 5.00 p.m. on the seventh day after the date of the Offer Document;

(ii)	notwithstanding that the terms of an Offer will confer a right of withdrawal on accepting shareholders, I will not, and, to the extent that I am not the registered holder of the Nightstar

Securities, will procure that such registered holder will not, withdraw acceptances in respect of the Nightstar Securities;

(iii)

I will transfer (or procure the transfer by my Spouse of) the Nightstar Securities pursuant to the Offer with full title guarantee, free from all Encumbrances or restrictions of any nature and together with all rights now or hereafter attaching thereto including voting rights and all rights to all dividends and/or other distributions hereafter declared, made or paid except as otherwise referred to in the terms of the Offer; and

(iv)

I shall promptly forward or procure the forwarding of, in respect of any Nightstar Securities held in certificated form, the relevant certificate(s) to the Offeror or its nominated representative (or a form of indemnity acceptable to the directors of Nightstar in respect of any lost certificate(s)) at the time of acceptance and, in respect of any Nightstar Securities held in uncertificated form, shall promptly take any action which may be required by the Offeror or its nominated representative;

(j)	subject to paragraph 2, until such time as the Scheme is approved by the shareholders of Nightstar and the Court or the Offer is declared unconditional in all respects I shall promptly:

(i)	exercise or procure the exercise of the votes attaching to the Nightstar Securities on a Relevant Resolution only in accordance with the directions of the Offeror; and

(ii)

exercise or procure the exercise of the rights attaching to the Nightstar Securities only in accordance with the directions of the Offeror in order to requisition or join in requisitioning any general meeting of Nightstar for the purposes of considering a Relevant Resolution;

(k)

if so requested by the Offeror, upon the Scheme being approved by the members of Nightstar and the Court, or the Offer becoming or being declared unconditional in all respects, I will resign my office as a director (but not as an employee) of Nightstar and any subsidiary or subsidiary undertaking of Nightstar and enter into, sign and deliver to the Offeror and Nightstar an undertaking of resignation in respect of my position as director in the terms annexed;

(l)

in so far as I am not the registered holder of any Nightstar Securities, I will procure the delivery by the registered holder of such Nightstar Securities of a duly executed undertaking to vote in favour of the Scheme and/or to accept the Offer in respect of such Nightstar Securities substantially in the form of the undertakings herein within seven days of the date of this undertaking; and

(m)

this paragraph 1 (if and to the extent applicable) shall not restrict me from (i) exercising any options under any of Nightstar’s share option schemes, or (ii) selling such number of Nightstar Securities as may be required to cover my liability for income tax and/or employee social security contributions in respect of the exercise of any such options or vesting of awards.

Documentation

2.	I irrevocably and unconditionally consent to (and shall procure that my Spouse irrevocably and unconditionally consents to):

(a)

the issue of a press announcement in relation to the Acquisition (by the way of the Scheme) (the “Scheme Press Announcement”) incorporating references (if any) to my Spouse and me substantially in the form and context in which they appear therein;

(b)

the issue of a press announcement in relation to an Offer (the “Offer Press Announcement”) incorporating references (if any) to my Spouse and me substantially in the form and context in which they appear in the Scheme Press Announcement, as the Offeror may deem necessary or appropriate;

(c)

the inclusion of references to my Spouse and me, and particulars of this undertaking and our legal and beneficial holdings of relevant securities of Nightstar in the Press Announcement and any Scheme Document or Offer Document, and any other announcement made, or document issued, by or on behalf of the Offeror or Nightstar in connection with the Acquisition; and

(d)	this undertaking being published on a website.

3.

The terms and conditions of the Acquisition will be as set out in the Scheme Press Announcement or on such other terms as may be determined by the Offeror, subject to such variation as may be required to comply with the requirements of any Relevant Authority.

4.	All references in this undertaking to the Acquisition, the Scheme or the Offer (as the case may be) shall:

(a)

mean any scheme of arrangement or offer that may be made by or on behalf of the Offeror to acquire all of the issued and to be issued share capital of Nightstar (other than that already owned by the Offeror or any entity in the same group as the Offeror) on the terms of the Scheme Press Announcement or on such other terms as may be agreed by the Offeror and Nightstar, subject to such variation as may be required to comply with the requirements of any Relevant Authority; and

(b)

include any new, increased or revised scheme of arrangement or offer for the acquisition by the Offeror of all of the issued and to be issued share capital of Nightstar (other than that already owned by the Offeror or any entity in the same group as the Offeror), provided that any such scheme of arrangement or offer in all material respects is, in the good faith determination of the Offeror and Centerview Partners LLC (as financial adviser to Nightstar), no less favorable to holders of ordinary shares (or options over shares in Nightstar under Nightstar’s existing employee share option schemes) in Nightstar than the terms set out in the Scheme Press Announcement.

5.

All references in this undertaking to Nightstar Securities shall include any shares or depositary receipts in Nightstar (as the case may be) issued, allotted or transferred to or granted to my Spouse or me, as the case may be, (“Further Nightstar Securities”) prior to the Scheme Record Time or while the Offer remains open for acceptance.

6.

In this undertaking, a “Relevant Resolution” means any resolution (whether or not amended) which is proposed at a Shareholders’ Meeting or at any adjournment thereof or at any other class or general meeting of Nightstar, the passing or rejection of which is necessary for or would assist the implementation of the Scheme or the Offer might otherwise impact the success of the Scheme or the Offer, or which might reasonably be expected to impede or frustrate the Scheme or the Offer in any way, including, but not limited to, any resolution relating to a proposal by a person other than the Offeror to acquire (or have issued to it) any shares in the capital of Nightstar. Resolutions to adjourn a Court Meeting or a Shareholders’ Meeting and a resolution to amend a Relevant Resolution, shall also be Relevant Resolutions.

Termination

7.

My undertakings, warranties, consents, waivers, agreements and obligations in this undertaking are conditional upon the issue of the Press Announcement and (save as expressly provided for herein) will lapse and cease to have effect to the extent not already undertaken and without prejudice to any liability for antecedent breach if:

(a)	the Press Announcement is not released by noon (London time) on 4 March 2019 or such later time or date as the Offeror and Nightstar may agree in writing; or

(b)

the Scheme Document or Offer Document, as the case may be, is not posted within 15 Business Days following the date Nightstar has cleared comments received from the SEC, if any, on such document (or such later date as the Offeror and Nightstar agree in writing); or

(c)	if the Scheme or Offer (as applicable) does not become effective, lapses or is withdrawn without becoming or being declared unconditional in accordance with its terms; or

(d)	the Offeror announces, with the consent of any Relevant Authority (if required) and before the Scheme Document or Offer Document is posted, that it does not intend to proceed with the Acquisition; or

(e)

the Scheme or Offer lapses or is withdrawn or otherwise becomes incapable of becoming effective or has not become effective on or before 4 September 2019 (or such later date as the Offeror and Nightstar agree in writing and that the Court, if required, approves).

8.

The obligation to implement the Acquisition (referred to in paragraph 1 of this undertaking) is conditional upon the Offeror determining, in its sole discretion, to issue the Press Announcement with respect to the Acquisition which is publicly recommended by the board of directors of Nightstar.

9.

I hereby acknowledge that I have not entered into this undertaking relying on any statement or representation, whether or not made by the Offeror or its advisers (or any of their respective directors, officers, employees or agents) and I acknowledge that nothing in this undertaking obliges the Offeror to despatch the Press Announcement or the Scheme Document or the Offer Document.

Power of Attorney

10.

We irrevocably, unconditionally and by way of security for our obligations hereunder appoint each of the Offeror and any director or officer of the Offeror to be our attorney to execute on our behalf proxy forms for any Court Meeting or Shareholders’ Meeting or forms of acceptance to be issued with the Offer Documents in respect of the Nightstar Securities and to sign, execute, and deliver any documents and do all acts and things as may be necessary for or incidental to the acceptance of the Scheme or the Offer (as applicable) and/or performance of our obligations under this undertaking.

Independent Advice

11.

I recognise that Ropes & Gray LLP and Goldman Sachs & Co (together, the “Advisers”) are acting on behalf of the Offeror and, as such I am not a client of the Advisers. I have taken my own independent financial and legal advice in agreeing to execute this undertaking.

12.

Neither the Advisers nor the Offeror has any responsibility to me to ensure that this undertaking is suitable for execution by me or otherwise. I confirm that I have been given an adequate opportunity to consider whether or not to give this undertaking and to obtain independent advice.

Binding Effect

13.	This undertaking shall bind my estate and personal representatives except in relation to those obligations that relate to my position as a director of Nightstar.

Third Party Rights

14.	A person who is not a party to this undertaking has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this undertaking.

Governing Law and Jurisdiction

15.

This undertaking and any claim, dispute or difference (including non-contractual claims, disputes or differences) arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, English law.

16.

I irrevocably agree to submit to the exclusive jurisdiction of the courts of England to settle any claim, legal action, proceeding, dispute or matter of difference (including non-contractual claims, disputes or differences) which may arise out of or in connection with this undertaking or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this undertaking) and that accordingly any proceedings be brought in such courts.

Miscellaneous

17.	This undertaking shall not obligate the Offeror to proceed with the Acquisition.

18.

We acknowledge that, except to the extent otherwise specified, our obligations, undertakings, representations and warranties set out in this undertaking are unconditional and irrevocable; time shall be of the essence in connection with any deadline or time for performance referred to in this undertaking.

19.

We acknowledge that damages would not be an adequate remedy for breach of the obligations contained in this undertaking and we further undertake that we will not assert otherwise in any proceedings relating hereto. We acknowledge that the Offeror shall be entitled to seek the remedies of specific performance, injunctive relief or other equitable relief and no proof of special damages shall be necessary for the enforcement by the Offeror of its rights hereunder.

20.	This undertaking is given in my capacity as a shareholder of Nightstar and without prejudice to any statutory or fiduciary obligations I may have in my capacity as a director of Nightstar.

EXECUTED and DELIVERED as a DEED by

Signature:

Name:

in the presence of:

Signature of witness:

Name:

Address:

Occupation:

DEFINITIONS

In this undertaking:

Acquisition	means the proposed recommended acquisition by, or on behalf of, the Offeror of the whole of the issued and to be issued share capital of Nightstar, by way of the Scheme or, if the Offeror so elects and subject to the consent of Nightstar, an Offer

“Business Day”	a day (other than Saturday, Sunday or a public holiday) on which banks in the City of London and New York City are open for business generally;

Court	means the High Court of Justice of England and Wales

Court Meeting	has the meaning set out in paragraph 1(h)(i)

Encumbrance	means any charge, mortgage, lien, hypothecation, judgment, encumbrance, easement, security, title retention, preferential right, right of pre-emption, trust arrangement, or any other security interest or any other agreement or arrangement having a commercial effect analogous to the conferring of security or similar right in favour of any person

Interest

a person will be treated as having an interest in securities if:

(a)   he owns them;

(b)   he has the right (whether conditional or absolute) to exercise or direct the exercise of the voting rights attaching to them or has general control of them;

(c)   by virtue of any agreement to purchase, option or derivative he:

(i) has the right or option to acquire them or call for their delivery; or

(ii)  is under an obligation to take delivery of them,

whether the right, option or obligation is conditional or absolute and whether it is in the money or otherwise; or

(d)   he is party to any derivative:

(i) whose value is determined by reference to their price; and

(ii)  which results, or may result, in his having a long position in them.

Nightstar ADRs	has the meaning set out in paragraph 1(a)

Nightstar Securities	has the meaning set out in paragraph 1(a)

Nightstar Shares	has the meaning set out in paragraph 1(a)

Offer	means the implementation of the Acquisition by means of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act 2006, and subject to the consent of Nightstar under the terms of the implementation agreement between Nightstar, the Offeror and a wholly-owned subsidiary of the Offeror in connection with the Acquisition

Offer Document	means the formal document containing, inter alia, the Offer

Offer Press Announcement	has the meaning set out in paragraph 2(b)

Press Announcement	means the Scheme Press Announcement and/or the Offer Press Announcement

Relevant Authority	means the Nasdaq Global Select Market or any other relevant exchange or regulatory authority

Relevant Resolution	has the meaning set out in paragraph 6

Scheme	means the implementation of the Acquisition by means of a scheme of arrangement of Nightstar under Part 26 of the Companies Act 2006

Scheme Document	means the circular to be issued by Nightstar to its shareholders containing, inter alia, the Scheme

Scheme Press Announcement	has the meaning set out in paragraph 2(a)

Shareholders’ Meetings	has the meaning set out in paragraph 1(h)(i)

ANNEX

Director’s Resignation

To: The Directors

Nightstar Therapeutics plc (the “Company”)

c/o Nightstar Therapeutics plc

9-10 Midford Place

London, England, W1T 5BJ, United Kingdom

_________2019

Recommended Acquisition by Biogen Switzerland Holdings GmbH (the “Offeror”) for the entire issued and to be issued share capital of the Company

I, [Director], hereby resign my office as director of the Company with effect from the date hereof and, without prejudice to (i) my contractual rights to any outstanding unpaid fees or disbursements due to me from the Company in relation to my appointment as a director of the Company; (ii) the Company’s indemnification of me pursuant to the articles of association thereof; and (iii) any protection afforded to me under any directors and officers insurance policy operated by the Company, I acknowledge and confirm that I have no claims against the Company, its directors, officers or employees whether under any contract of employment with the Company or under any statutory provision or otherwise for damages for wrongful dismissal or redundancy or compensation for loss of office or unfair dismissal, discrimination or breach of contract or otherwise in relation to my resignation as director. To the extent that any such claim or obligation exists or may exist, I irrevocably and unconditionally waive such claim or obligation and release the Company and any such other persons referred to above (and in that capacity) from any liability whatsoever in respect of any such claim or obligation.

In witness whereof this document has been duly executed and delivered as a deed the day and year first above written.

SIGNED by	)
)
in the presence of:	)

Witness:	Signature
Name
Address

Annex D

EXECUTION VERSION

FORM OF SHAREHOLDER’S IRREVOCABLE UNDERTAKING

To:	Biogen Switzerland Holdings GmbH (the “Offeror”)

Neuhofstrasse 30,

6340 Baar,

Switzerland

From: [Shareholder]

4 March 2019

Dear Sirs,

Proposed acquisition of Nightstar Therapeutics plc (“NST”) — Deed of Irrevocable Undertaking

1.

We understand that the Offeror intends to make an offer to acquire the entire issued and to be issued share capital of NST (other than treasury shares and Deferred Shares (as defined in the articles of association of NST)) (the “Acquisition”) which is proposed to be implemented by way of a scheme of arrangement (the “Scheme”) under Part 26 of the Companies Act 2006 (the “Act”) substantially on the terms and conditions set out in the press announcement, a draft of which is annexed to this undertaking (the “Press Announcement”).

2.

We understand that the Offeror may, subject to the consent of NST, elect to implement the Acquisition by means of a takeover offer within the meaning of section 974 of the Act (as announced by the Offeror with consent of NST, an “Offer”). In this undertaking, an “Offer” shall also include any extended, increased or revised offer by the Offeror made with consent of NST in respect of the Acquisition.

3.

This undertaking sets out the terms and conditions on which we will exercise, or procure the exercise of, the votes attaching to the securities in NST in which we have an interest as set out in Schedule 1 in favour of the Scheme at any relevant meeting of the members of NST or, if an Offer is made, accept the Offer when it is made (as applicable).

4.

Notwithstanding any other provision of this undertaking, our obligations in this undertaking are conditional on the terms and conditions of the Scheme and any Offer being substantially as set out in the Press Announcement and (in either case), subject thereto, or otherwise as may be agreed between the Offeror and NST or as may be required to comply with the requirements of the High Court of Justice in England and Wales (the “Court”), the Act or any other legal or regulatory authority or body.

5.

Notwithstanding any other provision in this undertaking, the Offeror agrees that we will have no liability to it or anyone else in connection with any failure by Citibank, N.A., as depositary in respect of the NST ADRs (as defined below) (the “Depositary”) to act in accordance with any instructions we give to the Depositary in connection with the NST ADRs pursuant to this undertaking.

Shareholdings

6.	We irrevocably and unconditionally undertake and warrant to the Offeror that:

(a)	we are the sole beneficial and, where indicated in the first column of each of the tables set out in Schedule 1, the sole registered holder of:

(i)	the number of ordinary shares of £0.01 each in the capital of NST shown in Schedule 1 (collectively, the “NST Shares”); and

(ii)

the number of American depositary receipts, each representing an interest in one ordinary share of £0.01 in the capital of NST, shown in Schedule 1 (collectively, the “NST ADRs” and, together with the NST Shares, the “NST Securities”)

and have full power and authority to vote (in the case of the NST ADRs, to the extent they carry any right to vote) and sell or procure the sale of the NST Securities with full title guarantee, free from any lien, charge, option, equity encumbrance, rights of pre-emption, legal or other restrictions, together with all rights (including but not limited to any voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) hereafter declared, made or paid subject to the matters referred to in the Press Announcement) attaching to or enjoyed by them as envisaged by the terms of the Acquisition;

(b)

the information set out in Schedule 1 regarding the NST Securities is complete and accurate and, other than as set out in Schedule 1, we do not have any interest in any securities or shares of NST or any rights to subscribe for, purchase or otherwise acquire any securities or shares of NST; and

(c)	we have full power and authority to enter into this undertaking and to perform the obligations under it in respect of the NST Securities.

For the purposes of this paragraph 6, a person will be treated as having an interest in securities if:

(i)	he owns them;

(ii)	he has the right (whether conditional or absolute) to exercise or direct the exercise of the voting rights attaching to them or has general control of them;

(iii)	by virtue of any agreement to purchase, option or derivative he:

(1)	has the right or option to acquire them or call for their delivery; or

(2)	is under an obligation to take delivery of them,

whether the right, option or obligation is conditional or absolute and whether it is in the money or otherwise; or

(iv)	he is party to any derivative:

(1)	whose value is determined by reference to their price; and

(2)	which results, or may result, in his having a long position in them.

Dealings

7.

Subject to paragraph 14 below, we undertake to the Offeror that before the earliest to occur of (i) the Scheme becoming effective and (ii) an Offer, if made by the Offeror, being declared unconditional in all respects, we shall not ourselves or permit any registered holder (if different) to:

(a)

sell, transfer, loan, charge, encumber, grant any option over or otherwise dispose of any NST Securities or any other shares or securities in NST issued, allotted or transferred to us or otherwise acquired by us before then (“Further NST Securities”) other than pursuant to the Scheme, or an acceptance of the Offer if made;

(b)

accept any other offer (whether such offer is to be implemented by way of a takeover offer, scheme of arrangement, merger or other business combination of any nature whatsoever) in respect of the shares or securities referred to in paragraph 7(a); or

(c)	(other than pursuant to the Scheme or the Offer, if made) enter into any agreement or arrangement or incur any obligation:

(i)	to do any of the acts referred to in paragraphs 7(a) or 7(b) in relation to, or operating by reference to, the NST Securities or any Further NST Securities; or

(ii)	which, in relation to the NST Securities or any Further NST Securities, would or might restrict or impede our complying with the terms of this undertaking,

and for the avoidance of doubt, references in paragraphs 7(b) and 7(c) to any acceptance of an offer or any agreement, arrangement or obligation includes any acceptance of an offer or agreement, arrangement or obligation whether or not legally binding or subject to any condition or which is to take effect if the Scheme is withdrawn, if the Offer closes or lapses or if this undertaking ceases to be binding or upon or following any other event.

Undertaking to vote in favour of the Scheme

8.

In consideration of the Offeror agreeing to be bound by the Scheme in the event that the Scheme becomes effective, we undertake to the Offeror to attend (either in person or by proxy) any meeting of NST’s shareholders convened by order of the Court pursuant to section 896 of the Act to consider and approve the Scheme (“Court Meetings”) and any general or class meeting of NST convened in order to consider and approve measures required to implement the Scheme (“Shareholders’ Meetings”) and, from the time the Scheme is announced until this undertaking terminates in accordance with paragraph 14 below, will exercise and procure the exercise of the votes (whether on a show of hands, a poll or otherwise) attaching to the NST Shares (and any other shares in NST which we acquire and which are capable of voting at the Court Meetings and/or the Shareholders’ Meetings (“Further NST Shares”)) in favour of the Scheme at any Court Meeting and in order to give effect to any measures required to implement the Scheme. In particular, but without limiting the foregoing, we undertake to the Offeror that we shall or shall procure that, after the posting of the circular to be issued by NST to its shareholders containing, inter alia, the Scheme (the “Scheme Document”) (and without prejudice to any right to attend and vote in person at any Court Meeting and any Shareholders’ Meeting), we shall return or shall procure the return of the signed forms of proxy accompanying the Scheme Document (completed and signed and voting in favour of the resolutions to approve the Scheme and any measures required to implement the Scheme) as soon as possible and in any event within seven days after the posting of the Scheme Document.

9.

In respect of the NST ADRs we undertake to instruct the Depositary to exercise the votes (whether on a show of hands, a poll or otherwise) attaching to the underlying NST ordinary shares which are represented by the NST ADRs in favour of the Scheme at any Court Meeting and any measures required to implement the Scheme and to return forms of proxy on the same basis as set forth in paragraph 8 above.

Undertaking to accept the Offer

10.	In consideration of the Offeror’s agreement to make the Acquisition, we irrevocably and unconditionally undertake that if an Offer is made by the Offeror:

(a)

we shall accept or procure acceptance of the Offer in respect of the NST Securities in accordance with the procedure for acceptance set out in the formal document containing the Offer (the “Offer Document”, including any additional document reflecting any extended, increased or revised terms) not later than seven days after the Offeror posts the Offer Document to NST Shareholders;

(b)

we shall accept or procure the acceptance of the Offer in respect of any Further NST Securities in accordance with the procedure for acceptance set out in the Offer Document not later than seven days after the date we first become able so to accept or procure acceptance of the Offer;

(c)

we shall promptly forward or procure the forwarding of, in respect of any NST Securities or Further NST Securities held in certificated form, the relevant certificate(s) to the Offeror or its nominated representative (or a form of indemnity acceptable to the directors of the Company in respect of any lost certificate(s)) at the time of acceptance and, in respect of any NST Securities or Further NST Securities held in uncertificated form, shall promptly take any action which may be reasonably required by the Offeror or its nominated representative in accordance with normal market practice in a takeover;

(d)

notwithstanding that the terms of an Offer will confer a right of withdrawal on accepting shareholders, I will not, and, to the extent that I am not the registered holder of the NST Securities, will procure that such registered holder will not, withdraw acceptances in respect of the NST Securities; and

(e)

the Offeror shall acquire the NST Securities and any Further NST Securities from us with full title guarantee, free from any lien, charge, option, equity encumbrance, rights of pre-emption, legal or other restrictions, together with all rights (including but not limited to any voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) hereafter declared, made or paid subject to the matters referred to in the Press Announcement) attaching to or enjoyed by them as envisaged by the terms of the Offer.

Documentation

11.	We irrevocably and unconditionally consent to:

(a)

the inclusion of references to us and particulars of this irrevocable undertaking and our legal and beneficial holdings of the relevant securities of NST in any press announcement or other document issued by or on behalf of the Offeror or NST in connection with the Acquisition; and

(b)	this undertaking being published on a website.

12.	We irrevocably and unconditionally shall:

12.1.1

promptly give you all information and any assistance as you may reasonably require for the preparation of any such announcement or document in order to comply with the requirements of the Court, the Act and any other legal or regulatory requirement or body (but will not be required to take responsibility for any information or other matters other than factual information relating solely to ourselves); and

12.1.2

immediately notify you in writing of any material change in the accuracy or impact of any information previously given to you or in the event of any breach of the undertakings, representations or warranties set out herein.

Confidentiality and Market Conduct

13.

Subject to and save to the extent required by law or regulation or by any court of competent jurisdiction or any stock exchange in accordance with whose regulations we or NST or the Offeror is required to comply, we shall keep confidential the possibility, terms and conditions of the Acquisition and the existence and terms of this undertaking until the Press Announcement is released or the information is otherwise in the public domain, provided that we may disclose the same to NST, the Offeror and their respective advisers. The obligations in this paragraph shall survive termination of this undertaking.

Termination

14.

The undertakings, warranties, consents, waivers, agreements and obligations in this undertaking are conditional upon the issue of the Press Announcement by noon (London time) on 5 March 2019 or such later time or date as we may agree and (save as expressly provided for herein) will only lapse and cease to have effect to the extent not already undertaken and without prejudice to any liability for antecedent breach:

(a)	if the Scheme or Offer (as applicable) does not become effective, lapses or is withdrawn without becoming or being declared unconditional in accordance with its terms; or

(b)

if the Offeror announces, with the consent of any relevant authority (if required) and before the Scheme Document or Offer Document is posted, that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme or Offer is announced by the Offeror at the same time or within 28 days thereafter; or

(c)	if the Scheme or Offer (as applicable) does not become effective by 4 September 2019 but will extend to such later date as we agree in writing; or

(d)	if the implementation agreement entered into between Bidder, Tungsten Bidco Limited and the NST in connection with the Acquisition has been terminated in accordance with its terms.

15.

We hereby acknowledge that we have not entered into this undertaking relying on any statement or representation, whether or not made by the Offeror or its advisers (or any of their respective directors, officers, employees or agents) and we acknowledge that nothing in this undertaking obliges the Offeror to despatch the Press Announcement or the Scheme Document or the Offer Document. This undertaking contains the whole agreement between the Offeror and us relating to the subject matter of this undertaking at the date hereof, to the exclusion of any terms implied by law which may be executed by contract.

16.	The Offeror undertakes to be bound by the Scheme in the event that the Scheme becomes effective. The obligations on the Offeror hereunder are conditional upon receipt by the Offeror of:

(a)

undertakings substantially in the terms agreed with the Offeror from each of the directors of NST in respect of their respective shares in the capital of NST, by noon (London time) on 4 March 2019 (or such later time and/or date as the Offeror may determine); and

(b)

confirmation in terms satisfactory to the Offeror that the board of directors of NST has unanimously approved the issue of the Press Announcement including a statement that the board of directors of NST intends unanimously to recommend that its shareholders vote in favour of the Scheme and such approval and recommendation not having been withdrawn or qualified prior to publication of the Scheme Document.

17.	This undertaking shall not oblige the Offeror to proceed with the Acquisition.

18.

We acknowledge that, except to the extent otherwise specified, our obligations, undertakings, representations and warranties set out in this undertaking are unconditional and irrevocable. Time shall be of the essence in connection with any deadline or time for performance referred to in this undertaking.

19.

We acknowledge that damages would not be an adequate remedy for breach of the obligations contained in this undertaking and we further undertake that we will not assert otherwise in any proceeds relating hereto. We acknowledge that the Offeror shall be entitled to seek the remedies of specific performance, injunctive relief or other equitable relief and no proof of special damages shall be necessary for the enforcement by the Offeror of its rights hereunder by such remedies.

Governing Law and Jurisdiction

20.

This undertaking and any claim, dispute or difference (including non-contractual claims, disputes or differences) arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, English law.

21.

We irrevocably agree to submit to the exclusive jurisdiction of the courts of England to settle any claim, legal action, proceeding, dispute or matter of difference (including non-contractual claims, disputes or differences) which may arise out of or in connection with this undertaking or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this undertaking) and that accordingly any proceedings be brought in such courts.

SCHEDULE 1

INTERESTS IN NST

Interests in Shares

Registered Holder	Beneficial Owner (if different)	Number of ordinary shares of £0.01 each

Interests in ADRs

Registered Holder	Beneficial Owner (if different)	Number of American depositary receipts, each representing ordinary shares of £0.01 each

ANNEX

Press Announcement

EXECUTED and DELIVERED as a DEED by acting by

, authorised
signatory in the presence of:

(Signature of witness)

(Witness name)

(Witness occupation)

(Witness address)

[Signature Page to Shareholder Irrevocable]

Nightstar Therapeutics plc

Attendance Card

Please bring this card with you to the Meeting and present it at Shareholder registration/accreditation.

Additional Holders:

ADDITIONAL HOLDER 1 ADDITIONAL HOLDER 2 ADDITIONAL HOLDER 3 ADDITIONAL HOLDER 4

MR SAM SAMPLE The Chairman of Nightstar Therapeutics plc invites you to attend DESIGNATION (IF ANY) the Court Meeting of the Company to be held at the offices

MR JOINT HOLDER 1 of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, at ADD1 40 Bank Street, London E14 5DS on [ ] at xx.xx am.

ADD2 000001

ADD3

ADD4 SG349 Shareholder Reference Number

C1234567890

Please detach this portion before posting this proxy form.

Form of Proxy—Court Meeting to be held on [ ] 2019

Cast your Proxy online...It’s fast, easy and secure! Control Number: XXXXXX

@ www.investorcentre.co.uk/eproxy SRN: C1234567890

You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite PIN: 1234 and agree to certain terms and conditions.

To view the Court Meeting Notice & Explanatory Notes online visit: www.xxxxxxxxxx.com

To be effective, all proxy appointments must be lodged with the Company’s registrars at:

Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by xx.xx am on [ ] 2019.

Explanatory Notes:

1. Every holder has the right to appoint some other person(s) of his/her/its choice, who need not be a 4. To appoint one or more proxies or to give instruction to a proxy (whether previously appointed or shareholder, as his/her/its proxy to exercise all or any of his/her/its rights to attend, speak and vote otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID at the meeting. If you wish to appoint a person other than the Chairman, please insert the full name number 3RA50) not later than 48 hours before the time appointed for holding the meeting. For the of your chosen proxy holder in the space provided (see reverse). If a shareholder wishes a proxy to purpose of calculating this 48 hour period, no account shall be taken of any part of a day that is speak on his/her/its behalf at the meeting, the shareholder will need to appoint his/her/its own choice not a working day. The time of receipt will be taken to be the time (as determined by the timestamp of proxy (not the Chairman) and give instructions directly to that proxy. If the proxy is being appointed generated by the CREST system) from which the issuer’s agent is able to retrieve the message. The in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in name (see reverse) the number of shares in relation to which he/she/it is authorised to act as your Regulation 35(5)(a) of the Uncertifi cated Securities Regulations 2001. proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the 5. The above is how your address appears on the register of members. If this information is incorrect proxy will exercise his/her/its discretion as to whether, and if so how, he/she/it votes (or if this proxy please ring the Registrar’s helpline on 0370 703 6033 to request a change of address form or go to form has been issued in respect of a designated account for a shareholder, the proxy will exercise www.investorcentre.co.uk to use the online Investor Centre service. his/her/its discretion as to whether, and if so how, he/she/it votes the relevant shares).

6. Any alterations made to this form should be initialled.

2. A shareholder may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. A shareholder may not appoint more than one proxy to exercise rights 7. The completion and return of this form will not preclude a shareholder from attending the meeting, attached to any one share. To appoint more than one proxy, (an) additional proxy form(s) may be or any adjournment thereof, and voting in person.

8. If more than one joint holder is present at the meeting, whether in person or by proxy, the person obtained by contacting the Registrar’s helpline on 0370 703 6033 or you may photocopy this form. whose name appears fi rst in the register of members of the Company on the record date shall alone Please indicate in the box next to the proxy holder’s name (see reverse) the number of shares in be entitled to vote. relation to which they are authorised to act as your proxy. If no number of shares is entered, the proxy

9. If two or more valid forms of proxy are delivered in respect of the same share, the one which was will be authorised to act on your behalf in relation to your entire shareholding in the Company. Please delivered last (regardless of its date of execution) will be valid. also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. 10. Terms defi ned in the Scheme Document issued on xx xxxxxxxxx xxxx shall have the same meanings when used in this form of proxy, unless the context otherwise requires.

3. Entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company at close of business on the 11. If this form of proxy is not returned by the relevant time, it may be handed to the Chairman before day which is two days before the day of the meeting. For the purpose of calculating this two day period, the start of the Court Meeting and will still be valid. no account shall be taken of part of a day that is not a working day. Changes to entries on the register of members after that time shall be disregarded in determining the rights of any person to attend and                This proxy is solicited on behalf of the board of directors of Nightstar Therapeutics plc. vote at the meeting.

Kindly Note: This form is issued only to the addressee(s) and is specific to the All Named Holders unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The MR A SAMPLE Company and Computershare Investor Services PLC accept no liability for any <Designation> instruction that does not comply with these conditions. ADDITIONAL HOLDER 1 ADDITIONAL HOLDER 2 ADDITIONAL HOLDER 3 ADDITIONAL HOLDER 4

*000001010101000* 00000XXX/000000/000000 12JMDB D01

Nightstar Therapeutics plc—Court Meeting

Form of Proxy

Before completing the Form of Proxy below, please read carefully the Notice of Court Meeting in the Scheme Document which has been sent to shareholders.

Please complete this box only if you wish to appoint a third party proxy other than the Chairman. Please leave this box blank if you want to select the Chairman. Do not insert your own name(s).

C1234567890

*

I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the Court Meeting of Nightstar Therapeutics plc to be held at the offi ces of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, at

40 Bank Street, London E14 5DS on [ ] 2019 at xx.xx am, and at any adjourned meeting.

* For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front).

Please mark here to indicate that this proxy appointment is one of multiple appointments being made.

Please sign ONE of the boxes below:

IMPORTANT: If you wish to vote for the Scheme, sign in the box marked “FOR the Scheme”, or if you wish to vote against the Scheme, sign in the box marked “AGAINST the Scheme”. Only insert your signature once. If you sign in both boxes, or if you do not sign in either, then this proxy will be invalid.

FOR the Scheme AGAINST the Scheme

Signature Signature

In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf Date by an attorney or offi cer duly authorised, stating their capacity (e.g. director, secretary).

E X T X X X X 0 1 N S X

00000XXX/000000/000000 12JMDB D01

Nightstar Therapeutics plc Attendance Card Please bring this card with you to the Meeting and present it at Shareholder registration/accreditation. Additional Holders: ADDITIONAL HOLDER 1 ADDITIONAL HOLDER 2 ADDITIONAL HOLDER 3 ADDITIONAL HOLDER 4MR SAM SAMPLE The Chairman of Nightstar Therapeutics plc invites you to attend DESIGNATION (IF ANY) the Court Meeting of the Company to be held at the offi ces MR JOINT HOLDER 1 of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, at ADD1 40 Bank Street, London E14 5DS on Friday [ ] at xx.xx am.ADD2 000001ADD3ADD4 SG349 Shareholder Reference NumberC1234567890Please detach this portion before posting this proxy form.Form of Proxy - General Meeting to be held on [ ] 2019Cast your Proxy online...It’s fast, easy and secure! Control Number: XXXXXX@ www.investorcentre.co.uk/eproxy SRN: C1234567890You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite PIN: 1234 and agree to certain terms and conditions.View the General Meeting Notice & Explanatory Notes online: www.xxxxxxxxxx.comTo be effective, all proxy appointments must be lodged with the Company’s registrars at:Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by xx.xx am on [ ] 2019.Explanatory Notes:1. Every holder has the right to appoint some other person(s) of his/her/its choice, who need not be a 4. To appoint one or more proxies or to give instruction to a proxy (whether previously appointed or shareholder, as his/her/its proxy to exercise all or any of his/her/its rights to attend, speak and vote otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID at the meeting. If you wish to appoint a person other than the Chairman, please insert the full name number 3RA50) not later than 48 hours before the time appointed for holding the meeting. For the of your chosen proxy holder in the space provided (see reverse). If a shareholder wishes a proxy to purpose of calculating this 48 hour period, no account shall be taken of any part of a day that is speak on his/her/its behalf at the meeting, the shareholder will need to appoint his/her/its own choice not a working day. The time of receipt will be taken to be the time (as determined by the timestamp of proxy (not the Chairman) and give instructions directly to that proxy. If the proxy is being appointed generated by the CREST system) from which the issuer’s agent is able to retrieve the message. The in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in name (see reverse) the number of shares in relation to which he/she/it is authorised to act as your Regulation 35(5)(a) of the Uncertifi cated Securities Regulations 2001. proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the 5. The above is how your address appears on the register of members. If this information is incorrect proxy will exercise his/her/its discretion as to whether, and if so how, he/she/it votes (or if this proxy please ring the Registrar’s helpline on 0370 703 6033 to request a change of address form or go to form has been issued in respect of a designated account for a shareholder, the proxy will exercise www.investorcentre.co.uk to use the online Investor Centre service. his/her/its discretion as to whether, and if so how, he/she/it votes the relevant shares).6. Any alterations made to this form should be initialled.2. A shareholder may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. A shareholder may not appoint more than one proxy to exercise rights 7. The completion and return of this form will not preclude a shareholder from attending the meeting, attached to any one share. To appoint more than one proxy, (an) additional proxy form(s) may be or any adjournment thereof, and voting in person.8. If more than one joint holder is present at the meeting, whether in person or by proxy, the person obtained by contacting the Registrar’s helpline on 0370 703 6033 or you may photocopy this form. whose name appears fi rst in the register of members of the Company on the record date shall alone Please indicate in the box next to the proxy holder’s name (see reverse) the number of shares in be entitled to vote. relation to which he/she/it is authorised to act as your proxy. If no number of shares is entered, the 9. If two or more valid forms of proxy are delivered in respect of the same share, the one which was proxy will be authorised to act on your behalf in relation to your entire shareholding in the Company. delivered last (regardless of its date of execution) will be valid.Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. 10. Terms defi ned in the Scheme Document issued on xx xxxxxxxxx xxxx shall have the same meanings when used in this form of proxy, unless the context otherwise requires.3. Entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company at close of business on the day which is two days before the day of the meeting. For the purpose of calculating this two day period, no account shall be taken of part of a day that is not a working day. Changes to entries on the register of members after that time shall be disregarded in determining the rights of any person to attend and This proxy is solicited on behalf of the board of directors of Nightstar Therapeutics plc. vote at the meeting.Kindly Note: This form is issued only to the addressee(s) and is specific to the All Named Holders unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The MR A SAMPLE Company and Computershare Investor Services PLC accept no liability for any <Designation> instruction that does not comply with these conditions. ADDITIONAL HOLDER 1 ADDITIONAL HOLDER 2 ADDITIONAL HOLDER 3 ADDITIONAL HOLDER 4*000001010101000* 00000XXX/000000/000000 12JMEB D02

Nightstar Therapeutics plc - General Meeting Form of Proxy Before completing the Form of Proxy below, please read carefully the Notice of General Meeting in the Scheme Document which has been sent to shareholders. Please complete this box only if you wish to appoint a third party proxy other than the Chairman. Please leave this box blank if you want to select the Chairman. Do not insert your own name(s).C1234567890*I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the General Meeting of Nightstar Therapeuitics plc to be held at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, at 40 Bank Street, London E14 5DS on [ ] 2019 at xx.xx am, and at any adjourned meeting.* For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front). Please mark here to indicate that this proxy appointment is one of multiple appointments being made.Special Resolutions                For                Against    WithheldA. the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect andB. with effect from the passing of this resolution, the articles of association of the Company be amended by the adoption and inclusion of the new article 141 after existing article 140I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting.Signature DateIn the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or offi cer duly authorised, stating their capacity (e.g. director, secretary).E X T X X X X 0 2 N S X00000XXX/000000/000000 12JMEB D02